                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

    FILED BY THE REGISTRANT / X /
    FILED BY A PARTY OTHER THAN THE REGISTRANT /  /
    CHECK THE APPROPRIATE BOX:
    /   /  Preliminary Proxy Statement
    /   /  Confidential, for Use of the Commission Only (as permitted by Rule
           14a-6(e)(2))
    / X /  Definitive Proxy Statement
    /   /  Definitive Additional Materials
    /   /  Soliciting Material Pursuant to Section 240.14a-119c) or Section
           240.14a-12

                           SOUTHERN UNION COMPANY
           ----------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

      ----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

    PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

    /   /  No fee required.

   /   /   Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.

           1) Title of each class of securities to which transaction applies:

              -----------------------------------------------------------------

           2) Aggregate number of securities to which transaction applies:

              -----------------------------------------------------------------

           3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

              -----------------------------------------------------------------

           4) Proposed maximum aggregate value of transaction:

              -----------------------------------------------------------------

           5) Total fee paid:

              -----------------------------------------------------------------

    / X /  Fee paid previously with preliminary materials.

    /   /  Check box if any part of the fee is offset as provided by Exchange
           Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1) Amount Previously Paid:
           (2) Form, Schedule or Registration Statement No.:
           (3) Filing Party:
           (4) Date Filed:

                                    SOUTHERN
                                      UNION
                                     COMPANY


                         504 LAVACA STREET, EIGHTH FLOOR
                               AUSTIN, TEXAS 78701

                                  JULY 12, 2000



Dear Fellow Stockholder:

It is our pleasure to extend to you a cordial invitation to attend a Special Meeting of the Stockholders of Southern Union Company.

You may have read that your Board of Directors has agreed on mergers with Fall River Gas Company and Providence Energy Corporation. The enclosed proxy statement asks for your approval of these mergers and provides you with detailed information about them. Please read this entire document carefully. You may obtain additional information about Southern Union Company, Fall River Gas Company and Providence Energy Corporation from documents filed with the Securities and Exchange Commission.

YOUR BOARD OF DIRECTORS HAS CONCLUDED THAT THE MERGERS ARE IN THE BEST INTEREST OF SOUTHERN UNION COMPANY'S STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE MERGERS.

Your vote is important. Whether or not you expect to attend the special meeting, please vote by telephone or sign and date the enclosed proxy and return it promptly by mail in the enclosed envelope which requires no postage if mailed in the United States.

The special meeting will be held in Southern Union Company's offices at Lavaca Plaza at 504 Lavaca Street, Austin, Texas, beginning at 2:00 p.m. (Central
Time), on August 29, 2000. On behalf of your Board of Directors, thank you for your continued support and interest in Southern Union Company.

 Sincerely,



/s/ GEORGE L. LINDEMANN
-------------------------
George L. Lindemann
CHAIRMAN OF THE BOARD AND
CHIEF EXECUTIVE OFFICER

                             SOUTHERN UNION COMPANY
                         504 LAVACA STREET, EIGHTH FLOOR
                               AUSTIN, TEXAS 78701


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 29, 2000

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Southern Union Company ("Southern Union") will be held in Southern Union's offices at Lavaca Plaza, 504 Lavaca Street, Austin, Texas on August 29, 2000, beginning at 2:00 p.m. (Central Time), for the following purposes:

     To approve and adopt, separately and jointly: the Agreement of Merger between Southern Union Company and Fall River Gas ("Fall River Gas"), whereby Fall River Gas will merge with and into Southern Union; and the Agreement and Plan of Merger between Southern Union, GUS Acquisition Corporation, a wholly owned subsidiary of Southern Union ("GUS") and Providence Energy Corporation ("ProvEnergy"), whereby GUS will be merged with and into ProvEnergy with ProvEnergy becoming the surviving corporation and a wholly owned subsidiary of Southern Union, whereupon ProvEnergy will adopt and effect plans of merger whereby each of North Attleboro Gas Company, a Massachusetts corporation, and Providence Gas Company, a Rhode Island corporation, each of which is a subsidiary of ProvEnergy, will be merged with and into ProvEnergy, and Southern Union will adopt and effect an agreement and plan of merger whereby ProvEnergy will be merged into Southern Union;

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL. The Board of Directors is not aware of any other business to come before the special meeting.

The Board of Directors has fixed the close of business on July 3, 2000, as the record date for the determination of holders of Southern Union Company common stock entitled to notice of and to vote at the meeting.

Stockholders of record of Southern Union's common stock at the close of business on July 3, 2000 will be entitled to vote at the Special Meeting or any adjournment or postponement thereof. A complete list of stockholders of record entitled to vote at the Special Meeting will be maintained in Southern Union's office at 504 Lavaca Street, Eighth floor, Austin, Texas 78701, for ten days prior to the Special Meeting.

Whether you plan to attend the meeting or not, please vote by signing and dating the enclosed proxy and return it promptly by mail in the enclosed envelope. No postage is required if mailed in the United States. Should you attend the Special Meeting in person you may, if you wish, withdraw your proxy and vote your shares in person.

By order of the Board of Directors,




/s/ DENNIS K. MORGAN
--------------------
Dennis K. Morgan
SECRETARY

Austin, Texas
July 12, 2000

                                TABLE OF CONTENTS

                                                                                   PAGE
                                                                                   ----

QUESTIONS AND ANSWERS ABOUT THE MERGERS...............................................1

WHERE YOU CAN FIND MORE INFORMATION...................................................4

SUMMARY...............................................................................7
     The Companies....................................................................7
     The Southern Union Special Meeting...............................................7
     The Fall River Gas Merger........................................................8
     The ProvEnergy Merger...........................................................12
     Merger-Related Financing........................................................15
     No Statutory Appraisal Rights...................................................15
     Recommendation to Southern Union Common Stockholders............................15
     Selected Historical and Pro Forma Financial Information.........................16

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE......................................20

COMPARATIVE DIVIDENDS AND MARKET PRICES..............................................22
     Southern Union..................................................................22
     Fall River Gas..................................................................23
     ProvEnergy......................................................................24
     Historical Equivalent Per Share Market Values...................................24

COMPARATIVE PER SHARE DATA...........................................................25

RECENT DEVELOPMENTS..................................................................27

THE SOUTHERN UNION SPECIAL MEETING...................................................28
     Purpose, Time and Place.........................................................28
     Record Date; Voting Power; Vote Required........................................28
     Share Ownership of Management; Management Vote; Voting Agreements...............28
     Voting of Proxies...............................................................28
     Revocability of Proxies.........................................................29
     Solicitation of Proxies.........................................................29

THE FALL RIVER GAS MERGER............................................................30
     Southern Union Background of the Fall River Gas Merger..........................30
     Southern Union's Reasons for the Fall River Gas Merger..........................31
     Recommendation of Southern Union's Board of Directors...........................32
     Interests of Fall River Gas Officers and Directors in the Fall
         River Gas Merger............................................................32
     Certain U.S. Federal Income Tax Consequences of the Fall River Gas
         Merger......................................................................33
     Regulatory Approvals for the Fall River Gas Merger..............................34
     Accounting Treatment for the Fall River Gas Merger..............................34
     Listing of Southern Union Common Stock..........................................35
     Federal Securities Law Consequences.............................................35



                                           i


                                                                                   PAGE
                                                                                   ----

THE PROVENERGY MERGER................................................................36
     Southern Union Background of the ProvEnergy Merger..............................36
     Southern Union's Reasons for the ProvEnergy Merger..............................37
     Recommendation of Southern Union's Board of Directors...........................38
     Interests of ProvEnergy Officers and Directors in the ProvEnergy
         Merger......................................................................38
     Certain Federal Income Tax Consequences of the ProvEnergy Merger................39
     Regulatory Approvals for the ProvEnergy Merger..................................39
     Accounting Treatment for the ProvEnergy Merger..................................40

MERGER-RELATED FINANCING ............................................................41

NO STATUTORY APPRAISAL RIGHTS........................................................41

THE FALL RIVER GAS MERGER AGREEMENT..................................................42
     Structure of the Merger.........................................................42
     Closing; Effective Time.........................................................42
     Fall River Gas Merger Consideration.............................................42
     Representations and Warranties..................................................43
     Covenants and Other Agreements..................................................44
     Indemnification and Insurance for Fall River Gas Officers and
         Directors...................................................................47
     No Solicitation by Fall River Gas...............................................47
     Conditions to the Completion of the Fall River Gas Merger.......................49
     Amendment of the Fall River Gas Merger Agreement................................50
     Termination of the Fall River Gas Merger Agreement..............................50
     Termination Fees and Expenses...................................................51

THE PROVENERGY MERGER AGREEMENT......................................................52
     Structure of the Merger.........................................................52
     Closing; Effective Time.........................................................52
     ProvEnergy Merger Consideration.................................................53
     Providence Gas Preferred Stock..................................................53
     Providence Gas Indenture........................................................53
     Stock Options and Performance Shares............................................53
     Representations and Warranties..................................................53
     Covenants and Other Agreements, including Post-Closing Commitments..............55
     Indemnification and Insurance for ProvEnergy Officers and Directors.............58
     No Solicitation by ProvEnergy...................................................58
     Conditions to the Completion of the ProvEnergy Merger...........................59
     Amendment of the ProvEnergy Merger Agreement....................................60
     Termination of the ProvEnergy Merger Agreement..................................60
     Termination Fees and Expenses...................................................61

POSSIBLE EFFECTS OF MERGERS ON SOUTHERN UNION STOCKHOLDER RIGHTS.....................62

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS..........................64

THE COMPANIES........................................................................71
     Southern Union Company..........................................................71
     Fall River Gas..................................................................72
     ProvEnergy......................................................................73



                                           ii



                                                                                   PAGE
                                                                                   ----

PRINCIPAL STOCKHOLDERS...............................................................75
     Beneficial Owners of More Than 5% of Southern Union's Outstanding
         Common Stock................................................................75
     Southern Union Management Ownership.............................................76
     Beneficial Owners of More Than 5% of Fall River Gas' Common Stock...............77
     Fall River Gas Management Ownership.............................................78
     ProvEnergy Management Ownership.................................................79

PROPOSALS OF STOCKHOLDERS............................................................80

OTHER MATTERS........................................................................80

EXPERTS..............................................................................80

OTHER BUSINESS.......................................................................81

APPENDIX A   Agreement of Merger between Southern Union Company and Fall River
             Gas Company

APPENDIX B   Voting Agreement between Southern Union Company and Certain Fall
             River Gas Company Stockholders

APPENDIX C   Agreement of and Plan of Merger between Southern Union Company, GUS
             Acquisition Corporation and ProvEnergy Corporation


The accompanying proxy, to be mailed to Southern Union stockholders together with the Notice of Special Meeting and this proxy statement on or about July 12, 2000, is solicited by Southern Union in connection with the special meeting to be held on August 29, 2000.

                     QUESTIONS AND ANSWERS ABOUT THE MERGERS

Q: WHAT WILL HAPPEN TO SOUTHERN UNION COMPANY AS A RESULT OF THE FALL RIVER GAS AND PROVENERGY MERGERS?

A: If the Fall River Gas merger is completed, Fall River Gas will merge into Southern Union, Fall River Gas' utility operations will become a division of Southern Union, and Fall River Gas' non-regulated subsidiary will become a subsidiary of Southern Union. If the ProvEnergy merger is completed, ProvEnergy and its utility subsidiaries will merge with and into Southern Union, ProvEnergy's utility operations will become divisions of Southern Union, and ProvEnergy's non-utility subsidiaries will become subsidiaries of Southern Union.

Q:   WHAT DO I NEED TO DO NOW?

A: You should carefully read and consider the information contained in this document. You should complete and sign your proxy and return it in the enclosed envelope as soon as possible so that your shares may be represented at the special meeting. Failing to vote in person, or by proxy will have the same effect as a vote against the merger agreements.

Q: WHAT IS THE REQUIRED SOUTHERN UNION STOCKHOLDER VOTE TO APPROVE AND ADOPT THE MERGER AGREEMENTS?

A: The merger agreements must be approved and adopted by the holders of at least two-thirds of the outstanding shares of Southern Union common stock entitled to vote at the special meeting in order to minimize any delay of regulatory approval of the Fall River Gas merger and the North Attleboro Gas Company merger (which is a part of the ProvEnergy merger) by the Massachusetts utility regulatory authority, in accordance with Massachusetts law. No stockholder vote is required under Southern Union's organizational documents or Delaware corporation law.

Q:   WHO IS ENTITLED TO VOTE?

A: Stockholders as of the close of business on the record date, July 3, 2000, are entitled to vote at the special meeting. Each share of Southern Union common stock is entitled to one vote.

Q:   HOW DO I VOTE?

A: Sign and date each proxy card you receive and return it in the prepaid envelope. If you do not mark any selections, your proxy card will be voted in favor of the proposal. You have the right to revoke your proxy at any time before the special meeting by (1) notifying Southern Union's Corporate Secretary, (2) attending the special meeting and voting in person or (3) returning a later-dated proxy. If you return your signed proxy card, but do not indicate your voting preferences, the proxy will be voted FOR the proposal on your behalf.

     The Board of Directors is not aware of any matter other than the matters described above to be presented for action at the special meeting. If a proposal other than the one listed in the Notice is presented at the special meeting, your signed proxy card gives authority to George L. Lindemann and Peter H. Kelley to vote on such matters. They intend to vote in accordance with their best judgment.

     Proxies should NOT be sent by stockholders to Southern Union but to Fleet Bank, N.A. c/o EquiServe, L.P., Southern Union's Registrar and Transfer Agent, at 150 Royal Street, Canton, Massachusetts 02021.

Q:   IS MY VOTE CONFIDENTIAL?

A: Yes. Proxy cards, ballots and voting tabulations that identify individual stockholders are confidential. Only the inspectors of election and certain employees associated with processing proxy cards and counting the vote have access to your card. Additionally, all comments directed to Southern Union's management (whether written on the proxy card or elsewhere) will remain confidential, unless you ask that your name be disclosed.

Q:   WHO WILL COUNT THE VOTE?

A: Representatives of Southern Union and its legal counsel, Fleischman and Walsh, L.L.P., will tabulate the votes and act as inspectors of the election.


Q:   WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

A: It is an indication that your shares are registered differently and are in more than one account, including your accounts in Southern Union's Direct Stock Purchase Plan, the executive compensation plans, employee benefit plans and shares credited to your Savings Plan account held in custody by the trustee, Wilmington Trust. Sign and return all proxy cards to ensure that all your shares are voted.

Q:   WHAT CONSTITUTES A QUORUM?

A: As of the record date, 49,509,738 shares of the Southern Union common stock were issued and outstanding. A majority of the outstanding shares, present or represented by proxy, constitutes a quorum for the transaction of adopting proposals at the special meeting. If you submit a properly executed proxy card, then you will be considered part of the quorum. If you are present or represented by a proxy at the special meeting and you abstain, your abstention will have the same effect as a vote AGAINST the proposal to approve the Fall River Gas and ProvEnergy merger agreements. Broker non-votes will be counted as part of the quorum but will not be part of the voting power present.

Q:   WHO CAN ATTEND THE SPECIAL MEETING?

A:   All stockholders as of the record date can attend.

Q:   WHEN ARE THE 2000 STOCKHOLDER PROPOSALS DUE?

A: In order to be considered for inclusion in the next annual meeting's proxy statement, stockholder proposals must have been submitted in writing by June 30, 2000, to Dennis K. Morgan, Corporate Secretary, at Southern Union Company, 504 Lavaca Street, Eighth Floor, Austin, Texas 78701.

Q:   WHO PAYS FOR THIS PROXY SOLICITATION?

A: Southern Union will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of Southern Union common stock.

Q:   WHAT DO I NEED TO KNOW ABOUT THE FALL RIVER GAS AND PROVENERGY
     MERGERS?

A: You should carefully read and consider the information contained in this document. You should complete and sign your proxy and return it in the enclosed envelope as soon as possible so that your shares may be represented at the special meeting. Failing to vote in person or by proxy will have the same effect as a vote AGAINST the mergers.

Q: WHAT ARE THE REQUIRED FALL RIVER GAS AND PROVENERGY STOCKHOLDER VOTES TO APPROVE THE MERGERS?

A: The Fall River Gas merger agreement must be approved by the holders of two-thirds of shares of Fall River Gas common stock entitled to vote at Fall River Gas' special meeting of stockholders to be held on August 29, 2000, and the ProvEnergy merger agreement was approved by the holders of a majority of the shares of ProvEnergy common stock entitled to vote at ProvEnergy's special meeting held on May 22, 2000.

Q:   MUST EITHER OR BOTH MERGERS CLOSE, OR NEITHER CLOSE?

A: We are planning to close the Fall River Gas Merger, the ProvEnergy merger and another pending merger with Valley Resources, Inc., all at essentially the same time, but it is possible that we might not. Each of the three mergers is separate. Any of the three mergers may close whether either (or both) of the other mergers close. Southern Union plans to close all three mergers at the same time, but they may close at different times. There is no assurance that any or all three of the mergers will close.

Q:   WHEN ARE THE MERGERS EXPECTED TO BE COMPLETED?

A: Southern Union is working as quickly as possible, along with its merger partners, and hopes to complete both mergers in September 2000.

Q:   AM I ENTITLED TO DISSENTERS' RIGHTS?

A: Under Delaware law, you do not have dissenters' rights in connection with either the Fall River Gas merger or the ProvEnergy merger.

Q: MY SHARES ARE HELD IN "STREET NAME." WILL MY BROKER VOTE MY SHARES ON THE MERGERS?

A: A broker will vote your shares on the merger agreements only if you provide your broker with instructions on how to vote. You should follow the directions provided by your broker(s) regarding how to instruct brokers to vote the shares.


Q:   WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have any questions about the mergers or if you need additional copies of this document or the enclosed proxy, you should contact:

           George Yankowski
           Director of Investor Relations
           Southern Union Company
           504 Lavaca Street
           Austin, Texas 78701
           Telephone 512-370-8305.

                     WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Any reports, statements or other information that the companies have filed may be read and copied at the following locations of the SEC.


 Public Reference Room       New York Regional Office     Chicago Regional Center
       Room 1024                   Suite 100                  Citicorp Center
 450 Fifth Street, N.W.       7 World Trade Center              Suite 1400
 Washington, D.C. 20549     New York, New Your 100487      500 West Madison Street
                                                        Chicago, Illinois 60661-2511

You may also obtain copies of this information by mail from the public reference section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on the public reference rooms. The SEC filings of Southern Union, Fall River Gas, and ProvEnergy should also be available to the public from commercial retrieval services and at the Internet web site maintained by the SEC at http://www.sec.gov.

Materials and information concerning Southern Union and ProvEnergy can be inspected at the New York Stock Exchange, Inc., 20 Broad Street, 7th Floor, New York, New York 10005, where Southern Union and ProvEnergy common stock is listed. In addition, materials and information concerning Fall River Gas can be inspected at the American Stock Exchange, Inc., The Office of the Secretary, 86 Trinity Place, 12th Floor, New York, New York 10006, where Fall River Gas Common Stock is listed.

The SEC allows us to "incorporate by reference" certain information into this proxy statement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any additional information that is superseded by information contained directly in this document. We incorporate by reference the documents listed below that were previously filed with the SEC by Southern Union (SEC File No. 1-06407), Fall River Gas (SEC File No. 1-13517) and ProvEnergy (SEC File No. 1-10032). These documents contain important information (including the financial condition) about Southern Union and its merger partners.

SEC FILINGS REGARDING SOUTHERN UNION (FILE NO. 1-06407)

- Southern Union's Annual Report on Form 10-K for the fiscal year ended June 30, 1999.

- Southern Union's Definitive Proxy Statement on Schedule 14A for the 1999 Annual Meeting of Stockholders filed with the SEC on September 17, 1999.

- Southern Union's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999.

-    Southern Union's Form 8-K, filed with the SEC on October 8, 1999.

- Southern Union's Form 8-K, filed with the SEC on November 18, 1999 (which incorporates by reference financial information for Pennsylvania Enterprises, Inc.).

-    Southern Union's Forms 8-K (two), filed with the SEC on November 19, 1999.

-    Southern Union's Form 8-K, filed with the SEC on December 6, 1999.

-    Southern Union's Form 8-K, filed with the SEC on December 30, 1999.

- Southern Union's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999.

- Southern Union's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000

- Southern Union's Form 8-K filed with the SEC on June 5, 2000 (which includes certain historical financial information for Pennsylvania Enterprises, Inc., ProvEnergy and Valley Resources, Inc.).

SEC FILINGS REGARDING FALL RIVER GAS (FILE NO. 1-13517)

- Fall River Gas' Annual Report on Form 10-K for the fiscal year ended September 30, 1999.

-    Fall River Gas' Form 8-K, filed with the SEC on October 20, 1999.

- Fall River Gas' Definitive Proxy Statement on Schedule 14A for the 1999 Annual Meeting of Stockholders filed with the SEC on December 21, 1999.

- Fall River Gas' Quarterly Report on Form 10-Q for the quarter ended December 31, 1999.

- Fall River Gas' Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

- Fall River Gas' Definitive Proxy Statement on Schedule 14A for a Special Meeting of stockholders to be held on August 29, 2000, filed with the SEC on July 7, 2000.

SEC FILINGS REGARDING PROVENERGY (SEC FILE NO. 1-10032)

- ProvEnergy's Annual Report on Form 10-K for the fiscal year ended September 30, 1999.

- ProvEnergy's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999.

-    ProvEnergy's Quarterly Report on Form 10-Q for the quarter ended March 31,
     2000.

- ProvEnergy's Definitive Proxy Statement on Schedule 14A for the 1999 Annual Meeting of Shareholders filed with the SEC on December 21, 1999.

-    ProvEnergy's Form 8-K, filed with the SEC on April 3, 2000.

- ProvEnergy's Definitive Proxy Statement for a Special Meeting of Shareholders held on May 22, 2000 filed with the SEC on April 10, 2000.

Southern Union, Fall River Gas and ProvEnergy may be required by the SEC to file other documents pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the time this proxy statement is sent and the date the Southern Union special meeting is held. These other documents will be considered to be incorporated by reference in this proxy statement and to be a part of it from the date they are filed with the SEC.

Southern Union may have sent you some of the documents regarding Southern Union that are incorporated by reference, but you can obtain any of them through Southern Union, the SEC or the SEC's Internet web site as previously described. Likewise, you can obtain the documents regarding Fall River Gas and ProvEnergy that are incorporated by reference through either Fall River Gas or ProvEnergy, respectively, or, the SEC or the SEC's Internet web site as previously described.

Documents incorporated by reference as exhibits to this proxy statement are available from Southern Union, Fall River Gas and ProvEnergy without charge. You may obtain documents incorporated by reference in this proxy statement by requesting them in writing or by telephone from the appropriate company at the following addresses:


SOUTHERN UNION COMPANY             FALL RIVER GAS COMPANY                   PROVIDENCE ENERGY
Attention: George Yankowski        Attention: Peter H. Thanas                CORPORATION
Director of Investor Relations     Senior Vice President and Treasurer      Attention: Timothy Green
504 Lavaca Street, Eighth Floor    155 North Main Street                    Investor Relations
Austin, Texas 78701                P.O. Box 911                             100 Weybosset Street
(512) 477-5852                     Fall River, Massachusetts 02722-0911     Providence, Rhode Island 02903
                                   (508) 675-7811                           (401) 272-5040

All information contained in or incorporated by reference in this proxy statement with respect to Southern Union has been provided by Southern Union. All information contained in or incorporated by reference in this proxy statement with respect to Fall River Gas has been provided by Fall River Gas. All information contained in and incorporated by reference in this proxy statement with respect to ProvEnergy has been provided by ProvEnergy. Southern Union, Fall River Gas and ProvEnergy assume no responsibility for the accuracy or completeness of the information provided by the other parties.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE ON THE MERGER AGREEMENTS. SOUTHERN UNION, FALL RIVER GAS AND PROVENERGY HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED JULY 12, 2000. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND NEITHER THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS NOR THE COMPLETION OF THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

                                     SUMMARY

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROXY STATEMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE MERGERS AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGERS, YOU SHOULD READ THIS ENTIRE DOCUMENT CAREFULLY AND THE OTHER DOCUMENTS TO WHICH WE HAVE REFERRED YOU. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE
4. WE HAVE INCLUDED PAGE REFERENCES IN PARENTHESES TO DIRECT YOU TO A MORE COMPLETE DESCRIPTION OF THE TOPICS PRESENTED IN THIS SUMMARY. ("WE" AND "OUR" AS USED IN THIS DOCUMENT REFER TO SOUTHERN UNION.)

                                  THE COMPANIES

SOUTHERN UNION (SEE PAGE 71)

Southern Union is a publicly owned international energy company headquartered in Austin, Texas, that primarily engages in the distribution of natural gas and is one of the fifteen largest distributors in the nation by customer count. Southern Union serves more than 1.2 million customers through: its four natural gas divisions in Texas, Missouri, Pennsylvania, and Florida; its propane distribution subsidiaries; and its equity ownership in a natural gas distribution company serving Piedras Negras, Mexico. Through its subsidiaries, Southern Union also markets natural gas to end users, operates natural gas pipeline systems, generates and markets electricity, and constructs, maintains and rehabilitates natural gas distribution pipelines. Southern Union recently completed a merger with Pennsylvania Enterprises, Inc. ("PEI"), on November 4, 1999 (see "Recent Developments"). On October 4, November 14 and November 30, 1999, Southern Union entered into merger agreements with Fall River Gas, ProvEnergy and Valley Resources, Inc. ("Valley Resources"), respectively (see "Recent Developments").

FALL RIVER GAS (SEE PAGE 72)

Fall River Gas is a publicly owned company, headquartered in Fall River, Massachusetts, that is primarily engaged in the distribution of natural gas. Fall River Gas provides natural gas to more than 48,000 customers in southeastern Massachusetts. Through its non-regulated subsidiary, Fall River Gas markets and rents water heaters, conversion burners and central heating and air conditioning systems to customers in Fall River Gas' service area.

PROVENERGY (SEE PAGE 73)

ProvEnergy is a distributor and marketer of natural gas, heating oil and petroleum products, as well as a marketer of electricity and energy services. ProvEnergy serves approximately 181,000 gas utility customers in Rhode Island and Massachusetts. Its principal subsidiaries within its regulated operations include The Providence Gas Company ("Providence Gas") and North Attleboro Gas Company ("North Attleboro Gas").

                       THE SOUTHERN UNION SPECIAL MEETING

PURPOSE, TIME AND PLACE

The Southern Union special meeting will be held at 2:00 p.m. (Central Time) on August 29, 2000, in Southern Union's offices at Lavaca Plaza, 504 Lavaca Street, Austin, Texas. At the special meeting, holders of Southern Union common stock will be asked to approve and adopt the Fall River Gas and ProvEnergy merger agreements.

RECORD DATE; VOTING POWER; VOTE REQUIRED (SEE PAGE 28)

If you owned shares of Southern Union common stock as of the close of business on July 3, 2000, you are entitled to vote at the special meeting.

On that date, there were 49,509,738 shares of Southern Union common stock outstanding. Holders of Southern Union common stock will have one vote at the special meeting for each share of Southern Union common stock they own on that date.

As of the close of business on June 30, 2000, directors and executive officers of Southern Union and members of Chairman Lindemann's family beneficially owned and were entitled to vote approximately 32% of the shares of Southern Union outstanding on that date. Each of them has indicated his or her present intention to vote, or cause to be voted, the Southern Union common stock owned by him or her for the proposal to approve and adopt the merger agreements.

A majority of the shares of Southern Union common stock outstanding and entitled to vote on the record date must be present in person or by proxy at the special meeting or voted by telephone in order for a quorum to be present.

Consummation of the mergers requires the approval of the merger proposal by at least two-thirds of the shares of Southern Union outstanding and entitled to vote at the meeting in order to minimize any delay of regulatory approval of the Fall River Gas merger and the North Attleboro merger (which is a part of the ProvEnergy merger) by the Massachusetts utility regulatory authority, in accordance with Massachusetts law. No stockholder vote is required under Southern Union's organizational documents or Delaware corporation law.

SHARE OWNERSHIP OF MANAGEMENT; MANAGEMENT VOTE; VOTING AGREEMENT

As of the close of business on June 30, 2000, directors and executive officers of Southern Union and members of Chairman Lindemann's family beneficially owned and were entitled to vote shares of Southern Union common stock that represented approximately 32% of the shares of Southern Union entitled to vote on the merger agreements. Each of them has indicated his or her present intention to vote, or cause to be voted, the Southern Union common stock owned by him or her for the approval and adoption of the merger agreements. The Lindemann family members have given an irrevocable proxy to ProvEnergy with respect to voting their Southern Union common stock (representing approximately 27% of shares entitled to vote) for the ProvEnergy merger agreement and the transactions contemplated thereby. Directors and executive officers (other than the Lindemanns, who have signed the proxy referred to above) beneficially owned and were entitled to vote approximately 5% of the shares of Southern Union common stock entitled to vote on the merger agreements.

VOTING OF PROXIES

If you hold your shares of Southern Union common stock through a broker or nominee, you must instruct your broker on how you would like to vote or these shares will not be voted, although they may be counted as present if your broker or nominee returns a proxy card without any voting instructions. Similarly, a properly executed proxy marked "ABSTAIN" will be counted as present, but will not be counted as a vote cast. ACCORDINGLY, ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE EFFECT OF A VOTE "AGAINST" THE PROPOSAL FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENTS.

                            THE FALL RIVER GAS MERGER

SUMMARY (SEE PAGE 42)

We are asking you to approve and adopt the merger agreement that provides for the merger of Fall River Gas into Southern Union. Fall River Gas' utility operations will become a division of Southern Union, and Fall River Gas' non-regulated subsidiary will become a subsidiary of Southern Union.

The Fall River Gas merger will become effective following the Fall River Gas approval of the merger agreement by the stockholders of Fall River Gas and the satisfaction or waiver of all other conditions to the merger. At this time, these conditions include certain approvals of the state regulatory commissions of Massachusetts, Pennsylvania and Florida.

The merger agreement between Southern Union and Fall River Gas is attached at the back of this proxy statement as Appendix A. We encourage you to read the Fall River Gas merger agreement since it is the legal document that governs the Fall River Gas merger.

FALL RIVER GAS MERGER CONSIDERATION (SEE PAGE 42)

When the Fall River Gas merger is completed, each share of Fall River Gas common stock will be canceled. Fall River Gas stockholders will have the option to elect either cash or Southern Union common stock or a combination of both in exchange for their shares of Fall River Gas, subject to certain limitations.

Each share of Fall River Gas common stock that a Fall River Gas stockholder elects to exchange for cash will be converted into the right to receive $23.50 in cash unless too many Fall River Gas stockholders elect to receive cash. No more than 50% of the aggregate consideration paid to all Fall River Gas stockholders may consist of cash, including cash paid to Fall River Gas stockholders in lieu of issuing them fractional shares of Southern Union common stock. If the Fall River Gas stockholders' elections to receive cash for their shares exceed this cash limitation, the amount of cash paid to each Fall River Gas stockholder electing cash will be reduced proportionately. Thus, if too many Fall River Gas stockholders elect to receive cash, consequently exceeding the cash limitation, a combination of cash and Southern Union common stock having a deemed value of $23.50 will be delivered to Fall River Gas stockholders in exchange for each share they elected to be exchanged for cash.

Each share of Fall River Gas common stock that Fall River Gas stockholders elect to exchange for Southern Union common stock or do not elect to exchange for cash (or cannot exchange for cash because too many Fall River Gas stockholders have elected to exchange for cash as described above), will be converted into the right to receive that number of whole shares of Southern Union common stock having a value of $23.50. Southern Union will not issue any fractional shares of its common stock in the merger. Instead, Fall River Gas stockholders will get cash for any fractional shares of Southern Union common stock they would otherwise receive.

Fall River Gas stockholders will be entitled to receive Southern Union common stock in the merger if:

-    they elect to receive Southern Union common stock;

- they elect to receive cash and the Fall River Gas stockholders exceed the cash limitation;

- they do not indicate a preference as to the type of consideration they want to receive; or

- they do not properly complete the form of election provided to them by the company Southern Union has selected to be the paying agent in connection with the merger.

The exact number of shares of Southern Union common stock a Fall River Gas stockholder will receive for each share of Fall River Gas common stock that he or she owns will depend on the average price of Southern Union common stock on the New York Stock Exchange for the ten trading-day period beginning on the twelfth trading day and ending on the third trading day before the closing of the merger (counting from and including the trading day immediately before the closing).

If the average price of Southern Union's common stock during this ten trading-day period is:

- Above $19.6875, the number of shares of Southern Union common stock will be fixed at 1.19365 for each share of Fall River Gas common stock.

- Between $16.875 and $19.6875, the number of shares of Southern Union common stock will be adjusted so that each share of Fall River Gas' common stock will be exchanged for Southern Union common stock having a value equal to $23.50 divided by the average trading price during the period of time described above.

- Below $16.875, but at least $15.00, the number of shares of Southern Union common stock will be fixed at 1.39259 for each share of Fall River Gas common stock.

- Below $15.00, Fall River Gas has the option to terminate the merger agreement. If Fall River Gas does not terminate the merger agreement, each Fall River Gas stockholder will receive 1.39259 shares of Southern Union common stock per share of Fall River Gas common stock.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE FALL RIVER GAS MERGER
(SEE PAGE 33)

Southern Union's stockholders will not exchange or otherwise dispose of any Southern Union common stock in the Fall River Gas merger, so they will recognize no taxable gain or loss. The Fall River Gas merger will not result in the recognition of gain or loss to Southern Union or Fall River Gas.

INTERESTS OF FALL RIVER GAS OFFICERS AND DIRECTORS IN THE FALL RIVER GAS MERGER (SEE PAGE 32)

Fall River Gas officers and the Fall River Gas board have interests in the merger that may be different from, or in addition to, the interests of Fall River Gas stockholders generally. These interests include employment agreements. In addition, some Fall River Gas executives will become Southern Union division executives after the merger.

The merger will constitute a "change in control" of Fall River Gas and this will entitle certain Fall River Gas officers, in accordance with the terms of their respective employment agreements, to receive lump sum severance benefits if the officer is terminated without cause or terminates his or her own employment within thirty-six months after the date the Fall River Gas merger is completed. On October 4, 1999, these employment agreements were amended. These amendments will become effective as of the date the Fall River Gas merger is completed. These amendments provide for payment to Bradford J. Faxon, Peter H. Thanas and John F. Fanning of $1,000,000, $700,000 and $300,000, respectively. If Southern Union continues their employment with Fall River Gas, these payments will be made in equal monthly installments over an eighteen-month period beginning on the effective date of the merger. These payments would be offset against any severance payments that may become owed under any of these agreements.

For six years after the Fall River Gas merger, Southern Union has also agreed to indemnify, and use its reasonable best efforts to provide liability insurance for present and former officers and directors of Fall River Gas against acts and omissions occurring before the merger under certain circumstances.

REGULATORY APPROVALS FOR THE FALL RIVER GAS MERGER (SEE PAGE 34)

Certain approvals from the state regulatory commissions of Massachusetts, Pennsylvania and Missouri, as well as the expiration or earlier termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 are required in order to complete the merger. On May 11, 2000, the Pennsylvania commission approved the Fall River Gas merger. On June 28, 2000, the Missouri commission approved the Fall River Gas merger. Authorization from the state regulatory commissions of Florida and Pennsylvania for Southern Union to issue debt securities and/or common stock sufficient to complete the Fall River Gas merger is also required. None of the other required state approvals have been received as of the date of this proxy statement. No Texas regulatory approvals are required in connection with the merger.

Subsequent to the execution of the Fall River Gas merger agreement, the issue arose as to whether Southern Union was required under Massachusetts law to obtain the approval of the Fall River Gas transaction by holders of two-thirds of the outstanding shares of Southern Union common stock in connection with obtaining the approval of the Massachusetts Department of Telecommunications and Energy of Southern Union's acquisition of Fall River Gas. In order to eliminate any uncertainty concerning this issue and to facilitate the closing of the transaction, Southern Union advised Fall River Gas and the Massachusetts Department of Telecommunications and Energy that it intends to seek, and through this proxy statement at the Southern Union special meeting it is seeking, such stockholder approval.

Southern Union has advised Fall River Gas that George Lindemann, the Chairman of the Board and Chief Executive Officer of Southern Union, and members of his immediate family have advised Southern Union that they intend to vote all of the shares of Southern Union common stock that they beneficially own and are entitled to vote in favor of the approval of the Fall River Gas merger agreement and the transactions contemplated thereby. As of June 30, 2000, those Lindemann family members beneficially owned and were entitled to vote approximately 27% of the shares of Southern Union common stock then outstanding.

Southern Union has advised Fall River Gas that each of Southern Union's directors and executive officers has advised Southern Union that they intend to vote their shares of Southern Union common stock in favor of the approval of the Fall River Gas merger agreement and the transactions contemplated thereby. As of June 30, 2000, those directors and executive officers (other than the Lindemanns), beneficially owned and were entitled to vote approximately 5% of the shares of Southern Union common stock then outstanding. Together, Southern Union's directors, executive officers and the Lindemanns represent a total of approximately 32% of the shares of Southern Union common stock outstanding as of June 30, 2000.

CONDITIONS TO THE COMPLETION OF THE FALL RIVER GAS MERGER (SEE PAGE 49)

Completion of the Fall River Gas merger depends on the satisfaction of certain conditions, including:

- Obtaining the approval of two-thirds of the outstanding shares of Fall River Gas common stock.

- All required governmental approvals obtained without material adverse conditions. To facilitate obtaining the approval of the transaction by the Massachusetts Department of Telecommunications and Energy, Southern Union is seeking the approval of the transaction by holders of two-thirds of the outstanding shares of Southern Union common stock.

- No court or administrative order issued to prevent the Fall River Gas merger.

- Effectiveness of the registration statement in which the Fall River Gas proxy statement is included.

- Listing on the NYSE of the Southern Union common stock being issued to Fall River Gas stockholders in connection with the Fall River Gas merger.

-    The receipt of certain third-party consents and approvals.

AMENDMENT OF THE FALL RIVER GAS MERGER AGREEMENT (SEE PAGE 50)

Southern Union and Fall River Gas may amend in writing the terms of the Fall River Gas merger agreement.

TERMINATION OF THE FALL RIVER GAS MERGER AGREEMENT AND TERMINATION FEES AND EXPENSES (SEE PAGE 50 AND PAGE 51)

Fall River Gas and Southern Union may terminate the Fall River Gas merger agreement by mutual written consent without completing the Fall River Gas merger. The Fall River Gas merger agreement may be terminated by either Fall River Gas or Southern Union in the following instances:

- if less than two-thirds of the Fall River Gas stockholders vote to approve the merger;

- if a court issues a non-appealable order that prohibits the consummation of the merger;

- if the merger is not completed by October 15, 2000 (this date may be extended to February 28, 2001 to obtain certain governmental approvals); or

- if the other party breaches a warranty, covenant, agreement or representation contained in the Fall River Gas merger agreement.

Fall River Gas may terminate the merger if the average trading price of Southern Union common stock used to determine the number of shares of Southern Union common stock to be received by Fall River Gas stockholders in the merger is lower than $15.00.

Also, the merger agreement may be terminated by Fall River Gas if it signs an agreement for a business combination with another party under certain circumstances. Additionally, Southern Union may terminate the merger if: 1) the Fall River Gas board or one of its committees withdraws or modifies its approval or recommendation of approval of the merger agreement to the Fall River Gas stockholders; or 2) if a third party or group acquires a majority of Fall River Gas' shares. In any of these events, Fall River Gas may be required to pay Southern Union a termination fee of $1.5 million.

ACCOUNTING TREATMENT FOR THE FALL RIVER GAS MERGER (SEE PAGE 34)

The Fall River Gas merger will be accounted for using the purchase method of accounting in accordance with generally accepted accounting principles.

COMPARATIVE PER SHARE COMMON STOCK MARKET PRICE INFORMATION (SEE PAGE 25)

Southern Union common stock is listed on the New York Stock Exchange ("NYSE"). Fall River Gas common stock is listed on the American Stock Exchange. On October 4, 1999, the date of the Fall River Gas merger agreement, Southern Union common stock closed at $18.69 and Fall River Gas common stock closed at $21.00. On October 1, 1999, the last full trading day prior to the public announcement of the merger, Southern Union common stock closed at $18.75 and Fall River Gas common stock closed at $20.75. These Southern Union common stock prices are actual historical trading prices on the stated dates and are not restated to give effect to any stock dividends distributed.

LISTING OF SOUTHERN UNION COMMON STOCK (SEE PAGE 35)

Southern Union will list the shares of its common stock to be issued in the Fall River Gas merger on the NYSE.

                              THE PROVENERGY MERGER

SUMMARY (SEE PAGE 52)

We are asking you to approve and adopt the merger agreement that provides for the merger of ProvEnergy into Southern Union. Upon completion of the transactions contemplated by the ProvEnergy merger agreement, ProvEnergy and each of its two gas utility subsidiaries (Providence Gas, its Rhode Island utility subsidiary and North Attleboro Gas, its Massachusetts utility subsidiary) will be merged into Southern Union (together, the "ProvEnergy merger") and its utility operations will operate as two divisions of Southern Union with the Rhode Island operations in one division and the Massachusetts operations in the other division. The ProvEnergy merger will become effective following the approval of the ProvEnergy merger agreement by the shareholders of ProvEnergy and the satisfaction or waiver of all other conditions to the ProvEnergy merger agreement. On May 22, 2000, the shareholders of ProvEnergy approved the ProvEnergy merger. At this time, conditions to be met include certain approvals of the state regulatory commissions of Massachusetts and Rhode Island with respect to certain of the mergers, and Pennsylvania and Florida with respect to certain related financing matters. Regulatory approvals required for the mergers have been received from the regulatory commissions of Missouri and Pennsylvania.

The merger agreement between Southern Union and ProvEnergy is attached at the back of this proxy statement as Appendix C. We encourage you to read the ProvEnergy merger agreement since it is the legal document that governs the ProvEnergy merger.

PROVENERGY MERGER CONSIDERATION (SEE PAGE 53)

When the merger of GUS (Southern Union's acquisition subsidiary) into ProvEnergy is completed, each share of ProvEnergy common stock will be cancelled and ProvEnergy shareholders will receive $42.50 in cash for each share of ProvEnergy common stock they own.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PROVENERGY MERGER (SEE PAGE 39)

Southern Union's stockholders will not exchange or otherwise dispose of any Southern Union common stock in the ProvEnergy merger, so they will recognize no taxable gain or loss. The ProvEnergy merger will not result in the recognition of gain or loss to Southern Union or ProvEnergy.

INTERESTS OF PROVENERGY OFFICERS AND DIRECTORS IN THE PROVENERGY MERGER (SEE PAGE 38)

Some ProvEnergy directors, officers and executives have interests in the ProvEnergy merger that may be different from, or in addition to, the interests of ProvEnergy shareholders generally. These interests include employment agreements and stock options. In addition, some ProvEnergy executives will become Southern Union directors or executives after the ProvEnergy merger. These interests include:

- the Chief Executive Officer of ProvEnergy will be elected to the board of directors of Southern Union,

-    Mr. James H. Dodge will serve as Chief Executive Officer and
     President, and Mr. James DeMetro will serve as Executive Vice President, Energy Services, of the ProvEnergy and North Attleboro divisions of Southern Union and all other energy-related businesses of Southern Union conducted in New England,

- each performance share issuable to employees under a ProvEnergy incentive plan will be fully earned and converted into a right to receive $42.50 in cash,

- all stock options will be deemed fully vested and will be converted into a right to receive a cash payment, and

- Mr. James H. Dodge and Mr. James DeMetro will receive enhanced compensation and other benefits.

For six years after the ProvEnergy merger, Southern Union has agreed to indemnify and to use its reasonable best efforts to provide liability insurance for present and former officers and directors of ProvEnergy against acts and omissions occurring before the merger under certain circumstances.

REGULATORY APPROVALS FOR THE PROVENERGY MERGER (SEE PAGE 39)

Certain approvals from the state regulatory commissions of Massachusetts, Rhode Island, Pennsylvania, Missouri and Florida, and from the Federal Energy Regulatory Commission, and the expiration or earlier termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, are required to complete the ProvEnergy merger. As of the date of this proxy statement, the Pennsylvania and Missouri commissions' approval of the ProvEnergy merger are the only required regulatory approvals for the ProvEnergy merger that have been obtained.

Subsequent to the execution of the ProvEnergy merger agreement, the issue arose as to whether Southern Union was required under Massachusetts law to obtain the approval of the ProvEnergy transaction by holders of two-thirds of the outstanding shares of Southern Union common stock in connection with obtaining the approval by the Massachusetts Department of Telecommunications and Energy of Southern Union's acquisition of North Attleboro Gas, ProvEnergy's Massachusetts utility subsidiary. In order to eliminate any uncertainty concerning this issue and to facilitate the closing of the transaction, Southern Union advised ProvEnergy and the Massachusetts Department of Telecommunications and Energy that it intends to seek, and through this proxy statement at the Southern Union special meeting it is seeking, such stockholder approval.

ProvEnergy has received a commitment and an irrevocable proxy from George Lindemann, the Chairman of the Board and Chief Executive Officer of Southern Union, and members of his immediate family to vote all of the shares of Southern Union common stock that they beneficially own and are entitled to vote in favor of the approval of the ProvEnergy merger agreement and the transactions contemplated thereby. As of June 30, 2000, those Lindemann family members beneficially owned and were entitled to vote approximately 27% of the shares of Southern Union common stock then outstanding.

Southern Union has advised ProvEnergy that each of Southern Union's directors and executive officers has advised Southern Union that they intend to vote the shares of Southern Union common stock that they beneficially own and are entitled to vote in favor of the approval of the ProvEnergy merger agreement and the transactions contemplated thereby. As of June 30, 2000, those directors and executive officers (other than the Lindemanns, who have signed the proxy referred to above) beneficially owned and were entitled to vote approximately 5% of the shares of Southern Union common stock then outstanding. Together with the Lindemanns' proxy, this represents a total of approximately 32% of the shares of Southern Union common stock outstanding as of June 30, 2000.

CONDITIONS TO THE PROVENERGY MERGER (SEE PAGE 59)

Completion of the ProvEnergy merger depends on the satisfaction of certain conditions, including the following:

- Obtaining required governmental approvals by final order in such form as are not, and with no conditions that are, individually or in the aggregate, reasonably likely to have a ProvEnergy material adverse effect or a material adverse effect on the business, financial condition or results of operations of Southern Union, or which would otherwise, in Southern Union's reasonable determination, be unduly burdensome to Southern Union in a manner that would, individually or in the aggregate, be reasonably likely to have a ProvEnergy material adverse effect or a material adverse effect on the business, financial condition or results of operations of Southern Union. To facilitate obtaining the approval of the transaction by the Massachusetts Department of Telecommunications and Energy, Southern Union is seeking the approval of the transaction by holders of two-thirds of the outstanding shares of Southern Union common stock.

- Obtaining the approval of holders of a majority of the outstanding shares of ProvEnergy common stock, which was obtained on May 22, 2000.

- Obtaining the consent of holders of at least 80% in aggregate principal amount of all First Mortgage Bonds of Providence Gas outstanding to each of the amendments to the Providence Gas Indenture set forth on Schedule 6.1(n) to the ProvEnergy merger agreement.

- The redemption of all of the outstanding shares of Providence Gas preferred stock, which was completed on March 1, 2000.

-    The receipt of certain third party consents and approvals.

AMENDMENT OF THE PROVENERGY MERGER AGREEMENT (SEE PAGE 60)

Southern Union and ProvEnergy may amend in writing the terms of the ProvEnergy merger agreement.

TERMINATION OF THE PROVENERGY MERGER AGREEMENT AND TERMINATION FEES AND EXPENSES (SEE PAGE 60 AND PAGE 61)

The ProvEnergy merger agreement can be terminated at any time prior to the closing:

-    by mutual written consent of ProvEnergy and Southern Union,

- by either ProvEnergy or Southern Union if there is a non-appealable court order prohibiting the consummation of the ProvEnergy merger,

- by either ProvEnergy or Southern Union if there is a breach by the other party of any representation or warranty, which breach cannot be cured, except for inaccuracies which would not be reasonably likely to result in a material adverse effect,

- by ProvEnergy as a result of a superior proposal, provided ProvEnergy has paid the termination fee,

- by either ProvEnergy or Southern Union if the approval of ProvEnergy shareholders is not obtained (which approval was obtained on May 22, 2000),

- by Southern Union if the board of directors of ProvEnergy withdraws or modifies the approval or recommendation of the board in favor of the merger, approves or recommends (or proposes to do so) certain business combinations, causes ProvEnergy to enter into a definitive agreement with respect to certain business combinations, resolves to do any of the foregoing or fails to redeem all of the outstanding shares of Providence Gas preferred stock (which redemption was completed on March 1, 2000),

- by Southern Union if a third party or group acquires more than 50% of the voting power of the outstanding voting securities of ProvEnergy, or

- by either ProvEnergy or Southern Union if the closing has not occurred by November 15, 2000; provided, that if all conditions to closing have been fulfilled except for approvals by any governmental body, then the termination date will be extended until April 1, 2001.

ProvEnergy is required to pay Southern Union a $7.5 million termination fee in cash if the ProvEnergy merger agreement is terminated under specified circumstances after a third party makes a proposal to acquire ProvEnergy or if a third party or group acquires more than 50% of the voting power of the outstanding voting securities of ProvEnergy.

ACCOUNTING TREATMENT FOR THE PROVENERGY MERGER (SEE PAGE 40)

The ProvEnergy merger will be accounted for using the purchase method of accounting in accordance with generally accepted accounting principles.

                            MERGER-RELATED FINANCING

Southern Union's management is evaluating various sources and methods of financing the amount necessary to finance the cash portion of the consideration to be paid to Fall River Gas stockholders, the all cash consideration to be paid to ProvEnergy shareholders, the all cash consideration to be paid to Valley Resources stockholders, and all related costs and refinancings anticipated in connection with these mergers. Southern Union could require new financing of up to approximately $600 million to complete the three pending mergers, if Fall River Gas stockholders choose to receive the maximum of 50% of the aggregate merger consideration that may be paid to Fall River Gas stockholders in cash and if all of the approximately $140 million of existing long-term debt of all three companies being acquired must be refinanced rather than amended and assumed as planned. Presently, Southern Union anticipates funding these requirements with bank borrowings; however, it does not yet have commitments (see page 41).

                          NO STATUTORY APPRAISAL RIGHTS

Holders of Southern Union common stock who do not vote in favor of the proposal to approve the Fall River Gas and ProvEnergy mergers will not be entitled to appraisal rights (see page 41).

              RECOMMENDATION TO SOUTHERN UNION COMMON STOCKHOLDERS

The Southern Union board of directors believes that the Fall River Gas and ProvEnergy mergers are in the best interest of Southern Union stockholders and recommends that holders of Southern Union common stock vote "FOR" the proposal to approve and adopt the Fall River Gas and ProvEnergy merger agreements. The reasons for the board's recommendation are set forth on page 31 for Fall River Gas and page 37 for ProvEnergy.

             SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

The summary below sets forth selected historical financial and market data and selected unaudited pro forma combined condensed financial data. The financial data should be read in conjunction with the documents incorporated by reference and the historical financial statements and the related notes of Southern Union, Fall River Gas, ProvEnergy, PEI and Valley Resources incorporated by reference, and in conjunction with the Unaudited Pro Forma Combined Condensed Financial Statements and the related notes thereto included under "Unaudited Pro Forma Combined Condensed Financial Statements."

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF SOUTHERN UNION

The selected historical financial data of Southern Union have been derived from the audited historical consolidated financial statements and related notes of Southern Union for each of the years in the five-year period ended June 30, 1999 and the unaudited consolidated financial statements for the nine months ended March 31, 2000 and 1999. The historical data are only a summary, and you should read them in conjunction with the historical financial statements and related notes contained in the annual and quarterly reports for Southern Union, which have been incorporated by reference in this proxy statement. See "Where You Can Find More Information." Operating results for the nine months ended March 31, 2000 are not necessarily indicative of the results that may be expected for the entire fiscal year ending June 30, 2000.



                                                                                                             NINE MONTHS ENDED
                                                                  YEAR ENDED JUNE 30,                            MARCH  31,
                                        --------------------------------------------------------------    -----------------------
                                         1999(a)(b)   1998(a)(b)     1997(a)      1996(a)       1995       2000(c)        1999
                                        ----------- ------------   ----------   ----------   ----------   ----------   ----------
                                                               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Total operating revenues .............  $   605,231 $    669,304   $  717,031   $  620,391   $  479,983   $  669,170   $  503,543
Earnings from continuing
   operations (d) ....................       10,445       12,229       19,032       20,839       16,069       20,547       15,950
Diluted earnings per share (e) .......         0.31         0.37         0.59         0.65         0.51         0.47         0.47
Total assets .........................    1,087,348    1,047,764      990,403      964,460      992,597    1,864,971    1,112,825
Common stockholders' equity ..........      301,058      296,834      267,462      245,915      225,664      630,953      312,904
Short-term debt and capital
   lease obligation ..................        2,066        1,777          687          615          770        2,169        2,033
Long-term debt and capital lease obli-
   gation, excluding current portion .      390,931      406,407      386,157      385,394      462,503      734,320      411,460
Company-obligated mandatorily
   redeemable preferred securities
   of subsidiary trust ...............      100,000      100,000      100,000      100,000      100,000      100,000      100,000

Average customers served .............      998,476      979,186      955,838      952,934      947,691    1,101,585      996,052


------------------------

(a) Certain Texas and Oklahoma Panhandle distribution operations and Western Gas Interstate, a former subsidiary of Southern Union, exclusive of the Del Norte interconnect, were sold on May 1, 1996.
(b) On December 31, 1997, Southern Union acquired Atlantic Utilities Corporation and Subsidiaries for 755,650 pre-split and pre-stock dividend shares of common stock valued at $18,041,000 and cash of $4,436,000.
(c) PEI was acquired on November 4, 1999 and was accounted for as a purchase. PEI's assets are included in the Company's consolidated balance sheet at March 31, 2000 and its results of operations have been included in the Company's consolidated results of operations since November 4, 1999. For these reasons, the consolidated results of operations of the company for the periods subsequent to the acquisition are not comparable to the same periods in prior years.
(d) As of June 30, 1998, Missouri Gas Energy (a division of Southern Union) wrote off $8,163,000 pre-tax in previously recorded regulatory assets as a result of announced rate orders and court rulings.
(e) Earnings per share for all periods presented were computed based on the weighted average number of shares of common stock and common stock equivalents outstanding during the year adjusted for (i) the 5% stock dividends distributed on June 30, 2000, August 6, 1999, December 9, 1998, December 10, 1997, December 10, 1996 and November 27, 1995, and (ii) the 50% stock dividend distributed on July 13, 1998 and the 33 1/3% stock dividend distributed on March 11, 1996.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF FALL RIVER
GAS

The selected historical financial data of Fall River Gas have been derived from the audited historical consolidated financial statements and related notes of Fall River Gas for each of the years in the five-year period ended September 30, 1999 and the unaudited consolidated financial statements for the six months ended March 31, 2000 and 1999. The historical data are only a summary, and you should read them in conjunction with the historical financial statements and related notes contained in the annual and quarterly reports for Fall River Gas, which have been incorporated by reference in this proxy statement. See "Where You Can Find More Information." Operating results for the six months ended March 31, 2000 are not necessarily indicative of the results that may be expected for the entire fiscal year ending September 30, 2000.



                                                                                           SIX MONTHS ENDED
                                                  FISCAL YEAR ENDED SEPTEMBER 30,              MARCH 31,
                                        -----------------------------------------------   -----------------
                                          1999     1998      1997      1996      1995       2000      1999
                                        -------   -------   -------   -------   -------   -------   -------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
   Gas operating revenues ...........   $42,081   $42,671   $45,261   $48,966   $44,418   $31,005   $30,755
   Operating expenses ...............    39,365    39,693    42,400    46,624    42,112    28,793    28,311
   Operating income .................     2,716     2,978     2,861     2,342     2,306     2,212     2,444
   Net income .......................     2,100     2,080     1,625     1,424     1,617     1,732     2,084

COMMON STOCK
   INFORMATION:
   Weighted average number of
     shares outstanding in thousands.     2,197     2,146     1,785     1,781     1,781     2,214     2,194

   Earnings per share of common
     stock ..........................      0.96      0.97      0.91      0.80      0.91      0.78      0.95
   Cash dividends per share of
     common stock ...................      0.96      0.96      0.96      0.96      0.96      0.48      0.48

CAPITALIZATION AT END
   OF PERIOD:
   Common shareholders'
     investment .....................    17,584    17,430    12,618    12,637    12,922    19,369    19,076
   Long-term debt ...................    19,500    19,500    13,500    13,500     6,500    19,500    19,500
   Total capitalization .............    37,084    36,930    26,118    26,137    19,422    38,869    38,576

TOTAL ASSETS AT END
   OF PERIOD: .......................    55,683    55,639    54,935    53,191    50,957    59,172    56,511


SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF PROVENERGY

The selected historical financial data of ProvEnergy have been derived from the audited historical consolidated financial statements and related notes of ProvEnergy for each of the years in the five-year period ended September 30, 1999 and the unaudited consolidated finan-cial statements for the six months ended March 31, 2000 and 1999. The historical data are only a summary, and you should read them in conjunction with the historical financial statements and related notes contained in the annual and quarterly reports for ProvEnergy, which have been incorporated by reference in this proxy statement. See "Where You Can Find More Information." Operating results for the six months ended March 31, 2000 are not necessarily indicative of the results that may be expected for the entire fiscal year ending September 30, 2000.



                                                                                               SIX MONTHS ENDED
                                                 FISCAL YEAR ENDED SEPTEMBER 30,                  MARCH 31,
                                     ----------------------------------------------------   -------------------
                                       1999       1998        1997      1996       1995       2000        1999
                                     --------   --------   --------   --------   --------   --------   ---------
                                               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
   Energy revenues ...............   $225,029   $222,112   $220,420   $215,152   $183,992   $181,367   $158,435
   Operating expenses ............    204,139    203,450    199,750    194,283    167,551    155,528    132,326
   Operating income ..............     20,890     18,662     20,670     20,869     16,441     25,839     26,109
   Net income ....................      8,425      6,442      7,831      8,970      6,127     12,122     14,340

COMMON STOCK
   INFORMATION:
   Weighted basic average number
     of shares outstanding in
     thousands ...................      6,016      5,920      5,790      5,709      5,624      6,132      5,985
   Basic earnings per share of
     common stock ................       1.40       1.09       1.35       1.57       1.09       1.98       2.40
   Weighted diluted average number
     of shares outstanding in
     thousands ...................      6,034      5,930      5,794      5,712      5,625      6,193      5,996

   Diluted earnings per share
     of common stock .............       1.40       1.09       1.35       1.57       1.09       1.96       2.39
   Cash dividends per share of
     common stock ................       1.08       1.08       1.08       1.08       1.08       0.54       0.54

CAPITALIZATION AT END
   OF PERIOD:
   Common shareholders'
     investment ..................     93,107     88,277     85,661     82,565     78,524    103,238    100,030
   Long-term debt ................     91,321     80,155     72,372     72,456     74,482     88,452     93,061
   Total capitalization ..........    187,628    173,232    164,433    163,021    161,006    191,690    196,291

TOTAL ASSETS AT END
   OF PERIOD: ....................    298,033    253,388    255,510    250,150    227,127    354,711    305,560




SELECTED UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA

The following selected unaudited pro forma combined condensed financial data presents the combined financial data of Southern Union, Fall River Gas, PEI, ProvEnergy and Valley Resources including their respective subsidiaries, after giving effect to Southern Union's merger with each of them. The PEI merger, completed on November 4, 1999, was, and the Fall River Gas, ProvEnergy and Valley Resources mergers will be, accounted for as a purchase. The unaudited pro forma combined condensed financial data also give effect to Southern Union's issuance of $300 million of senior notes that was completed on November 3, 1999, in anticipation of the PEI merger, prospective financing for the pending acquisitions by merger of Fall River Gas, ProvEnergy and Valley Resources, and the assumpton of certain debt of the acquired companies. All of these transactions are assumed to be effective for the period indicated in the following selected unaudited pro forma combined condensed financial data (see "Recent Developments").

The selected unaudited pro forma combined condensed financial data as of and for the year ended June 30, 1999, and as of and for the nine months ended March 31, 2000, were derived from and should be read in conjunction with the Unaudited Pro Forma Combined Condensed Balance Sheet and the Unaudited Pro Forma Combined Condensed Statement of Operations, including the notes thereto, which are included in this proxy statement on pages 64 to 70, and other filings with the SEC by each of Southern Union, PEI, Fall River Gas, ProvEnergy and Valley Resources. The selected unaudited pro forma combined condensed financial data should also be read in conjunction with the historical financial statements and related notes of Southern Union, PEI, Fall River Gas, ProvEnergy and Valley Resources which are incorporated by reference (see "Where You Can Find More Information") and are available in the respective reports these companies have filed with the SEC.

The selected unaudited pro forma combined condensed financial data is presented for purposes of illustration only in accordance with the assumptions stated in the notes to the financial information set forth below and is not necessarily indicative of the operating results or the financial position that would have occurred if the PEI, Fall River Gas, ProvEnergy and Valley Resources mergers had all been consummated by the beginning of the period presented nor is it necessarily indicative of the future operating results or financial position of the combined enterprise. The selected unaudited pro forma combined condensed financial data does not contain any adjustments to reflect cost savings or other synergies that may be a result of the PEI, Fall River Gas, ProvEnergy and Valley Resources mergers.



                                                                                                              NINE MONTHS
                                                                                   YEAR ENDED                    ENDED
                                                                                  JUNE 30, 1999             MARCH 31, 2000
                                                                                  -------------             --------------
                                                                             (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Total operating revenues ....................................................        $1,185,700             $    1,024,386
Earnings (loss) from continuing operations (a)(b)(c).........................            (9,768)                    (2,417)
Diluted earnings (loss) per share (d)(e) ....................................             (0.19)                     (0.05)
Total assets ..........................................................................................          2,682,555
Common stockholders' equity (e) .......................................................................            656,972
Short-term debt and capital lease obligation (b)(f) ...................................................              6,315
Long-term debt and capital lease obligation, excluding current portion (b)  ...........................          1,304,523
Company-obligated mandatorily redeemable preferred securities of subsidiary trust (b) .................            100,000




(a) Southern Union incurred pre-tax costs associated with various acquisition efforts unrelated to the Fall River Gas, PEI, ProvEnergy and Valley Resources mergers, and litigation costs associated with an unsuccessful acquisition, of $3,839,000 and $6,664,000 for the year ended June 30, 1999 and the nine-months ended March 31, 2000, respectively.
(b) Funding for the Fall River Gas, ProvEnergy and Valley Resources mergers is assumed to be provided by bank borrowings at an estimated annual interest rate of 7.60%. This rate is what Southern Union believes would be obtained based on current market rates. These proceeds are assumed to be utilized: to finance the cash portion of the Fall River Gas, ProvEnergy and Valley Resources mergers and the settlement of any respective stock options; and to pay a total of approximately $9 million of various professional fees and change of control agreements expected to be incurred in connection with the three pending acquisitions. Additionally, long-term debt of $300 million at an annual interest rate of 8.25% was issued on November 3, 1999 in connection with the PEI merger.
(c) In anticipation of the pending and completed acquisitions, the outstanding PEI and ProvEnergy preferred stock was repurchased prior to closing of the related merger.
(d) Earnings (loss) per share for both periods presented were computed based on the weighted average number of shares of common stock outstanding during the period adjusted for the Southern Union 5% stock dividends distributed on June 30, 2000, August 6, 1999 and December 9, 1998, and the 50% stock dividend distributed on July 13, 1998.
(e) The March 31, 2000 information reflects an estimated issuance of Southern Union common stock to Fall River Gas stockholder s at an exchange ratio of
     1.39259 based on an average trading price of $15.7954 for Southern Union common stock at the average closing price per share for the ten trading day period ending on the third trading day before June 30, 2000, and assuming that half the Fall River Gas shares are not exchanged but paid for in cash.
(f) Represents historical short-term debt and capital lease obligation of Southern Union, Fall River Gas, ProvEnergy and Valley Resources.

                 FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

Southern Union has made forward-looking statements in this document (and in documents that we have incorporated by reference) that are subject to risks and uncertainties. Forward-looking statements include the information concerning possible or assumed future results of operations of Southern Union, Fall River Gas, ProvEnergy and Valley Resources. Also, when we use words such as "believes," "expects," "anticipates," "intends," or similar expressions, we are making forward-looking statements. You should note that many factors, some of which are discussed elsewhere in this document and in the documents that we incorporate by reference, could affect the future financial results of Southern Union, Fall River Gas, ProvEnergy and Valley Resources and could cause those results to differ materially from those expressed in our forward-looking statements contained or incorporated by reference in this document. The factors that could cause actual results to differ materially from those indicated by such forward-looking statements include the following:

-    general economic, financial and business conditions;

-    effectiveness of hedging strategies;

-    competition in the energy services sector;

-    the availability of natural gas and oil;

-    development and operating costs;

-    the success and costs of advertising and promotional efforts;

-    the availability and terms of capital;

-    unanticipated environmental liabilities;

- the impacts of unusual items resulting from ongoing evaluations of business strategies and asset valuations;

-    changes in business strategy;

-    the timing and extent of changes in commodity prices;

-    gas sales volumes;

- weather conditions and other natural phenomena in our service territories;

- the purchase and implementation of new technologies for enhancing customer service and/or operating efficiencies;

-    impact of relations with labor unions of bargaining-unit employees;

-    the receipt of timely and adequate rate relief;

-    the outcome of pending and future litigation;

- governmental regulations and proceedings affecting the companies, including the restructuring of the natural gas industry in Massachusetts, Rhode Island, Texas, Missouri, Pennsylvania, and Florida;

- the nature and impact of any extraordinary transaction such as any acquisition or divestiture of a business unit or any assets;

- the risk that the businesses of PEI, Fall River Gas, ProvEnergy, Valley Resources and any other businesses or investments that Southern Union has acquired or may acquire may not be successfully integrated with the businesses of Southern Union.

This list provides only an example of some of the risks, uncertainties and assumptions that may affect forward-looking statements. If any of these risks or uncertainties materialize or fail to materialize, as applicable, or if the underlying assumptions prove incorrect, actual results may differ materially from those projected in the forward-looking statements.

The nature and impact of any extraordinary transactions such as any acquisition or divestiture of a business unit or any assets may also cause actual results to differ materially from estimates or projections contained in forward-looking statements. Southern Union's strategic plan is to increase the scale of its operations and the size of its customer base by pursuing and completing future business combination transactions. Acquisitions may require substantial additional financial expenditures that will need to be financed through cash flow from operations or future debt and equity offerings. The availability and terms of any such financing sources will depend upon various factors and conditions such as Southern Union's cash flow and earnings, its resulting capital structure, credit ratings and conditions in financial capital markets at the time of any such offering. Any future acquisitions and related financing arrangements or debt assumptions would likely increase its aggregate indebtedness, and may increase the portion of its total capitalization represented by debt. Acquisitions and financings will also affect Southern Union's results due to factors such as its ability to realize any anticipated benefits from such transactions, successful integration of new and different operations and businesses, effects of different regional economic and weather conditions, and the extent of any related debt financing.

Other factors that could cause actual results to differ materially from estimates and projections contained in forward-looking statements are described in the documents that have been incorporated by reference into this document. You should not place undue reliance on forward-looking statements, which speak only as of the date of this proxy statement, or, in the case of documents incorporated by reference, the dates of those documents.

                     COMPARATIVE DIVIDENDS AND MARKET PRICES

SOUTHERN UNION

Southern Union common stock is listed and principally traded on the NYSE under the symbol "SUG." The table below lists the high and low sales prices (adjusted for any stock dividends and stock splits) of Southern Union common stock for the calendar periods indicated as reported in THE WALL STREET JOURNAL as New York Stock Exchange Composite Transactions. The last day of Southern Union's fiscal year is June 30. Southern Union does not pay its stockholders a cash dividend. For the last seven years, Southern Union has distributed an annual 5% stock dividend, and it expects to continue to distribute an annual 5% stock dividend that can be sold through its Dividend Sale Plan.

                                                                             PRICE RANGE
                                                                  -------------------------------
                                                                     HIGH                  LOW
                                                                  ----------            ---------

         1997
         ----
         First quarter                                            $   13.36             $   11.65
         Second quarter                                               13.85                 12.06
         Third quarter                                                13.44                 11.93
         Fourth quarter                                               14.87                 12.48

         1998
         ----
         First quarter                                            $   14.26             $   13.18
         Second quarter                                               18.79                 13.74
         Third quarter                                                19.33                 13.50
         Fourth quarter                                               22.22                 16.79

         1999
         ----
         First quarter                                            $   22.10             $   15.76
         Second quarter                                               20.75                 16.78
         Third quarter                                                20.66                 17.14
         Fourth quarter                                               20.00                 16.61

         2000
         ----
         First quarter                                            $   18.15             $   12.62
         Second quarter                                               17.26                 14.41


FALL RIVER GAS

Fall River Gas common stock is listed and principally traded on the American Stock Exchange under the symbol "FAL." Prior to October 31, 1997, Fall River Gas common stock was traded in the over-the-counter market on the OTC Bulletin Board and quoted under the symbol "FALL." The table below lists the high and low sales price of and the dividends declared on Fall River Gas common stock for the calendar periods indicated as reported in THE WALL STREET JOURNAL as American Stock Exchange Composite Transactions and prior to October 1997 as reported by the National Quotation Bureau. The last day of Fall River Gas' fiscal year is September 30.

                                                         PRICE RANGE
                                                     -------------------
                                                       HIGH        LOW      CASH DIVIDENDS
                                                     --------    -------    --------------

         1997
         ----
         First quarter                               $ 17.00     $ 16.00         $  0.24
         Second quarter                                16.38       12.50            0.24
         Third quarter                                 14.00       12.75            0.24
         Fourth quarter                                16.63       13.00            0.24

         1998
         ----
         First quarter                                 17.25       14.88            0.24
         Second quarter                                16.75       14.25            0.24
         Third quarter                                 16.38       14.38            0.24
         Fourth quarter                                17.50       15.00            0.24

         1999
         ----
         First quarter                                 18.25       16.88            0.24
         Second quarter                                19.88       17.13            0.24
         Third quarter                                 22.00       18.75            0.24
         Fourth quarter                                21.94       20.13            0.24

         2000
         ----
         First quarter                                 21.88       19.13            0.24
         Second quarter                                22.69       20.50            0.24


PROVENERGY

ProvEnergy's common stock is listed on the New York Stock Exchange under the symbol "PVY." The table below lists the high and low sales prices of and dividends declared on ProvEnergy common stock for the calendar periods indicated as reported on the New York Stock Exchange Composite Transactions Tape, and the dividends declared on the stock. The last day of ProvEnergy's fiscal year is September 30.


                                                                            PRICE RANGE
                                                                       -------------------
                                                                         HIGH        LOW        CASH DIVIDENDS
                                                                       -------     -------      --------------

         1998
         ----
         First quarter                                                 $ 21.25     $ 20.50         $  0.27
         Second quarter                                                  21.38       19.50            0.27
         Third quarter                                                   21.56       19.19            0.27
         Fourth quarter                                                  21.50       19.69            0.27

         1999
         ----
         First quarter                                                   22.44       18.38            0.27
         Second quarter                                                  27.00       18.00            0.27
         Third quarter                                                   30.13       26.06            0.27
         Fourth quarter                                                  38.50       27.25            0.27

         2000
         ----
         First quarter                                                   38.00       35.88            0.27
         Second quarter                                                  42.13       38.00            0.27


HISTORICAL EQUIVALENT PER SHARE MARKET VALUES

The following table lists the market value of Southern Union common stock (on an historical basis) and the market value of Fall River Gas common stock (on an historical and equivalent per share basis): as of July 23, 1999, the day the executive committee of the board of directors of Fall River Gas authorized Fall River Gas' representatives to negotiate a merger agreement with Southern Union based on its indication of interest; as of October 1, 1999, the last business day preceding the day when Southern Union and Fall River Gas' entered into the Fall River Gas merger agreement; and as of June 30, 2000, the day used to determine the estimated exchange ratio used in the Unaudited Pro Forma Combined Condensed Financial Statements. The equivalent per share values were based on an exchange ratio valuing Southern Union common stock at the average closing price per share for the ten trading day period ending on the third trading day before each respective date.


                                          SOUTHERN UNION                      FALL RIVER GAS               EQUIVALENT
                              -------------------------------          ----------------------------        PER SHARE
     DATE                      HIGH        LOW        CLOSING          HIGH        LOW      CLOSING          VALUE
------------------            ------      ------      -------          ----       ------    -------        ----------

July 23, 1999                 $20.50      $20.13       $20.50          $21.00     $20.50      $20.50        $24.15
October 1, 1999                19.00       18.69        18.75           20.86      20.75       20.75         23.32
June 30, 2000                  17.13       15.75        15.81           22.25      22.00       22.00         22.02


The following table presents trading information for ProvEnergy common stock on November 12, 1999 and June 30, 2000. November 12, 1999 was the last full trading day before our announcement of the signing of the ProvEnergy merger agreement. June 30, 2000 was the last practicable trading day for which information was available before the date of this document.

                                                                                   PROVENERGY
                                                                          ---------------------------
                                                                           HIGH      LOW      CLOSING
                                                                          ------    ------    -------

November 12, 1999.....................................................    $32.88    $32.00     $32.88
June 30, 2000.........................................................     42.00     40.50      40.50


YOU ARE ENCOURAGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR SOUTHERN UNION COMMON STOCK, FALL RIVER GAS COMMON STOCK AND PROVENERGY COMMON STOCK.

                           COMPARATIVE PER SHARE DATA

The following tables list certain unaudited historical per share data of Southern Union and Fall River Gas and the combined per share data on an unaudited pro forma basis after giving effect to the PEI, Fall River Gas, ProvEnergy and Valley Resources mergers assuming the mergers had been in effect for the period indicated, using the purchase method of accounting for business combinations and assuming an exchange ratio of 1.39259 shares of Southern Union common stock for each share of Fall River Gas common stock based on an average trading price of $15.7954 for Southern Union common stock, which is the average closing price per share for the ten trading day period ending on the third trading day before June 30, 2000. This data should be read in conjunction with the selected financial data and the Unaudited Pro Forma Combined Condensed Financial Statements and notes thereto included elsewhere in this proxy statement and the separate historical financial statements of Southern Union, PEI, Fall River Gas, ProvEnergy and Valley Resources incorporated in this proxy statement by reference including by reference to a Southern Union Current Report on Form 8-K. The unaudited pro forma combined financial data is not necessarily indicative of the operating results or financial position that would have occurred if the mergers had been consummated as of the beginning of the periods presented, nor are they necessarily indicative of the future operating results or financial position of the combined company.

                                                                                                               NINE MONTHS
                                                                                          YEAR ENDED              ENDED
                                                                                         JUNE 30, 1999        MARCH 31, 2000
                                                                                         -------------        --------------

SOUTHERN UNION -- HISTORICAL
Earnings per common share:
     Basic............................................................................    $     0.32          $       0.49
     Diluted..........................................................................          0.31                  0.47
Cash dividends declared per share(a) .................................................          --                    --

Book value per share at period end ...................................................          9.36                 13.06

FALL RIVER GAS - HISTORICAL
Earnings per common share:
     Basic............................................................................    $     0.93          $       0.71
     Diluted..........................................................................          0.93                  0.71
Cash dividends declared per share ....................................................          0.96                  0.72
Book value per share at period end ...................................................          8.29                  8.74


------------------------
(a)  Southern Union distributes an annual 5% stock dividend.

                                                                                                               NINE MONTHS
                                                                                           YEAR ENDED             ENDED
                                                                                          JUNE 30, 1999       MARCH 31, 2000
                                                                                          -------------       --------------

SOUTHERN UNION - PRO FORMA (b)
Earnings (loss) per common share:
     Basic............................................................................    $    (0.19)         $      (0.05)
     Diluted..........................................................................         (0.19)                (0.05)
Cash dividends declared per share(a) .................................................          --                    --
Book value per share at period end ...................................................         12.81                 11.55

FALL RIVER GAS - EQUIVALENT PRO FORMA
Per share data imputed to existing stockholders(c)(d)
Earnings (loss) per common share:
     Basic............................................................................    $    (0.27)         $      (0.07)
     Diluted..........................................................................         (0.27)                (0.07)
Cash dividends declared per share ....................................................          --                    --
Book value per share at period end ...................................................         17.83                 16.08


--------------------------

(a)  Southern Union distributes an annual 5% stock dividend.
(b)  See "Selected Unaudited Pro Forma Combined Condensed Financial Data."
(c) Equivalent pro forma share data are calculated by multiplying the respective unaudited pro forma combined data by an assumed exchange ratio of 1.39259 shares of Southern Union common stock for each share of Fall River Gas common stock. The assumed exchange ratio is based on an average trading price of $15.7954 for Southern Union common stock, which is the average closing price per share for the ten trading day period ending on the third trading day before June 30, 2000.
(d) Pro forma combined cash dividends declared per share represents the historical stock (not cash) dividend policy of Southern Union for all periods presented.

                               RECENT DEVELOPMENTS

In addition to the Fall River Gas and ProvEnergy mergers, Southern Union recently has completed or agreed to the significant acquisitions described below.

MERGER WITH PENNSYLVANIA ENTERPRISES, INC. Effective November 4, 1999, Southern Union acquired PEI and its subsidiaries for approximately 17 million shares of Southern Union common stock and approximately $36 million in cash plus the assumption of approximately $150 million in debt. PEI's natural gas utility businesses are being operated as the PG Energy and Honesdale Gas divisions of Southern Union, which provide service to approximately 154,000 natural gas customers in northeastern and central Pennsylvania (including the cities of Wilkes-Barre, Scranton and Williamsport). Through PG Energy Services, Inc., a PEI subsidiary that Southern Union acquired in the PEI merger, Southern Union markets electricity and other products and services under the name PG Energy Power Plus, principally in northeastern and central Pennsylvania. Other subsidiaries that Southern Union acquired in the PEI merger include PEI Power Corporation, Keystone Pipeline Services, Inc. (itself a wholly owned subsidiary of PG Energy Services, Inc.) and Theta Land Corporation. PEI Power Corporation, an exempt wholesale generator (within the meaning of the Public Utility Holding Company Act of 1935), generates and sells electricity. Keystone Pipeline Services, Inc. is engaged primarily in the construction, maintenance and rehabilitation of natural gas distribution pipelines. Theta Land Corporation engages in the sale of property for residential and commercial development and was sold for $12.1 million in January 2000.

MERGER WITH VALLEY RESOURCES, INC. On November 30, 1999, Southern Union, SUG Acquisition Corporation a Rhode Island corporation and wholly-owned subsidiary of Southern Union, and Valley Resources (AMEX: "VR") entered into a definitive merger agreement. The agreement calls for Valley Resources to merge into Southern Union in a transaction valued at approximately $160 million, including the assumption of debt. Valley Resources shareholders will receive $25.00 in cash for each of the approximately 4.98 million shares of Valley Resources common stock outstanding. Valley Resources, headquartered in Cumberland, Rhode Island, provides natural gas utility service to more than 64,000 customers through its subsidiaries, Valley Gas Company and Bristol & Warren Gas Company. Valley Gas Company's service area covers a 92 square mile area in the Blackstone Valley Region located in the northeastern portion of Rhode Island that has a population of approximately 250,000. Bristol & Warren Gas Company's service area covers approximately 15 square miles in the eastern portion of Rhode Island that has a population of approximately 35,000. Other Valley Resources subsidiaries rent and sell gas appliances, sell liquid propane in Rhode Island and nearby Massachusetts, and distribute as a wholesaler franchised lines to plumbing and heating contractors. Valley Resources also has a 90% interest in Alternate Energy Corporation, which sells, installs and designs natural gas conversion systems and facilities, is an authorized representative of the ONSI fuel cell, holds patents for a natural gas/diesel co-firing system and for a device to control the flow of fuel on dual-fuel equipment. Valley Resources shareholders approved the Valley Resources merger at their special meeting on June 13, 2000. Southern Union anticipates completing the Valley Resources merger in September 2000 once all remaining conditions are satisfied, including receipt of all regulatory approvals for the Valley Resources merger.

                       THE SOUTHERN UNION SPECIAL MEETING

PURPOSE, TIME AND PLACE

The special meeting will be held in Southern Union's offices at Lavaca Plaza, 504 Lavaca Street, Austin, Texas on August 29, 2000, at 2:00 p.m. (Central
Time), for the following purposes:

     (1) To approve and adopt the Fall River Gas and ProvEnergy merger agreements;

     (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

RECORD DATE; VOTING POWER; VOTE REQUIRED

The Southern Union board has fixed the close of business on July 3, 2000 as the record date for the determination of holders of Southern Union common stock entitled to notice of and to vote at the special meeting. Southern Union common stock, of which there were 49,509,738 shares outstanding and entitled to vote on July 3, 2000, is the only class of securities of Southern Union entitled to vote at the special meeting. A majority of the shares of Southern Union common stock issued and outstanding and entitled to vote on the record date must be present in person or by proxy at the special meeting or voted by telephone in order for a quorum to be present for purposes of transacting business at the special meeting.

In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. Holders of Southern Union common stock as of the record date are each entitled to one vote per share on the approval and adoption of the merger agreement at the special meeting. The approval and adoption requires the affirmative vote of at least two-thirds of the shares of Southern Union common stock outstanding on the record date. The Southern Union board recommends that Southern Union stockholders vote "FOR" the proposal to approve and adopt the Fall River Gas and ProvEnergy merger agreements.

SHARE OWNERSHIP OF MANAGEMENT; MANAGEMENT VOTE; VOTING AGREEMENTS

ProvEnergy has received commitments and irrevocable proxies from George Lindemann, the Chairman of the Board and Chief Executive Officer of Southern Union, and members of his immediate family to vote all of the shares of Southern Union common stock that they beneficially own and are entitled to vote in favor of the approval of the ProvEnergy merger agreement and the transactions contemplated thereby. Southern Union has advised Fall River Gas that George Lindemann, the Chairman of the Board and Chief Executive Officer of Southern Union, and members of his immediate family have advised Southern Union that they intend to vote all of the shares of Southern Union common stock that they beneficially own and are entitled to vote in favor of the approval of the Fall River Gas merger agreement and the transactions contemplated thereby. As of June 30, 2000, those Lindemann family members beneficially owned and were entitled to vote approximately 27% of the shares of Southern Union common stock then outstanding. See "Principal Stockholders -- Beneficial Owners of More Than 5% of Southern Union's Outstanding Common Stock" for more information.

As of the close of business on June 30, 2000, directors and executive officers of Southern Union (other than members of the Lindemann family) beneficially owned and were entitled to vote shares of Southern Union common stock, which represented approximately 5% of the shares of Southern Union common stock outstanding on that date. Each of them has indicated his or her present intention to vote, or cause to be voted, the Southern Union common stock owned by him or her "FOR" the proposal to approve and adopt the merger agreements at the special meeting. Together with the Lindemanns' proxy, this represents approximately 32% of the shares outstanding as of June 30, 2000. See "Principal Stockholders -- Southern Union Management Ownership" for additional information.

VOTING OF PROXIES

All holders of Southern Union common stock who are entitled to vote and are represented at the special meeting by properly executed proxies received prior to or at such meeting and not duly and timely revoked will have their shares voted at the meeting in accordance with the instructions indicated on the proxies. If no instructions are indicated, the proxies will be voted "FOR" the proposal to approve and adopt the Fall River Gas and ProvEnergy merger agreements.

If any other matters are properly presented at the special meeting for consideration, the persons named in the enclosed form of proxy, and acting thereunder, will have discretion to vote on such matters in accordance with their best judgment (unless authorization to use such discretion is withheld). Southern Union is not aware of any matters expected to be presented at the special meeting other than as described in the Notice of Special Meeting.

REVOCABILITY OF PROXIES

Delaware law provides that a proxy, unless coupled with an interest (for example, a vote pooling or similar arrangement among holders of Southern Union common stock, or between Southern Union and holders of Southern Union common stock, or an unrevoked proxy in favor of an existing or potential creditor of a holder of Southern Union common stock), is revocable at will by a holder of Southern Union common stock, notwithstanding any other agreement or provision in the proxy to the contrary. A holder of Southern Union common stock may revoke a proxy by giving written notice of revocation to the clerk of Southern Union at Southern Union's address set forth on page 6 of this proxy statement at any time before the proxy is voted. Such revocation will be effective upon receipt of the written notice by the Corporate Secretary of Southern Union.

SOLICITATION OF PROXIES

Southern Union will bear the costs of this solicitation of proxies. In addition to solicitation by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send material to their principals, and Southern Union may reimburse them for their expenses in so doing. To the extent necessary in order to ensure a sufficient presence of holders of Southern Union common stock to constitute a quorum, officers and other employees of Southern Union or designated agents may, without additional remuneration, in person or by telephone or telegram, request the return of proxies. In addition, Southern Union has retained InnisFree M&A Incorporated ("InnisFree") for assistance in the solicitation of proxies. For its services, InnisFree will receive a fee estimated at $10,000 plus reimbursement for reasonable and customary out-of-pocket expenses.

                            THE FALL RIVER GAS MERGER

THIS SECTION OF THE PROXY STATEMENT, AS WELL AS THE SECTION ENTITLED "THE FALL RIVER GAS MERGER AGREEMENT," DESCRIBES CERTAIN ASPECTS OF THE PROPOSED MERGER WITH FALL RIVER GAS. THESE SECTIONS HIGHLIGHT KEY INFORMATION ABOUT THE MERGER AND THE MERGER AGREEMENT, BUT THEY MAY NOT INCLUDE ALL THE INFORMATION THAT YOU WOULD LIKE TO KNOW. THE MERGER AGREEMENT BETWEEN FALL RIVER GAS AND SOUTHERN UNION IS ATTACHED AS APPENDIX A TO THIS PROXY STATEMENT. WE URGE YOU TO READ THE MERGER AGREEMENT IN ITS ENTIRETY.

SOUTHERN UNION BACKGROUND OF THE FALL RIVER GAS MERGER

For the past several years, Southern Union has pursued acquisition and business combination opportunities. After the announcement of its merger agreement with PEI, Southern Union management sought additional opportunities in the northeastern United States to expand its presence in that region.

On June 21, 1999, Bradford J. Faxon, Chairman of the Board, Chief Executive Officer and President, Peter H. Thanas Senior Vice President, and Thomas K. Barry, director of Fall River Gas, met with Thomas F. Karam, President and Chief Executive Officer of PEI, a Pennsylvania based gas utility holding company that was then in the initial stages of its merger with Southern Union, and discussed, in general terms, their respective companies and whether it would be appropriate to initiate further discussions between representatives of Southern Union and Fall River Gas regarding a possible business combination. As a follow-up to this conversation, Mr. Karam sent Mr. Faxon copies of recent Southern Union public reports.

On July 19, 1999, following several general conversations between Mr. Faxon and Mr. Karam about the energy industry and the philosophies of their companies, and the possibility of a strategic relationship between Southern Union and Fall River Gas, Mr. Karam conveyed Southern Union's proposal to acquire Fall River Gas, in an all stock transaction, valuing the Fall River Gas stock at $21 per share. Mr. Faxon communicated the proposal to the executive committee of the board of directors of Fall River Gas at the executive committee's July 23, 1999 meeting (director Ronald J. Ferris was also in attendance). The committee concluded that the proposal was too low and instructed Mr. Faxon to seek a higher proposed price. After Fall River Gas advised Southern Union of this decision, additional discussions occurred between Mr. Faxon, Mr. Thanas, and Mr. Karam and Peter H. Kelley, President and Chief Operating Officer of Southern Union. On July 29, 1999 Southern Union made a revised proposal of $23.50 per share and Mr. Faxon undertook to seek approval by the Fall River Gas board of directors. Subsequently, discussions ensued between Messrs. Faxon, Thanas, counsel for the respective companies and Mr. Karam as well as other representatives of Southern Union with respect to other proposed terms for a transaction.

On August 24, 1999, the Southern Union board unanimously approved an all stock merger agreement with Fall River Gas.

On the morning of September 8, 1999, the board of Fall River Gas met to consider a merger agreement with Southern Union. At the same time,at Fall River Gas' request, the American Stock Exchange agreed to suspend trading in the stock of Fall River Gas while the board and its advisors discussed the merger. At this meeting, Mr. Kelley, Ronald J. Endres, Southern Union's Executive Vice President and Chief Financial Officer, and Mr. Karam, made a presentation describing Southern Union, its operations and recent corporate history, including its 1994 Missouri acquisition and its then pending merger with PEI, as well as its corporate plan of growth through acquisitions. Mr. Endres discussed Southern Union's returns to investors and discussed Southern Union's business vision of enhancing profitability through technological advances. Mr. Karam summarized the benefits of Southern Union's strategies and certain benefits of the proposed merger: (1) geographical diversification and minimum employee disruption; (2) reduction in costs; (3) creation of additional value through increased size; and (4) establishment of a New England presence for Southern Union.

After this meeting, Fall River Gas issued a press release stating that it had received an offer from an undisclosed party for an all stock transaction at $23.50 per share, and that the board of directors had formed a committee to help it evaluate the offer. During the next several days, additional discussions were held among the representatives of Fall River Gas and Southern Union, while the special committee gathered additional information regarding Southern Union.

On the morning of September 17, 1999, the Fall River Gas board again met to consider the proposed merger. After extensive discussion, the board determined that it lacked sufficient consensus to recommend the merger as structured. Fall River Gas then issued a press release stating that the board had rejected the offer.

On September 27, 1999, the Executive Committee of Southern Union's board approved a revised offer in order to provide that part of the consideration Fall River Gas stockholders would receive in connection with the merger could be cash rather than stock of Southern Union having determined that this change was in the best interest of Southern Union and its stockholders, customers and employees.

Following additional conversations between representatives of Southern Union and Fall River Gas, by letter dated September 28, 1999, Mr. Karam conveyed Southern Union's willingness to change the structure for its proposed merger to provide that up to one-half of the consideration could be cash rather than stock of Southern Union. At its regular meeting on September 30, 1999, Fall River Gas' board considered the terms of Southern Union's revised offer. Fall River Gas' counsel discussed various aspects of the merger agreement, conditions to closing, as well as a likely time schedule. Following the meeting, Messrs. Faxon and Thanas called representatives of Southern Union to communicate the board's approval. After the close of business on October 4, 1999, the merger agreement was executed and the merger was publicly announced.

Subsequent to the execution of the merger agreement, the issue arose as to whether Southern Union was required under Massachusetts law to obtain the approval of the Fall River Gas merger by holders of two-thirds of the outstanding shares of Southern Union common stock in connection with obtaining the approval by the Massachusetts Department of Telecommunications and Energy. In order to eliminate any uncertainty concerning this issue and to facilitate the closing of the transaction, Southern Union advised Fall River Gas and the Massachusetts Department of Telecommunications and Energy that it would seek, and through this proxy statement at the Southern Union special meeting it is seeking, such stockholder approval.

SOUTHERN UNION'S REASONS FOR THE FALL RIVER GAS MERGER

In reaching its determination that a merger with Fall River Gas is in the best interest of Southern Union, and its stockholders, customers and employees, the Southern Union board of directors, including its Executive Committee, consulted with and relied upon information and reports prepared or presented by Southern Union's management and Southern Union's legal advisors. The following are the material factors considered by the Southern Union board, including its Executive Committee, in pursuing acquisition opportunities, generally, which are relevant to their approval of the merger agreement with Fall River Gas, some of which contained both positive and negative elements:

- the terms of a proposed form of merger agreement consistent with those terms described under "The Fall River Gas Merger Agreement";

- the likelihood of receipt of timely and satisfactory regulatory approvals for the merger;

-    the risk that the merger would not be consummated;

- other recent and potential mergers involving utilities in the northeastern region of the country, particularly PEI, ProvEnergy and Valley Resources;

- the substantial management time and effort that will be required to consummate all aspects of the recent and prospective mergers, including to integrate the operations of those companies, and the risks inherent in such integration;

- other matters described under "Forward-Looking Statements May Prove Inaccurate"; and

- the results of Southern Union's business investigation of Fall River Gas and its subsidiary.

The foregoing discussion of the information and factors considered by the Southern Union board, including its Executive Committee, is not intended to be all-inclusive. In view of the wide variety of factors considered in connection with its evaluation of acquisition opportunities, including this proposed merger, the Southern Union board, including its Executive Committee, did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the foregoing factors. Rather, the Southern Union board, including its Executive Committee, based its decisions on the totality of the information presented to and considered by it.

RECOMMENDATION OF SOUTHERN UNION'S BOARD OF DIRECTORS

On May 31, 2000 the Southern Union Board of Directors approved a resolution recommending that the stockholders of Southern Union approve the Fall River Gas Company merger at a special meeting of stockholders, due to the merger being in the best interests of Southern Union, its stockholders, employees and customers, and the desire to avoid unnecessary delay in the receipt of certain regulatory approvals as previously explained.

INTERESTS OF FALL RIVER GAS OFFICERS AND DIRECTORS IN THE FALL RIVER
GAS MERGER

In considering the recommendation of the Southern Union board with respect to approving the Fall River Gas merger, you should be aware that members of Fall River Gas' management and the Fall River Gas board have the following interests in the merger that may be different from, or in addition to, the interests of Fall River Gas stockholders generally and represent conflicts of interest.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS. Effective September 30, 1991, Fall River Gas entered into employment agreements with its President and Chief Executive Officer, Bradford J. Faxon and with its Senior Vice President, Treasurer and Chief Financial Officer, Peter H. Thanas.

Under the terms of these employment agreements, Mr. Faxon is compensated for his duties as an officer and director, and Mr. Thanas is compensated for his duties as an officer. The amounts of their respective salaries are determined from time to time by the board of directors. The term of each employment agreement was initially five years, subject to earlier termination by an act of Fall River Gas or the respective officer. Beginning in September 1993 and annually thereafter, the remaining term of each employment agreement is automatically extended for an additional one-year period. On November 30, 1998, Fall River Gas entered into a similar employment agreement with John F. Fanning, a Fall River Gas officer.

These employment agreements provide that if the respective officer is terminated without cause or terminates his employment as a result of certain adverse actions by Southern Union, during a period of thirty-six months following a "change in control" of Fall River Gas, the officer shall receive a lump sum severance amount and continuation of certain welfare plan benefits. A "change of control" will be considered to have occurred on the date the merger is completed.

The lump sum severance payment is an amount equal to three times the annual (or annualized) compensation paid to the respective officer during the period as of the date of termination. The maximum value of the severance payments which may become payable to these three officers in the aggregate under the terms of their agreements is approximately $1,692,000.

On October 4, 1999, these employment agreements were amended. These amendments will become effective as of the date the Fall River Gas merger is completed. These amendments provide for payment to Messrs. Faxon, Thanas and Fanning of $1,000,000; $700,000 and $300,000, respectively. If Southern Union continues their employment with Fall River Gas, these payments will be made in equal monthly installments over an eighteen month period beginning on the effective date of the merger. These payments would be offset against any severance payments that may become owed under any of the agreements.

DEFENSE, INDEMNIFICATION AND INSURANCE FOR FALL RIVER GAS OFFICERS AND DIRECTORS. For a period of six years after the completion of the Fall River Gas merger, Southern Union has agreed to indemnify and hold harmless the present and former officers and directors of Fall River Gas and its subsidiary in respect of acts or omissions occurring prior to the completion of the merger to the extent provided under Fall River Gas' restated articles of incorporation and bylaws in effect on the date hereof; PROVIDED, HOWEVER, that if any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of such claims shall continue until the final disposition of any and all such claims.

For six years after the completion of the Fall River Gas merger, Southern Union will use its reasonable best efforts to provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the completion of the merger covering each such person currently covered by Fall River Gas' officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof; PROVIDED THAT, in satisfying this obligation, if the annual premiums of such insurance coverage exceed 200% of the previous year's premiums, Southern Union will be obligated to obtain a policy with the best coverage available, in the reasonable judgment of Southern

Union's board, for a cost not exceeding such amount. See "The Fall River Gas Merger Agreement -- Indemnification and Insurance for Fall River Gas Officers and Directors."

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE FALL RIVER GAS
MERGER

The following discussion is intended only as a summary of the material U.S. federal income tax consequences of the Fall River Gas merger to Southern Union, Fall River Gas and Southern Union stockholders and does not purport to be a complete analysis or description of all potential tax effects of the Fall River Gas merger. In addition, the discussion does not address all of the tax consequences that may be relevant to particular taxpayers in light of their personal circumstances or to taxpayers subject to special tax rules (for example, insurance companies, financial institutions, dealers in securities tax-exempt organizations, banks, foreign taxpayers and taxpayers holding common stock as parts of straddles). No information is provided with respect to the tax consequences, if any, of the Fall River Gas merger under applicable foreign, state, local or other tax laws.

The discussion is based upon the provisions of the Internal Revenue Code, applicable Treasury regulations thereunder, IRS rulings and judicial decisions, as in effect as of the date of this proxy statement. There can be no assurance that future legislative, administrative or judicial changes or interpretations will not affect the accuracy of the statements or conclusions included in this proxy statement. Any such change could apply retroactively and could affect the accuracy of such discussion.

Each stockholder of Southern Union is urged to consult such stockholder's own tax advisor as to the specific tax consequences to such stockholder of the Fall River Gas merger under U.S. federal, state, local or any other applicable tax laws.

THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE DESCRIPTION OF ALL OF THE TAX CONSIDERATIONS THAT MAY BE RELEVANT TO A DECISION WHETHER TO APPROVE THE FALL RIVER GAS MERGER. THIS SUMMARY IS PROVIDED FOR GENERAL INFORMATION PURPOSES ONLY AND DOES NOT CONSTITUTE LEGAL OR TAX ADVICE.

TAX OPINIONS. The obligation of Southern Union to consummate the Fall River Gas merger is conditioned on its receipt on the closing date of an opinion from Hughes Hubbard & Reed LLP, tax counsel to Southern Union, that the merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code (the "Southern Union Tax Opinion"). The obligation of Fall River Gas to consummate the merger is conditioned on its receipt on the closing date of an opinion from Rich, May, Bilodeau & Flaherty, P.C., Fall River Gas' counsel, that the merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code (the "Fall River Gas Tax Opinion").

Each of the Southern Union Tax Opinion and the Fall River Gas Tax Opinion will be based on certain representations contained in letters from Southern Union, Fall River Gas and others delivered for the purpose of the opinions and will be subject to certain limitations and qualifications similar to those set forth in this discussion of significant U.S. federal income tax consequences of the Fall River Gas merger. Each of the Southern Union Tax Opinion and the Fall River Gas Tax Opinion will be based on certain assumptions, including that the Fall River Gas merger will be consummated exactly as described in this proxy statement and in the Fall River Gas merger agreement.

An opinion of counsel represents only counsel's best judgment and has no binding effect or official status of any kind; and no assurance can be given that contrary positions will not be taken by the IRS or by a court considering the issues. Neither Southern Union nor Fall River Gas has requested or intends to request a ruling from the IRS with regard to any of the federal income tax consequences of the Fall River Gas merger.

The discussions below of "CONSEQUENCES TO SOUTHERN UNION STOCKHOLDERS" and "CONSEQUENCES TO SOUTHERN UNION AND FALL RIVER GAS" assume that the Fall River Gas merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code.

CONSEQUENCES TO SOUTHERN UNION STOCKHOLDERS. Southern Union stockholders will not exchange or otherwise dispose of their Southern Union common stock in the Fall River Gas merger. They will therefore realize no taxable gain or loss whatsoever.

CONSEQUENCES TO SOUTHERN UNION AND FALL RIVER GAS. No gain or loss will be recognized by Southern Union or Fall River Gas by reason of the Fall River Gas merger.

REGULATORY APPROVALS FOR THE FALL RIVER GAS MERGER

The following is a summary of the material regulatory requirements affecting the Fall River Gas merger. There can be no guarantee if and when any of the consents or approvals required for the merger will be obtained or as to the conditions that they may contain. Southern Union and Fall River Gas have filed for the required approvals from all of the agencies discussed. The management of Southern Union and Fall River Gas, respectively, believe that the necessary approvals can be obtained in 2000 and presently expect that they all will be received by September 2000.

STATE APPROVALS AND RELATED MATTERS. The utility operations of Southern Union are subject to the regulatory jurisdiction of the Missouri Public Service Commission ("MPSC"), the Pennsylvania Public Utility Commission ("PPUC"), the Railroad Commission of Texas ("RRC") and various municipalities in Texas where Southern Union conducts business, and the Florida Public Service Commission ("FPSC"). On May 11, 2000, the PPUC approved the Fall River Gas merger. The MPSC approved Fall River Gas merger on June 28, 2000. Authorization from the FPSC and the PPUC with respect to the securities that may be issued and debt that may be assumed by Southern Union in connection with the Fall River Gas merger is also required. None of the other required state approvals had been received as of the date of this proxy statement. No RRC or Texas municipality approvals are required in connection with the merger.

The utility operations of Fall River Gas are subject to the regulatory jurisdiction of the Massachusetts Department of Telecommunications and Energy ("MDTE") and subsequent to the Fall River Gas merger, those operations, conducted as a division of Southern Union, will remain subject to MDTE jurisdiction. Among the key provisions are those addressing rates and charges, standards of service, and accounting and approval of certain financing transactions.

Subsequent to the execution of the Fall River Gas merger agreement, the issue arose as to whether Southern Union was required under Massachusetts law to obtain the approval of the transaction by holders of two-thirds of the outstanding shares of Southern Union common stock in connection with obtaining the approval of the transaction by the MDTE. In order to eliminate any uncertainty concerning this issue and to facilitate the closing of the transaction, Southern Union advised Fall River Gas and the MDTE that it intends to seek, and through this proxy statement at the Southern Union special meeting it is seeking, such stockholder approval.

Assuming the requisite regulatory approvals are obtained, the combined company and its utility operations will remain subject to the regulatory jurisdiction of the MDTE, MPSC, PPUC, RRC and various municipalities in Texas, and the FPSC. Upon completion of the Valley Resources and ProvEnergy mergers, the combined company and its utility operations will also be subject to the regulatory jurisdiction of the Rhode Island Public Utilities Commission and the Rhode Island Division of Public Utilities and Carriers.

ANTI-TRUST CONSIDERATIONS. Under the HSR Act, Southern Union and Fall River Gas cannot complete the Fall River Gas merger until we give notification and furnish information to the Federal Trade Commission ("FTC") and the Antitrust Division of the Department of Justice and the specified waiting period requirements have been satisfied. Southern Union and Fall River Gas filed the required notification and report forms with the FTC and the Antitrust Division on March 1, 2000. A request for additional information from the FTC was received on March 31, 2000, to which Southern Union and Fall River Gas have responded. At any time before or after the effective time of the Fall River Gas merger, and notwithstanding that the waiting period has terminated or the Fall River Gas merger may have been consummated, the FTC, the Antitrust Division or any state could take any action under the applicable antitrust or competition laws as it deems necessary or desirable. This action could include seeking to enjoin the completion of the Fall River Gas merger. Private parties may also institute legal actions under the antitrust laws under some circumstances. If the Fall River Gas merger is not consummated within twelve months after the expiration or earlier termination of the HSR Act waiting period, Southern Union and Fall River Gas would be required to submit new filings to the Department of Justice and the FTC, and a new HSR Act waiting period would have to expire or be earlier terminated before the merger could be consummated.

ACCOUNTING TREATMENT FOR THE FALL RIVER GAS MERGER

The Unaudited Pro Forma Combined Condensed Financial Statements appearing elsewhere in this proxy statement are based upon certain assumptions, as described in the pro forma combined condensed financial statements, and are included for informational purposes only. The Fall River Gas merger will be accounted for using the purchase method of accounting, in accordance with generally accepted accounting principles. Under the purchase method of accounting, Southern Union's historical results for periods before the Fall River Gas merger will remain unchanged. On the closing date, the combined company will record Fall River Gas' assets and liabilities of regulated entities at their historical cost basis, and Fall River Gas' assets and liabilities of non-regulated entities will be recorded at fair value, with any excess recorded as additional purchase cost assigned to utility plant. See "Unaudited Pro Forma Combined Condensed Financial Statements."

LISTING OF SOUTHERN UNION COMMON STOCK

It is a condition to the completion of the Fall River Gas merger that the shares of Southern Union common stock to be issued in connection with the merger be approved for listing on the NYSE at or before the time the merger is completed. See "The Fall River Gas Merger Agreement -- Conditions to the Completion of the Fall River Gas Merger."

FEDERAL SECURITIES LAW CONSEQUENCES

All shares of Southern Union common stock received by Fall River Gas stockholders in connection with the merger will be freely transferable, except that shares of Southern Union common stock received by individuals and entities who are deemed to be "affiliates" (as such term is defined under the Securities Act) of Fall River Gas before the merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act (or Rule 144 under the Securities Act, in the case of individuals and entities who become affiliates of Southern Union) or as otherwise permitted under the Securities Act.

Persons who may be deemed to be affiliates of Southern Union or Fall River Gas generally include individuals or entities that control, are controlled by, or are under common control with, Southern Union or Fall River Gas and may include certain officers and directors of Southern Union or Fall River Gas as well as principal stockholders of Southern Union or Fall River Gas. The merger agreement requires Fall River Gas to use commercially reasonable efforts to cause each of its affiliates to execute and deliver to Southern Union a letter to the effect that such affiliate will not offer or sell or otherwise dispose of Southern Union common stock issued to such affiliate in or pursuant to the Fall River Gas merger in violation of the Securities Act or the rules and regulations adopted by the SEC thereunder. See "The Fall River Gas Merger Agreement -- Covenants and Other Agreements -- Certain Other Covenants and Agreements." The delivery of such agreements is also a condition to Southern Union's obligation to complete the merger. See "The Fall River Gas Merger Agreement -- Conditions to the Completion of the Fall River Gas Merger -- Additional Closing Conditions for Southern Union's Benefit."

                              THE PROVENERGY MERGER

THIS SECTION OF THE PROXY STATEMENT, AS WELL AS THE SECTION ENTITLED "THE PROVENERGY MERGER AGREEMENT," DESCRIBES CERTAIN ASPECTS OF THE PROPOSED MERGER WITH PROVENERGY. THESE SECTIONS HIGHLIGHT KEY INFORMATION ABOUT THE PROVENERGY MERGER AND THE PROVENERGY MERGER AGREEMENT, BUT THEY MAY NOT INCLUDE ALL THE INFORMATION THAT YOU WOULD LIKE TO KNOW. THE MERGER AGREEMENT BETWEEN PROVENERGY AND SOUTHERN UNION IS ATTACHED AS APPENDIX C TO THIS PROXY STATEMENT. WE URGE YOU TO READ THE PROVENERGY MERGER AGREEMENT IN ITS ENTIRETY.

SOUTHERN UNION BACKGROUND OF THE PROVENERGY MERGER

For the past several years, Southern Union has pursued acquisition and business combination opportunities. After the announcement of its merger agreement with PEI, Southern Union management sought additional opportunities in the northeastern United States that could expand its presence in that region.

In late July, 1999, Mr. Thomas F. Karam, the President and Chief Executive Officer of PEI, an energy company that had agreed to be acquired by Southern Union (and was subsequently acquired on November 4, 1999), telephoned Mr. James Dodge, the Chairman, Chief Executive Officer and President of ProvEnergy, to propose a meeting to discuss Southern Union's interest in acquiring ProvEnergy. Mr. Dodge and Mr. Karam met in Providence on August 2, 1999 for preliminary discussions. Mr. Dodge, Mr. James DeMetro, the Executive Vice President of ProvEnergy, Mr. Karam and Mr. Peter H. Kelley, the President and Chief Operating Officer of Southern Union, met on August 10, 1999 and discussed their respective views of the industry, strategic directions and management philosophies of each company, and the potential benefits of a business combination transaction involving the companies. On September 13, 1999, Mr. Dodge, Mr. DeMetro, and Mr. Kenneth Hogan, the Vice President and Chief Financial Officer and Treasurer of ProvEnergy, met with Mr. Karam, Mr. Ronald Simms, Chairman of PEI, Mr. Kelley and other members of Southern Union's senior management in Austin, Texas to continue discussions about a possible acquisition of ProvEnergy by Southern Union. On September 22, 1999, Mr. Dodge met in White Sulphur Springs, West Virginia with George
L. Lindemann, the Chairman of the Board and Chief Executive Officer of Southern Union, and Messrs. Karam and Kelley to discuss the prospective business strategy and management organization of a combined entity.

On September 24, 1999, Southern Union's legal advisor delivered an initial draft of a merger agreement to ProvEnergy and ProvEnergy's legal advisors.

During the next three weeks there were various meetings and discussions among representatives of Southern Union and ProvEnergy and their advisors regarding the transaction structure, the form and amount of the merger consideration, the management of the combined company and other material terms. During this time the parties also executed a confidentiality agreement and commenced due diligence investigations and discussions with respect to each other, and ProvEnergy retained regulatory counsel.

On October 21, 1999, the ProvEnergy board of directors met to discuss the current status of the proposed transaction with Southern Union.

During the next three weeks there were numerous meetings and telephone calls among the senior management and legal advisors of Southern Union and ProvEnergy and representatives of Salomon Smith Barney, ProvEnergy's financial advisor, concerning the proposed merger agreement and the proposed employment agreements between Southern Union and Messrs. Dodge and DeMetro. During this time the parties completed their due diligence investigations and it was agreed, among other things, that the merger consideration would be paid entirely in cash.

On November 10, 1999, the Board of Directors of Southern Union unanimously approved a merger with ProvEnergy and authorized its Executive Committee to negotiate the definitive merger agreement.

On November 11, 1999, members of senior management of Southern Union and ProvEnergy, their respective legal advisors and representatives of Salomon Smith Barney met in New York City to finalize the terms of the ProvEnergy merger agreement, the employment agreements and related documentation. The primary terms discussed were the purchase price, the termination fee and the conditions to closing. On November 12, 1999, the Executive Committee of Southern Union unanimously authorized Mr. Kelley and Southern Union's Executive Vice President, Ronald J. Endres, to enter into a merger agreement with ProvEnergy for an all cash merger consideration of $42.50 per share. Thereafter, representatives of Southern

Union and ProvEnergy continued to finalize the terms of the merger agreement, the employment agreements and related documentation.

On the evening of November 14, 1999, the ProvEnergy board of directors met with Messrs. Kelley and Karam in Providence, Rhode Island.

On the morning of November 15, 1999, the ProvEnergy board of directors held a special meeting to review and consider the proposed transaction with Southern Union. The ProvEnergy board of directors unanimously determined that it was in the best interests of ProvEnergy and its shareholders, as well as for the community, customers and employees of ProvEnergy, for ProvEnergy to merge with Southern Union and determined that the terms of the merger agreement and the transactions contemplated thereby were fair to and in the best interests of ProvEnergy and its shareholders and approved the ProvEnergy merger agreement and the transactions contemplated thereby. Following the ProvEnergy board of directors meeting, the merger agreement, the employment agreements and related documentation were executed and delivered, and the parties issued a joint press release announcing the transaction.

Subsequent to the execution of the merger agreement, the issue arose as to whether Southern Union was required under Massachusetts law to obtain the approval of the ProvEnergy merger by holders of two-thirds of the outstanding shares of Southern Union common stock in connection with obtaining the approval by the Massachusetts Department of Telecommunications and Energy of Southern Union's acquisition of North Attleboro Gas, ProvEnergy's Massachusetts utility subsidiary. In order to eliminate any uncertainty concerning this issue and to facilitate the closing of the transaction, Southern Union advised ProvEnergy and the Massachusetts Department of Telecommunications and Energy that it intends to seek, and as of the date of this document it is seeking, such stockholder approval.

SOUTHERN UNION'S REASONS FOR THE PROVENERGY MERGER

In reaching its determination that a merger with ProvEnergy is in the best interest of Southern Union, its stockholders, customers and employees, the Southern Union board of directors, including its Executive Committee, consulted with and relied upon information and reports prepared or presented by Southern Union's management and Southern Union's legal advisors. The following are the material factors considered by the Southern Union board, including its Executive Committee, in pursuing acquisition opportunities, generally, which are relevant to their approval of a merger agreement with ProvEnergy, some of which contained both positive and negative elements:

- the terms of a proposed form of merger agreement consistent with those terms described under "The ProvEnergy Merger Agreement";

- the likelihood of receipt of timely and satisfactory regulatory approvals for the merger;

-    the risk that the merger would not be consummated;

- other recent and potential mergers involving utilities in the northeastern region of the country, particularly PEI, Fall River Gas and Valley Resources;

- the substantial management time and effort that will be required to consummate all aspects of the recent and prospective mergers, including to integrate the operations of those companies, and the risks inherent in such integration;

- other matters described under "Forward-Looking Statements May Prove Inaccurate"; and

- the results of Southern Union's business investigation of ProvEnergy and its subsidiaries.

The foregoing discussion of the information and factors considered by the Southern Union board, including its Executive Committee, is not intended to be all-inclusive. In view of the wide variety of factors considered in connection with its evaluation of acquisition opportunities, including this proposed merger, the Southern Union board, including its Executive Committee, did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the foregoing factors. Rather, the Southern Union board, including its Executive Committee, based its decision on the totality of the information presented to and considered by it.

RECOMMENDATION OF SOUTHERN UNION'S BOARD OF DIRECTORS

On May 31, 2000, the Southern Union Board of Directors approved a resolution recommending that the stockholders of Southern Union approve the ProvEnergy merger at a special meeting of stockholders, due to the merger being in the best interests of Southern Union, its stockholders, employees and customers, and the desire to avoid unnecessary delay in the receipt of certain regulatory approvals as previously explained.

INTERESTS OF PROVENERGY OFFICERS AND DIRECTORS IN THE PROVENERGY
MERGER

In considering the recommendation of the Southern Union board of directors that you vote for the ProvEnergy approval of the merger agreement, you should be aware that certain directors and executive officers of ProvEnergy have interests in the ProvEnergy merger in addition to their interests solely as ProvEnergy shareholders. These interests may create potential conflicts of interest.

EMPLOYMENT AGREEMENTS. In connection with the ProvEnergy merger agreement, Southern Union entered into an employment agreement with Mr. James H. Dodge, which will become effective upon the consummation of the initial merger of GUS into ProvEnergy. The employment agreement provides for an initial three year term, with automatic extensions so that the agreement continuously has a three year remaining term until Mr. Dodge attains age 62, at which time the term shall become fixed at three years. The agreement provides Mr. Dodge with a base salary of $400,000, continues his opportunity to earn an annual incentive bonus (which must be equal to at least 50% of his base salary), and enhances his retirement benefits. Mr. Dodge will receive a $1,000,000 bonus payable at the effective time of the initial merger and two subsequent annual bonuses of $500,000. If Mr. Dodge's employment is terminated without "cause" or if Mr. Dodge terminates his employment for "good reason" (as such terms are defined in the employment agreement), Mr. Dodge will receive payment of all unpaid bonuses and incentive awards for the remainder of the three year term, as well as continued provision of company health, life and disability benefits until Mr. Dodge reaches age 65 (or for three years following his termination, if later), with post-retirement health benefits provided to Mr. Dodge and his spouse thereafter.

In connection with the ProvEnergy merger agreement, Southern Union entered into an amendment to the employment agreement of Mr. James DeMetro, which will become effective upon the consummation of the initial merger. This amendment provides Mr. DeMetro with a $500,000 bonus payable at the effective time of the initial merger, enhances his retirement benefits and expands the definition of good reason to include the failure to renew his employment agreement.

BOARD OF DIRECTORS AND OFFICERS OF SOUTHERN UNION. Immediately after the effective time of the initial merger on the closing date, Mr. James H. Dodge, the Chief Executive Officer of ProvEnergy, will be elected to the board of directors of Southern Union and thereafter will be nominated for reelection, if necessary, so that he will have a term of at least three years from the closing date.

In addition, from the effective time of the initial merger until the earlier of their resignation or removal by the President of Southern Union:

- Mr. James H. Dodge will serve as Chief Executive Officer and President of the ProvEnergy and North Attleboro divisions of Southern Union and all other energy-related businesses of Southern Union conducted in New England, and

- Mr. James DeMetro will serve as Executive Vice President, Energy Services, of the ProvEnergy and North Attleboro divisions of Southern Union and all other energy-related businesses of Southern Union conducted in New England.

See "The ProvEnergy Merger Agreement -- Covenants and Other Agreements, including Post-Closing Commitments -- Employees; Benefits" which sets forth the positions of other ProvEnergy executives after the initial merger.

DEFENSE, INDEMNIFICATION AND INSURANCE FOR PROVENERGY OFFICERS AND DIRECTORS. Under the ProvEnergy merger agreement, Southern Union agreed for a period of six years after the effective time of the initial merger to indemnify and hold harmless the present and former officers and directors of ProvEnergy and its subsidiaries in respect of acts or omissions occurring prior to the effective time to the extent provided under ProvEnergy's articles of incorporation and bylaws. In addition, subject to specified limitations, Southern Union agreed to use its reasonable best efforts to provide officers' and directors' liability insurance for acts and omissions occurring before the ProvEnergy merger on terms with respect to coverage and amount that are no less favorable to the terms in effect on the date of the ProvEnergy merger agreement. See "The ProvEnergy Merger Agreement -- Indemnification and Insurance for ProvEnergy Officers and Directors."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PROVENERGY MERGER

The following discussion is intended only as a summary of the material U.S. federal income tax consequences of the ProvEnergy merger to ProvEnergy, Southern Union and Southern Union stockholders and does not purport to be a complete analysis or description of all potential tax effects of the merger. In addition, the discussion does not address all of the tax consequences that may be relevant to particular taxpayers in light of their personal circumstances or to taxpayers subject to special tax rules (for example, insurance companies, financial institutions, dealers in securities, tax-exempt organizations, banks, foreign taxpayers and taxpayers holding common stock as parts of straddles). No information is provided with respect to the tax consequences, if any, of the merger under applicable foreign, state, local or other tax laws.

The discussion is based upon the provisions of the Internal Revenue Code, applicable Treasury regulations thereunder, IRS rulings and judicial decisions, as in effect as the date of this proxy statement. There can be no assurance that future legislative, administrative or judicial changes or interpretations will not affect the accuracy of other statements or conclusions set forth herein. Any such change could apply retroactively and could affect the accuracy of such discussion.

THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE DESCRIPTION OF ALL OF THE TAX CONSIDERATIONS THAT MAY BE RELEVANT TO A DECISION WHETHER TO APPROVE THE PROVENERGY MERGER. THIS SUMMARY IS PROVIDED FOR GENERAL INFORMATION PURPOSES ONLY AND DOES NOT CONSTITUTE LEGAL OR TAX ADVICE.

CONSEQUENCES TO SOUTHERN UNION STOCKHOLDERS. Southern Union stockholders will not exchange or otherwise dispose of their Southern Union common stock in the ProvEnergy merger. They will therefore realize no taxable gain or loss whatsoever.

CONSEQUENCES TO SOUTHERN UNION AND PROVENERGY. No gain or loss will be recognized by Southern Union or ProvEnergy by reason of the ProvEnergy merger.

REGULATORY APPROVALS FOR THE PROVENERGY MERGER

The following is a summary of the material regulatory requirements affecting the ProvEnergy merger. There can be no guarantee if and when any of the consents or approvals required for the ProvEnergy merger will be obtained or as to the conditions that they may contain. Southern Union and ProvEnergy have filed for the required approvals from all of the agencies discussed. The management of Southern Union and ProvEnergy, respectively, believe that the necessary approvals can be obtained in 2000 and presently expect that they will all be received by September 2000.

STATE APPROVALS AND RELATED MATTERS. The utility operations of Southern Union are subject to the regulatory jurisdiction of the MPSC, the PPUC, the RRC and various municipalities in Texas where Southern Union conducts business, and the FPSC. The FPSC and PPUC must approve certain related financing arrangements. The PPUC approved the ProvEnergy merger on May 11, 2000. On June 28, 2000, the MPSC approved the ProvEnergy merger. No other state approvals have been received as of the date of this proxy statement. No RRC or Texas municipality approvals are required in connection with the merger.

The utility operations of ProvEnergy are subject to the jurisdiction of the Rhode Island Public Utilities Commission ("RIPUC") and the Rhode Island Division of Public Utilities and Carriers ("RIDPUC"), and the utility operations of its wholly-owned subsidiary, North Attleboro Gas, are subject to the jurisdiction of the Massachusetts Department of Telecommunications and Energy ("MDTE"), with respect to rates and charges, standards of service, accounting and other matters including certain financing transactions.

The Federal Energy Regulatory Commission's ("FERC") approval, required to complete the merger of Southern Union and ProvEnergy, was obtained in June 2000, effective as of the closing date of the merger.

The approvals of the MDTE and if necessary, RIDPUC, are required to complete the ProvEnergy merger.

Subsequent to the execution of the ProvEnergy merger agreement, the issue arose as to whether Southern Union was required under Massachusetts law to obtain the approval of the transaction by holders of two-thirds of the outstanding shares of Southern Union common stock in connection with obtaining the approval of the North Attleboro Gas merger by the MDTE.

In order to eliminate any uncertainty concerning this issue and to facilitate the closing of the transaction, Southern Union has advised ProvEnergy and the MDTE that it intends to seek, and through this proxy statement at the Southern Union special meeting is seeking, such stockholder approval.

Assuming the requisite regulatory approvals are obtained, the combined company and its utility operations will remain subject to the regulatory jurisdiction of the MDTE, MPSC, PPUC, RRC and various municipalities in Texas, the FPSC, RIPUC and RIDPUC.

ANTI-TRUST CONSIDERATIONS. Under the HSR Act, Southern Union and ProvEnergy cannot complete the ProvEnergy merger until both companies give notification and furnish information to the FTC and the Antitrust Division of the Department of Justice and the specified waiting period requirements have been satisfied. Southern Union and ProvEnergy filed the required notification and report forms with the FTC and the Antitrust Division on March 1, 2000. A request for additional information from the FTC was received on March 31, 2000, to which Southern Union and ProvEnergy have responded. At any time before or after the effective time of the ProvEnergy merger, and notwithstanding that the waiting period has terminated or the ProvEnergy merger may have been consummated, the FTC, the Antitrust Division or any state could take any action under the applicable antitrust or competition laws as it deems necessary or desirable. This action could include seeking to enjoin the completion of the ProvEnergy merger. Private parties may also institute legal actions under the antitrust laws under some circumstances. If the ProvEnergy merger is not consummated within twelve months after the expiration or earlier termination of the HSR Act waiting period, Southern Union and ProvEnergy would be required to submit new filings to the Department of Justice and the FTC, and a new HSR Act waiting period would have to expire or be earlier terminated before the merger could be consummated.

See "The ProvEnergy Merger Agreement -- Conditions to Completion of the ProvEnergy Merger."

ACCOUNTING TREATMENT FOR THE PROVENERGY MERGER

The Unaudited Pro Forma Combined Condensed Financial Statements appearing elsewhere in this proxy statement are based upon certain assumptions, as described in the pro forma combined condensed financial statements, and are included for informational purposes only. The ProvEnergy merger will be accounted for using the purchase method of accounting, in accordance with generally accepted accounting principles. Under the purchase method of accounting, Southern Union's historical results for periods before the ProvEnergy merger will remain unchanged. On the closing date, the combined company will record ProvEnergy's assets and liabilities of regulated entities at their historical cost basis and ProvEnergy's assets and liabilities of non-regulated entities will be recorded at fair value with any excess recorded as additional purchase cost assigned to utility plant. See "Unaudited Pro Forma Combined Condensed Financial Statements."

                            MERGER-RELATED FINANCING

Southern Union's management is evaluating various sources and methods of financing the amount necessary to fund the cash portion of the consideration to be paid to Fall River Gas stockholders, the all cash consideration to be paid to the ProvEnergy and Valley Resources stockholders, and all related costs and refinancings anticipated in connection with these mergers. Southern Union's management currently anticipates that substantially all of these costs will be financed through external sources. Southern Union anticipates soliciting consents from the holders of the mortgage bonds and debentures of Fall River Gas, ProvEnergy and Valley Resources to revise or eliminate certain of their indenture terms, primarily to conform to certain terms in the indenture for Southern Union's outstanding senior notes.

Southern Union's pending acquisitions of Fall River Gas, ProvEnergy and Valley Resources would require up to approximately $600 million of new financing if Fall River Gas shareholders choose to receive the maximum of 50% of the aggregate merger consideration that may be paid to them in cash and if all of the approximately $140 million of existing long-term debt of the three companies being acquired must be refinanced rather than amended and assumed as planned. Presently, Southern Union expects to be able to amend the terms of outstanding long-term debt of the three companies being acquired in order to assume such debt. Southern Union presently plans to fund all other costs for the three acquisitions with bank borrowings, although it has not yet received commitments.

After closing the mergers, Southern Union may choose or need to refinance some portion or all of the bank borrowings that it plans for funding the pending acquisitions. Sources of future or alternative financing that Southern Union may consider include commercial and investment banks, institutional lenders, institutional investors and public securities markets. The methods of financing that Southern Union may consider include bank lines of credit, debt and preferred securities of various maturities and terms, and common stock. Southern Union's management believes that Southern Union will have access if and when needed to many sources and types of short-term and long-term capital sources at reasonable rates.

All of these considerations and assumptions relate to the financing required for the mergers and acquisitions that Southern Union has agreed to consummate but not completed. As a result of its planned financing and as shown in the Pro Forma Combined Condensed Financial Statements, the consolidated capitalization of Southern Union after completion of Southern Union's three pending mergers is expected to consist of at least 32% common equity, approximately 5% preferred equity and approximately 63% long-term debt.

                          NO STATUTORY APPRAISAL RIGHTS

Under Delaware law, you do not have appraisal rights in connection with the Fall River Gas and ProvEnergy mergers.

                       THE FALL RIVER GAS MERGER AGREEMENT

THIS SECTION IS A SUMMARY OF THE MATERIAL TERMS OF THE FALL RIVER GAS MERGER AGREEMENT, A COPY OF WHICH IS ATTACHED AS APPENDIX A TO THIS DOCUMENT. THE FOLLOWING DESCRIPTION DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FALL RIVER GAS MERGER AGREEMENT. YOU SHOULD REFER TO THE FULL TEXT OF THE FALL RIVER GAS MERGER AGREEMENT FOR DETAILS OF THE MERGER AND THE TERMS AND CONDITIONS OF THE MERGER AGREEMENT.

STRUCTURE OF THE MERGER

Under the Fall River Gas merger agreement, Fall River Gas will be merged with and into Southern Union. After the merger, Southern Union will continue as the surviving corporation. Southern Union's existing charter and bylaws will remain in effect after the Fall River Gas merger and Southern Union's management and board of directors will remain the same as a result of the Fall River Gas merger, except as specifically discussed in this proxy statement. See "Possible Effects of the Mergers on Southern Union Stockholder Rights."

As a result of the Fall River Gas merger, Fall River Gas will be a division of Southern Union. Fall River Gas' non-regulated subsidiary will become a subsidiary of Southern Union.

CLOSING; EFFECTIVE TIME

On the closing date of the Fall River Gas merger, we will file articles of merger and a certificate of merger with the Secretary of State of the Commonwealth of Massachusetts in accordance with the Massachusetts General Laws ("MGL") and a certificate of merger with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law ("DGCL"). The Fall River Gas merger will become effective upon filing of these documents. This moment is referred to as the "effective time."

FALL RIVER GAS MERGER CONSIDERATION

Fall River Gas stockholders have the option to elect either cash or Southern Union common stock or a combination of both in exchange for their shares of Fall River Gas common stock, subject to certain limitations.

Each share of Fall River Gas common stock that a stockholder elects to exchange for cash will be converted into the right to receive $23.50 in cash, unless too many Fall River Gas stockholders elect to receive cash. No more than 50% of the aggregate consideration paid to all Fall River Gas stockholders may consist of cash, including cash paid to Fall River Gas stockholders in lieu of issuing them fractional shares of Southern Union common stock. If the Fall River Gas stockholders exceed this cash limitation, the amount of cash paid to each Fall River Gas stockholder electing cash will be reduced proportionately. Thus, if too many Fall River Gas stockholders elect to receive cash, consequently exceeding the cash limitation, a combination of cash and Southern Union common stock having a deemed value of $23.50 will be delivered to Fall River Gas stockholders in exchange for each share they selected to be exchanged for cash.

Each share of Fall River Gas common stock that a stockholder elects to exchange for Southern Union common stock, will be converted into the right to receive that number of whole shares of Southern Union common stock having a value of $23.50. Southern Union will not issue any fractional shares of its common stock in connection with the Fall River Gas merger. Instead, Fall River Gas stockholders will be given cash for any fractional shares of Southern Union common stock they would otherwise receive.

The exact number of shares of Southern Union common stock a Fall River Gas stockholder will receive for each share of Fall River Gas common stock will depend on the average trading price of Southern Union common stock on the New York Stock Exchange for the ten trading day period beginning on the twelfth trading day and ending on the third trading day before the closing of the merger (counting from and including the trading day immediately preceding the closing).

If the average price of Southern Union's common stock during this ten trading day period is:

- Above $19.6875, the number of shares of Southern Union common stock will be fixed at 1.19365 for each share of Fall River Gas common stock.

- Between $16.875 and $19.6875, the number of shares of Southern Union common stock will be adjusted so that each share of Fall River Gas' common stock will be exchanged for Southern Union common stock having a value equal to $23.50 divided by the average trading price during the period of time described above.

- Below $16.875, but at least $15.00, the number of shares of Southern Union common stock will be fixed at 1.39259 for each share of Fall River Gas common stock.

- Below $15.00, Fall River Gas has the option to terminate the Fall River Gas merger agreement. If Fall River Gas does not terminate the merger agreement, Fall River Gas stockholders will receive 1.39259 shares of Southern Union common stock per share of Fall River Gas common stock.

REPRESENTATIONS AND WARRANTIES

The Fall River Gas merger agreement contains certain substantially mutual representations and warranties made by Southern Union and Fall River Gas to each other, relating to, among other things:

-    corporate organization, existence, qualification, standing and power;

-    capitalization;

-    subsidiaries and investments;

- authorization, execution, delivery, performance and enforceability of the Fall River Gas merger agreement, and absence of violations, breaches or defaults under organizational documents, certain agreements and government orders as a result of execution, delivery and performance of the Fall River Gas merger agreement;

- governmental approvals and authorizations necessary to complete the Fall River Gas merger;

-    public utility holding company status and regulation as a public utility;

- absence of violations of applicable legal requirements and material compliance with governmental authorizations;

-    legal proceedings;

-    documents filed by each of Southern Union and Fall River Gas with the SEC;

-    tax matters;

-    intellectual property matters;

-    disclosure of indebtedness;

-    absence of defaults under material contracts;

-    employee benefit matters;

-    environmental matters;

-    absence of material adverse changes since specified balance sheet dates;

-    broker's or finder's fees;

- information provided for inclusion in the Fall River proxy statement, Southern Union's proxy statement and the registration statement; and

-    required stockholder votes in connection with the Fall River Gas merger.

In addition, Fall River Gas has made representations and warranties to Southern Union relating to:

-    title to assets;

-    machinery and equipment;

-    insurance policies;

-    labor and employment matters;

-    regulatory proceedings; and

-    delivery of a fairness opinion of Legg Mason Wood Walker, Incorporated.

COVENANTS AND OTHER AGREEMENTS

Each of Southern Union and Fall River Gas has undertaken certain covenants and other agreements in the Fall River Gas merger agreement. The following summarizes the more significant of these covenants:

INTERIM OPERATIONS. In the Fall River Gas merger agreement, Southern Union and Fall River Gas have agreed that, except as provided by the Fall River Gas merger agreement or as consented to by the other party, during the period from the date of the merger agreement until the effective time, each of Southern Union and Fall River Gas and its subsidiary will:

- not make or permit any material change in the general nature of its business;

- maintain its ordinary course of business (for Southern Union, only with respect to its present operations) in accordance with prudent business judgment and consistent with past practice and policy, and maintain its assets in good repair, order and condition, reasonable wear and tear excepted, subject to retirements in the ordinary course of business;

- preserve its ongoing business and use reasonable efforts to maintain its goodwill; and

- preserve its franchises, tariffs, certificates of public convenience and necessity, licenses, authorizations and other governmental rights and permits.

In addition, except as provided by the Fall River Gas merger agreement or as consented to by Southern Union, during the period from the date of the merger agreement until the effective time, Fall River Gas and its subsidiary will:

- not enter into any material transaction or contract other than in the ordinary course of business;

- not purchase, sell, lease, dispose of or otherwise transfer or subject to lien, any of its assets other than in the ordinary course of business;

- not hire any new employee unless the employee is a bona fide replacement for a presently-filled position;

- not file any material applications, petitions, motions, orders, briefs, settlements or agreements in any material proceeding or related appeal before a government body;

- not engage in any new or modify any existing material intercompany transactions, except in the ordinary course of business, involving any subsidiary of Fall River Gas;

- not voluntarily change in any material respect or terminate any of Fall River Gas' insurance policies unless equivalent coverage is obtained;

-    not make any capital expenditure or capital expenditure commitment;

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-    not make any changes in financial policies or practices, or strategic or operating policies or practices, subject to adjustments in the ordinary course of business and other deviations (which in the aggregate will not exceed 5% on an annualized basis during the period from the date the Fall River Gas merger agreement was signed until the completion of the Fall River Gas merger);

- comply in all material respects with all applicable legal requirements and permits;

- not adopt, amend or assume an obligation to contribute to any of Fall River Gas' employee benefit plans or collective bargaining agreements or enter into any employment, severance or similar contract or amend any such existing contracts;

- not grant any increase or change in total compensation, benefits or pay any bonus to any employees, directors or consultants, except in the ordinary course of business or in accordance with the terms of any existing contract, employee benefit plan of Fall River Gas or collective bargaining agreement;

- not grant or enter into or extend the term of any contract, written or oral, with respect to continued employment for any employee, officer, director or consultant;

- not make any loan or advance to any officer, director, stockholder, employee, individual or entity other than in the ordinary course of business;

- not terminate any existing, enter into any new, gas purchase, exchange, storage, supply or transportation contract or renew, extend or negotiate any existing gas purchase, exchange, storage, supply or transportation contract that is not terminable within sixty days without penalty;

-    not amend its organizational documents; and

- not issue or assume any note, debenture or other evidence of indebtedness which by its terms does not mature within one year.

FALL RIVER GAS SPECIAL MEETING; SOLICITATION OF PROXIES. Fall River Gas has agreed:

- to use its reasonable best efforts to solicit from its stockholders proxies in favor of the Fall River Gas merger;

- to take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of securing the approval and adoption of the Fall River Gas merger agreement and the consummation of transactions related to the Fall River Gas merger agreement by its stockholders;

- to distribute proxy statements to its stockholders in accordance with applicable federal and state law and its organizational documents; and

- to recommend to its stockholders the approval of the Fall River Gas merger agreement, subject to the fiduciary duties of its board of directors.

FALL RIVER GAS VOTING AGREEMENT. In connection with the Fall River Gas merger, Barbara N. Jarabek, as Managing General Partner to The Jarabek Family Limited Partnership, Ronald J. Ferris, Bradford J. Faxon, Raymond H. Faxon, Cindy L.J. Audette, Gilbert C. Oliveira, Jr. and Thomas H. Bilodeau entered into a voting agreement with Southern Union. According to the terms of the voting agreement, these stockholders agreed: 1) to vote or cause to be voted their shares of Fall River Gas common stock in favor of the Fall River Gas merger and the adoption and approval of the Fall River Gas merger agreement, and 2) to grant Southern Union an irrevocable proxy to vote their shares of Fall River Gas common stock for the approval and adoption by the Fall River Gas stockholders of the Fall River Gas merger agreement and the performance of transactions related to the Fall River Gas merger. As of the special meeting record date, the number of shares beneficially owned by the Fall River Gas stockholders who entered the voting agreement and granted this irrevocable proxy represent approximately 25.6% of the outstanding shares of Fall River Gas common stock entitled to vote on the approval and adoption of the Fall River Gas merger agreement and performance of transactions related to the Fall River Gas merger agreement.

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Of the 572,510 shares of Fall River Gas common stock represented by the stockholders who are parties to the voting agreement, as of May 31, 2000, 276,800 shares were beneficially owned by executive officers and directors of Fall River Gas. The voting agreement is attached as Appendix B to this proxy statement.

EMPLOYEES; BENEFITS.   For employees (excluding unionized employees) of Fall
River Gas and its subsidiary, Southern Union has agreed:

- to provide such employees who continue their service with Southern Union with benefits no less favorable in the aggregate than the benefits provided under Fall River Gas' benefit plans during the 12 months immediately following the closing date;

- to recognize, for purposes of eligibility, vesting and benefit accrual under all benefit plans provided to such employees after the closing date, the tenure of employment, as recognized by Fall River Gas or of its subsidiary as of the closing date;

- that all vacation time earned by such employees prior to the closing date must be taken by the end of the calendar year of the closing date, except where Fall River Gas or Southern Union requests that an employee forgo his or her vacation for business-related reasons; and

- to recognize, for purposes of awarding vacation time at the beginning of each calendar year following the closing date, the tenure of employment, as recognized by Fall River Gas or of its subsidiary as of the closing date.

Southern Union has also agreed to assume, at the effective time, all collective bargaining agreements covering employees of Fall River Gas and its subsidiary, and to discharge when due any and all liabilities of Fall River Gas and its subsidiary under the collective bargaining agreements relating to periods after the effective time.

CERTAIN OTHER COVENANTS AND AGREEMENTS. The Fall River Gas merger agreement contains certain mutual covenants and other agreements of the parties, including covenants and other agreements relating to: filings with the SEC; access to offices, properties, financial statements and other records; use of reasonable efforts to obtain all necessary consents; approvals and waivers from governmental bodies and other third parties; and certain further assurances.

The Fall River Gas merger agreement also contains additional covenants by Fall River Gas to, except as provided in that agreement:

- permit Southern Union to insert preprinted single-page customer education materials into billing documentation to be delivered to customers affected by the Fall River Gas merger agreement;

- not declare or pay or permit its subsidiary to declare or pay any dividends, or make other distributions in respect of Fall River Gas' or its subsidiary's capital stock, except for regular dividends on Fall River Gas common stock;

- not redeem or repurchase or otherwise acquire any shares of its capital stock or the capital stock of its subsidiary other than in connection with the administration of employee benefit and dividend reinvestment and customer stock purchase plans that were in effect on October 4, 1999;

- not split, combine, reclassify, issue or encumber or permit its subsidiary to split, combine, reclassify, issue or encumber any shares of its capital stock or securities convertible into any such shares;

- not make any changes or permit its subsidiary to make changes in its accounting methods, principles or practices except as required by law, rule, regulation or generally accepted accounting principles;

- identify persons who are "affiliates" of Fall River Gas within the meaning of Rule 145 under the Securities Act and to use its reasonable efforts to provide to Southern Union letters from such persons to the effect that they will not dispose of their shares of Southern Union common stock received in the Fall River Gas merger except in accordance with the applicable provisions of Rule 145 or in a transaction exempt from registration under he Securities Act ("Rule 145 Letters");

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

- cooperate and cause its subsidiaries to cooperate with Southern Union's requests with respect to the refinancing, repurchase, redemption or repayment of indebtedness of Fall River Gas or its subsidiary as may be required or that Southern Union may request prior to the merger;

- except in certain instances, not initiate or encourage any inquiry or proposal about mergers with other parties, sales of substantial assets, sales of shares representing a majority or greater interest in Fall River Gas or its subsidiary or other business combinations or, except in certain instances, negotiate, discuss, approve or recommend any such alternative acquisition proposal (see "--No Solicitation by Fall River Gas"); and

- obtain consents for the merger from all holders of each series of First Mortgage Bonds issued and outstanding under the Indenture of First Mortgages, dated as of December 1, 1952, between Fall River Gas and State Street Bank and Trust Company ("Fall River Gas Indenture".)

The Fall River Gas merger agreement also contains certain additional covenants of Southern Union to, except as provided in that agreement:

- use its reasonable best efforts to obtain, prior to the effective date of the merger agreement, all necessary state securities laws or "blue sky" permits and approvals and pay all related expenses; and

- cause the shares of Southern Union's common stock required to be reserved for issuance in connection with the Fall River Gas merger to be listed on the NYSE.

INDEMNIFICATION AND INSURANCE FOR FALL RIVER GAS OFFICERS AND DIRECTORS

Southern Union agreed for a period of six years after the effective time of the Fall River Gas merger:

- to indemnify and hold harmless the present and former officers and directors of Fall River Gas and its subsidiary in respect of acts or omissions occurring prior to the effective time to the extent provided under Fall River Gas' articles of incorporation and bylaws, and

- to use its reasonable best efforts to provide officers' and directors' liability insurance for acts and omissions occurring before the effective time on terms with respect to coverage and amount that are no less favorable than the terms in effect on the date of the Fall River Gas merger agreement, but if the annual premiums are more than 200% of the previous year's premiums paid by Fall River Gas, Southern Union must obtain a policy with best coverage available, in the reasonable judgment of the board of directors of Southern Union, for a cost not exceeding that amount.

See "The Fall River Gas Merger - Interests of Fall River Gas Officers and Directors in the Fall River Gas Merger."

NO SOLICITATION BY FALL RIVER GAS

The Fall River Gas merger agreement provides that Fall River Gas must terminate all existing discussions or negotiations with third parties, if any, with respect to a "Business Combination," as define below, and that Fall River Gas may not, and may not authorize or permit its or its subsidiary's officers, directors, agents, financial advisors, attorneys, accountants or other representatives to, directly or indirectly:

- solicit, initiate or encourage submission of proposals or offers relating to, or that could reasonably be expected to lead to, a Business Combination; or

- participate in any negotiations or discussions regarding, furnish to any person any information with respect to, or otherwise cooperate, assist, participate in, facilitate or encourage any effort or attempt by any other person to do or seek, a Business Combination.

A "Business Combination" is, except as provided in the Fall River Gas merger agreement:

- a merger, consolidation or other business combination, share exchange, sale of shares of capital stock, tender offer or exchange offer or similar transaction involving Fall River Gas or its subsidiary;

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

- the acquisition in any manner, directly or indirectly, of a material interest in any capital stock of, or a material equity interest in a substantial portion of the assets of, Fall River Gas or of its subsidiary, including any single or multi-step transaction or series of related transactions that is structured to permit a third party to acquire beneficial ownership of a majority or greater equity interest in Fall River Gas or its subsidiary; or

- the acquisition in any manner, directly or indirectly, of any material portion of the business or assets (other than immaterial or insubstantial assets or inventory in the ordinary course of business or assets held for sale) of Fall River Gas or its subsidiary.

Prior to receiving the approval of the Fall River Gas merger by Fall River Gas stockholders, if the Fall River Gas board of directors receives an unsolicited written proposal from a third party with respect to a Business Combination that the Fall River Gas board of directors determines, in its good faith judgment, after consulting with its financial advisor and outside counsel, with customary qualifications, is a "Superior Proposal," which we define below, Fall River Gas may:

- furnish information to, and negotiate, explore or otherwise engage in substantive discussions with the third party that submitted the unsolicited Superior Proposal if the Fall River Gas board determines that it is reasonably necessary to engage in such discussions in order to comply with its fiduciary duties under applicable law; and

- take and disclose to Fall River Gas' stockholders a position with respect to another Business Combination proposal, or amend or withdraw such position, pursuant to Rule 14d-9 and 14e-2 under the Exchange Act, or make such disclosure to Fall River Gas' stockholders which in the good faith judgment of the Fall River Gas board of directors is required by applicable law, based on the advice of its outside counsel.

A proposed Business Combination is a "Superior Proposal" if it involves at least 50% of the shares of capital stock or a material portion of the assets of Fall River Gas and the Fall River Gas board determines, after consulting with Fall River Gas' financial advisor and outside counsel, that:

-    the proposal is financially superior to the Fall River Gas merger; and

- it appears that the party making the proposal is reasonably likely to have the funds necessary to consummate the Business Combination.


The Fall River Gas merger agreement also prohibits the Fall River Gas board from withdrawing or modifying, or proposing publicly to withdraw or modify, in a manner adverse to Southern Union, its approval or recommendation of the merger agreement or the merger, approving or recommending, or proposing publicly to approve or recommend, a Business Combination, or causing Fall River Gas to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Business Combination unless the following conditions are satisfied:

- the Fall River Gas board determines, in its good faith judgment, after consulting with its financial advisor and outside counsel, that an unsolicited proposal regarding a Business Combination is a Superior Proposal; and

- the Fall River Gas board determines, in its good faith judgment, after consulting with its financial advisor and outside counsel, that the failure to either withdraw or modify its approval or recommendation of the Fall River Gas merger agreement or the Fall River Gas merger, approve or recommend a Business Combination, or cause Fall River Gas to enter into any agreement related to any Business Combination would create a reasonable possibility of a breach of the fiduciary duties of the Fall River Gas board under applicable law.

Fall River Gas must promptly notify Southern Union of the receipt of any alternative acquisition proposal regarding a Business Combination, the material terms and conditions of any such proposal, the identity of the person or entity making the proposal and the status and details of any such request or proposal within one business day of Fall River Gas' receipt of any such proposal. Fall River Gas is required to use all reasonable efforts to keep Southern Union informed of the status and details of any such inquiry, offer or proposal and provide notice, consisting of two days, to Southern Union prior to the first delivery of non-public information to any such person or entity. If any such inquiry, offer or proposal is in writing, Fall River Gas has agreed to promptly deliver to Southern Union a copy of such inquiry, offer or proposal. If Fall River Gas decides to accept such a Business Combination proposal and enter into a definitive agreement with respect to such proposal,

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

Fall River Gas must give Southern Union notice, consisting of five business days, of its intent to enter into a definitive agreement. In addition, during this five-day period, Fall River Gas must give Southern Union an opportunity to adjust the terms of the Fall River Gas merger agreement so that the parties can proceed with the Fall River Gas merger and negotiate in good faith with Southern Union with respect to any such adjustments. Concurrently with the termination of the Fall River Gas merger agreement in connection with a Business Combination, Fall River Gas must also pay the required termination fee (see "-- Termination of the Fall River Gas Merger Agreement" and "-- Termination Fees and Expenses -- Fall River Gas Termination Fee").

Prior to furnishing any non-public information to, entering into negotiations with or accepting a Superior Proposal from a third party, Fall River Gas will provide written notice to Southern Union to the effect that it is furnishing information to or entering into discussions or negotiations with such third party and receive from such third party an executed confidentiality agreement containing substantially the same terms and conditions as the confidentiality agreement between Fall River Gas and Southern Union.

CONDITIONS TO THE COMPLETION OF THE FALL RIVER GAS MERGER

MUTUAL CLOSING CONDITIONS. The obligations of Southern Union and Fall River Gas to complete the Fall River Gas merger are subject to the satisfaction or, to the extent legally permissible and permitted by the Fall River Gas merger agreement, waiver of the following conditions:

- Accuracy as of the closing date of the representations and warranties made by the other party to the extent specified in the merger agreement.

- Performance in all material respects by the other party of the obligations required to be performed by it at or before the closing date.

- All governmental approvals required in order to complete the merger having been obtained without conditions that would be reasonably likely to be materially adverse to Fall River Gas' or Southern Union's businesses, operations, properties, financial condition, or results of operations. To facilitate obtaining the approval of the transaction by the Massachusetts Department of Telecommunications and Energy, Southern Union is seeking approval of the transaction by holders of two-thirds of the outstanding shares of Southern Union common stock.

- No court, administrative agency, governmental body or arbitrator having issued an order to restrain, enjoin or otherwise prevent the consummation of the Fall River Gas merger agreement or the merger.

- Southern Union's registration statement on Form S-4, being effective and not subject to any stop order by the SEC.

- Authorization for listing on the NYSE of the shares of Southern Union common stock to be issued in the Fall River Gas merger.

ADDITIONAL CLOSING CONDITIONS FOR SOUTHERN UNION'S BENEFIT. Southern Union's obligation to complete the Fall River Gas merger is subject to the following additional conditions:

- Receipt of third party consents required to consummate the Fall River Gas merger, other than any consents which, if not obtained, are not, individually or in the aggregate, reasonably likely to result in a material adverse effect on the business, operations, properties, financial condition or results of operations of Fall River Gas and its subsidiary after the closing.

- Receipt of all consents and approvals required, under the terms of any note, bond or indenture to which Fall River Gas or of its subsidiary is a party.

- The resignation of each director of Fall River Gas or its subsidiary of his or her position as a director of Fall River Gas or its subsidiary effective as of the closing date.

- The receipt by Southern Union on the closing date of an opinion of its counsel to the effect that the Fall River Gas merger will constitute a "reorganization" within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code, and that no gain or loss will be recognized by Southern Union or Fall River Gas with respect to the merger.

- Each of the individuals and entities who are "affiliates" of Fall River Gas within the meaning of Rule 145 have delivered to Southern Union a Rule 145 Letter.

- Receipt of all consents required and necessary to approve any amendments requested by Southern Union to the Fall River Gas Indenture, from the holders of each series of First Mortgage Bonds issued and outstanding under the Indenture.

ADDITIONAL CLOSING CONDITION FOR FALL RIVER GAS' BENEFIT. Fall River Gas' obligation to complete the Fall River Gas merger is subject to the additional condition that on the closing date, Fall River Gas shall have received an opinion of its counsel to the effect that the merger will be treated for federal income tax purposes as a "reorganization" within the meaning of
Section 368(a) of the Internal Revenue Code, and that no gain or loss will be recognized for federal income tax purposes by the stockholders of Fall River Gas upon their receipt of the merger consideration, except that any realized gain will be recognized to the extent of the amount of cash received.

AMENDMENT OF THE FALL RIVER GAS MERGER AGREEMENT

Fall River Gas and Southern Union may amend in writing the terms of the Fall River Gas merger agreement before the closing.

TERMINATION OF THE FALL RIVER GAS MERGER AGREEMENT

The Fall River Gas merger agreement may be terminated at any time before the closing:

-    by mutual written consent of Southern Union and Fall River Gas;

-    by either Fall River Gas or Southern Union:

     - if a court issues a non-appealable order that prohibits the consummation of the merger; or

     - at any time after 5:00 p.m., Eastern Time on October 15, 2000, if the closing of the Fall River Gas merger has not occurred and the party asserting its right to terminate is not in material breach of its representations, warranties, covenants or agreements contained in the Fall River Gas merger agreement; however, this date will be extended to February 28, 2001, even though all other conditions to the closing of the merger have been fulfilled or are capable of being fulfilled if: (i) all approvals, consents, opinions, rulings or authorizations of any federal state and local governmental agencies required in order to consummate the merger have not been obtained or become a final order or (ii) the applicable waiting period under the HSR Act relating to the merger has not expired or been terminated;

-    by Southern Union if:

     - there is a breach of any representation, warranty, covenant or agreement of Fall River Gas, where the breach cannot be cured and would make the representations and warranties of Fall River Gas substantially inaccurate;

     - less than two-thirds of the holders of the outstanding common stock of Fall River Gas vote to approve the merger and there has not been a material misrepresentation or a material breach by Southern Union of any of its covenants, warranties or agreements contained in the Fall River Gas merger agreement;

     - the Fall River Gas board or any committee thereof: (i) withdraws or modifies, or proposes publicly to withdraw or modify, in a manner adverse to Southern Union, its approval or recommendation of the Fall River Gas merger agreement or the merger, (ii) approves or recommends, or proposes publicly to approve or recommend, a Business Combination, (iii) causes Fall River Gas to enter into a definitive agreement related to any Business Combination or (iv) resolves to take any of the foregoing actions; or

     - a third party, including a group (as defined under the Exchange Act), acquires securities representing greater than 50% of the voting power of the outstanding voting securities of Fall River Gas; and

-    by Fall River Gas if:

     - there is a breach of any representation, warranty, covenant or agreement of Southern Union, where the breach cannot be cured and would make Southern Union's representations and warranties materially inaccurate;

     - (i) Fall River Gas gives Southern Union at least five business days' notice of its intent to enter into a definitive agreement with respect to a Business Combination proposal, and during this five-day period gives Southern Union an opportunity to adjust the terms of the Fall River Gas merger agreement so that the parties can proceed with the merger and negotiate in good faith with Southern Union with respect to any such adjustments, and (ii) Fall River Gas has paid the required termination fees and (iii) Fall River Gas has entered into a definitive agreement with respect to a Business Combination proposal;

     - less than two-thirds of the holders of Fall River Gas' outstanding common stock approve the Fall River Gas merger agreement and there has not been a material misrepresentation or a material breach by Fall River Gas of any of its covenants, warranties or agreements contained in the merger agreement; or

     - the average trading price of Southern Union common stock as of the closing date is lower than $15.00. For this purpose, "average trading price" means the average of the reported closing prices of Southern Union common stock on the NYSE for the ten consecutive trading days ending on the third trading day before the closing date (counting from and including the trading day immediately before the closing date). The closing price for each day in question will be the last sale price, regular way, or, if no sale takes place on that day, the average of the closing bid and asked prices, regular way.

If the Fall River Gas merger agreement is validly terminated, no provision of the merger agreement will survive (except for the provisions relating to expenses, termination fees and miscellaneous provisions of general application) and termination shall be without any liability on the part of any party, unless such party is negligent or in willful breach of any provision of the merger agreement.

TERMINATION FEES AND EXPENSES

PAYMENT OF THE MERGER EXPENSES GENERALLY. Each of Fall River Gas and Southern Union will pay all costs and expenses of its performance of and compliance with the Fall River Gas merger agreement except as expressly provided in the merger agreement and as follows:

- Fall River Gas will pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken by Southern Union to collect the termination fee payable to Southern Union under the Fall River Gas merger agreement, together with interest on the amount of any portion of the unpaid termination fee. This interest will be calculated using an annual percentage rate of interest equal to the prime rate published in THE WALL STREET JOURNAL on the date (or preceding business day if this date is not a business day) the fee was required to be paid, compounded on a daily basis using a 360-day year;

-    Fall River Gas will pay all fees and expenses of counsel for Fall River
     Gas;

- Southern Union will pay all real estate transfer taxes and real estate recording fees, if any, including expenses of counsel associated with real estate title, transfer and recording issues in connection with the Fall River Gas merger, and all filing and application fees paid to federal, state or local government agencies in connection with the merger; and

- Southern Union and Fall River Gas will each pay half of the combined costs of printing and mailing a proxy statement/ prospectus to Fall River Gas' stockholders.

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FALL RIVER GAS TERMINATION FEE.   Fall River Gas has agreed to pay Southern
Union $1.5 million in cash if:

- Fall River Gas provides Southern Union at least five business days' notice of its intent to terminate the Fall River Gas merger agreement and has entered into a definitive agreement with respect to a Business Combination proposal;

- Southern Union terminates the Fall River Gas merger agreement because the Fall River Gas board or any committee thereof has (i) withdrawn or modified, or proposed publicly to withdraw or modify, in a manner adverse to Southern Union, its approval or recommendation of the Fall River Gas merger agreement, (ii) approved or recommended, or proposed publicly to approve or recommend, a Business Combination, (iii) caused Fall River Gas to enter into a definitive agreement related to any Business Combination; or

- Southern Union terminates the Fall River Gas merger agreement because a third party, including a group (as defined under the Exchange Act), has acquired securities representing greater than 50% of the voting power of the outstanding voting securities of Fall River Gas.

                         THE PROVENERGY MERGER AGREEMENT

This section is a summary of the material terms of the ProvEnergy merger agreement, a copy of which is attached as Appendix C to this document. The following description does not purport to be complete and is qualified in its entirety by reference to the merger agreement. You should refer to the full text of the ProvEnergy merger agreement for details of the ProvEnergy merger and the terms and conditions of the ProvEnergy merger agreement.

STRUCTURE OF THE MERGER

On the closing date, GUS, a direct, wholly owned subsidiary of Southern Union, will be merged into ProvEnergy in accordance with the laws of Rhode Island. ProvEnergy will be the surviving corporation of this initial merger, which we may refer to as the "surviving corporation."

Immediately after the initial merger, ProvEnergy will adopt an agreement and plan of merger pursuant to which North Attleboro Gas, a wholly owned utility subsidiary of ProvEnergy, will merge with and into ProvEnergy on the closing date, with ProvEnergy being the surviving corporation, by complying with the requirements of laws of Rhode Island and Massachusetts (the "Attleboro Merger"). Immediately following the consummation of the Attleboro Merger, ProvEnergy will adopt an agreement and plan of merger pursuant to which Providence Gas, another wholly owned utility subsidiary of ProvEnergy, will merge with and into ProvEnergy on the closing date with ProvEnergy being the surviving corporation, by complying with the requirements of Rhode Island law (the "ProvGas Merger"). Immediately following the consummation of the ProvGas Merger, Southern Union will adopt an agreement and plan of merger pursuant to which ProvEnergy will merge with and into Southern Union on the closing date, with Southern Union being the surviving corporation, by complying with the requirements of Rhode Island and Delaware law (the "final merger"). The initial merger, the ProvGas Merger, the Attleboro Merger and the final merger, collectively, are referred to in this proxy statement as the "ProvEnergy merger."

Southern Union's existing charter and bylaws will remain in effect after the ProvEnergy merger, and Southern Union's management and board of directors will remain the same as a result of the ProvEnergy merger, except as otherwise described in this proxy statement. See "Possible Effects of the Mergers on Southern Union Stockholder Rights."

As a result of the ProvEnergy merger, ProvEnergy and its two utility subsidiaries, Providence Gas and North Attleboro Gas, will become two divisions of Southern Union with the operations of Providence Gas in one division and the operations of North Attleboro Gas in the other division. The non-regulated subsidiaries of ProvEnergy will become subsidiaries of Southern Union.

CLOSING; EFFECTIVE TIME

On the closing date of the ProvEnergy merger, duly executed Articles of Merger will be filed with the Secretary of State of Rhode Island complying with the requirements of the Rhode Island Business Corporation Act. The initial merger will become effective when the Secretary of State of Rhode Island issues a Certificate of Merger. Immediately after the initial merger, Articles of Merger for the Attleboro merger will be filed with the State Secretary of Massachusetts and the Secretary of State of Rhode Island. After the effectiveness of the Attleboro merger, Articles of Merger for the ProvGas merger will be

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filed with the Secretary of State of Rhode Island. Immediately after the effectiveness of the ProvGas merger, Articles of Merger for the final merger will be filed with the Secretary of State of Rhode Island and Delaware.

PROVENERGY MERGER CONSIDERATION

When the merger of GUS (Southern Union's acquisition subsidiary) into ProvEnergy is completed, each share of ProvEnergy common stock will be cancelled and ProvEnergy stockholders will receive $42.50 in cash for each share of ProvEnergy common stock they own.

PROVIDENCE GAS PREFERRED STOCK

In accordance with the Certificate of Authorization for the 8.70% redeemable cumulative preferred stock of Providence Gas, which we refer to as Providence Gas preferred stock, ProvEnergy has caused Providence Gas to:

- redeem 16,000 shares of its preferred stock on February 15, 2000 pursuant to its sinking fund, and

-    redeem 16,000 shares of its preferred stock on March 1, 2000.

No shares of ProvEnergy preferred stock remain outstanding after these redemptions, as required by the ProvEnergy merger agreement.

PROVIDENCE GAS INDENTURE

ProvEnergy will cause Providence Gas to use its good faith commercially reasonable efforts to obtain, prior to the effective time of the initial merger, the consent of the holders of at least 80% in aggregate principal amount of all First Mortgage Bonds outstanding under the First Mortgage of Providence Gas, which we refer to as the Providence Gas Indenture, to each of the amendments to the Providence Gas Indenture set forth on Schedule 6.1(n) to the ProvEnergy merger agreement. ProvEnergy and its subsidiaries, however, will not be required to make any payment to any bondholder prior to the effective time of the initial merger.

If the ProvEnergy merger is not completed, Southern Union and ProvEnergy will share equally the fees and expenses incurred in connection with obtaining these consents. If the ProvEnergy merger agreement is terminated because one party has breached its obligations under the merger agreement, the breaching party will bear all of the fees and expenses incurred.

STOCK OPTIONS AND PERFORMANCE SHARES

Each ProvEnergy performance share awarded under a ProvEnergy incentive plan at the effective time of the initial merger will be deemed fully earned and converted into a right to receive $42.50 in cash.

In addition, each outstanding stock option will be deemed fully vested and will be converted into a right to receive a cash payment for each share of ProvEnergy common stock subject to option in an amount equal to the amount by which $42.50 exceeds the exercise price of such option (if the exercise price is less than $42.50).

REPRESENTATIONS AND WARRANTIES

PROVENERGY

The ProvEnergy merger agreement contains representations and warranties made by ProvEnergy to Southern Union, including representations and warranties relating to:

-     organization, existence and qualification;

-     capitalization;

-     due authorization of the ProvEnergy merger agreement;

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-     absence of conflicts between organizational documents, laws and agreements and the transactions contemplated by the ProvEnergy merger agreement;

- governmental approvals in connection with the transactions under the ProvEnergy merger agreement;

- regulation under the Public Utility Holding Company Act and as a public utility under state laws;

-     compliance with all legal requirements and governmental authorizations;

-     litigation and regulatory proceedings;

-     filings with the SEC and financial statements;

-     tax matters;

-     intellectual property;

-     title to assets and condition of machinery and equipment;

-     indebtedness;

-     employees and employee benefit plans;

-     material contracts and insurance;

-     environmental matters;

-     the absence of material adverse changes since September 30, 1999;

-     brokers and finder fees with respect to the ProvEnergy merger;

-     stock rights agreement;

-     board of directors approval and required shareholder vote; and

-     receipt of fairness opinions.

SOUTHERN UNION AND GUS

The ProvEnergy merger agreement contains representations and warranties made by Southern Union and GUS to ProvEnergy, including representations and warranties relating to:

-     organization, existence and qualification;

-     due authorization of the ProvEnergy merger agreement;

- absence of conflicts between organizational documents, laws and agreements and the transactions contemplated by the ProvEnergy merger agreement;

- governmental approvals in connection with the transactions under the ProvEnergy merger agreement;

- regulation under the Public Utility Holding Company Act and as a public utility under state laws;

-     litigation; and

-     brokers with respect to the ProvEnergy merger agreement.

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All representations and warranties made by ProvEnergy, Southern Union and GUS expire at the effective time of the initial merger.

COVENANTS AND OTHER AGREEMENTS, INCLUDING POST-CLOSING COMMITMENTS

INTERIM OPERATIONS. ProvEnergy has agreed that, prior to the closing of the ProvEnergy merger, except as otherwise permitted by the ProvEnergy merger agreement or consented to by Southern Union, which consent will not be unreasonably withheld or delayed, it and its subsidiaries will:

- not make or permit any material change in the general nature of its business;

- maintain its ordinary course of business in accordance with prudent business judgment and consistent with past practice and policy, and maintain consistent with its ordinary course of business its assets in good repair, order and condition, reasonable wear and tear excepted, subject to retirement in the ordinary course of business;

- use reasonable efforts to preserve itself as an ongoing business and to maintain its goodwill;

- preserve all franchises, tariffs, certificates of public convenience and necessity, licenses, authorizations, and other governmental rights and permits;

- not enter into any material transaction or material contract other than in the ordinary course of business;

- not purchase, sell, lease, dispose of or otherwise transfer, or subject to a lien, any of its assets other than in the ordinary course of business;

-    not hire new employees other than in the ordinary course of business;

- not file any material applications, petitions, motions, orders, briefs, settlements or agreements in any material proceeding before any governmental body without, to the extent reasonably practicable, consulting Southern Union;

- not engage in or modify, except in the ordinary course of business, any material intercompany transactions;

- not voluntarily change in any material respect or terminate any insurance policies presently in effect unless equivalent coverage is obtained;

-    not make any capital expenditures except budgeted expenditures;

-    not make any changes in financial policies or practices;

- comply in all material respects with all applicable material legal requirements and permits, other than those contested in good faith;

- not adopt, amend or assume an obligation to contribute to any benefit plan or collective bargaining agreement or enter into or extend the term of any employment, consulting, severance or similar contract, or amend existing contracts to increase amounts payable or benefits provided thereunder;

- not grant an increase or change in total compensation or benefits, or pay any bonus to any employee, except in the ordinary course of business or as required by the terms of any existing contract;

- not make any loan or advance to any officer, director, stockholder, employee or other person other than in the ordinary course of business;

- not terminate any existing gas purchase, exchange or transportation contract necessary to supply firm gas at all city gate delivery points or enter into any new contract for the supply, transportation, storage or exchange of gas, other than in the ordinary course of business;

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-    not amend its organizational documents; and

- not issue or assume any note, debenture or other evidence of indebtedness, other than as specified under the ProvEnergy merger agreement.

The foregoing covenants are subject to certain specified exceptions, including that Providence Gas may take any commercially reasonable action that ProvEnergy determines in good faith, after consulting with Southern Union, should be taken by Providence Gas in order to obtain the consent to the proposed amendments to the Providence Gas Indenture.

Southern Union has consented to not restricting the ability of ProvEnergy to:

- enter into any gas supply contract in the ordinary course of business, except if the term of the proposed contract is longer than three years, in which case ProvEnergy must consult in good faith with Southern Union, and

- acquire non-regulated businesses, provided that the acquisitions are consistent with ProvEnergy's business plan and the purchase price of all acquisitions does not exceed $15,000,000 in the aggregate.

PROVENERGY SPECIAL MEETING; SOLICITATION OF PROXIES. Subject to the fiduciary duties of the board of directors, ProvEnergy agreed to recommend to its shareholders the approval of the ProvEnergy merger agreement and the transactions contemplated thereby. On May 22, 2000, the stockholders of ProvEnergy approved the terms of the ProvEnergy merger.

DIVIDENDS. ProvEnergy agreed that it will not declare any dividends on its capital stock, or permit its subsidiaries to declare any dividend in capital stock, other than quarterly dividends not to exceed $1.08 per share per fiscal year on ProvEnergy's common stock and cumulative cash distributions on the preferred stock of Providence Gas at an annual rate of $8.70 per share.

GOVERNMENTAL APPROVALS AND THIRD PARTY CONSENTS. ProvEnergy and Southern Union each agreed to use its commercially reasonable best efforts at its sole expense to obtain all necessary consents, approvals and waivers required in connection with the transactions contemplated by the ProvEnergy merger agreement.

EMPLOYEES; BENEFITS. Southern Union has agreed that following the effective time of the initial merger it will assume and maintain for their respective terms all employment and change in control agreements of ProvEnergy in effect as of that time. In addition, simultaneously with the execution of the ProvEnergy merger agreement, Southern Union entered into an employment agreement with Mr. James Dodge and an amendment to the existing employment agreement with Mr. James DeMetro, both of which will become effective as of the effective time of the initial merger. See the summary of employment agreements above under "The ProvEnergy Merger -- Interests of ProvEnergy Officers and Directors in the ProvEnergy Merger".

Southern Union has agreed that, during the 24 month period immediately following the closing date, it will:

- maintain base salary levels, bonus opportunity levels and overall employee benefits, with specified exceptions, that are no less favorable in the aggregate than those currently provided,

- maintain all qualified and non-qualified defined benefit pension plans without adverse amendment, except as may be required by law or to comply with tax qualification nondiscrimination rules, and

- provide severance benefits on a basis no less favorable than would otherwise be provided to employees under the applicable ProvEnergy severance plan.

For the 24 months immediately following the above period, Southern Union has agreed to maintain base salary levels, bonus opportunity levels and overall employee benefits that are appropriate for the market given Southern Union's financial circumstances, the industry in which it operates and regulatory considerations.

Southern Union also agreed:

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-    to recognize the tenure of employment of all employees with ProvEnergy and its subsidiaries for purposes of eligibility, vesting and accrual of benefits under all benefit plans to be provided by Southern Union,

- to recognize employees' tenure of employment for purposes of awarding vacation time,

-    to allow each employee to carry forward all accrued sick leave,

- to allow each employee who satisfies the eligibility criteria used by Southern Union for similarly situated employees to be immediately eligible for awards in the Southern Union Long-Term Incentive Stock Option Plan, and

- to provide, for a period of 5 years from the closing date, retiree health benefits substantially comparable to coverage under the current ProvEnergy retiree medical plan to current retirees and their dependents and to active employees and their dependents who retire within 5 years of the closing and satisfy the plan's eligibility requirements.

Southern Union agreed that from the effective time of the initial merger until the earlier of their resignation or removal by the President of Southern Union:

- James H. Dodge will serve as Chief Executive Officer and President of the ProvEnergy and North Attleboro Gas divisions of Southern Union and all other energy-related businesses of Southern Union conducted in New England, and

- James DeMetro will serve as Executive Vice President, Energy Services, of the ProvEnergy and North Attleboro Gas divisions of Southern Union and all other energy-related businesses of Southern Union conducted in New England.

Southern Union also agreed that specified individuals will serve the ProvEnergy divisions of Southern Union from the effective time of the initial merger until the earlier of their resignation or removal by Southern Union. Currently, those individuals are listed below and will serve in the following capacities:

-     Kenneth W. Hogan as Vice President, Chief Financial Officer and
        Treasurer,
-     Susann G. Mark as Vice President and General Counsel,
-     James A. Grasso as Vice President, Public Government Affairs,
-     Gerald A. Yurkevicz as Vice President, Business Development and
        Marketing,
-     Royalynne Hourihan as Vice President, Human Resources,
-     Timothy S. Lyons as Vice President, Marketing and Regulatory Affairs,
-     Robert W. Owens as Senior Vice President, Gas Distribution,
-     Peter J. Gill as Vice President, Information Technology,
-     James M. Stephens as President of Providence Energy Services, and
-     George Mason as Vice President of Providence Energy Oil.

CHARITABLE CONTRIBUTIONS. Southern Union agreed to continue making ProvEnergy's annual charitable contributions for three years after the initial merger in an aggregate amount of not less than $175,000 per year.

CORPORATE OFFICES. For at least three years after the effective time of the initial merger, Southern Union will:

- operate ProvEnergy's operations in Rhode Island and Massachusetts as separate divisions of Southern Union,

- maintain the principal executive offices of ProvEnergy in Rhode Island, and

- maintain the principal executive offices of ProvEnergy as the principal executive offices of Southern Union's energy-related businesses conducted in New England; provided, however, that Southern Union will not be required to maintain these Rhode Island offices as the principal executive offices for all of Southern Union's energy-related businesses conducted in New England if Mr. James Dodge ceases to be the Chief Executive Officer of the ProvEnergy division of Southern Union.

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INDEMNIFICATON AND INSURANCE FOR PROVENERGY OFFICERS AND DIRECTORS

Southern Union agreed for a period of six years after the effective time of the ProvEnergy merger:

- to indemnify and hold harmless the present and former officers and directors of ProvEnergy and its subsidiaries in respect of acts or omissions occurring prior to the effective time to the extent provided under ProvEnergy's articles of incorporation and bylaws, and

- to use its reasonable best efforts to provide officers' and directors' liability insurance for acts and omissions occurring before the effective time on terms with respect to coverage and amount that are no less favorable than the terms in effect on the date of the ProvEnergy merger agreement, but if the annual premiums are more than 200% of the previous year's premiums paid by ProvEnergy, Southern Union must obtain a policy with best coverage available, in the reasonable judgment of the board of directors of Southern Union, for a cost not exceeding that amount.

See "The ProvEnergy Merger -- Interests of ProvEnergy Officers and Directors in the ProvEnergy Merger."

NO SOLICITATION BY PROVENERGY

In the ProvEnergy merger agreement, ProvEnergy agreed that neither it, nor its subsidiaries, nor any of its officers, directors, agents, financial advisors, attorneys, accountants or other representatives will, directly or indirectly,

- solicit, initiate or encourage the submission of proposals or offers from any person relating to, or that could reasonably be expected to lead to, a business combination,

- participate in any negotiations or substantive discussions regarding any business combination,

- furnish to any person any information with respect to a business combination, or

- otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or any attempt by any third party to do or seek a business combination.

Prior to the approval of the ProvEnergy merger agreement by ProvEnergy's shareholders, which was obtained on May 22, 2000, ProvEnergy was permitted to, in response to an unsolicited written proposal from a third party which the board of directors determined, in its good faith judgment, after consultation with and the receipt of the advice of its financial advisor and outside counsel with customary qualifications, was a superior proposal,

- furnish information to, negotiate, explore or otherwise engage in substantive discussions with such third party, provided ProvEnergy's board of directors determined, in its good faith judgment after consultation with its financial advisors and outside counsel, that it was reasonably necessary in order to comply with its fiduciary duties under applicable law, and

- take and disclose to ProvEnergy's shareholders a position with respect to another business combination or make such disclosure to ProvEnergy shareholders which in the good faith judgment of Providence Energy's board of directors, based on advice of its outside counsel, was required by applicable law.

When we refer to a "superior proposal," we mean

- a merger, consolidation, or other business combination, share exchange, sale of a minimum of 2% of the outstanding shares of capital stock, tender offer or exchange offer or similar transaction involving ProvEnergy or any of its subsidiaries,

- an acquisition in any manner, directly or indirectly, of a material interest in any capital stock of, or a material equity interest in a substantial portion of the assets of ProvEnergy or any of its subsidiaries, or

- the acquisition in any manner, directly or indirectly, of a material portion of the business or assets of ProvEnergy and its subsidiaries which involves at least 50% of the capital stock or a material portion of the assets of ProvEnergy and that

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     -   ProvEnergy's board of directors determines, after consulting with
         ProvEnergy's financial advisors and outside counsel, is financially superior to the transactions contemplated by the ProvEnergy merger agreement, and

     - it appears that the party making the proposal is reasonably likely to have the funds to complete the business combination.

In addition, ProvEnergy has agreed that before providing any non-public information to any third party, or entering into negotiations with any third party or accepting a superior proposal, ProvEnergy must:

- provide written notice to Southern Union to the effect that it is furnishing information to or entering into discussions or negotiations with the third party, and

- receive an executed confidentiality agreement from that third party containing substantially the same terms and conditions as the confidentiality agreement between ProvEnergy and Southern Union.

ProvEnergy has also agreed to terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiations with any parties conducted before the date of the ProvEnergy merger agreement with respect to any business combination.

CONDITIONS TO THE COMPLETION OF THE PROVENERGY MERGER

ProvEnergy and Southern Union may complete the ProvEnergy merger only if each of the following conditions is met:

- the holders of a majority of the shares of ProvEnergy common stock entitled to vote approve the ProvEnergy merger agreement, which approval was obtained on May 22, 2000,

- all required governmental approvals are obtained by final order in such form as are not, and with no conditions that are, individually or in the aggregate, reasonably likely to have a ProvEnergy material adverse effect or a material adverse effect on the business, financial condition or results of operations of Southern Union, or which would otherwise, in Southern Union's reasonable determination, be unduly burdensome to Southern Union in a manner that would, individually or in the aggregate, be reasonably likely to have a ProvEnergy material adverse effect or a material adverse effect on the business, financial condition or results of operations of Southern Union. Subsequent to the execution of the ProvEnergy merger agreement, the issue arose as to whether Southern Union was required under Massachusetts law to obtain the approval of the North Attleboro merger by holders of two-thirds of the outstanding shares of Southern Union common stock in connection with obtaining the approval of the North Attleboro merger by the MDTE. In order to eliminate any uncertainty concerning this issue and to facilitate the closing of the transaction, Southern Union has advised ProvEnergy and the MDTE that it intends to seek such approval,

- the holders of at least 80% in aggregate principal amount of all First Mortgage Bonds outstanding consent to each of amendments to the Providence Gas Indenture specified in the ProvEnergy merger agreement,

- the necessary third party consents to the ProvEnergy merger agreement are obtained to the reasonable satisfaction of Southern Union, except for those which, if not obtained, are not, individually or in the aggregate, reasonably likely to result in a ProvEnergy material adverse effect after the closing,

- ProvEnergy has caused the redemption of all of the outstanding shares of Providence Gas preferred stock in accordance with the organizational documents of Providence Gas, which redemption was completed on March 1, 2000,

- the waiting period applicable to the merger under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 terminates or expires,

- the representations and warranties of the other party in the ProvEnergy merger agreement are accurate in all respects as of the date of the ProvEnergy merger agreement and as of the closing date, except for such inaccuracies, without regard to any materiality qualifications, which, individually or in the aggregate, would not be reasonably likely to result in a material adverse effect,

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-    the other party has performed or complied with its covenants, agreements and conditions under the ProvEnergy merger agreement in all material respects,

- Letters of Tax Good Standing for ProvEnergy and Providence Gas are obtained from the Rhode Island Department of Taxation,

- each party delivers an executed certificate of an authorized officer, dated the closing date, stating that all warranties and conditions have been satisfied,

- there are no orders which operate to restrain, enjoin or otherwise prevent the completion of the ProvEnergy merger,

- all directors who have options outstanding under the 1989 Non-Employee Director Stock Option Plan consent to the conversion of their options into a right to receive a cash payment as described above in "-- Stock Options and Performance Shares,"

- each director of ProvEnergy and its subsidiaries, whose resignation is requested by Southern Union, will resign such directorship as of the closing date of the merger.

When we say "material adverse effect" above, we mean a material adverse effect

- on the business, financial condition or results of operations of a party and its subsidiaries, taken as a whole, or

- on the ability of a party and its subsidiaries to complete the ProvEnergy merger in accordance with the ProvEnergy merger agreement.

AMENDMENT OF THE PROVENERGY MERGER AGREEMENT

ProvEnergy and Southern Union may amend in writing the terms of the ProvEnergy merger agreement before the closing.

TERMINATION OF THE PROVENERGY MERGER AGREEMENT

The ProvEnergy merger agreement can be terminated at any time prior to the closing of the ProvEnergy merger under the conditions specified below.

- Either party may terminate the ProvEnergy merger agreement at any time by mutual written consent.

-    Either party may also terminate the ProvEnergy merger agreement if:

     - there is a non-appealable court order prohibiting the completion of the mergers in accordance with the ProvEnergy merger agreement,

     - there is a breach by the other party of any representation or warranty, which breach cannot be cured, except for inaccuracies which would not be reasonably likely to result in a material adverse effect,

     -   the approval of ProvEnergy shareholders is not obtained, or

     - the closing of the ProvEnergy merger does not occur before November 15, 2000; provided, that if all conditions to closing have been fulfilled except for approvals by any governmental body, then this termination date will be extended until April 1, 2001.

- ProvEnergy may terminate the ProvEnergy merger agreement if, prior to the special meeting, the board of directors has entered into a definitive agreement with respect to a business combination proposal; provided that:

     -   ProvEnergy responded to an unsolicited business combination proposal,

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     -   the board of directors determines, in its good faith judgment, after consultation with and the receipt of advice from its financial advisor and outside legal counsel with customary qualifications, that the business combination proposal is a superior proposal and that failure to do so would create a reasonable possibility of a breach of the board's fiduciary duties,

     - before terminating the ProvEnergy merger agreement, ProvEnergy complies with specified notice and waiting periods, which give Southern Union an opportunity to negotiate with ProvEnergy to adjust the terms of the ProvEnergy merger agreement, and

     - ProvEnergy has paid Southern Union the $7.5 million termination fee described below under "--Termination Fees and Expenses."

-    Southern Union may terminate the ProvEnergy merger agreement if:

     -   the board of directors of ProvEnergy:

         (i) withdraws or modifies, or proposes publicly to withdraw or modify, in a manner adverse to Southern Union, the approval or recommendation of the board in favor of the ProvEnergy merger agreement,

         (ii) approves or recommends, or proposes publicly to approve or recommend, a business combination with a third party,

         (iii) causes ProvEnergy to enter into a definitive agreement related to any business combination, or

         (iv)     resolves to take any of the actions specified above, or

     - if a third party or group acquires more than 50% of the voting power of the outstanding voting securities of ProvEnergy, or

     - if ProvEnergy had failed to cause the redemption of all of the outstanding shares of Providence Gas preferred stock.

TERMINATION FEES AND EXPENSES

The ProvEnergy merger agreement obligates ProvEnergy to pay Southern Union a termination fee of $7.5 million in cash if:

- ProvEnergy terminates the ProvEnergy merger agreement because it has entered into a definitive agreement resulting from a superior proposal, as described in the third bullet point above under "-- Termination of the ProvEnergy Merger Agreement," or

- Southern Union terminates the ProvEnergy merger agreement for the reasons specified in the last bullet point above under "-- Termination of the ProvEnergy Merger Agreement."

The ProvEnergy merger agreement provides that each of the parties will pay all costs and expenses incurred in connection with its performance of and compliance with the merger agreement, except as expressly contemplated by the merger agreement.

In addition, the ProvEnergy merger agreement specifies that Southern Union will pay all real estate transfer taxes and real estate recording fees, if any, including expenses of counsel associated with real estate title, transfer and recording issues in connection with the ProvEnergy merger and all filing and application fees paid to governmental bodies in connection with the merger. ProvEnergy will pay the costs of printing and mailing its proxy statement to ProvEnergy shareholders.

                       POSSIBLE EFFECTS OF THE MERGERS ON
                        SOUTHERN UNION STOCKHOLDER RIGHTS

Southern Union is a Delaware corporation. The rights of a holder of Southern Union common stock are presently governed by Southern Union's restated certificate of incorporation and bylaws and the Delaware General Corporation Law ("DGCL").

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Fall River Gas and North Attleboro Gas, a utility subsidiary of ProvEnergy, are Massachusetts corporations. Chapter 164 of the Massachusetts General Laws ("MGL, Chapter 164") provides that the rights of stockholders of Massachusetts gas utility companies, which Southern Union may be deemed to be because of the mergers, are also governed by certain provisions of MGL, Chapter 164, as well as certain provisions of MGL, Chapter 156B (Massachusetts' general business corporation statute).

Even though Southern Union will continue to exist as a Delaware corporation following the mergers and Southern Union's restated certificate of incorporation and bylaws will survive rather than those of Fall River Gas or North Attleboro Gas, there are certain areas where the provisions of MGL, Chapter 164, differ from those of the DGCL with respect to certain corporate governance matters, including, more specifically, with regard to requirements for stockholder approval in certain instances. While Southern Union believes that following the merger, the provisions of the DGCL should take precedence with regard to these areas where differences exist, it is uncertain whether in any or all of these instances, the corporate affairs, including the rights of stockholders to vote on certain matters, of the combined company may be subject to some or all of the corporate governance provisions of MGL, Chapter 164, which are applicable to Massachusetts gas utility companies subject to that Chapter. Neither the MDTE, which regulates Massachusetts gas distribution companies, nor the Courts of the Commonwealth of Massachusetts, have determined whether under MGL, Chapter 164, a utility that distributes gas to customers within Massachusetts but is not incorporated under Massachusetts law is subject to all or any portions of MGL, Chapter 164's corporate governance provisions that would otherwise pertain to a gas distribution company incorporated domestically in Massachusetts. Following the mergers, Southern Union intends to work with its legal advisors and Massachusetts regulatory authorities to address and resolve any uncertainties if and as they arise, and may, if necessary, work with others to obtain legislative relief or clarification.

The provisions of the MGL, Chapter 164, that could be applicable to Southern Union after the Fall River Gas and North Attleboro Gas mergers are in relation to Southern Union stockholder rights as follows:

A merger of, consolidation of, or sale or purchase of all or substantially all corporate properties involving companies, one or both of which are subject to MGL, Chapter 164 by virtue of conducting utility operations in the State of Massachusetts must be approved by each such company by at least two-thirds of the shares entitled to vote thereon. Presently, under Delaware law and Southern Union's Certificate of Incorporation such a transaction in which Southern Union is the surviving entity would not require stockholder approval, other than majority stockholder approval for a merger that results in the issuance by Southern Union of shares of common stock pursuant to the plan of merger or upon the conversion of securities of the merging entity that exceed 20% of the shares of Southern Union common stock outstanding prior to the merger; or a sale or other disposition by Southern Union of all or substantially all of its assets. Since these provisions would not likely affect Southern Union's ability to make acquisitions outside Massachusetts in which Southern Union is the surviving entity, Southern Union does not believe this provision will adversely affect its growth strategy. To the extent that this provision might increase the vote of Southern Union stockholders required for another company to acquire Southern Union, this provision could deter third parties' interest in proposing to acquire Southern Union. The proposal to merge with Fall River Gas and ProvEnergy has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Southern Union board of directors currently aware of any such attempts directed at Southern Union), but, stockholders should be aware that approval of the proposal could facilitate future efforts, if any, by Southern Union to deter or prevent changes in control of the company, including transactions in which the stockholders might otherwise receive a premium for their shares over the then-current market prices.

A gas company or other corporation subject to the MGL, Chapter 164, may enter into a mortgage of, or issue a bond in which a lien is placed on, all or substantially all of the assets of the company essentially only with the approval by a vote of a majority of its stockholders entitled to vote thereon. Presently, Southern Union's board has the discretion to take the foregoing actions without stockholder approval.

Directors of gas companies subject to MGL, Chapter 164, Section 4, who vote for, and officers who knowingly participate in, any loan of any assets of a company to any of its officers or directors are jointly and severally liable for any portion of the loan which is not repaid. This provision does not apply if the loan is approved or ratified as a loan which is reasonably expected to benefit the company by either a majority of the directors who are not direct or indirect recipients of the loan, or by stockholders who are not direct or indirect recipients of the loan and hold a majority of the shares entitled to vote for directors. Under Delaware law, a contract or transaction between a corporation and an interested director or officer is not void or voidable if
(i) either the interest of the officer or the director was disclosed at the time it was approved or the contract or transaction is fair to the corporation, and (ii) the contract or transaction is approved by a majority of the disinterested board of directors, a committee of the board comprised of disinterested directors or a vote of the stockholders. Delaware law does not state that directors who vote for, or officers who participate in, a loan of corporate assets to a director or officer are personally liable for any portion of the loan that is not repaid, although this result could occur if such director or officer was proven to have breached his duty of loyalty through his actions in approving such transaction.

This summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to, the DGCL and the MGL, as well as the restated certificate of incorporation and bylaws of Southern Union.

In addition, a company operating as a utility in either Massachusetts or Rhode Island cannot issue a stock dividend without approval from the MDTE or the RIDPUC, whichever is applicable. Because we have a policy of declaring and distributing an annual 5% stock dividend, we intend to seek approval for our dividend policy from both of these agencies after the mergers are completed. We will seek such approvals before we declare and distribute the first such anticipated dividend after the anticipated closing of the pending mergers, which would be the 2001 stock dividend.

           UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Combined Condensed Financial Statements present the combined financial data of Southern Union, PEI, Fall River Gas, ProvEnergy and Valley Resources, including their respective subsidiaries, after giving effect to Southern Union's merger with each of them. The PEI merger, completed on November 4, 1999, was, and the Fall River Gas, ProvEnergy and Valley Resources mergers will be, accounted for as a purchase. The Unaudited Pro Forma Combined Condensed Financial Statements also give effect to Southern Union's issuance of $300 million of senior notes that was completed on November 3, 1999, in anticipation of the PEI merger, prospective financing for the pending acquisitions by merger of Fall River Gas, ProvEnergy and Valley Resources, and the assumption of certain debt of the acquired companies.

The Unaudited Pro Forma Combined Condensed Balance Sheet as of March 31, 2000, gives effect to the previously identified acquisitions and financing transactions as if they had occurred on that date. The Unaudited Pro Forma Combined Condensed Statements of Operations for the year ended June 30, 1999, and the nine months ended March 31, 2000, give effect to the previously identified acquisitions and financing transactions as if they had occurred on July 1, 1998, and July 1, 1999, respectively, which are the beginning dates for such periods.

The fiscal year of Southern Union ends on June 30. The fiscal year of PEI ended on December 31. The fiscal years of Fall River Gas and ProvEnergy end on September 30. The fiscal year of Valley Resources ends on August 31. Accordingly, the Unaudited Pro Forma Combined Condensed Balance Sheet as of March 31, 2000, is derived from the March 31, 2000, balance sheets for each of Southern Union, Fall River Gas and ProvEnergy, and the February 29, 2000, balance sheet of Valley Resources. Also, the Unaudited Pro Forma Combined Condensed Statements of Operations for the year ended June 30, 1999, and the nine months ended March 31, 2000, have been prepared using comparable financial statement periods of PEI, Fall River Gas and ProvEnergy, and the results of operations for the twelve-month period ended May 31, 1999 and the nine-month period ended February 29, 2000 of Valley Resources. The foregoing financial statements have all been incorporated by reference to previous filings with the SEC made by Southern Union or such other company. The following Unaudited Pro Forma Combined Condensed Financial Statements have been prepared from, and should be read in conjunction with, those historical financial statements and related notes thereto of Southern Union, PEI, Fall River Gas, ProvEnergy and Valley Resources. See "Where You Can Find More Information."

The historical financial statements of the acquired companies that appear in or were used for the Unaudited Pro Forma Combined Condensed Financial Statements include or required certain reclassifications to conform to Southern Union's presentation. These reclassifications have no impact on net income or total stockholders' equity.

The pro forma adjustments reflect an estimated additional purchase cost assigned to utility plant based on the historical cost of the regulated assets and liabilities of the acquired companies and an estimate of the fair value of the non-regulated assets and liabilities of the acquired companies, plus estimated acquisition costs for the pending transactions. The estimate of the fair value of the non-regulated assets are preliminary and may be revised to reflect independent appraisals, which have not been completed.

The Unaudited Pro Forma Combined Condensed Financial Statements are based on the assumption that upon completion of the Fall River Gas merger each Fall River Gas stockholder will receive, in exchange for each share of Fall River Gas common stock he or she owns, a combination of Southern Union common stock and/or cash worth in the aggregate $23.50; the cash consideration is limited to 50% of the aggregate consideration paid to all Fall River Gas stockholders. The following pro forma adjustments reflect a payment of 50% cash and 50% Southern Union common stock for each share of Fall River Gas common stock.

The following Unaudited Pro Forma Combined Condensed Financial Statements are presented in accordance with the assumptions set forth below for purposes of illustration only and are not necessarily indicative of the financial position or operating results that would have occurred if the previously identified acquisitions and financing transactions had been consummated on the date as of which, or at the beginning of the periods for which, they are being given effect nor are they necessarily indicative of the future operating results or financial position of the combined enterprise. The Unaudited Pro Forma Combined Condensed Financial Statements do not contain any adjustments to reflect cost savings or other synergies anticipated as a result of the mergers. The weighted average shares of common stock and common stock equivalents outstanding have been adjusted for the 5% stock dividend distributed on June 30, 2000. Operating results for the nine months ended March 31, 2000 are not necessarily indicative of the results that may be expected for the entire fiscal year ending June 30, 2000.

                          UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                            MARCH 31, 2000

                                                ASSETS



                                                                                 HISTORICAL
                                                            --------------------------------------------------
                                                              SOUTHERN     FALL RIVER   PROVIDENCE    VALLEY
                                                                UNION         GAS         ENERGY     RESOURCES
                                                             COMPANY (1)    COMPANY    CORPORATION   INC. (2)
                                                            ------------  ----------- ------------ -----------
                                                                                       (THOUSANDS OF DOLLARS)
Property, plant and equipment ............................  $ 1,582,405   $  63,101   $  347,969   $  88,317
Less accumulated depreciation and amortization ...........     (497,227)    (23,934)    (128,546)    (35,543)
                                                            -----------   ---------   ----------   ---------
                                                              1,085,178      39,167      219,423      52,774
Additional purchase cost assigned to utility plant, net ..      378,085        --           --          --
                                                            -----------   ---------   ----------   ---------
   Net property, plant and equipment .....................    1,463,263      39,167      219,423      52,774

Current assets ...........................................      216,529      13,395       75,911      25,305

Deferred charges .........................................      160,154         370       42,140      23,674

Investment securities ....................................       15,587        --         13,568       1,701
Real estate and other ....................................        9,438       4,240        3,669       5,425
                                                            -----------   ---------   ----------   ---------
   Total .................................................  $ 1,864,971   $  57,172   $  354,711   $ 108,879
                                                            ===========   =========   ==========   =========


                                                                       PRO FORMA
                                                            -----------------------------
                                                            ADJUSTMENTS        COMBINED
                                                            -----------      ------------
Property, plant and equipment ............................  $      --        $ 2,081,792
Less accumulated depreciation and amortization ...........         --           (685,250)
                                                            -----------      -----------
                                                                   --          1,396,542
Additional purchase cost assigned to utility plant, net ..      293,040 (A)      671,125
                                                            -----------      -----------
   Net property, plant and equipment .....................      293,040        2,067,667

Current assets ...........................................        2,503 (B)      333,643

Deferred charges .........................................        1,279 (C)      222,617

Investment securities ....................................         --             30,856
Real estate and other ....................................         --             22,772
                                                            -----------      -----------
   Total .................................................  $   296,822      $ 2,682,555
                                                            ===========      ===========


                                             STOCKHOLDERS' EQUITY AND LIABILITIES


Common stockholders' equity ..............................  $   630,953   $  19,369   $  103,238   $  36,590

Company-obligated mandatorily redeemable preferred
   securities of subsidiary trust ........................      100,000        --           --          --
Long-term debt and capital lease obligation ..............      734,320      19,500       88,452      32,251
                                                            -----------   ---------   ----------   ---------
   Total capitalization ..................................    1,465,273      38,869      191,690      68,841
Current liabilities ......................................      160,956      10,200      127,955      21,935
Deferred credits and other ...............................      112,581       3,570       10,626       4,494
Accumulated deferred income taxes ........................      126,161       4,533       24,440      13,609
Commitments and contingencies ............................
                                                            -----------   ---------   ----------   ---------
   Total .................................................  $ 1,864,971   $  57,172   $  354,711   $ 108,879
                                                            ===========   =========   ==========   =========


Common stockholders' equity ..............................  $  (159,197)(D)  $   656,972
                                                                 26,019 (E)
Company-obligated mandatorily redeemable preferred
   securities of subsidiary trust ........................         --            100,000
Long-term debt and capital lease obligation ..............      430,000 (F)    1,304,523
                                                            -----------      -----------
   Total capitalization ..................................      296,822        2,061,495
Current liabilities ......................................         --            321,046
Deferred credits and other ...............................         --            131,271
Accumulated deferred income taxes ........................         --            168,743
Commitments and contingencies ............................
                                                            -----------      -----------
   Total .................................................  $   296,822      $ 2,682.555
                                                            ===========      ===========


-------------------

(1)  Amounts include Pennsylvania Enterprises, Inc.
(2)  Amounts presented are as of February 29, 2000.

           See accompanying notes to Unaudited Pro Forma Combined Condensed
                                   Financial Statements.

                 UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                           FOR THE TWELVE MONTHS ENDED JUNE 30, 1999



                                                                                HISTORICAL
                                                -----------------------------------------------------------------------
                                                  SOUTHERN     PENNSYLVANIA    FALL RIVER     PROVIDENCE      VALLEY
                                                   UNION       ENTERPRISES        GAS           ENERGY       RESOURCES
                                                  COMPANY           INC.        COMPANY      CORPORATION      INC. (1)
                                                -----------    -----------    -----------    -----------    -----------
                                                       (THOUSANDS OF DOLLARS, EXCEPT SHARES AND PER SHARE AMOUNTS)

Operating revenues ...........................  $   605,231    $   233,605    $    42,967    $   223,095    $    80,802
Cost of gas and other energy .................      342,301        145,319         23,291        118,746         45,528
                                                -----------    -----------    -----------    -----------    -----------
   Operating margin ..........................      262,930         88,286         19,676        104,349         35,274

Operating expenses:
   Operating, maintenance and general ........      109,693         36,696         12,659         53,233         19,168
   Depreciation and amortization .............       41,855         10,291          2,118         16,451          3,361
   Taxes, other than on income ...............       46,535         12,415          1,528         14,210          4,124
                                                -----------    -----------    -----------    -----------    -----------
     Total operating expenses ................      198,083         59,402         16,305         83,894         26,653
                                                -----------    -----------    -----------    -----------    -----------
     Net operating revenues ..................       64,847         28,884          3,371         20,455          8,621

Other income (expenses):
   Interest ..................................      (35,999)       (11,395)        (1,647)        (8,350)        (3,027)

   Dividends on preferred securities .........       (9,480)          --             --             --             --
   Other, net ................................       (1,814)         1,173          1,561          1,036            324
                                                -----------    -----------    -----------    -----------    -----------
     Total other expenses, net ...............      (47,293)       (10,222)           (86)        (7,314)        (2,703)
                                                -----------    -----------    -----------    -----------    -----------
Earnings (loss) before income taxes
   (benefit) .................................       17,554         18,662          3,285         13,141          5,918
Federal and state income taxes (benefit) .....        7,109          7,090          1,247          4,448          1,635
                                                -----------    -----------    -----------    -----------    -----------
Net earnings (loss) before preferred stock
   dividend requirements .....................       10,445         11,572          2,038          8,693          4,283
Preferred stock dividend requirements ........         --             (653)          --             (382)          --
                                                -----------    -----------    -----------    -----------    -----------
Net earnings (loss) available for common
    stock ....................................  $    10,445    $    10,919    $     2,038    $     8,311    $     4,283
                                                ===========    ===========    ===========    ===========    ===========

Net earnings (loss) per share:
   Basic .....................................  $      0.32
                                                ===========
   Diluted ...................................  $      0.31
                                                ===========

Weighted average shares outstanding:
   Basic .....................................   32,437,516
                                                ===========
   Diluted ...................................   34,217,262
                                                ===========



                                                          PRO FORMA
                                                -----------------------------
                                                ADJUSTMENTS        COMBINED
                                                -----------       -----------
Operating revenues ...........................  $      --         $ 1,185,700
Cost of gas and other energy .................         --             675,185
                                                -----------       -----------
   Operating margin ..........................         --             510,515

Operating expenses:
   Operating, maintenance and general ........         --             231,449
   Depreciation and amortization .............       13,628 (G)        87,704
   Taxes, other than on income ...............         --              78,812
                                                -----------       -----------
     Total operating expenses ................       13,628           397,965
                                                -----------       -----------
     Net operating revenues ..................      (13,628)          112,550

Other income (expenses):
   Interest ..................................      (58,939)(H)      (111,451)
                                                      7,906 (I)
   Dividends on preferred securities .........         --              (9,480)
   Other, net ................................         --               2,280
                                                -----------       -----------
     Total other expenses, net ...............      (51,033)         (118,651)
                                                -----------       -----------
Earnings (loss) before income taxes
   (benefit) .................................      (64,661)           (6,101)
Federal and state income taxes (benefit) .....      (17,862)(J)         3,667
                                                -----------       -----------
Net earnings (loss) before preferred stock
   dividend requirements .....................      (46,799)           (9,768)
Preferred stock dividend requirements ........        1,035 (K)          --
                                                -----------       -----------
Net earnings (loss) available for common
    stock ....................................  $   (45,764)      $    (9,768)
                                                ===========       ===========


Net earnings (loss) per share:
   Basic .....................................                    $     (0.19)
                                                                  ===========
   Diluted ...................................                    $     (0.19)
                                                                  ===========

Weighted average shares outstanding:
   Basic .....................................   18,095,204 (L)    50,532,720
                                                ===========       ===========
   Diluted ..............................        16,315,458 (L)    50,532,720
                                                ===========       ===========



------------------

(1)  Amounts presented are for twelve months ended May 31, 1999.

           See accompanying notes to Unaudited Pro Forma Combined Condensed
                                 Financial Statements.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                    FOR THE NINE MONTHS ENDED MARCH 31, 2000



                                                                                  HISTORICAL
                                                    -----------------------------------------------------------------------
                                                      SOUTHERN     PENNSYLVANIA    FALL RIVER     PROVIDENCE      VALLEY
                                                       UNION       ENTERPRISES        GAS           ENERGY       RESOURCES
                                                      COMPANY           INC.        COMPANY      CORPORATION      INC. (2)
                                                    -----------    -----------    -----------    -----------    -----------
                                                       (THOUSANDS OF DOLLARS, EXCEPT SHARES AND PER SHARE AMOUNTS)
Operating revenues ...............................  $   669,170    $    48,486    $    34,422    $   209,407    $    62,901
Cost of gas and other energy .....................      402,182         30,342         18,998        121,734         37,384
                                                    -----------    -----------    -----------    -----------    -----------
   Operating margin ..............................      266,988         18,144         15,424         87,673         25,517

Operating expenses:
   Operating, maintenance and general ............       98,647         14,116          9,750         41,753         14,595
   Depreciation and amortization .................       39,539          3,549          1,719         14,134          2,661
   Taxes, other than on income ...................       43,195          2,629          1,196         11,796          3,098
                                                    -----------    -----------    -----------    -----------    -----------
     Total operating expenses ....................      181,381         20,294         12,665         67,683         20,354
                                                    -----------    -----------    -----------    -----------    -----------
     Net operating revenues ......................       85,607         (2,150)         2,759         19,990          5,163

Other income (expenses):
   Interest ......................................      (36,603)        (3,935)        (1,240)        (7,708)        (2,339)

   Dividends on preferred securities .............       (7,110)          --             --             --             --
   Other, net ....................................       (5,527)        (2,351)         1,104         (1,270)          (171)
                                                    -----------    -----------    -----------    -----------    -----------
     Total other expenses, net ...................      (49,240)        (6,286)          (136)        (8,978)        (2,510)
                                                    -----------    -----------    -----------    -----------    -----------
Earnings (loss) before income taxes
   (benefit) .....................................       36,367         (8,436)         2,623         11,012          2,653
Federal and state income taxes (benefit)  ........       15,820         (3,206)         1,058          4,214            901
                                                    -----------    -----------    -----------    -----------    -----------
Net earnings (loss) before preferred stock
   dividend requirements .........................       20,547         (5,230)         1,565          6,798          1,752
Preferred stock dividend requirements ............         --              (68)          --             (215)          --
                                                    -----------    -----------    -----------    -----------    -----------
Net earnings (loss) available for common stock ...  $    20,547    $    (5,298)   $     1,565    $     6,583    $     1,752
                                                    ===========    ===========    ===========    ===========    ===========

Net earnings (loss) per share:
   Basic .........................................  $      0.49
                                                    ===========
   Diluted .......................................  $      0.47
                                                    ===========

Weighted average shares outstanding:
   Basic .........................................   41,688,408
                                                    ===========
   Diluted .......................................   43,733,332
                                                    ===========





                                                               PRO FORMA
                                                     ---------------------------
                                                    ADJUSTMENTS         COMBINED
                                                    -----------       -----------
Operating revenues ...............................  $      --         $ 1,024,386
Cost of gas and other energy .....................         --             610,640
                                                    -----------       -----------
   Operating margin ..............................         --             413,746

Operating expenses:
   Operating, maintenance and general ............         --             178,861
   Depreciation and amortization .................        7,595 (G)        69,197
   Taxes, other than on income ...................         --              61,914
                                                    -----------       -----------
     Total operating expenses ....................        7,595           309,972
                                                    -----------       -----------
     Net operating revenues ......................       (7,595)          103,774

Other income (expenses):
   Interest ......................................      (33,796)(M)       (82,985)
                                                          2,636 (I)
   Dividends on preferred securities .............         --              (7,110)
   Other, net ....................................         --              (8,215)
                                                    -----------       -----------
     Total other expenses, net ...................      (31,160)          (98,310)
                                                    -----------       -----------
Earnings (loss) before income taxes
   (benefit) .....................................      (38,755)            5,464
Federal and state income taxes (benefit)  ........      (10,906)(J)         7,881
                                                    -----------       -----------
Net earnings (loss) before preferred stock
   dividend requirements .........................      (27,849)           (2,417)
Preferred stock dividend requirements ............          283 (K)          --
                                                    -----------       -----------
Net earnings (loss) available for common stock ...  $   (27,566)      $    (2,417)
                                                    ===========       ===========


Net earnings (loss) per share:
   Basic .........................................                    $     (0.05)
                                                                      ===========
   Diluted .......................................                    $     (0.05)
                                                                      ===========

Weighted average shares outstanding:
   Basic .........................................    8,714,151 (N)    50,402,559
                                                    ===========       ===========
   Diluted .......................................    6,669,227 (N)    50,402,559
                                                    ===========       ===========




-----------------

(1) Amounts presented are for four months ended October 31, 1999 (five months ended March 31, 2000 are included in Southern Union's amounts).
(2)  Amounts presented are for nine months ended February 29, 2000.

           See accompanying notes to Unaudited Pro Forma Combined Condensed
                                Financial Statements.

       NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS



ADJUSTMENTS TO THE UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE
SHEET

(A) Reflects the estimated excess of the purchase price and other transaction costs over the historical cost of the regulated net assets and the estimated fair value of the non-regulated net assets of Fall River Gas, ProvEnergy, and Valley Resources, collectively "the pending acquisitions."

(B) Reflects excess cash after application of the net proceeds from the merger financing of the pending acquisitions. See Note (F).

(C) Reflects the capitalization of estimated costs associated with the bank borrowings as more specifically described in Note (F) to be incurred in connection with the pending acquisitions. These financing costs are amortized on a straight-line basis over the life of the bank borrowings.

(D) Reflects the elimination of common stockholders' equity of Fall River Gas, ProvEnergy, and Valley Resources.

(E) Reflects the issuance of Southern Union common stock to Fall River Gas stockholders. See Notes (L) and (N).

(F) Reflects bank borrowings at an estimated annual interest rate of 7.60%, which Southern Union believes would be obtained based on current market rates. The bank borrowings are assumed to be utilized: to finance the cash portion of the purchase of Fall River Gas, ProvEnergy, and Valley Resources and the settlement of any respective stock options; and to pay various professional fees and change of control agreements expected to be incurred in connection with the pending acquisitions estimated to total $9 million. See Notes (H) and (M).

ADJUSTMENTS TO THE UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF
OPERATIONS

(G) Reflects amortization of the estimated excess purchase price over the historical cost of the regulated net assets and the estimated fair value of the non-regulated net assets of PEI, Fall River Gas, ProvEnergy, and Valley Resources on a straight-line basis over a 40-year period based on the estimated useful lives of these assets. The pro forma adjustment for the nine-month period ended March 31, 2000 reflects only four months of amortization of additional purchase cost related to the acquisition of PEI, as five months of actual are included in Southern Union's historical balances due to the closing of this merger on November 4, 1999.

(H) Reflects interest expense on bank borrowings for the pending acquisitions at an estimated annual interest rate of 7.60%, which Southern Union believes would be obtained based on current market rates, and interest expense on the $300 million of long-term debt at 8.25% issued on November 3, 1999 in connection with the PEI merger. The bank borrowings and long-term debt are assumed to be utilized: to finance the cash portion of the purchase of PEI, Fall River Gas, ProvEnergy and Valley Resources and the settlement of any respective stock options; to refinance certain debt of PEI and Southern Union; to fund PEI's Director Retirement Plan, Director Deferred Compensation Plan and supplemental retirement benefits and the payments for severance benefits for certain PEI executives; and to pay various professional fees and change of control agreements expected to be incurred in connection with all mergers estimated to total $12 million. For every 1/8 percent change in the interest rate assumed for the bank borrowings, expense for the 12-month period would change by approximately $550,000. The rate on the $300 million issued for PEI is fixed at 8.25%, so no variation in the rate for this long-term debt was calculated.

(I) Reflects the elimination of historical interest expense of PEI as a result of refinancing certain debt in connection with the PEI merger. See Notes (H) and (M).

(J) Reflects the income tax consequences at the federal statutory rate of the pro forma adjustments after excluding nondeductible goodwill amortization.

(K) Reflects the elimination of preferred stock dividend requirement due to the repurchase of all outstanding PEI and ProvEnergy preferred stock prior to the closing of the mergers for PEI and ProvEnergy.

(L) Reflects the issuance of 16,713,735 pre-stock dividend shares of Southern Union stock for the purchase of PEI. Also reflects the estimated issuance of 1,541,867 shares of Southern Union stock for the purchase of Fall River Gas, based on an average trading price of $15.7954 for the ten trading-day period ending on the third trading day before June 30, 2000 and an exchange ratio of 1.39259. The actual exchange ratio for the Fall River Gas merger will be based upon the average closing price per share for Southern Union common stock for the ten trading day period ending on the third full trading day the day the merger is completed. The exchange ratio will not be lower than 1.19365 nor greater than 1.39259. Due to the loss position resulting from the pro forma adjustments, the diluted shares outstanding were adjusted for 1,779,747 shares of common stock equivalents that had been included in Southern Union's historical amounts.

(M) Reflects interest expense on bank borrowings for the pending acquisitions at an estimated annual interest rate of 7.60%, which Southern Union believes would be obtained based on current market rates, and interest expense on the $300 million of long-term debt at 8.25% issued on November 3, 1999 in connection with the PEI merger. The non-PEI merger-related long-term debt is assumed to be utilized: to finance the cash portion of the purchase of Fall River Gas, ProvEnergy, and Valley Resources; and the settlement of any respective stock options; and to pay various professional fees and change of control agreements incurred in connection with the three pending mergers estimated to total $9 million. The pro forma adjustment for the nine-month period ended March 31, 2000 reflects only four months of interest expense related to the $300 million of long-term debt issued for the acquisition of PEI, as five months of actual are included in Southern Union's historical balances due to the closing of this merger on November 4, 1999. For every 1/8 percent change in the interest rate assumed for the bank borrowings, expense for the nine-month period would change by approximately $400,000. The rate on the $300 million issued for PEI is fixed at 8.25%, so no variation in the rate for this long-term debt was calculated.

(N) Reflects the issuance of 16,713,735 pre-stock dividend shares of Southern Union stock for the purchase of PEI. Also reflects the estimated issuance of 1,541,867 shares of Southern Union stock for the purchase of Fall River Gas, based on an average trading price of $15.7954 for the ten trading-day period ending on the third trading day before June 30, 2000 and an exchange ratio of 1.39259. The actual exchange ratio for the Fall River Gas merger will be based upon the average closing price per share for Southern Union common stock for the ten trading day period ending on the third full trading day prior to the day the merger is completed. The exchange ratio will not be lower than 1.19365 nor greater than 1.39259. Due to the loss position resulting from the pro forma adjustments, the diluted shares outstanding were adjusted for 2,044,899 shares of common stock equivalents that had been included in Southern Union's historical amounts.

                                  THE COMPANIES

                             SOUTHERN UNION COMPANY

The following briefly describes the business of Southern Union. Additional information regarding Southern Union is contained in its filings with the SEC pursuant to the Securities Exchange Act of 1934. See "Where You Can Find More Information" on page 4.

GENERAL

Southern Union was incorporated under the laws of the State of Delaware in 1932 and is one of the fifteen largest gas utilities in the United States, as measured by number of customers. Southern Union's principal line of business is the distribution of natural gas as a public utility through Southern Union Gas, Missouri Gas Energy ("MGE"), PG Energy and Atlantic Utilities, doing business as South Florida Natural Gas ("SFNG"), each of which is a division of Southern Union.

Southern Union Gas, headquartered in Austin, Texas, serves approximately 523,000 customers in Texas (including the cities of Austin, El Paso, Brownsville, Galveston, Harlingen, McAllen and Port Arthur). MGE, headquartered in Kansas City, Missouri, serves approximately 491,000 customers in central and western Missouri (including the cities of Kansas City, St. Joseph, Joplin and Monett). PG Energy, headquartered in Wilkes-Barre, Pennsylvania, serves approximately 154,000 customers in northeastern and central Pennsylvania (including the cities of Wilkes-Barre, Scranton and Williamsport). SFNG, headquartered in New Smyrna Beach, Florida, serves approximately 5,000 customers in central Florida (including the cities of New Smyrna Beach and Edgewater and areas of Volusia County, Florida). The diverse geographic area of Southern Union's natural gas distribution systems reduces the sensitivity of Southern Union's operations to weather risk and local economic conditions.

Subsidiaries of Southern Union have been established to support and expand natural gas and other energy sales and to capitalize on Southern Union's energy expertise. These subsidiaries market natural gas and electricity to end users, operate natural gas pipeline systems, generate electricity, distribute propane, and sell commercial gas air conditioning and other gas-fired engine-driven applications. By providing "one-stop shopping," Southern Union can serve its various customers' specific energy needs, which encompass substantially all of the natural gas distribution and sales businesses from natural gas sales to specialized energy consulting services. Southern Union distributes propane to 11,000, 1,800 and 1,100 customers in Texas, Pennsylvania and Florida, respectively. Through PG Energy Services, Inc., Southern Union markets electricity and other products and services under the name PG Energy Power Plus, principally in northeastern and central Pennsylvania. Through PEI Power Corporation, an exempt wholesale generator (within the meaning of the Public Utility Holding Company Act of 1935), Southern Union generates and sells electricity in northeastern and central Pennsylvania. Through Keystone Pipeline Services, Inc. (a wholly owned subsidiary of PG Energy Services, Inc.), Southern Union is engaged primarily in the construction, maintenance and rehabilitation of natural gas distribution pipelines. Additionally, certain subsidiaries own or hold interests in real estate and other assets.

Southern Union is a sales and market-driven energy company, whose management is committed to achieving profitable growth of its utility businesses in an increasingly competitive business environment. Southern Union's strategies for achieving these objectives reflect Southern Union's commitment to its core gas utility business.

ACQUISITIONS

Southern Union has a goal of selected growth and expansion, primarily in the utilities industry. To that extent, Southern Union intends to consider, when appropriate, and if financially practicable to pursue, the acquisition of other utility distribution or transmission businesses. The nature and location of any such properties, the structure of any such acquisitions and the method of financing any such expansion or growth will be determined by Southern Union's management and the Southern Union board of directors. These acquisitions, including the proposed mergers with Fall River Gas and ProvEnergy, require substantial additional financing through future debt, and possibly future equity offerings. The availability and terms of any such financing sources will depend upon various factors and conditions, such as Southern Union's cash flow and earnings, its resulting capital structure, credit ratings and conditions in financial capital markets at the time of any such offering. In addition to the Fall River Gas and ProvEnergy mergers that are the subject of the Southern Union Special Meeting and this proxy statement, Southern Union has recently completed or agreed to two other significant mergers that are summarized below.

MERGER WITH PEI

Effective November 4, 1999, Southern Union acquired PEI and its subsidiaries for approximately 17 million shares of Southern Union common stock and approximately $36 million in cash plus the assumption of approximately $150 million in debt. PEI's natural gas utility businesses are being operated as PG Energy, a division of Southern Union, which provides service to approximately 154,000 natural gas customers in northeastern and central Pennsylvania (including the cities of Wilkes-Barre, Scranton and Williamsport). Through the acquisition of PEI, Southern Union acquired and now operates a subsidiary that markets electricity and other products and services under the name PG Energy Power Plus, principally in northeastern and central Pennsylvania. Other subsidiaries that Southern Union acquired in the PEI merger engage in various non-regulated activities, including the construction, maintenance and rehabilitation of natural gas distribution pipelines.

PENDING MERGER WITH VALLEY RESOURCES

On November 30, 1999, Southern Union, SUG Acquisition Corporation, a Rhode Island corporation and a wholly-owned subsidiary of Southern Union, and Valley Resources (AMEX: VR) entered into a definitive merger agreement. The agreement calls for Valley Resources to merge into Southern Union in a transaction valued at approximately $160 million, including the assumption of debt. Valley Resources shareholders will receive $25.00 in cash for each of the approximately 4.98 million shares of Valley Resources common stock outstanding. Valley Resources principally provides natural gas utility service to more than 64,000 customers through its subsidiaries, Valley Gas Company and Bristol & Warren Gas Company, in the Blackstone Valley Region located in northeastern and eastern Rhode Island. Southern Union anticipates completing the Valley Resources merger in September 2000 after all remaining conditions are satisfied, including receipt of all regulatory approvals for the Valley Resources merger. Valley Resources stockholders approved the Valley Resources merger at their special meeting on June 13, 2000.

                                 FALL RIVER GAS

The following briefly describes the business of Fall River Gas. Additional information regarding Fall River Gas is contained in its filing with the SEC. See "Where You Can Find More Information" on page 4.

GENERAL

Fall River Gas was organized as a Massachusetts corporation on September 25, 1880 and is an investor-owned public utility company that sells, distributes and transports natural gas (mixed with propane and liquefied natural gas during winter months) at retail through a pipeline distribution system throughout its 50 square mile service territory in the City of Fall River and the towns of Somerset, Swansea and Westport, all located within the southeastern portion of the Commonwealth of Massachusetts. This area has a population of approximately 140,000. The principal markets served by Fall River Gas are (1) residential customers using gas for heating, cooking and water heating, (2) industrial customers using gas for processing items such as textile and metal goods, (3) commercial customers using gas for cooking and heating, and (4) federal and state housing projects using gas for heating, cooking and water heating.

Fall River Gas is engaged in only one line of business as described above, and in activities incidental to this business. Fall River Gas has one wholly-owned subsidiary, Fall River Gas Appliance Company, Inc. (the "Appliance Company"), a Massachusetts corporation, which rents water heaters and conversion burners (primarily for residential use) in Fall River Gas' gas service area. Earnings from the Appliance Company are primarily the result of revenues from the rental of water heaters and conversion burners. The Appliance Company also derives revenues from the sale of central heating and air-conditioning systems and water heaters.

Fall River Gas' distribution system consist of approximately 635 miles of gas mains ranging in size from 2 to 36 inches in diameter, approximately 29,000 services and approximately 50,000 active gas meters, together with related facilities and equipment. In the preceding sentence, a "service" means a pipe connecting a gas main with piping to a customer's premises. The gas utility subsidiaries have regulating and metering facilities at 3 points of delivery from Algonquin Gas Transmission Company. Fall River Gas presently believes that these regulating and metering facilities are adequate for receiving gas into their distribution systems from the interstate gas pipeline.

As of May 1, 2000, Fall River Gas provided service to approximately 48,000 natural gas customers.

Fall River Gas and its subsidiary employed approximately 175 persons as of May 1, 2000.

                                   PROVENERGY

The following briefly describes the business of ProvEnergy. Additional information regarding ProvEnergy is contained in its filings with the SEC. See "Where You Can Find More Information" on page 4.

REGULATED BUSINESSES

ProvEnergy is the parent of two wholly owned natural gas distribution utilities, Providence Gas and North Attleboro Gas, which we refer to collectively as the gas utility subsidiaries. Providence Gas, founded in 1847, is Rhode Island's largest natural gas distributor and serves approximately 168,000 customers in Providence, Newport and 23 other cities and towns in Rhode Island. North Attleboro Gas serves approximately 6,000 customers in North Attleboro and Plainville, Massachusetts, towns adjacent to the northeastern Rhode Island border. The total natural gas service territory of the gas companies encompasses 760 square miles and has a population of approximately 850,000.

NON-REGULATED BUSINESSES

ProvEnergy is also the parent of ProvEnergy Oil Enterprises, Inc., which operates an oil distribution business through its subsidiary, ProvEnergy Fuels, Inc. ("ProvEnergy Fuels"). ProvEnergy Fuels operates this business under several trade names, which were among the assets of oil distribution businesses acquired by ProvEnergy Fuels during the past three years, namely, Super Service Oil (acquired in 1997), Keenan Oil (acquired in 1999) and Consumers Oil (acquired in January, 2000). These acquisitions, as well as five smaller acquisitions completed between 1997 and 1999, are part of ProvEnergy's strategic plan to strengthen its position in the energy industry. Currently, the oil business serves over 14,000 residential and commercial customers in Rhode Island and Massachusetts.

ProvEnergy uses its wholly owned subsidiary, Providence Energy Services, Inc., to market natural gas and energy services to and as the vehicle to grow its natural gas, oil, and electricity businesses with retail accounts in New England.

Also, in July 1998, ProvEnergy and ERI Services, Inc. formed a joint venture, Capital Center Energy Company, LLC., which is owned 50 percent by ProvEnergy's subsidiary, ProvEnergy Power Company, LLC, and 50 percent by ERI Services' subsidiary, ERI Providence, LLC. A wholly owned subsidiary of Capital Center Energy Company, LLC, DownCity Energy Company, LLC, was selected as the exclusive electric, heat and air conditioning and related service provider for most of the Providence Place Mall for the next thirty years.

OPERATIONS OF PROVENERGY'S GAS UTILITY SUBSIDIARIES

CUSTOMERS

The gas utility subsidiaries have approximately 174,000 customers, of which approximately 90% are residential and 10% are commercial and industrial.

GAS SERVICE

The gas services provided by the gas utility subsidiaries can be grouped into four categories: firm sales, firm transportation, non-firm sales and non-firm transportation. Firm service is provided to those residential, commercial and industrial customers that use natural gas throughout the year. Non-firm service is provided to those commercial and industrial customers that do not require assured gas service because they can utilize an alternative fuel or otherwise operate without gas service. The transportation service of the gas utility subsidiaries transports to some customers gas owned by those customers or by third parties selling gas to those customers.

Firm Sales. In the recent year, the gas utility subsidiaries distributed approximately 57% of firm sales to residential customers and 43% of firm sales to commercial and industrial customers. Firm sales represent the highest percentage of operating margin and represent the core of the gas utility subsidiaries' business.

Non-Firm. Non-firm customers consist of two types: seasonal customers that typically use gas only during the non-winter months and dual-fuel customers that contract for gas service on a year round basis, but agree to service interruption during certain peak periods. By retaining the right to interrupt service to non-firm customers, the gas utility subsidiaries can balance daily demand from firm customers with available gas supply and pipeline capacity. Non-firm customers may interrupt their gas service, as well, when it is more economical to utilize an alternative fuel. Accordingly, the amount of the gas utility subsidiaries' non-firm sales fluctuates depending upon the relative price of natural gas to alternative fuels.

Non-firm sales produce substantially less margin to the gas utility subsidiaries than firm sales as a result of the more competitive nature of non-firm sales. Service rates charged to dual-fuel customers are based on the price that the customer would otherwise pay for its alternative fuel.

Transportation Service. ProvEnergy provides both firm and non-firm transportation of gas. Margin from the firm transportation of gas by certain large customers is likely to represent an increasing percentage of the gas utility subsidiaries' future total margin as a result of the continuing developments affecting the natural gas industry. In general, these developments now allow customers to buy gas directly from the producer-supplier rather than solely from the local gas distribution company. Customer-owned gas is transported to the customer's premises through a combination of interstate pipelines and the gas utility subsidiaries' distribution systems.

For a given quantity of gas, the gas utility subsidiaries' margin from firm transportation service is comparable to the margin from firm sales. Margin from non-firm transportation service is less than the margin from firm sales, but is generally comparable to the margin from interruptible sales, depending on the price of alternative fuels. To the extent that the gas utility subsidiaries' existing customers buy gas directly from producer-suppliers, the gas utility subsidiaries' revenue will decrease, although firm margin will not be materially impacted.

GAS DISTRIBUTION SYSTEMS

ProvEnergy's gas utility subsidiaries' distribution systems consist of approximately 2,400 miles of gas mains ranging in size from 2 to 36 inches in diameter, approximately 146,000 services and approximately 173,000 active gas meters, together with related facilities and equipment. In the preceding sentence, a "service" means a pipe connecting a gas main with piping to a customer's premises. The gas utility subsidiaries have regulating and metering facilities at nine points of delivery from Algonquin Gas Transmission Company and one point of delivery from Tennessee Gas Pipeline Company. The gas utility subsidiaries presently believe that these regulating and metering facilities are adequate for receiving gas into their distribution systems from these interstate gas pipelines.

EMPLOYEES

ProvEnergy has approximately 643 full-time employees. Approximately 271 of distribution and customer service employees of Providence Gas are covered by a collective bargaining agreement with Local 12431-01 of the United Steelworkers of America, which became effective on January 21, 1999. Approximately 83 employees of Providence Gas are covered by a collective bargaining agreement with Local 12431-02 of the United Steelworkers of America, which became effective on June 1, 1999.

                             PRINCIPAL STOCKHOLDERS

BENEFICIAL OWNERS OF MORE THAN 5% OF SOUTHERN UNION'S OUTSTANDING COMMON STOCK

The following table shows, as of June 30, 2000, any person who is known by Southern Union to be the beneficial owner individually or collectively of more than five percent of the outstanding Southern Union common stock.



                                                           AMOUNT AND NATURE OF
                                                           BENEFICIAL OWNERSHIP               PERCENT
                                                           NUMBER OF SHARES                      OF
NAME AND ADDRESS OF BENEFICIAL OWNER                       BENEFICIALLY OWNED (1)              CLASS
------------------------------------                       ----------------------             -------
George L. and Frayada B. Lindemann                         5,320,998 (2)(3)                    10.63%
      767 Fifth Avenue, 50th Floor
      New York, New York 10153
Adam M. Lindemann                                          2,893,420 (3)(4)                     5.84%
      767 Fifth Avenue, 50th Floor
      New York, New York 10153
George Lindemann, Jr.                                      2,897,599 (3)(5)                     5.85%
      11950 Maidstone Drive
      Wellington, Florida 33414
Sloan N. Lindemann                                         2,896,544 (3)                        5.85%
      767 Fifth Avenue, 50th Floor
      New York, New York 10153
Bass Reporting Persons                                     3,145,661 (6)                        6.35%
      201 Main Street
      Fort Worth, Texas 76102
Baron Capital Group,                                       5,773,537 (7)                       11.66%
      767 Fifth Avenue, 49th Floor
      New York, New York 10153


(1) Includes options to acquire shares of Southern Union common stock that are exercisable within 60 days of June 30, 2000.
(2) Includes: 2,180,560 shares owned by SUG 1 L.P. in which Mr. Lindemann is the sole general partner; 2,578,242 shares owned by SUG 2 L.P. in which Mr. Lindemann's wife, Dr. F.B. Lindemann, is the sole general partner; 14,441 vested shares held through the Southern Union Supplemental
     Deferred Compensation Plan (the "Supplemental Plan") for Mr. Lindemann; 9,653 vested shares held by the 401(k) Southern Union Savings Plan (the "401(k) Plan") for Mr. Lindemann; and 538,102 shares of Southern Union common stock Mr. Lindemann is entitled to purchase upon the exercise of stock options exerciseable presently or within 60 days of June 30, 2000 pursuant to the Southern Union 1992 Long-Term Incentive Plan (the "1992 Plan"). Substantially all shares beneficially held by Mr. and Dr. Lindemann and their three children (Adam M., George, Jr., and Sloan N.) (together, the "Lindemann Family") have been pledged to Activated Communications Limited Partnership ("Activated"). Activated, which is owned and managed by or for the benefit of the Lindemann Family, provided the funds used to purchase certain of such shares. Mr. Lindemann is the Chairman of the Board and President, and, Dr. Lindemann and Adam
     Lindemann are each a director of the sole general partner of Activated.
(3) This information regarding direct share ownership by members of the Lindemann Family generally was obtained from and is reported herein in reliance upon a Schedule 13D (as amended through April 19, 2000) as adjusted for any stock dividends and splits since the date of such report filed by George L. Lindemann, Adam M. Lindemann, Sloan N. Lindemann, SUG 1 L.P., SUG 2 L.P., and SUG 3 L.P. In addition, information regarding share ownership by George L. Lindemann (including shares beneficially owned by his wife, Dr. F.B. Lindemann) and Adam M. Lindemann reflects information derived from their respective reports on Form 4 and Form 5 under the Exchange Act filed to date. Each member of the Lindemann Family disclaims beneficial ownership of any shares owned by any other member of the Lindemann Family. Accordingly, with respect to each member of the Lindemann Family, the above table reflects only individual share ownership except that the shares beneficially held by Dr. F. B. Lindemann are reflected as owned by George L. Lindemann, as explained in Note (2).
(4) Includes 4,431 vested shares pursuant to the Southern Union Directors' Deferred Compensation Plan (the "Directors' Plan").
(5) These shares are owned by SUG 3 L.P. in which George Lindemann Jr. is the sole general partner.
(6) The information set forth in the table above with respect to the Bass reporting persons and the information in this note were obtained from and are reported herein in reliance upon a Schedule 13G filed by: Sid R. Bass Management Trust, 820 Management Trust, Bass Enterprises Production Company, the Bass Foundation, and the Lee and Ramona Bass Foundation (collectively, the "Bass Reporting Persons"), on November 3, 1999 (as adjusted for any stock dividends since the date of such report). Because of their relationships with certain of these persons, Sid R. Bass, Perry
     M. Bass and Lee M. Bass may be considered controlling persons with respect to certain of the Bass Reporting Persons, all as described in said
     Schedule 13G.
(7) This information regarding share ownership by Baron Capital Group, ("BCG") was obtained from and is reported herein in reliance upon a Schedule 13G, as amended through June 29, 2000 (the "Baron Filing") filed by BCG, BAMCO, ("BAMCO"), Baron Capital Management, ("BCM"), Baron Asset Fund ("BAF") and Ronald Baron (collectively, the "Baron Filing Group"). Pursuant to the Baron Filing, the members of the Baron Filing Group own beneficially and have shared power to vote or direct the vote of and to dispose or direct the disposition of the following number of shares of Southern Union common stock: BCG--5,773,537 shares; BAMCO--4,282,250 shares; BCM--1,491,287 shares; BAF--2,870,000 shares; and Mr. Baron--5,773,537 shares. The members of the Baron Filing Group disclaim beneficial ownership in each other's shares.

SOUTHERN UNION MANAGEMENT OWNERSHIP

The following table shows the number of shares of Southern Union common stock, beneficially owned, directly or indirectly, as of June 30, 2000, by individual directors and named executive officers, and all directors and named executive officers as a group, who held such positions as of the Southern Union record date. Unless otherwise specified, shares are beneficially owned directly by the director or officer.



                                                   AMOUNT AND NATURE OF
                                                   BENEFICIAL OWNERSHIP         PERCENT
                                                   NUMBER OF SHARES                OF
NAME OF BENEFICIAL OWNER                           BENEFICIALLY OWNED (1)        CLASS
------------------------                           ----------------------       -------
George L. Lindemann                                   5,320,998 (2)(3)          10.63%
Adam M. Lindemann                                     2,893,420 (3)(4)           5.84%
John E. Brennan                                         692,375 (5)              1.39%
Frank W. Denius                                          67,480 (6)                *
Aaron I. Fleischman                                     564,302 (7)              1.14%
Kurt A. Gitter, M.D                                     194,229 (8)                *
Thomas F. Karam                                         660,759 (9)              1.32%
Peter H. Kelley                                         554,825 (10)             1.11%
Roger J. Pearson                                         42,446 (11)               *
George Rountree, III                                     63,502 (12)               *
Ronald W. Simms                                         630,346 (13)             1.27%
Dan K. Wassong                                           59,471 (14)               *
Steve W. Cattron                                         12,758 (15)               *
Ronald J. Endres                                        379,070 (16)               *
David J. Kvapil                                          59,001 (17)               *
Dennis K. Morgan                                         80,805 (18)               *
David W. Stevens                                         89,791 (19)               *
All directors and officers as a group (17 persons)   12,971,583 (20)            26.20%


   --------------
*    Less than one percent.
(1) Includes options to acquire shares of Southern Union common stock that are exercisable presently or within 60 days of June 30, 2000.
(2) For a description of the shares of Southern Union common stock beneficially owned by Mr. George L. Lindemann and included in the above table, see note (2) to the table set forth in "--Beneficial Owners of More Than 5% of Southern Union's Outstanding Securities."
(3) For information regarding beneficial share ownership by members of the Lindemann Family, see note (3) to the table set forth in "--Beneficial Owners of More Than 5% of Southern Union's Outstanding Securities."
(4) For a description of the shares of Southern Union common stock beneficially owned by Mr. Adam M. Lindemann and included in the above table, see note (4) to the table set forth in "--Beneficial Owners of More Than 5% of Southern Union's Outstanding Securities."
(5) Of these shares, 5,079 vested shares are held by the 401(k) Plan; 6,284 vested shares are held through the Supplemental Plan; 4,993 shares are owned by his wife; 211,806 are held in two separate trusts for the benefit of members of his family; 56,010 are held in an irrevocable trust under the Southern Union Executive Deferred Stock Plan (the "Stock Plan"); and 247,506 represent shares that Mr. Brennan is entitled to purchase upon the exercise of stock options exercisable presently or within 60 days of June 30, 2000 pursuant to the 1992 Plan.
(6) Includes: 955 shares owned by his wife; 44,017 shares that The Effie and Wofford Cain Foundation (the "Foundation"), in which Mr. Denius is a director, owns; and 8,360 vested shares pursuant to the Directors' Plan. Mr. Denius disclaims beneficial ownership of those shares held by the Foundation since he does not have a pecuniary interest in or control of the Foundation's assets.
(7) Includes: 105,531 shares that Fleischman and Walsh, L.L.P., in which Mr. Fleischman is Senior Partner, is entitled to purchase upon exercise of a Warrant exercisable presently or within 60 days of June 30, 2000 ; 13,737 vested shares pursuant to the Directors' Plan; 112,215 shares owned by the Fleischman and Walsh 401(k) Profit Sharing Plan for which Mr. Fleischman is a trustee and a beneficiary; and 22,204 shares owned by the Aaron I. Fleischman Foundation for which Mr. Fleischman is the sole trustee. Mr. Fleischman disclaims beneficial ownership of those shares held by the Fleischman and Walsh 401(k) Profit Sharing Plan, to the extent that he does not have a pecuniary interest, and those shares held by the Aaron I. Fleischman Foundation.
(8)  Includes 6,829 vested shares pursuant to the Directors' Plan.
(9) Includes: 89,983 shares held by various entities through which Mr. Karam has voting power; 21,703 shares held in the name of Lakeside Drive Association, in which Mr. Karam's wife has an interest; 2,619 vested shares held by the Southern Union Pennsylvania Division Employees'
     Savings Plan for Mr. Karam; 1,160 vested shares held through the Supplemental Plan; and 474,784 shares of Southern Union common stock Mr. Karam is entitled to purchase upon the exercise of stock options exercisable presently or within 60 days of June 30, 2000.
(10) Includes 309,913 shares that Mr. Kelley is entitled to purchase upon the exercise of stock options exercisable presently or within 60 days of June 30, 2000 pursuant to the 1992 Plan. Such number also includes:35,306 shares held in the Stock Plan; 22,818 vested shares held by the 401(k) Plan; 3,708 shares held through the Southern Union Company Direct Stock Purchase Plan; and 38,332 vested shares held through the Supplemental Plan.
(11) Includes 3,082 shares held by Mr. Pearson as Custodian (pursuant to the Uniform Gifts to Minors Act) for his children; and 4,998 vested shares pursuant to the Directors' Plan.
(12) Includes 1,444 shares owned by his wife and 16,032 vested shares allocated to Mr. Rountree pursuant to the Directors' Plan. Also includes 3,150 shares owned by the Rountree & Seagle Profit Sharing Plan & Trust for which Mr. Rountree is a co-trustee and co-administrator. Mr. Rountree disclaims beneficial ownership of shares held by such plan to the extent that he has no pecuniary interest.
(13) Includes: 149,364 shares owned by Mr. Simms's wife; 178,796 shares for which Mr. Simms has voting power; and 59,348 shares of Southern Union common stock Mr. Simms is entitled to purchase upon the exercise of stock options exercisable presently or within 60 days of June 30, 2000.
(14) Includes 6,362 vested shares pursuant to the Directors' Plan.
(15) Includes 2,187 vested shares held through the Supplemental Plan, 153 vested shares held by the 401(k) Plan and 10,418 shares Mr. Cattron is entitled to purchase upon the exercise of stock options exercisable presently or within 60 days of June 30, 2000 pursuant to the 1992 Plan.

(16) Includes 253,526 shares Mr. Endres is entitled to purchase upon the exercise of stock options exercisable presently or within 60 days of June 30, 2000 pursuant to the 1992 Plan. Such number also includes: 12,776 vested shares held through the 401(k) Plan; 23,228 vested shares held through the Supplemental Plan; and 315 shares owned by Mr. Endres's children.
(17) Includes 34,779 shares that Mr. Kvapil is entitled to purchase upon the exercise of stock options exercisable presently or within 60 days of June 30, 2000 pursuant to the1992 Plan. Such number also includes 11,571 vested shares held through the Supplemental Plan; 4,248 vested shares held by the 401(k) Plan; and 3,804 shares held through the Southern Union Company Direct Stock Purchase Plan.
(18) Includes 60,182 shares Mr. Morgan is entitled to purchase upon the exercise of stock options presently or within 60 days of June 30, 2000 pursuant to the 1992 Plan. Such number also includes 4,664 vested shares held through the 401(k) Plan and 12,678 vested shares held through the Supplemental Plan.
(19) Includes 58,430 shares that Mr. Stevens is entitled to purchase upon the exercise of stock options exercisable presently or within 60 days of June 30, 2000 pursuant to the 1992 Plan. Such number also includes: 12,722 vested shares held by the 401(k) Plan; 1,825 vested shares held through the Southern Union Company Direct Stock Purchase Plan and 14,061 vested shares held through the Supplemental Plan.
(20) Excludes options granted pursuant to the 1992 Plan to acquire shares of Southern Union common stock that are not presently exercisable or do not become exercisable within 60 days of June 30, 2000. Includes vested shares held through certain Southern Union benefit and deferred savings plans for which certain executive officers and directors may be deemed beneficial owners, but excludes shares which have not vested under the terms of such plans. Also, includes 606,005 shares held by a "Rabbi Trust" known as the Trust for Miscellaneous Southern Union Company Deferred Compensation Arrangements ("Rabbi Trust"). The shares are held as a part of Southern Union's efforts to provide funding for a portion of the future liability under the Southern Union Supplemental Executive Retirement Plan ("SERP"). Any assets held for the benefit of the SERP are held in the Rabbi Trust. Southern Union management directly or indirectly controls the investment of any assets, and the voting of any securities, held for the SERP.

BENEFICIAL OWNERS OF MORE THAN 5% OF FALL RIVER GAS' COMMON STOCK

At the close of business on May 31, 2000, directors and officers of Fall River Gas beneficially owned and were entitled to vote approximately 297,877 shares of Fall River Gas common stock, which represented approximately 13.3% of the shares of Fall River Gas common stock outstanding on that date. Each of them has indicated his or her present intention to vote, or cause to be voted, the Fall River Gas common stock owned by him or her for the proposal to approve and adopt the merger agreement. Ronald J. Ferris and Barabara N. Jarabek, as Managing General Partner to The Jarabek Family Limited Partnership, entered into a voting agreement with Southern Union along with certain other stockholders of Fall River Gas, each of whom own less than 5% of the common stock of Fall River Gas. Under the terms of the voting agreement, they have agreed to vote or cause to be voted the Fall River Gas common stock owned by them for the approval and adoption of the merger agreement and they have granted Southern Union an irrevocable proxy to vote the shares of Fall River Gas common stock owned by them (see "The Fall River Gas Merger Agreement--Covenants and Other Agreements-Fall River Gas Voting Agreement"). No person or group owns of record or is known by Fall River Gas to own beneficially more than 5% of Fall River Gas' outstanding common stock, other than as set forth in the following table.



                                         SHARES OF COMMON
                                        STOCK BENEFICIALLY          PERCENT
         NAME AND ADDRESS OF              OWNED AS OF                 OF
         BENEFICIAL OWNER                 MAY 31, 2000               CLASS
         ----------------               ------------------          -------
         Ronald J. Ferris                145,059 Shares (1)           6.6%
         75 GAR Highway
         Swansea, Massachusetts

         Barbara N. Jarabek              295,710 Shares (2)          13.2%
         103 South Washington Drive
         Sarasota, Florida


-----------------------
(1) Includes 5,852 shares owned jointly with Dale Ferris; 4,000 shares owned jointly with children of Mr. Ferris; 36,990 shares owned by Lee's River Realty, Inc., 3,926 shares held in trusts for the children of Mr. Ferris; and 53,594 shares owned by the Swansea Lounge, Inc. Pension Trust for which Mr. Ferris is a co-trustee. Mr. Ferris has shared voting and investment power with respect to all shares beneficially owned by him except for 40,697 shares owned directly and of record by him, with respect to which he has sole voting and investment power. Mr. Ferris disclaims beneficial ownership with respect to the 3,926 shares held in trust for his children and the 53,594 shares owned by the Swansea Lounge, Inc. Pension Trust.
(2) Consists of shares held in The Jarabek Family Limited Partnership for which Barbara N. Jarabek is Managing General Partner, and with respect to which Mrs. Jarabek possesses sole power to vote and sole investment power.

FALL RIVER GAS MANAGEMENT OWNERSHIP

The following table shows the number of shares of Fall River Gas common stock, beneficially owned, directly or indirectly, as of May 31, 2000, by individual directors and officers, and all directors and officers as a group, who held such positions as of May 31, 2000. Unless otherwise specified, shares are beneficially owned directly by the director or officer. Bradford J. Faxon, Raymond H. Faxon, Ronald J. Ferris, Cindy L.J. Audette, Thomas H. Bilodeau and Gilbert C. Oliveira, Jr., each has entered a voting agreement with Southern Union. Under the terms of the voting agreement, each has agreed to vote or cause to be voted the Fall River Gas common stock owned by him or her for the approval and adoption of the merger agreement and each has granted Southern Union an irrevocable proxy to vote the shares of Fall River Gas common stock owned by them (see "The Merger Agreement Covenants and Other Agreements -- Fall River Gas Voting Agreement").



                                                                AMOUNT AND NATURE OF
                                                                BENEFICIAL OWNERSHIP       PERCENT
                                                                NUMBER OF SHARES             OF
         NAME OF BENEFICIAL OWNER                               BENEFICIALLY OWNED          CLASS
         ------------------------                               --------------------       -------
         Bradford J. Faxon                                         40,306 (1)                1.7%
         Raymond H. Faxon                                          57,370 (2)                2.6%
         Ronald J. Ferris                                         145,059 (3)                6.5%
         Cindy L.J. Audette                                        13,190 (4)                  *
         Jack R. McCormick                                          4,901                      *
         Donald R. Patnode                                          1,750                      *
         Thomas K. Barry                                            2,200                      *
         Thomas H. Bilodeau                                         9,006 (5)                  *
         Gilbert C. Oliveira, Jr.                                  12,530 (6)                  *
         Peter H. Thanas                                            6,125 (7)                  *
         Robert J. Pollock                                          5,140                      *
         All directors and officers as a group (13 persons)       297,877                   13.3%


--------------------------------
*    Less than one percent.
(1)  Includes 4,952 shares held as custodian for Bradford J. Faxon's children.
(2) Comprised of 57,370 shares held in trust, for which Raymond H. Faxon is a trustee.
(3) Includes 5,852 shares owned jointly with Dale Ferris, 4,000 shares owned jointly with children of Mr. Ferris, 36,990 shares owned by Lee's River Realty, Inc., 3,926 shares held in trusts for the children of Mr. Ferris, and 53,594 shares owned by the Swansea Lounge, Inc. Pension Trust for which Mr. Ferris is a co-trustee. Mr. Ferris has shared voting and investment power with respect to all shares beneficially owned by him except for 40,697 shares owned directly and of record by him, with respect to which he has sole voting and investment power. Mr. Ferris disclaims beneficial ownership with respect to the 3,926 shares held in trust for his children and the 53,594 shares owned by the Swansea Lounge, Inc. Pension Trust.
(4) Includes 660 shares held jointly with spouse (with shared voting and investment power).
(5)  Includes 7,746 shares held in trust for Thomas H. Bilodeau's children.
(6) Comprised of 9,529 shares held by Mr. Oliveira's spouse as custodian for a minor child of Mr. Oliveira.
(7) Includes 2,528 shares held jointly with spouse (with shared voting and investment power), 671 shares held as custodian for Mr. Thanas' minor son and 671 shares held as custodian for Mr. Thanas' minor daughter (with sole voting and investment power).

PROVENERGY MANAGEMENT OWNERSHIP

On May 31, 2000, to the best of ProvEnergy's knowledge, no person (including any "Group," as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) was the beneficial owner of more than five percent of ProvEnergy's outstanding common stock, $1.00 par value (there being no other voting securities of ProvEnergy outstanding).

The following table reflects as of May 31, 2000, the beneficial ownership of shares of common stock of ProvEnergy (ignoring fractional shares) by directors and executive officers of ProvEnergy (all shares being owned directly, except as otherwise noted):



                          MANAGEMENT AND DIRECTORS STOCK OWNERSHIP TABLE AS OF MAY 31, 2000

                                                                           SHARES BENEFICIALLY OWNED*
                                                                        -------------------------------
                   NAME OF INDIVIDUAL OR                                 ISSUED          SHARES SUBJECT
                   IDENTIFICATION OF GROUP                               SHARES           TO OPTIONS**
                   -----------------------                              ----------       --------------
                   Gilbert R. Bodell, Jr............................     3,367 (1)            5,632
                   James DeMetro....................................     8,400                3,000
                   James H. Dodge...................................    15,339 (2)           15,000
                   James A. Grasso..................................     3,613                none
                   John H. Howland..................................       679                3,327
                   Douglas H. Johnson...............................       769                3,651
                   William Kreykes..................................       723                  915
                   Paul F. Levy.....................................     1,761 (3)             none
                   Romolo A. Marsella...............................       735                3,242
                   Robert W. Owens..................................     7,263 (4)            5,000
                   M. Anne Szostak..................................       836                1,650
                   Kenneth W. Washburn..............................     1,975                6,116
                   W. Edward Wood...................................     1,133                1,580
                   Gerald A. Yurkevicz..............................     1,799                none
                   All Directors and Executive Officers as a Group..    57,284 (5)           49,113


-------------------
* The beneficial ownership of shares of directors and executive officers of ProvEnergy (including shares subject to options) in no individual case exceeded one percent of the outstanding common stock of ProvEnergy. Such ownership represented in the aggregate approximately one percent of the outstanding common stock.
**   To the extent exercisable within 60 days.
(1)  Includes 888 shares held by Mr. Bodell's wife.
(2)  Includes 4,676 shares held by Mr. Dodge's wife.
(3)  Includes 550 shares held in Trust by Mr. Levy's mother.
(4) Includes 672 shares held by Mr. Owens' wife as custodian for their children.
(5)  Includes 43,783 shares held directly, and 13,501 shares held indirectly.

                            PROPOSALS OF STOCKHOLDERS

In order to be considered for inclusion in the proxy statement for Southern Union's next annual meeting of stockholders expected to be held in November 2000, stockholder proposals must have been submitted in writing by June 30, 2000, to Dennis K. Morgan, Corporate Secretary, at Southern Union Company, 504 Lavaca Street, Eighth Floor, Austin, Texas 78701.

                                  OTHER MATTERS

Except for the matters set forth above, the board of directors knows of no other matters which may be presented to the special meeting of stockholders, but if any other matters properly come before such meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxies in accordance with their judgment.

                                    EXPERTS

The consolidated financial statements of Southern Union included in its Annual Report on Form 10-K for the years ended June 30, 1999, 1998 and 1997, have been incorporated in this proxy statement by reference and have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of PEI for the years ended December 31, 1998 and 1997 included in PEI's Annual Report on Form 10-K for the year ended December 31, 1998, and incorporated in this proxy statement by reference, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements and schedules of PEI for the year ended December 31, 1996 included in PEI's Annual Report on Form 10-K for the year ended December 31, 1998, and incorporated in this proxy statement by reference, were audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

The consolidated financial statements and schedules of Fall River Gas incorporated by reference in this proxy statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

The consolidated financial statements and schedules of ProvEnergy incorporated by reference in this proxy statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

The consolidated financial statements of Valley Resources for the years ended August 31, 1999, 1998 and 1997 included in Southern Union's Form 8-K filed on June 5, 2000, have been incorporated in this proxy statement by reference to Southern Union's Current Report on Form 8-K in reliance on the report of Grant Thornton LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                 OTHER BUSINESS

The Southern Union board of directors does not intend to bring any other business before the Southern Union special meeting, and, so far as is known to the Fall River Gas board, no other business is to be brought before the meeting. It is intended that proxies, in the form enclosed, will be voted in regards to any business that may properly come before the meeting in accordance with the judgment of the persons voting such proxies.

     PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY.

By Order of the Board of Directors,







/s/ DENNIS K. MORGAN
--------------------
Dennis K. Morgan
SECRETARY

Austin, Texas
July 12, 2000

                                    APPENDIX A






                               AGREEMENT OF MERGER

                                     BETWEEN

                             SOUTHERN UNION COMPANY

                                       AND

                             FALL RIVER GAS COMPANY

                           DATED AS OF OCTOBER 4, 1999

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----

ARTICLE 1         DEFINITIONS.....................................................................................1
     Section 1.1  Certain Defined Terms...........................................................................1
     Section 1.2  Other Defined Terms.............................................................................5

ARTICLE II        THE MERGER; OTHER TRANSACTIONS..................................................................6
     Section 2.1  The Merger......................................................................................6
     Section 2.2  Effective Time of the Merger....................................................................6
     Section 2.3  Closing.........................................................................................7
     Section 2.4  Certificate of Incorporation; Bylaws............................................................7
     Section 2.5  Directors and Officers..........................................................................7

ARTICLE III       CONVERSION OF SHARES............................................................................7
     Section 3.1  Effect of the Merger............................................................................7
     Section 3.2  Exchange of FAL Common Stock Certificates.......................................................8
     Section 3.3  Dissenting Shares..............................................................................10

ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF SUG..........................................................10
     Section 4.1  Organization, Existence and Qualification......................................................10
     Section 4.2  Capitalization.................................................................................10
     Section 4.3  Subsidiaries; Investments......................................................................10
     Section 4.4  Authority Relative to this Agreement and Binding Effect........................................10
     Section 4.5  Governmental Approvals.........................................................................11
     Section 4.6  Public Utility Holding Company Status; Regulation as a Public Utility..........................11
     Section 4.7  Compliance with Legal Requirements; Governmental Authorizations................................11
     Section 4.8  Legal Proceedings; Orders......................................................................11
     Section 4.9  SEC Documents..................................................................................11
     Section 4.10 Taxes..........................................................................................12
     Section 4.11 Intellectual Property..........................................................................12
     Section 4.12 Contracts......................................................................................12
     Section 4.13 Indebtedness...................................................................................12
     Section 4.14 Employee Benefit Plans.........................................................................13
     Section 4.15 Environmental Matters..........................................................................14
     Section 4.16 No Material Adverse Change.....................................................................14
     Section 4.17 Brokers........................................................................................14
     Section 4.18 Proxy Statement; Registration Statement........................................................14
     Section 4.19 No Vote Required...............................................................................15
     Section 4.20 Disclaimer of Representations and Warranties...................................................15

ARTICLE V         REPRESENTATIONS AND WARRANTIES OF FAL..........................................................15
     Section 5.1  Organization, Existence and Qualification......................................................15
     Section 5.2  Capitalization.................................................................................15
     Section 5.3  Subsidiaries; Investments......................................................................16
     Section 5.4  Authority Relative to this Agreement and Binding Effect........................................16
     Section 5.5  Governmental Approvals.........................................................................16
     Section 5.6  Public Utility Holding Company Status; Regulation as a Public Utility..........................16
     Section 5.7  Compliance with Legal Requirements; Governmental Authorizations................................16
     Section 5.8  Legal Proceedings; Orders......................................................................17
     Section 5.9  SEC Documents..................................................................................17
     Section 5.10 Taxes..........................................................................................17
     Section 5.11 Intellectual Property..........................................................................17
     Section 5.12 Title to Assets................................................................................18
     Section 5.13 Indebtedness...................................................................................18
     Section 5.14 Machinery and Equipment........................................................................18


                                                        A-ii



                                                                                                               PAGE
                                                                                                               ----

     Section 5.15 Applicable Contracts...........................................................................18
     Section 5.16 Insurance......................................................................................18
     Section 5.17 Employees......................................................................................18
     Section 5.18 Employee Benefit Plans.........................................................................19
     Section 5.19 Environmental Matters..........................................................................20
     Section 5.20 No Material Adverse Change.....................................................................21
     Section 5.21 Brokers........................................................................................21
     Section 5.22 Regulatory Proceedings.........................................................................21
     Section 5.23 Proxy Statement; Registration Statement........................................................21
     Section 5.24 Vote Required..................................................................................21
     Section 5.25 Opinion of Financial Advisor...................................................................21
     Section 5.26 Disclaimer of Representations and Warranties...................................................22

ARTICLE VI        COVENANTS......................................................................................22
     Section 6.1  Covenants of FAL...............................................................................22
              (a) Conduct of the Business Prior to the Closing Date..............................................22
              (b) Customer Notifications.........................................................................23
              (c) Access to the Acquired Companies' Offices, Properties and Records; Updating Information........23
              (d) Governmental Approvals; Third Party Consents...................................................24
              (e) Dividends......................................................................................24
              (f) Issuance of Securities.........................................................................24
              (g) Accounting.....................................................................................24
              (h) No Shopping....................................................................................25
              (i) Solicitation of Proxies; FAL Proxy Statement...................................................26
              (j) FAL Stockholders' Approval.....................................................................26
              (k) Rule 145 Letters...............................................................................26
              (l) Financing Activities...........................................................................26
              (m) FAL Disclosure Schedule........................................................................27
              (n) FAL Bondholders' Consent.......................................................................27
     Section 6.2  Covenants of SUG...............................................................................27
              (a) Governmental Approvals; Third Party Consents...................................................27
              (b) Employees; Benefits............................................................................27
              (c) Blue Sky Permits...............................................................................27
              (d) Listing Application............................................................................27
              (e) Collective Bargaining Agreements...............................................................27
              (f) SUG Disclosure Schedule........................................................................28
              (g) Conduct of the Business Prior to the Closing Date..............................................28
              (h) Access to SUG's Offices, Properties and Records; Updating Information..........................28
     Section 6.3  Additional Agreements..........................................................................28
              (a) The Registration Statement and the FAL Proxy Statement.........................................28
              (b) Further Assurances.............................................................................29
              (c) Financial Statements to be Provided............................................................29

ARTICLE VII       CONDITIONS.....................................................................................29
     Section 7.1  Conditions to SUG's Obligation to Effect the Merger............................................29
              (a) Representations and Warranties True as of the Closing Date.....................................29
              (b) Compliance with Agreements.....................................................................29
              (c) Certificate....................................................................................30
              (d) Governmental Approvals.........................................................................30
              (e) Third Party Consents...........................................................................30
              (f) Injunctions....................................................................................30
              (g) Resignations...................................................................................30
              (h) Opinion of Tax Counsel.........................................................................30
              (i) FAL Stockholders' Approval.....................................................................30
              (j) Appraisal Rights...............................................................................30
              (k) Rule 145 Letters...............................................................................30


                                                        A-iii


                                                                                                           PAGE
                                                                                                           ----

              (l) Registration Statement.....................................................................30
              (m) Listing of SUG Common Stock................................................................30
              (n) FAL Bondholders' Consent...................................................................30
     Section 7.2  Conditions to FAL's Obligations to Effect the Merger.......................................31
              (a) Representations and Warranties True as of the Closing Date.................................31
              (b) Compliance with Agreements.................................................................31
              (c) Certificate................................................................................31
              (d) Governmental Approvals.....................................................................31
              (e) Injunctions................................................................................31
              (f) Opinion of Counsel.........................................................................31
              (g) FAL Stockholders' Approval.................................................................31
              (h) Registration Statement.....................................................................31
              (i) Listing of SUG Common Stock................................................................31

ARTICLE VIII      TERMINATION................................................................................31
     Section 8.1  Termination Rights.........................................................................31
     Section 8.2  Effect of Termination......................................................................32
     Section 8.3  Termination Fee; Expenses..................................................................33
              (a) Termination Fee............................................................................33
              (b) Expenses...................................................................................33

ARTICLE IX        INDEMNIFICATION; REMEDIES..................................................................33
     Section 9.1  Directors' and Officers' Indemnification...................................................33
              (a) Indemnification and Insurance..............................................................33
              (b) Successors.................................................................................33
              (c) Survival of Indemnification................................................................33
     Section 9.2  Representations and Warranties.............................................................33

ARTICLE X         GENERAL PROVISIONS.........................................................................34
    Section 10.1  Expenses...................................................................................34
    Section 10.2  Notices....................................................................................34
    Section 10.3  Assignment.................................................................................35
    Section 10.4  Successor Bound............................................................................35
    Section 10.5  Governing Law; Forum; Consent to Jurisdiction..............................................35
    Section 10.6  Waiver of Trial By Jury....................................................................35
    Section 10.7  Cooperation; Further Documents.............................................................35
    Section 10.8  Construction of Agreement..................................................................36
    Section 10.9  Publicity; Organizational and Operational Announcements....................................36
    Section 10.10 Waiver.....................................................................................36
    Section 10.11 Parties in Interest........................................................................36
    Section 10.12 Specific Performance.......................................................................36
    Section 10.13 Section and Paragraph Headings.............................................................36
    Section 10.14 Amendment..................................................................................36
    Section 10.15 Entire Agreement...........................................................................36
    Section 10.16 Counterparts...............................................................................36


Disclosure Schedules:
---------------------
    FAL Disclosure Schedule
    SUG Disclosure Schedule

                            AGREEMENT OF MERGER

This AGREEMENT OF MERGER (this "Agreement") is made as of the 4th day of October, 1999, by and between SOUTHERN UNION COMPANY, a Delaware corporation ("SUG"), and FALL RIVER GAS COMPANY, a Massachusetts corporation ("FAL").

                                RECITALS

WHEREAS, the Board of Directors of each of SUG and FAL has approved and deems it advisable and in the best interests of their respective stockholders to consummate the merger of FAL with and into SUG upon the terms and subject to the conditions set forth herein; and

WHEREAS, in furtherance thereof, the Board of Directors of each of SUG and FAL has approved this Agreement and the merger of FAL with and into SUG, with SUG being the surviving corporation (the "Merger");

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, SUG and FAL hereby agree as follows:

                               ARTICLE I

                              DEFINITIONS

SECTION 1.1 CERTAIN DEFINED TERMS. For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article I (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

     "ACQUIRED COMPANIES"--FAL and its Subsidiaries, collectively, and each, an "Acquired Company."

     "AFFILIATE"--with respect to any Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such first Person. As used in this definition, "control" (including with correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

     "APPLICABLE CONTRACT""--any Contract (a) under which any Acquired Company has any rights, (b) under which any Acquired Company has any obligation or liability, or (c) by which any Acquired Company or any of the assets owned or used by it is bound.

     "AVERAGE TRADING PRICE"--of SUG Common Stock, as of any date, will equal the average of the reported closing market prices of such stock for the ten consecutive trading days ending on the third trading day prior to such date (counting from and including the trading day immediately preceding such date). The closing market price for each day in question will be the last sale price, regular way or, if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system of the principal national securities exchange on which SUG Common Stock is listed or admitted to trading.

     "CERCLA"--the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "CLOSING DATE"--the date on which the Closing actually takes place.

     "CONTRACT"--any agreement, contract, document, instrument, obligation, promise or undertaking (whether written or oral) that is legally binding.

     "DGCL"--the Delaware General Corporation Law.

     "ENCUMBRANCE"--any charge, adverse claim, lien, mortgage, pledge, security interest or other encumbrance.

     "ENVIRONMENT"--soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

     "ENVIRONMENTAL LAW"--any Legal Requirement that requires or relates to:

         (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

         (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

         (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

         (d) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful; or

         (e) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets or for damages to natural resources.

     "ERISA"--the Employee Retirement Income Security Act of 1974, as amended, or any successor law, and regulations and rules issued pursuant to that act or any successor law.

     "EXCHANGE ACT"--the Securities Exchange Act of 1934, as amended, or any successor law, and regulations and rules issued by the SEC pursuant to that act or any successor law.

     "FACILITIES"--any real property, leaseholds, or other interests currently or formerly owned or operated by any Acquired Company and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by any Acquired Company.

     "FAL BALANCE SHEET"--the audited consolidated balance sheet of the Acquired Companies at September 30, 1998 (including the notes thereto), provided by FAL to SUG as part of the FAL Financial Statements.

     "FAL COMMON STOCK"--the common stock, par value $.83 1/3 per share, of FAL.

     "FAL DISCLOSURE SCHEDULE"--the disclosure schedule delivered by FAL to SUG concurrently with the execution and delivery of this Agreement.

     "FAL MATERIAL ADVERSE EFFECT"--a material adverse effect (i) on the business, operations, financial condition or results of operations of FAL and its Subsidiaries, taken as a whole, or (ii) on the ability of FAL and its Subsidiaries to consummate the Merger in accordance with this Agreement.

     "FAL PERMITTED LIENS"--Encumbrances securing Taxes, assessments, governmental charges or levies, or the claims of materialmen, mechanics, carriers and like persons, all of which are not yet due and payable or which are being contested in good faith; Encumbrances (other than any Encumbrance imposed by ERISA) incurred on deposits made in the Ordinary Course of Business in connection with worker's compensation, unemployment insurance or other types of social security; the Encumbrances created by the Indenture of First Mortgage, dated as of December 1, 1952, between FAL and State Street Bank and Trust Company, successor in interest to the First National Bank of Boston, successor by merger to Old Colony Trust Company, as Trustee, as amended or supplemented from time to time; in the case of leased real property, Encumbrances (not attributable to an Acquired Company as lessee) affecting the landlord's (and any underlying landlord's) interest in any leased real property; and such other Encumbrances which are not, individually or in the aggregate, reasonably likely to have a FAL Material Adverse Effect.

    "FINAL ORDER"--an action by a Governmental Body as to which: (a) no request for stay of the action is pending, no such stay is in effect and if any time period is permitted by statute or regulation for filing any request for such stay, such time period has passed; (b) no petition for rehearing, reconsideration or application for review of the action is pending and the time for filing any such petition or application has passed; (c) such Governmental Body does not have the action under reconsideration on its own motion and the time in which such reconsideration is permitted has passed; and (d) no appeal to a court, or a request for stay by a court of the Governmental Body's action is pending or in effect and the deadline for filing any such appeal or request has passed.

   "GAAP"--generally accepted United States accounting principles, applied on a consistent basis.

   "GOVERNMENTAL AUTHORIZATION"--any approval, consent, license, franchise, certificate of public convenience and necessity, permit, waiver or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

   "GOVERNMENTAL BODY"--any:

       (a) nation, state, county, city, town, village, district or other jurisdiction of any nature;

       (b) federal, state, county, local, municipal or other government;

       (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal); or

       (d) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

   "HAZARDOUS ACTIVITY"--the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Acquired Companies.

   "HAZARDOUS MATERIALS"--any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

   "HSR ACT"--the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any successor law, and regulations and rules issued by the U.S. Department of Justice or the Federal Trade Commission pursuant to that act or any successor law.

    "IRC"--the Internal Revenue Code of 1986, as amended.

    "IRS"--the Internal Revenue Service or any successor agency.

    "KNOWLEDGE"--an individual will be deemed to have "Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as a director or officer of such Person or any material Subsidiary of it or other management employee with direct responsibility for such particular fact or other matter of such Person or any material Subsidiary of it (or in any similar capacity) has actual knowledge of such fact or other matter.

    "LEGAL REQUIREMENT"--any federal, state, county, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, rule, tariff, franchise agreement, statute or treaty.

    "MATERIAL CONTRACT"--a Contract involving a total commitment by or to any party thereto of at least $65,000 on an annual basis or at least $250,000 on its remaining term which cannot be terminated on no more than sixty (60) days' notice without penalty or additional cost to the Acquired Company as the terminating party.

    "MBCL"--the Massachusetts Business Corporation Law.

    "ORDER"--any award, decision, decree, injunction, judgment, order, writ, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

  "ORDINARY COURSE OF BUSINESS"--an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

      (a) such action and authorization therefor is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; and

      (b) such action is not required by law to be authorized by the board of directors (or similar authority) of such Person or of such Person's parent company (if any).

  "ORGANIZATIONAL DOCUMENTS"--(a) the articles or certificate of incorporation or organization and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the certificate of formation and the members, operating or similar agreement of a limited liability company; (e) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person; and
  (f) any amendment to any of the foregoing.

  "PERSON"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, organized group of persons, entity of any other type, or Governmental Body.

 "PROCEEDING"--any action, arbitration, hearing, litigation or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

 "PUHCA"--the Public Utility Holding Company Act of 1935, as amended, or any successor law, and regulations and rules issued by the SEC pursuant to that act or any successor law.

 "RELATED DOCUMENTS"--any Contract provided for in this Agreement to be entered into by one or more of the parties hereto or their respective Subsidiaries in connection with the Merger.

 "RELEASE"--any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

 "REPRESENTATIVE"--with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

 "SEC"--the United States Securities and Exchange Commission or any successor agency.

 "SECURITIES ACT"--the Securities Act of 1933, as amended, or any successor law, and regulations and rules issued by the SEC pursuant to that act or any successor law.

  "SUBSIDIARY"--with respect to any Person (the "Owner"), any Person of which securities or other interests having the power to elect a majority of that other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of FAL.

  "SUG BALANCE SHEET"--the audited consolidated balance sheet of SUG at June 30, 1999 (including the notes thereto), provided by SUG to FAL as part of the SUG Financial Statements.

  "SUG COMMON STOCK"--the common stock, par value $1.00 per share, of SUG.

  "SUG DISCLOSURE SCHEDULE"--the disclosure schedule delivered by SUG to FAL concurrently with the execution and delivery of this Agreement.

  "SUG MATERIAL ADVERSE EFFECT"--a material adverse effect (i) on the business, operations, financial condition or results of operations of SUG and its Subsidiaries, taken as a whole, or (ii) on the ability of SUG to consummate the Merger in accordance with this Agreement.

  "TAX"--any tax (including any income tax, capital gains tax, value-added tax, sales and use tax, franchise tax, payroll tax, withholding tax or property tax), levy, assessment, tariff, duty (including any customs duty), deficiency, franchise fee or payment, payroll tax, utility tax, gross receipts tax or other fee or payment, and any related charge or amount (including any fine, penalty, interest or addition to tax), imposed, assessed or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency or fee.

  "TAX RETURN"--any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

  "THREATENED"--a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstance exists, that would lead a director, officer or management employee of a comparable gas distribution company to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken or otherwise pursued in the future.

SECTION 1.2 OTHER DEFINED TERMS. In addition to the terms defined in Section 1.1, certain other terms are defined elsewhere in this Agreement as indicated below and, whenever such terms are used in this Agreement, they shall have their respective defined meanings.


         TERM                                      SECTION
         ----                                      -------
         Agreement                                 Introductory Paragraph
         Business Combination                      6.1(h)(4)
         Cash Consideration                        3.1(a)
         Cash Election                             3.1(b)
         Cash Election Number                      3.1(b)
         Cash Election Shares                      3.1(c)
         Cash Fraction                             3.1(c)
         Certificates                              3.2(c)
         Closing                                   2.3
         Confidentiality Agreement                 6.1(c)(1)
         Dissenting Shares                         3.3
         Effective Time                            2.2
         Election Deadline                         3.2(b)
         Employees                                 6.2(b)

         Exchange Ratio                            3.1(a)
         FAL                                       Introductory Paragraph
         FAL Benefit Plans                         5.18(a)
         FAL Commonly Controlled Entity            5.18(e)
         FAL Financial Statements                  5.9
         FAL Meeting                               6.1(j)(1)
         FAL Proxy Statement                       4.18
         FAL SEC Documents                         5.9
         FAL Stockholders' Approval                5.24
         Form of Election                          3.2(b)
         Indemnified Parties                       9.1(a)
         Initial Termination Date                  8.1(k)
         Maximum Value                             3.1(a)
         Merger                                    Recitals
         Merger Consideration                      3.1(a)
         Minimum Value                             3.1(a)
         NYSE                                      3.1(e)
         Paying Agent                              3.2(a)
         PBGC                                      4.14(b)
         PEI                                       4.2
         PEI Merger Agreement                      4.2
         Registration Statement                    4.18
         Rule 145 Affiliates                       6.1(k)
         Rule 145 Letters                          6.1(k)
         Stock Consideration                       3.1(a)
         SUG                                       Introductory Paragraph
         SUG Benefit Plans                         4.14(a)
         SUG Commonly Controlled Entity            4.14(d)
         SUG Financial Statements                  4.9
         SUG SEC Documents                         4.9
         Superior Proposal                         6.1(h)(4)
         Surviving Corporation                     2.1
         Third Party Beneficiary                   10.11
         Total Consideration                       3.1(e)


                                   ARTICLE II

                         THE MERGER; OTHER TRANSACTIONS


SECTION 2.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, FAL will be merged with and into SUG in accordance with the laws of the State of Delaware and the Commonwealth of Massachusetts. SUG will be the surviving corporation in the Merger (the "Surviving Corporation") and will continue its corporate existence under the laws of the State of Delaware. The Merger will have the effect as provided in the applicable provisions of the DGCL and the MBCL. Without limiting the generality of the foregoing, upon the Merger, all the rights, privileges, immunities, powers and franchises of FAL and SUG will vest in the Surviving Corporation and all obligations, duties, debts and liabilities of FAL and SUG will be the obligations, duties, debts and liabilities of the Surviving Corporation.

SECTION 2.2 EFFECTIVE TIME OF THE MERGER. On the Closing Date, with respect to the Merger, (i) a duly executed certificate of merger complying with the requirements of the DGCL will be executed and filed with the Secretary of State of the State of Delaware and (ii) duly executed articles of merger complying with the requirements of the MBCL will be filed with the Secretary of State of the Commonwealth of Massachusetts. The Merger will become effective upon filing the certificate of merger with the Secretary of State of the State of Delaware and the articles of merger with the Secretary of State of the Commonwealth of Massachusetts (the "Effective Time").

SECTION 2.3 CLOSING. Unless this Agreement has been terminated and the transactions contemplated herein have been abandoned pursuant to Article VIII hereof, the closing of the transactions contemplated by this Agreement (the "Closing") will take place at 10:00 a.m., Eastern Time, on the Closing Date to be specified by the parties, which shall be no later than the tenth business day after satisfaction or waiver of all of the conditions set forth in Article VII hereof (other than Sections 7.1(a), 7.1(b), 7.1(c), 7.1(f), 7.1(g), 7.1(h), 7.1(k), 7.1(l), 7.2(a), 7.2(b), 7.2(c), 7.2(e), 7.2(f) and 7.2(h),
which shall be satisfied or waived on the Closing Date) at the offices of Hughes Hubbard & Reed LLP, New York, counsel to SUG, unless another date or place is agreed to in writing by the parties hereto.

SECTION 2.4 CERTIFICATE OF INCORPORATION; BYLAWS. Pursuant to the Merger, the Restated Certificate of Incorporation of SUG, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and (ii) the bylaws of SUG as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended as provided by law.

SECTION 2.5 DIRECTORS AND OFFICERS. The directors and officers of SUG immediately prior to the Effective Time will be the directors and officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and bylaws of the Surviving Corporation.


                                   ARTICLE III

                              CONVERSION OF SHARES


SECTION 3.1 EFFECT OF THE MERGER. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of FAL Common Stock:

    (a) Each issued and outstanding share of FAL Common Stock (other than Dissenting Shares) will be converted into the right of each holder thereof to receive (i) that number of fully paid and nonassessable shares of SUG Common Stock (the "Stock Consideration") equal to $23.50 divided by the Exchange Ratio rounded to the nearest hundred-thousandth or (ii) upon a valid Cash Election as provided in Section 3.1(b), $23.50 in cash (the "Cash Consideration"), subject to the limitations set forth in Section 3.1(b), 3.1(c), and 3.1(e). In the case of the consideration to be received by the holders of FAL Common Stock in the aggregate, "Merger Consideration" shall mean the Cash Consideration together with the Stock Consideration. In the case of the consideration to be received by an individual holder of FAL Common Stock, "Merger Consideration" shall mean the Cash Consideration and/or the Stock Consideration to be received by such holder, as the case may be.

"Exchange Ratio" shall mean the Average Trading Price of SUG Common Stock as of the Closing Date. Notwithstanding the foregoing, if the Exchange Ratio as calculated pursuant to the preceding sentence and without regard to this sentence (i) is less than the Minimum Value, then the Exchange Ratio will be equal to the "Minimum Value," or (ii) is greater than the "Maximum Value," then the Exchange Ratio will be equal to the "Maximum Value." "Minimum Value" will be $16.875 and "Maximum Value" will be $19.6875.

    (b) Subject to the immediately following sentence and to Section 3.1(c) and 3.1(e), each record holder of shares of FAL Common Stock immediately prior to the Effective Time shall be entitled to elect to receive cash for all or any part of such shares of FAL Common Stock (a "Cash Election"). Notwithstanding the foregoing, the aggregate number of shares of FAL Common Stock that may be converted into the right to receive cash consideration shall not exceed the Cash Election Number. To the extent not covered by a properly given Cash Election, all shares of FAL Common Stock issued and outstanding immediately prior to the Effective Time shall, except as provided in Section 3.1(g), be converted solely into shares of SUG Common Stock.

"Cash Election Number" shall equal, subject to reduction pursuant to Section 3.1(e), the amount by which (i) 50% of the number of shares of FAL Common Stock outstanding immediately prior to the Effective Time, exceeds (ii) the sum of (a) the number of shares of FAL Common Stock to be exchanged for cash in lieu of fractional shares pursuant to Section 3.1(g), and (b) the number of Dissenting Shares.

   (c) If the aggregate number of shares of FAL Common Stock covered by Cash Elections (the "Cash Election Shares") exceeds the Cash Election Number, each Cash Election Share shall be converted into (i) the right to receive an amount in cash, without interest, equal to the product of
       (a) $23.50 and (b) a fraction (the "Cash Fraction"), the numerator of which shall be the Cash Election Number and the denominator of which shall be the total number of Cash Election Shares, and (ii) a number of shares of SUG Common Stock equal to the product of (a) $23.50 divided by the Exchange Ratio and (b) a fraction equal to one minus the Cash Fraction.

   (d) SUG will make all computations to give effect to this Section 3.1.

   (e) If, after having made the calculation under Section 3.1(b), the value of the SUG Common Stock (excluding fractional shares to be paid in cash) to be issued in the Merger, valued at the lesser of the Average Trading Price as of the Closing Date and the closing price of SUG Common Stock on the last trading day before the Closing Date (or, if determined to be more appropriate to ensure the status of the Merger as a reorganization under Section 368(a)(1)(A) of the IRC, the trading price as of the time of the Closing), as reported on the New York Stock Exchange ("NYSE"), is less than 50% of the total consideration to be paid in exchange for the shares of FAL Common Stock (including, without limitation, the amount of cash to be paid in lieu of fractional shares and treating any Dissenting Shares as having been exchanged for the Cash Consideration) (the "Total Consideration"), then the Cash Election Number shall be reduced to the extent necessary so that the value of the SUG Common Stock to be issued in the Merger (as determined above) is 50% of the Total Consideration.

   (f) Each holder of FAL Common Stock shall surrender all such holder's certificates formerly representing ownership of FAL Common Stock in the manner provided in Section 3.2. All such shares of FAL Common Stock, when so converted, shall no longer be outstanding and shall be canceled and automatically converted into the right to receive the Merger Consideration (and cash in lieu of fractional shares) therefor upon the surrender of such certificate in accordance with Section 3.2. Any payment made pursuant to this Section 3.1 shall be made net of applicable withholding taxes to the extent such withholding is required by law.

   (g) No fractional share of SUG Common Stock shall be issued in connection with the Merger. Each holder of shares of FAL Common Stock shall be entitled to receive in lieu of any fractional share of SUG Common Stock to which such holder otherwise would have been entitled pursuant to this Section 3.1 (after taking into account all shares of FAL Common Stock then held of record by such holder) a cash payment in an amount equal to the product of (i) the fractional interest of a share of SUG Common Stock to which such holder otherwise would have been entitled and (ii) the closing price of a share of SUG Common Stock on the NYSE on the trading day immediately prior to the Effective Time. Payment of such amounts shall be made by SUG.

SECTION 3.2  EXCHANGE OF FAL COMMON STOCK CERTIFICATES.

   (a) SUG's registrar and transfer agent, or such other bank or trust company as may be selected by SUG and be reasonably acceptable to FAL, will act as paying agent ("Paying Agent") for the holders of FAL Common Stock in connection with the Merger, pursuant to an agreement providing for the matters set forth in this Section 3.2 and such other matters as may be appropriate and the terms of which shall be reasonably satisfactory to SUG and FAL.

   (b) (i) Not fewer than 15 business days prior to the Closing Date, SUG will cause the Paying Agent to mail a form of election (the "Form of Election") to holders of record of shares of FAL Common Stock (as of a record date as close as practicable to the date of mailing). In addition, the Paying Agent will use its reasonable efforts to make the Form of Election available to the Persons who become stockholders of FAL during the period between such record date and the Election Deadline. Any election to receive Cash Consideration contemplated by
       Section 3.1(b) will have been properly made only if the Paying Agent shall have received at its designated office or offices, by 4:00 p.m., Eastern Time, on the third business day prior to the Closing Date (the "Election Deadline"), a Form of Election properly completed, as set forth in such Form of Election. An election may be revoked only by written notice received by the Paying Agent prior to the Election Deadline. In addition, all elections shall automatically be revoked if the Paying Agent is notified by SUG and FAL that the Merger has been abandoned. SUG shall have the discretion, which it may delegate in whole or in part to the Paying Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked pursuant to this Section 3.2(b), and to disregard immaterial defects in Forms of Election. The decision of SUG (or the Paying Agent, as the case may be) in such matters shall be conclusive and binding.

   (c) At the Effective Time of the Merger, SUG will instruct the Paying Agent to promptly, and in any event not later than three (3) business days following the Effective Time, mail (and to make available for collection by hand) to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of FAL Common Stock (the "Certificates"), whose shares of FAL Common Stock were converted pursuant to Section 3.1(a) into the right to receive the Merger Consideration (and cash in lieu of fractional shares) (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as SUG may reasonably specify) and (ii) instructions (which shall provide that at the election of the surrendering holder Certificates may be surrendered, and payment therefor collected, by hand delivery) for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration (and cash in lieu of fractional shares). Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by SUG, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each share of FAL Common Stock formerly represented by such Certificate (and cash in lieu of fractional shares), to be mailed (or made available for collection by hand if so elected by the surrendering holder) within three (3) business days of receipt thereof, and the Certificate so surrendered shall forthwith be canceled. If payment of the Merger Consideration (and cash in lieu of fractional shares) is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Merger Consideration (and cash in lieu of fractional shares) to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such Tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 3.2, each Certificate (other than Certificates representing FAL Common Stock held by SUG or Dissenting Shares) shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration (and cash in lieu of fractional shares) as contemplated by this Section 3.2.

   (d) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration (and cash in lieu of fractional shares) deliverable in respect thereof as determined in accordance with this
       Article III, PROVIDED THAT the Person to whom the Merger Consideration (and cash in lieu of fractional shares) is paid shall, as a condition precedent to the payment thereof, give the Paying Agent a bond in such sum as it may ordinarily require and indemnify the Surviving Corporation in a manner satisfactory to it against any claim that may be made against the Surviving Corporation with respect to the Certificate claimed to have been lost, stolen or destroyed.

   (e) After the Effective Time, the stock transfer books of FAL shall be closed and there shall be no transfers on the stock transfer books of the Surviving Corporation of shares of FAL Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration (and cash in lieu of fractional shares) as provided in this Article III.

   (f) The Surviving Corporation shall not be liable to any holder of FAL Common Stock for Merger Consideration (and cash in lieu of fractional shares) delivered to a public official pursuant to any applicable abandonment, escheat or similar law. Any amounts remaining unclaimed by holders of any such shares of FAL Common Stock seven years after the Effective Time (or such earlier date immediately prior to the time at which such amounts would otherwise escheat to or become property of any Governmental Body) shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

SECTION 3.3 DISSENTING SHARES. Notwithstanding any provision of this Agreement to the contrary, the shares of any holder of FAL Common Stock who has demanded and perfected appraisal rights for such shares in accordance with the MBCL and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("Dissenting Shares"), shall not be converted into or represent a right to receive the Merger Consideration (and cash in lieu of fractional shares) pursuant to Section 3.1, but the holder thereof shall only be entitled to such rights as are granted by the MBCL. Notwithstanding the foregoing, if any holder of shares of FAL Common Stock who demands appraisal of such shares under the MBCL shall effectively withdraw the request for appraisal or lose the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the Merger Consideration and cash in lieu of fractional shares, without interest thereon, upon surrender of the certificate representing such shares. FAL shall give SUG prompt notice of any demands received by FAL for appraisal of FAL Common Stock, and, prior to the Effective Time, SUG shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, FAL shall not, except with the prior written consent of SUG, make any payment with respect to or offer to settle, any such demands.

                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF SUG

SUG, as to SUG and its Subsidiaries, represents and warrants to FAL that:

SECTION 4.1 ORGANIZATION, EXISTENCE AND QUALIFICATION. SUG is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, to perform its obligations under all Contracts to which it is a party, and to execute and deliver this Agreement. SUG is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the business conducted by it, requires such qualification as a foreign corporation except for such failures to be so qualified or in good standing as are not, individually or in the aggregate, reasonably likely to have a SUG Material Adverse Effect.

SECTION 4.2 CAPITALIZATION. As of the date of this Agreement, the authorized capital stock of SUG consists of (i) 50,000,000 shares of SUG Common Stock, of which 31,288,321 shares were issued and 31,236,696 were outstanding on September 30, 1999, and (ii) 1,500,000 shares of Cumulative Preferred Stock, no par value, none of which are issued or outstanding. The issued and outstanding shares of SUG Common Stock have been validly issued and are fully paid and nonassessable. The shares of SUG Common Stock to be issued as the Merger Consideration have been duly authorized and when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable and the issuance thereof is not subject to any preemptive or other similar right. Except as specifically described in the SUG SEC Documents delivered to FAL prior to the date of this Agreement, as of the date of this Agreement, no shares of SUG Common Stock are held, in treasury or otherwise, by SUG or any of its Subsidiaries and except as set forth in Section 4.2 of the SUG Disclosure Schedule, as of the date of this Agreement, there are no outstanding (i) securities convertible into SUG Common Stock or other capital stock of SUG or any of its material Subsidiaries, (ii) warrants or options to purchase SUG Common Stock or other securities of SUG or any of its material Subsidiaries or (iii) commitments to issue shares of SUG Common Stock (other than pursuant to the Merger and other than pursuant to the Agreement of Merger, dated as of June 7, 1999 (the "PEI Merger Agreement"), by and between SUG and Pennsylvania Enterprises, Inc. ("PEI")) or other securities of SUG or any of its material Subsidiaries.

SECTION 4.3 SUBSIDIARIES; INVESTMENTS. Except as set forth in Section 4.3 of the SUG Disclosure Schedule, as of the date of this Agreement, SUG has no Subsidiaries or investments in any Person except for marketable securities reflected in the SUG SEC Documents delivered to FAL prior to the date of this Agreement, and SUG is the registered owner and holder of all of the issued and outstanding shares of capital stock of its Subsidiaries and has good title to such shares. The outstanding capital stock of each material Subsidiary of SUG has been validly issued and is fully paid and nonassessable.

SECTION 4.4 AUTHORITY RELATIVE TO THIS AGREEMENT AND BINDING EFFECT. The execution, delivery and performance of this Agreement and the Related Documents by SUG have been duly authorized by all requisite corporate action. The execution, delivery and performance of this Agreement and the Related Documents by SUG will not result in a violation or breach of any term or provision of, constitute a default, or require a consent, approval or notification, or accelerate the performance required under, the Organizational Documents of SUG, any indenture, mortgage, deed of trust, security agreement, loan agreement, or other Contract to which SUG is a party or by which its assets are bound, or violate any Order, with such exceptions as are not, individually or in the aggregate, reasonably likely to have a SUG Material Adverse Effect. This Agreement constitutes and the Related Documents to be executed by SUG when executed and delivered will constitute valid and binding obligations of SUG, enforceable against SUG in accordance with their terms, except as enforceability may be limited by (i) bankruptcy or similar laws from time to time in effect affecting the enforcement of creditors' rights generally or
(ii) the availability of equitable remedies generally.

SECTION 4.5 GOVERNMENTAL APPROVALS. Except as set forth in Section 4.5 of the SUG Disclosure Schedule and as required by the HSR Act, no approval or authorization of any Governmental Body with respect to performance under this Agreement or the Related Documents by SUG is required to be obtained by SUG in connection with the execution and delivery by SUG of this Agreement or the Related Documents or the consummation by SUG of the transactions contemplated hereby or thereby, the failure to obtain which are, individually or in the aggregate, reasonably likely to have a SUG Material Adverse Effect.

SECTION 4.6 PUBLIC UTILITY HOLDING COMPANY STATUS; REGULATION AS A PUBLIC UTILITY. SUG is a "gas utility company" (as such term is defined in PUHCA). SUG indirectly owns a minority interest in a "foreign utility company" (as such term is defined in PUHCA) that is exempt from, and is deemed not to be a public utility company for purposes of, PUHCA pursuant to Section 33 thereof with respect to which SUG has filed with the SEC a Form U-57 notification of foreign utility company status. Except as stated above in this Section 4.6, neither SUG nor any of its Subsidiaries is a "holding company," a "subsidiary company," a "public utility company" or an "affiliate" of a "public utility company," or a "holding company" within the meaning of such terms in PUHCA.

SECTION 4.7  COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS.

   (a) Except as set forth in Section 4.7 of the SUG Disclosure Schedule or specifically described in the SUG SEC Documents delivered to FAL prior to the date of this Agreement, and subject to Section 4.15 of this Agreement, to the Knowledge of SUG, SUG is not in violation of any Legal Requirement that is applicable to it, to the conduct or operation of its business, or to the ownership or use of any of its assets, other than such violations, if any, which are not, individually or in the aggregate, reasonably likely to have a SUG Material Adverse Effect.

   (b) The SUG SEC Documents delivered to FAL prior to the date of this Agreement accurately describe all material regulation of SUG that relates to the utility business of SUG as of the date of this Agreement. Except as set forth in Section 4.7 of the SUG Disclosure Schedule, SUG has, and is in material compliance with, all material Governmental Authorizations necessary to conduct its business and to own, operate and use all of its assets as currently conducted.

SECTION 4.8 LEGAL PROCEEDINGS; ORDERS. Except as set forth in Section 4.8 of the SUG Disclosure Schedule or as specifically described in the SUG SEC Documents delivered to FAL prior to the date of this Agreement, there is no pending
Proceeding:

   (1) that has been commenced by or against, or that otherwise relates to, SUG or, if the merger with PEI is consummated, PEI, that is reasonably likely to have a SUG Material Adverse Effect; or

   (2) as of the date of this Agreement, that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, the Merger or any of the transactions contemplated hereby.

To the Knowledge of SUG, no such Proceedings, audits or investigations have been Threatened that are, individually or in the aggregate, reasonably likely to have a SUG Material Adverse Effect. As of the date of this Agreement, SUG is not subject to any Orders that are, individually or in the aggregate, reasonably likely to have a SUG Material Adverse Effect.

SECTION 4.9 SEC DOCUMENTS. SUG has made (and, with respect to such documents filed after the date hereof through the Closing Date, will make) available to FAL a true and complete copy of each report, schedule, registration statement (other than on Form S-8), and definitive proxy statement filed by SUG with the SEC since September 16, 1999 and through the Closing Date in substantially the form filed with the SEC (the "SUG SEC Documents"). As of their respective dates, the SUG SEC Documents, including without limitation any financial statements or schedules included therein, complied (or will comply), in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SUG SEC Documents, and did not (or will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of SUG included in the SUG SEC Documents (collectively, the "SUG Financial Statements") were (or will be) prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q) and fairly present (or will fairly present) in all material respects the financial position of SUG as of the respective dates thereof or the results of operations and cash flows for the respective periods then ended, as the case may be, subject, in the case of unaudited interim financial statements, to normal, recurring adjustments which are not material in the aggregate.

SECTION 4.10 TAXES. Except as set forth in Section 4.10 of the SUG Disclosure Schedule:

   (a) SUG and its Subsidiaries have timely filed all United States federal, state and local income Tax Returns required to be filed by or with respect to them or requests for extensions to file such Tax Returns have been timely filed, granted and have not expired, and SUG and its Subsidiaries have timely paid and discharged all Taxes due in connection with or with respect to the periods or transactions covered by such Tax Returns and have paid all other Taxes as are due or made adequate provision therefor in accordance with GAAP except where the failures to so file, pay or discharge are not, individually or in the aggregate, reasonably likely to have a SUG Material Adverse Effect. As of the date of this Agreement, there are no pending audits or other examinations relating to any Tax matters. There are no Tax liens on any assets of SUG or its Subsidiaries. As of the date of this Agreement, SUG and its Subsidiaries have not granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. The accruals and reserves (including deferred taxes) reflected in the SUG Balance Sheet are in all material respects adequate to cover all material Taxes accruable through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with GAAP.

   (b) Neither SUG nor any of its Subsidiaries is obligated under any Contract with respect to industrial development bonds or other obligations with respect to which the excludability from gross income of the holder for federal or state income tax purposes could be affected by the Merger or any of the transactions contemplated by this Agreement.

   (c) SUG has no present plan or intention after the Merger to (i) sell or otherwise dispose of any of the assets of the Surviving Corporation, including the assets of FAL acquired pursuant to the Merger, except for dispositions made in the ordinary course of business or to a corporation controlled by the Surviving Corporation within the meaning of Section 368(a)(2)(C) of the IRC, or (ii) reacquire any of the SUG Common Stock included in the Merger Consideration, other than repurchases in the open market pursuant to stock repurchase plans undertaken for reasons unrelated to the transactions contemplated by this Agreement.

SECTION 4.11 INTELLECTUAL PROPERTY. SUG has no Knowledge of (i) any infringement or claimed infringement by it of any patent rights or copyrights of others or (ii) any infringement of the patent or patent license rights, trademarks or copyrights owned by or under license to it, except for any such infringements of the type described in clause (i) or (ii) that are not, individually or in the aggregate, reasonably likely to have a SUG Material Adverse Effect.

SECTION 4.12 CONTRACTS. Except as described in Section 4.12 of the SUG Disclosure Schedule or as specifically described in the SUG SEC Documents delivered to FAL prior to the date of this Agreement, and with such exceptions as are not, individually or in the aggregate, reasonably likely to have a SUG Material Adverse Effect, all of SUG's Contracts are in full force and effect and neither SUG nor, to the Knowledge of SUG, any other party thereto is in default thereunder nor has any event occurred or is any event occurring that, with notice or the passage of time or otherwise, is reasonably likely to give rise to an event of default thereunder by any party thereto.

SECTION 4.13 INDEBTEDNESS. All outstanding principal amounts of indebtedness for borrowed money of SUG as of October 1, 1999 are set forth in Section 4.13 of the SUG Disclosure Schedule.

SECTION 4.14  EMPLOYEE BENEFIT PLANS.

   (a) Except as set forth in Section 4.14 of the SUG Disclosure Schedule, each of the SUG Benefit Plans has been operated and administered in all material respects in accordance with its governing documents and applicable federal and state laws (including, but not limited to, ERISA and the IRC). For purposes of this Agreement, "SUG Benefit Plans" shall mean all employee retirement, welfare, stock option, stock ownership, deferred compensation, bonus or other benefit plans, agreements, practices, policies, programs, or arrangements that are applicable to any employee, director or consultant of SUG or its Subsidiaries or maintained by or contributed to by SUG or its Subsidiaries.

   (b) Except as set forth in Section 4.14 of the SUG Disclosure Schedule, as to any SUG Benefit Plan subject to Title IV of ERISA, there is no event or condition which presents the material risk of plan termination, no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the IRC has been incurred for which any liability is outstanding, no reportable event within the meaning of Section 4043 of ERISA (for which the notice requirements of Regulation Section 4043 promulgated by the Pension Benefit Guaranty Corporation ("PBGC") have not been waived) has occurred within the last six years, no notice of intent to terminate the SUG Benefit Plan has been given under Section 4041 of ERISA, no proceeding has been instituted under Section 4042 of ERISA to terminate the SUG Benefit Plan, there has been no termination or partial termination of the SUG Benefit Plan within the meaning of Section 411(d)(3) of the IRC within the last six years, except with respect to the conversion of the retirement income plan to a cash balance plan for which full vesting was granted with respect to affected employees, no event described in Sections 4062 or 4063 of ERISA has occurred, all PBGC premiums have been timely paid and no liability to the PBGC has been incurred, except for PBGC premiums not yet due.

   (c) Except as set forth in Section 4.14 of the SUG Disclosure Schedule, each trust funding a SUG Benefit Plan, which trust is intended to be exempt from federal income taxation pursuant to Section 501(c)(9) of the IRC, satisfies the requirements of such section and has, whenever required by law, received a favorable determination letter from the IRS regarding such exempt status, and to the Knowledge of SUG has not, since receipt of the most recent favorable determination letter, been amended or operated in any way which would adversely affect such exempt status.

   (d) Except as set forth in Section 4.14 of the SUG Disclosure Schedule, with respect to any SUG Benefit Plan or any other "employee benefit plan" as defined in Section 3(3) of ERISA which is established, sponsored, maintained or contributed to, or has been established, sponsored, maintained or contributed to or, to the Knowledge of SUG, with respect to any such plan which has been established, sponsored, maintained or contributed to within six years prior to the Closing Date, by SUG or its Subsidiaries or any corporation, trade, business or entity under common control or being a part of an affiliated service group with SUG, within the meaning of Section 414(b), (c) or (m) of the IRC or Section 4001 of ERISA ("SUG Commonly Controlled Entity"), (i) no withdrawal liability, within the meaning of Section 4201 of ERISA, has been incurred, which withdrawal liability has not been satisfied and no such with drawal liability is reasonably expected to be incurred, (ii) no liability under Title IV of ERISA (including, but not limited to, liability to the PBGC) has been incurred by SUG or any SUG Commonly Controlled Entity, which liability has not been satisfied (other than for PBGC premiums not yet due), (iii) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the IRC has been incurred for which any liability is outstanding, (iv) there has been no failure to make any contribution (including installments) to such plan required by Section 302 of ERISA and Section 412 of the IRC which has resulted in a lien under Section 302 of ERISA or Section 412 of the IRC and for which any liability is currently outstanding, (v) to the Knowledge of SUG, no action, omission or transaction has occurred with respect to any such plan or any other SUG Benefit Plan which could subject SUG or the plan or trust forming a part thereof to a material civil liability or penalty under ERISA or other applicable laws, or a material Tax under the IRC, (vi) any such plan which is a Group Health Plan has complied in all material respects with the provisions of Sections 601-608 of ERISA and Section 4980B of the IRC, (vii) there are no pending or, to the Knowledge of SUG, Threatened claims by or on behalf of any such plan or any other SUG Benefit Plan, by any employees, former employees or plan beneficiaries covered by such plan or otherwise by or on behalf of any person involving any such plan (other than routine non-contested claims for benefits) which could result in a material liability to SUG and its Subsidiaries, taken as a whole, and (viii) neither SUG nor any SUG Commonly Controlled Entity has engaged in, or is a successor or parent corporation to any entity or person that has engaged in, a transaction described in Section 4069 of ERISA.

   (e) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (i) increase the amount of benefits otherwise payable under any SUG Benefit Plan, (ii) result in the acceleration of the time of eligibility to participate in any SUG Benefit Plan, or of any payment, exercisability, funding or vesting of any benefit under any SUG Benefit Plan, (iii) result in payment becoming due or with respect to any current or former employee, director or consultant, or (iv) result in any payment becoming due in the event of a termination of employment or service of any employee, director or consultant.

   (f) SUG is not a party to any Contract nor has it established any policy or practice, which would require SUG to make a payment or provide any other form of compensation or benefit to any Person performing (or who within the past twelve months performed) services for SUG during or upon termination of such services which would not be payable or provided in the absence of the consummation of the transactions contemplated by this Agreement.

   (g) Except as would affect unionized employees and/or retirees who are covered by bargaining agreements, if any, and as otherwise set forth in
       Section 4.14 of the SUG Disclosure Schedule, each SUG Benefit Plan which is an "employee welfare benefit plan," as such term is defined in
       Section 3(1) of ERISA, may be unilaterally amended or terminated in its entirety without any liability being incurred by SUG or any Affiliate of SUG, except as to benefits accrued thereunder prior to such amendment or termination.

   (h) As of the date of this Agreement, SUG has not contributed nor been obligated to contribute to any "multi-employer plan" within the meaning of Section 3(37) of ERISA within the last six years and has no outstanding liability with respect to any such plan.

SECTION 4.15 ENVIRONMENTAL MATTERS. Except as set forth in Section 4.15 of the SUG Disclosure Schedule or as specifically described in the SUG SEC Documents delivered to FAL prior to the date of this Agreement, and with such other exceptions as are not, individually or in the aggregate, reasonably likely to have a SUG Material Adverse Effect:

   (a) To the Knowledge of SUG, SUG and any Person for whose conduct SUG is reasonably likely to be held responsible, is currently and at all times has been, in material compliance with any Environmental Law. SUG has not received any Order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, or
       (ii) the current or prior owner or operator of any Facilities, of any violation or failure to comply with any Environmental Law, or of any obligation to undertake or bear the cost of any environmental cleanup, or with respect to any property or Facility at which Hazardous Materials generated by SUG or any other Person for whose conduct SUG may be held responsible were transported for disposal; and

   (b) There are no pending or, to the Knowledge of SUG, Threatened claims or Encumbrances arising under or pursuant to any Environmental Law with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which SUG has or had a direct or indirect interest (including by ownership or use).

SECTION 4.16 NO MATERIAL ADVERSE CHANGE. Except as described in the SUG SEC Documents that have been provided to FAL prior to the date of this Agreement, since the date of the SUG Balance Sheet, there has not been any SUG Material Adverse Effect, and no events have occurred or circumstances exist that are, individually or in the aggregate, reasonably likely to have a SUG Material Adverse Effect, except that any SUG Material Adverse Effect that results from or relates to (a) general business or economic conditions, (b) conditions generally affecting the industries in which SUG competes or (c) the announcement of the transactions contemplated by this Agreement shall be disregarded.

SECTION 4.17 BROKERS. SUG is not a party to, or in any way obligated under any Contract, and there are no outstanding claims against SUG, for the payment of any broker's or finder's fees in connection with the origin, negotiation, execution or performance of this Agreement.

SECTION 4.18 PROXY STATEMENT; REGISTRATION STATEMENT. None of the information supplied or to be supplied to FAL by or on behalf of SUG for inclusion in the proxy statement, in definitive form, relating to the FAL Meeting to be held in connection with the Merger (the "FAL Proxy Statement"), or supplied by or on behalf of SUG in the Registration Statement on Form S-4 (and any amendments thereto) to be filed by SUG with the SEC pursuant to the Securities Act to register the shares of SUG Common Stock constituting the Stock Consideration (the "Registration Statement") will, in the case of the

Registration Statement, at the effective time of the Registration Statement, at any time the Registration Statement is amended or supplemented, at the date the FAL Proxy Statement is first mailed to FAL's stockholders, at any time the FAL Proxy Statement is amended or supplemented, at the time of the FAL Meeting and at the Effective Time, and in the case of the FAL Proxy Statement, at the date the FAL Proxy Statement is first mailed to FAL's stockholders, at any time the FAL Proxy Statement is amended or supplemented and at the time of the FAL Meeting (giving effect to any documents incorporated by reference therein), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply as to form and in substance in all material respects with the applicable provisions of the Securities Act and the rules and regulations thereunder.

SECTION 4.19 NO VOTE REQUIRED. No vote of the holders of any class or series of the capital stock of SUG is required to approve this Agreement and the Merger.

SECTION 4.20 DISCLAIMER OF REPRESENTATIONS AND WARRANTIES. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE IV, SUG MAKES NO OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AND SUG HEREBY DISCLAIMS ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES, WHETHER BY SUG, ANY SUBSIDIARY OF SUG, OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES, OR ANY OTHER PERSON, WITH RESPECT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO FAL OR ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES, OR ANY OTHER PERSON, OF ANY DOCUMENTATION OR OTHER INFORMATION BY SUG, ANY SUBSIDIARY OF SUG, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES, OR ANY OTHER PERSON, WITH RESPECT TO ANY OF THE FOREGOING.

                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF FAL.

FAL, as to the Acquired Companies, represents and warrants to SUG as follows:

SECTION 5.1  ORGANIZATION, EXISTENCE AND QUALIFICATION.

   (a) Each Acquired Company is a corporation duly incorporated, validly existing, and in good standing under the laws of its state of incorporation or organization, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under all Applicable Contracts. Section 5.1(a) of the FAL Disclosure Schedule sets forth the name of each Acquired Company, the state or jurisdiction of its incorporation or organization, and each state or jurisdiction where such Acquired Company is duly qualified as a foreign corporation. Each Acquired Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the business conducted by it, requires such qualification as a foreign corporation except for such failures to be so qualified or in good standing as are not, individually or in the aggregate, reasonably likely to have a FAL Material Adverse Effect.

   (b) FAL has delivered to SUG copies of the Organizational Documents, as currently in effect, of each Acquired Company.

SECTION 5.2 CAPITALIZATION. The capital stock of FAL consists of 2,951,334 shares of FAL Common Stock, of which 2,220,086 shares are issued and outstanding. The issued and outstanding shares of FAL Common Stock have been validly issued and are fully paid and nonassessable. Except as specifically described in the FAL SEC Documents delivered to SUG prior to the date of this Agreement, no shares of FAL Common Stock are held, in treasury or otherwise, by FAL or any of its Subsidiaries and there are no outstanding (i) securities convertible into FAL Common Stock or other capital stock of FAL or any of its Subsidiaries, (ii) warrants or options to purchase FAL Common Stock or other securities of FAL or any of its Subsidiaries or (iii) other commitments to issue shares of FAL Common Stock or other securities of FAL or any of its Subsidiaries.

SECTION 5.3 SUBSIDIARIES; INVESTMENTS. Except as set forth in Section 5.3 of the FAL Disclosure Schedule, FAL has no Subsidiaries or investments in any Person (except for marketable securities disclosed to SUG prior to the date of this Agreement) and FAL is the registered owner and holder of all of the issued and outstanding shares of capital stock of its Subsidiaries and has good title to such shares. The outstanding capital stock of each Subsidiary has been validly issued and is fully paid and nonassessable. All such capital stock owned by any Acquired Company is free and clear of any Encumbrance (except for any Encumbrance disclosed in the FAL SEC Documents delivered to SUG prior to the date of this Agreement, or created or incurred by this Agreement in favor of SUG, or imposed by federal or state securities laws).

SECTION 5.4 AUTHORITY RELATIVE TO THIS AGREEMENT AND BINDING EFFECT. The execution, delivery and performance of this Agreement and the Related Documents by FAL have been duly authorized by all requisite corporate action, except, as of the date of this Agreement, for the FAL Stockholders' Approval. Except as set forth in Section 5.4 of the FAL Disclosure Schedule, the execution, delivery and performance of this Agreement and the Related Documents by FAL will not result in a violation or breach of any term or provision of, or constitute a default, require a consent, approval or notification, or accelerate the performance required under, the Organizational Documents of any of the Acquired Companies, any indenture, mortgage, deed of trust, security agreement, loan agreement, or other Applicable Contract to which any of the Acquired Companies is a party or by which its assets are bound, or violate any Order, with such exceptions as are not, individually or in the aggregate, reasonably likely to have a FAL Material Adverse Effect. This Agreement constitutes and the Related Documents to be executed by any of the Acquired Companies when executed and delivered will constitute valid and binding obligations of such Acquired Company, enforceable against such Acquired Company in accordance with their terms, except as enforceability may be limited by (i) bankruptcy or similar laws from time to time in effect affecting the enforcement of creditors' rights generally or (ii) the availability of equitable remedies generally.

SECTION 5.5 GOVERNMENTAL APPROVALS. Except as set forth in Section 5.5 of the FAL Disclosure Schedule and as required by the HSR Act, no approval or authorization of any Governmental Body with respect to performance under this Agreement or the Related Documents by any Acquired Company is required to be obtained by FAL in connection with the execution and delivery by FAL of this Agreement or the Related Documents or the consummation by the Acquired Companies of the transactions contemplated hereby or thereby, the failure to obtain which are, individually or in the aggregate, reasonably likely to have a FAL Material Adverse Effect.

SECTION 5.6 PUBLIC UTILITY HOLDING COMPANY STATUS; REGULATION AS A PUBLIC UTILITY. None of the Acquired Companies is a "holding company," a "subsidiary company," a "public utility company," or an "affiliate" of a "public utility company" or a "holding company" within the meaning of such terms in PUHCA.

SECTION 5.7  COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS.

   (a) Except as set forth in Section 5.7(a) of the FAL Disclosure Schedule or as specifically described in the FAL SEC Documents delivered to SUG prior to the date of this Agreement, and subject to Section 5.19 of this Agreement, to the Knowledge of any Acquired Company, no Acquired Company is in violation of any Legal Requirement that is applicable to it, to the conduct or operation of its business, or to the ownership or use of any of its assets, other than such violations, if any, which are not, individually or in the aggregate, reasonably likely to have a FAL Material Adverse Effect.

   (b) The FAL SEC Documents delivered to SUG prior to the date of this Agreement accurately describe all material regulation of each Acquired Company that relates to the utility business of any Acquired Company. Except as set forth on Section 5.7(a) of the FAL Disclosure Schedule, each Acquired Company has, and is in material compliance with, all material Governmental Authorizations necessary to conduct its business and to own, operate and use all of its assets as currently conducted.

SECTION 5.8 LEGAL PROCEEDINGS; ORDERS. Except as set forth in Section 5.8 of the FAL Disclosure Schedule or as specifically described in the FAL SEC Documents delivered to SUG prior to the date of this Agreement, there is no pending Proceeding:

   (1) that has been commenced by or against, or that otherwise relates to, any Acquired Company that is reasonably likely to have a FAL Material Adverse Effect; or

   (2) as of the date of this Agreement, that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, the Merger or any of the transactions contemplated hereby.

To the Knowledge of FAL, except as set forth in Section 5.8 of the FAL Disclosure Schedule, as of the date of this Agreement, no such Proceedings, audits or investigations have been Threatened that are, individually or in the aggregate, reasonably likely to have a FAL Material Adverse Effect. As of the date of this Agreement, none of the Acquired Companies is subject to any Orders that are, individually or in the aggregate, reasonably likely to have a FAL Material Adverse Effect.

SECTION 5.9 SEC DOCUMENTS. FAL has made (and, with respect to such documents filed after the date hereof through the Closing Date, will make) available to SUG a true and complete copy of each report, schedule, registration statement (other than on Form S-8), and definitive proxy statement filed by FAL with the SEC since September 30, 1998 through the Closing Date in substantially the form filed with the SEC (the "FAL SEC Documents"). As of their respective dates, the FAL SEC Documents, including without limitation any financial statements or schedules included therein, complied (or will comply), in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such FAL SEC Documents, and did not (or will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of FAL included in the FAL SEC Documents (collectively, the "FAL Financial Statements") were (or will be) prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q) and fairly present (or will fairly present) in all material respects the financial position of FAL and its Subsidiaries, as of the respective dates thereof or the results of operations and cash flows for the respective periods then ended, as the case may be, subject, in the case of unaudited interim financial statements, to normal, recurring adjustments which are not material in the aggregate.

SECTION 5.10 TAXES. Except as set forth in Section 5.10 of the FAL Disclosure Schedule:

   (a) The Acquired Companies have timely filed all United States federal, state and local income Tax Returns required to be filed by or with respect to them or requests for extensions to file such Tax Returns have been timely filed, granted and have not expired, and the Acquired Companies have timely paid and discharged all Taxes due in connection with or with respect to the periods or transactions covered by such Tax Returns and have paid all other Taxes as are due or made adequate provision therefor in accordance with GAAP except where failures to so file, pay or discharge are not, individually or in the aggregate, reasonably likely to have a FAL Material Adverse Effect. There are no pending audits or other examinations relating to any Tax matters. There are no Tax liens on any assets of the Acquired Companies. As of the date of this Agreement, none of the Acquired Companies has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. The accruals and reserves (including deferred taxes) reflected in the FAL Balance Sheet are in all material respects adequate to cover all material Taxes accruable through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with GAAP.

   (b) None of the Acquired Companies is obligated under any Applicable Contract with respect to industrial development bonds or other obligations with respect to which the excludability from gross income of the holder for federal or state income tax purposes could be affected by the Merger or any of the transactions contemplated by this Agreement.

SECTION 5.11 INTELLECTUAL PROPERTY. No Acquired Company has any Knowledge of
(i) any infringement or claimed infringement by any Acquired Company of any patent rights or copyrights of others or (ii) any infringement of the patent or patent license rights, trademarks or copyrights owned by or under license to any Acquired Company, except for any such infringements of the type described in clause (i) or (ii) that are not, individually or in the aggregate, reasonably likely to have a FAL Material Adverse Effect.

SECTION 5.12 TITLE TO ASSETS. Except (i) as set forth in Section 5.12 of the FAL Disclosure Schedule, (ii) as specifically described in the FAL SEC Documents delivered to SUG prior to the date of this Agreement, (iii) as set forth in Section 5.19 of this Agreement or (iv) as set forth in Section 5.19 of the FAL Disclosure Schedule, none of the Acquired Companies' assets are subject to any Encumbrance other than FAL Permitted Liens.

SECTION 5.13 INDEBTEDNESS. All outstanding principal amounts of indebtedness for borrowed money of the Acquired Companies as of October 4, 1999 are set forth in Section 5.13 of the FAL Disclosure Schedule.

SECTION 5.14 MACHINERY AND EQUIPMENT. Except for normal wear and tear, and with such exceptions as are not, individually or in the aggregate, reasonably likely to have a FAL Material Adverse Effect, the machinery and equipment of the Acquired Companies necessary for the conduct by the Acquired Companies of their respective businesses as presently conducted are in good operating condition and in a state of reasonable maintenance and repair.

SECTION 5.15 APPLICABLE CONTRACTS. Set forth in Section 5.15(a) of the FAL Disclosure Schedule is a list as the date hereof of all Applicable Contracts to which any Acquired Company is a party involving a total commitment by or to any party thereto of more than $65,000 on an annual basis or more than $250,000 on its remaining term which cannot be terminated on no more than sixty (60) days' notice without penalty or additional cost to the Acquired Company as the terminating party. Except as specifically described in the FAL SEC Documents delivered to SUG prior to the date of this Agreement, and with such exceptions as are not, individually or in the aggregate, reasonably likely to have a FAL Material Adverse Effect, all Applicable Contracts of the Acquired Companies are in full force and effect and no Acquired Company nor, to the Knowledge of FAL, any other party thereto is in default thereunder nor has any event occurred or is any event occurring that with notice or the passage of time or otherwise, is reasonably likely to give rise to an event of default thereunder by any party thereto.

SECTION 5.16 INSURANCE. Section 5.16(a) of the FAL Disclosure Schedule sets forth a list of all policies of insurance held by the Acquired Companies as of the date of this Agreement. Since June 30, 1994, the assets and the business of the Acquired Companies have been continuously insured with what FAL believes are reputable insurers against all risks and in such amounts normally insured against by companies of the same type and in the same line of business as any of the Acquired Companies. As of the date of this Agreement, no notice of cancellation, non-renewal or material increase in premiums has been received by any of the Acquired Companies with respect to such policies, and no Acquired Company has Knowledge of any fact or circumstance that could reasonably be expected to form the basis for any cancellation, non-renewal or material increase in premiums, except for such cancellations, non-renewals and increases which are not, individually or in the aggregate, reasonably likely to have a FAL Material Adverse Effect. None of the Acquired Companies is in default with respect to any provision contained in any such policy or binder nor has there been any failure to give notice or to present any claim relating to the business or the assets of the Acquired Companies under any such policy or binder in a timely fashion or in the manner or detail required by the policy or binder, except for such defaults or failures which are not, individually or in the aggregate, reasonably likely to have a FAL Material Adverse Effect. As of the date of this Agreement, there are no outstanding unpaid premiums (except premiums not yet due and payable), and no notice of cancellation or renewal with respect to, or disallowance of any claim under, any such policy or binder has been received by the Acquired Companies as of the date hereof, except for such non-payments of premiums, cancellations, renewals or disallowances which are not, individually or in the aggregate, reasonably likely to have a FAL Material Adverse Effect.

SECTION 5.17 EMPLOYEES. Section 5.17(a) of the FAL Disclosure Schedule sets forth a list as of no more than thirty (30) days prior to the date of this Agreement of all the present officers and employees of the Acquired Companies, indicating each employee's base salary or wage rate and identifying those who are union employees and those who are part-time employees. Except as set forth in Section 5.17(b) of the FAL Disclosure Schedule, as of the date of this Agreement, no labor union or other collective bargaining unit has been certified or recognized by any of the Acquired Companies, and, to the Knowledge of the Acquired Companies, as of the date of this Agreement, there are no elections, organizing drives or material controversies pending or Threatened between any of the Acquired Companies and any labor union or other collective bargaining unit representing any of the Acquired Companies' employees. There is no pending or, to the Knowledge of FAL, Threatened labor practice complaint, arbitration, labor strike or other material labor dispute (excluding grievances) involving any of the Acquired Companies which are, individually or in the aggregate, reasonably likely to have a FAL Material Adverse Effect. Except for collective bargaining agreements or as set forth in
Section 5.17(c) of the FAL Disclosure Schedule, none of the Acquired Companies is a party to any employment agreement with any employee pertaining to any of the Acquired Companies.

SECTION 5.18  EMPLOYEE BENEFIT PLANS.

   (a) Each of the FAL Benefit Plans has been operated and administered in all material respects in accordance with its governing documents and applicable federal and state laws (including, but not limited to, ERISA and the IRC). For purposes of this Agreement, "FAL Benefit Plans" shall mean all employee retirement, welfare, stock option, stock ownership, deferred compensation, bonus or other benefit plans, agreements, practices, policies, programs, or arrangements, that are applicable to any employee, any employee, director or consultant of the Acquired Companies or maintained by or contributed to by any of the Acquired Companies.

   (b) As to any FAL Benefit Plan subject to Title IV of ERISA, there is no event or condition which presents the material risk of plan termination, no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the IRC has been incurred for which any liability is outstanding, no reportable event within the meaning of Section 4043 of ERISA (for which the notice requirements of Regulation Section 4043 promulgated by the PBGC have not been waived) has occurred within the last six years, no notice of intent to terminate the FAL Benefit Plan has been given under Section 4041 of ERISA, no proceeding has been instituted under Section 4042 of ERISA to terminate the FAL Benefit Plan, there has been no termination or partial termination of the FAL Benefit Plan within the meaning of
       Section 411(d)(3) of the IRC within the last six years, no event described in Sections 4062 or 4063 of ERISA has occurred, all PBGC premiums have been timely paid and no liability to the PBGC has been incurred, except for PBGC premiums not yet due.

   (c) There is no matter pending (other than qualification determination applications and filings and other required periodic filings) with respect to any of the FAL Benefit Plans before the IRS, the Department of Labor, the PBGC or in or before any other governmental authority.

   (d) Each trust funding a FAL Benefit Plan, which trust is intended to be exempt from federal income taxation pursuant to Section 501(c)(9) of the IRC, satisfies the requirements of such section and has received a favorable determination letter from the IRS regarding such exempt status and to the Knowledge of any Acquired Company has not, since receipt of the most recent favorable determination letter, been amended or operated in any way which would adversely affect such exempt status.

   (e) With respect to any FAL Benefit Plan or any other "employee benefit plan" as defined in Section 3(3) of ERISA which is established, sponsored, maintained or contributed to, or to the Knowledge of the Acquired Companies, with respect to any such plan which has been established, sponsored, maintained or contributed to within six years prior to the Closing Date, by the Acquired Companies or any corporation, trade, business or entity under common control or being a part of an affiliated service group with any of the Acquired Companies, within the meaning of Section 414(b), (c) or (m) of the IRC or Section 4001 of ERISA ("FAL Commonly Controlled Entity"), (i) no withdrawal liability, within the meaning of Section 4201 of ERISA, has been incurred, which withdrawal liability has not been satisfied and no such withdrawal liability is reasonably expected to be incurred, (ii) no liability under Title IV of ERISA (including, but not limited to, liability to the PBGC) has been incurred by the Acquired Companies or any FAL Commonly Controlled Entity, which liability has not been satisfied (other than for PBGC premiums not yet due), (iii) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the IRC has been incurred for which any liability is outstanding, (iv) there has been no failure to make any contribution (including installments) to such plan required by Section 302 of ERISA and Section 412 of the IRC which has resulted in a lien under Section 302 of ERISA or Section 412 of the IRC and for which any liability is currently outstanding, (v) to the Knowledge of any Acquired Company, no action, omission or transaction has occurred with respect to any such plan or any other FAL Benefit Plan which could subject any of the Acquired Companies, the plan or trust forming a part thereof, or SUG to a material civil liability or penalty under ERISA or other applicable laws, or a material Tax under the IRC, (vi) any such plan which is a Group Health Plan has complied in all material respects with the provisions of Sections 601-608 of ERISA and Section 4980B of the IRC, (vii) there are no pending or, to the Knowledge of any Acquired Company, Threatened claims by or on behalf of any such plan or any other FAL Benefit Plan, by any employees, former employees or plan beneficiaries covered by such plan or otherwise by or on behalf of any person involving any such plan (other than routine non-contested claims for benefits) which could result in a material liability to the Acquired Companies taken as a whole, and (viii) neither the Acquired Companies nor any FAL Commonly Controlled Entity has engaged in, or is a successor or parent corporation to any entity or person that has engaged in, a transaction described in Section 4069 of ERISA.

   (f) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (i) increase the amount of benefits otherwise payable under any FAL Benefit Plan, (ii) result in the acceleration of the time of eligibility to participate in any FAL Benefit Plan, or any payment, exercisability, funding or vesting of any benefit under any FAL Benefit Plan, (iii) result in any payment becoming due to or with respect to any current or former employee, director or consultant, or (iv) result in any payment becoming due in the event of a termination of employment or service of any employee, director or consultant.

   (g) None of the Acquired Companies is a party to any Applicable Contract nor has it established any policy or practice, which would require it or SUG to make a payment or provide any other form of compensation or benefit to any Person performing (or who within the past twelve months performed) services for any of the Acquired Companies during or upon termination of such services which would not be payable or provided in the absence of the consummation of the transactions contemplated by this Agreement.

   (h) Except as would affect unionized employees and/or retirees who had been unionized employees, each FAL Benefit Plan which is an "employee welfare benefit plan," as such term is defined in Section 3(1) of ERISA, may be unilaterally amended or terminated in its entirety without any liability being incurred by any of the Acquired Companies, SUG or any Affiliate of SUG, except as to benefits accrued thereunder prior to such amendment or termination.

   (i) None of the Acquired Companies has contributed nor been obligated to contribute to any "multi-employer plan" within the meaning of Section 3(37) of ERISA within the last six years, and none of the Acquired Companies has any outstanding liability with respect to any such plan.

   (j) Section 5.18(j) of the FAL Disclosure Schedule contains a true and complete list of each FAL Benefit Plan, and any management, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in control), bonus, or other contract for personal services with any current or former officer, director or employee, any consulting contract with any person who prior to entering this such contract was a director or officer or owner of 5% or more of the stock of any Acquired Company or family member of any such director, officer or stockholder, or any plan, agreement, arrangement or understanding similar to any of the foregoing. There are no outstanding options to purchase FAL capital stock or other securities. FAL has provided to SUG a complete and correct copy of each FAL Benefit Plan (or written summary of any unwritten FAL Benefit Plan), and with respect to each FAL Benefit Plan, the current summary plan description, related trust agreements, related insurance contracts, the latest IRS determination letter, the last three annual reports on Form 5500 series (including all required schedules), and the most recent actuarial report and annual financial statements.

SECTION 5.19 ENVIRONMENTAL MATTERS. Except as set forth in Section 5.19 of the FAL Disclosure Schedule or as specifically described in the FAL SEC Documents delivered to SUG prior to the date of this Agreement, and with such other exceptions as are not, individually or in the aggregate, reasonably likely to have a FAL Material Adverse Effect:

   (a) To the Knowledge of any Acquired Company, no Facility owned or operated by any Acquired Company is currently, or was at any time, listed on the National Priorities List promulgated under CERCLA, or on any comparable state list, and no Acquired Company has received any written notification of potential or actual liability or a written request for information from any Person under or relating to CERCLA or any comparable Legal Requirement with respect to any Acquired Company or the Facilities;

   (b) To the Knowledge of any Acquired Company, each Acquired Company and any Person for whose conduct any Acquired Company is reasonably likely to be held responsible, is currently and at all times has been, in material compliance with any Environmental Law. No Acquired Company has received any Order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, or
       (ii) the current or prior owner or operator of any Facilities, of any violation or failure to comply with any Environmental Law, or of any obligation to undertake or bear the cost of any environmental cleanup, or with respect to any property or Facility at which Hazardous Materials generated by any Acquired Company were transported for disposal;

   (c) There are no pending or, to the Knowledge of any Acquired Company, Threatened claims arising under or pursuant to any Environmental Law with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which any Acquired Company has or had a direct or indirect interest (including by ownership or use); and

   (d) FAL has delivered or made available to SUG true and complete copies and results of any environmental site assessments, studies, analyses, tests or monitoring possessed by any Acquired Company of which any Acquired Company has Knowledge pertaining to Hazardous Materials or Hazardous Activities in, on or under the Facilities, or concerning compliance by any Acquired Company or any other Person for whose conduct any Acquired Company is reasonably likely to be held responsible, with Environmental Laws.

SECTION 5.20 NO MATERIAL ADVERSE CHANGE. Since the date of the FAL Balance Sheet, except as specifically described in the FAL SEC Documents delivered to SUG prior to the date of this Agreement, there has not been any FAL Material Adverse Effect, and no events have occurred or circumstances exist that are, individually or in the aggregate, reasonably likely to have a FAL Material Adverse Effect, except that any FAL Material Adverse Effect that results from or relates to (a) general business or economic conditions, (b) conditions generally affecting the industries in which the Acquired Companies compete or
(c) the announcement of the transactions contemplated by this Agreement shall be disregarded.

SECTION 5.21 BROKERS. No Acquired Company is a party to, or in any way obligated under any Applicable Contract, and there are no outstanding claims against any Acquired Company, for the payment of any broker's or finder's fees in connection with the origin, negotiation, execution or performance of this Agreement.

SECTION 5.22 REGULATORY PROCEEDINGS. Except as set forth in Section 5.22 of the FAL Disclosure Schedule, other than purchase gas adjustment provisions, none of FAL or its Subsidiaries all or part of whose rates or services are regulated by a Governmental Body (a) has rates that have been or are being collected subject to refund, pending final resolution of any rate proceeding pending before a Governmental Body or on appeal to the courts, or (b) is a party to any rate proceeding before a Governmental Body that are, individually or in the aggregate, reasonably likely to result in any Orders having a FAL Material Adverse Effect.

SECTION 5.23 PROXY STATEMENT; REGISTRATION STATEMENT. None of the information supplied or to be supplied by or on behalf of the Acquired Companies in either the FAL Proxy Statement or supplied or to be supplied by the Acquired Companies to SUG for inclusion in the Registration Statement, will, in the case of the Registration Statement, at the effective time of the Registration Statement, at any time the Registration Statement is amended or supplemented, at the date the FAL Proxy Statement is first mailed to FAL's stockholders, at any time the FAL Proxy Statement is amended or supplemented, at the time of the FAL Meeting and at the Effective Time, and in the case of the FAL Proxy Statement, at the date the FAL Proxy Statement is first mailed to FAL's stockholders, at any time the FAL Proxy Statement is amended or supplemented and at the time of the FAL Meeting (giving effect to any documents incorporated by reference therein), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The FAL Proxy Statement will comply as to form and in substance in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder.

SECTION 5.24 VOTE REQUIRED. Other than the approval of the Merger by the holders of two thirds of the outstanding shares of FAL Common Stock entitled to vote on the question (the "FAL Stockholders' Approval"), no vote of the holders of any class or series of the capital stock of any Acquired Company is required to approve this Agreement and the Merger.

SECTION 5.25 OPINION OF FINANCIAL ADVISOR. FAL has provided SUG a copy of the opinion of Legg Mason Wood Walker, Incorporated, dated as of the date hereof, with respect to the merger consideration to be received by the holders of FAL Common Stock pursuant to the transactions contemplated by this agreement.

SECTION 5.26 DISCLAIMER OF REPRESENTATIONS AND WARRANTIES. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE V, FAL MAKES NO OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AND FAL HEREBY DISCLAIMS ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES, WHETHER BY FAL, ANY SUBSIDIARY OF FAL, OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES, OR ANY OTHER PERSON, WITH RESPECT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO SUG OR ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES, OR ANY OTHER PERSON, OF ANY DOCUMENTATION OR OTHER INFORMATION BY FAL, ANY SUBSIDIARY OF FAL, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES, OR ANY OTHER PERSON, WITH RESPECT TO ANY OF THE FOREGOING.

                                    ARTICLE VI

                                    COVENANTS

SECTION 6.1 COVENANTS OF FAL. FAL agrees to observe and perform the following covenants and agreements:

     (a) CONDUCT OF THE BUSINESS PRIOR TO THE CLOSING DATE. With respect to the Acquired Companies, except (i) as contemplated in this Agreement, (ii) as required by law or regulation, or (iii) as otherwise expressly consented to in writing by SUG which consent shall not be unreasonably withheld or delayed, prior to the Closing, FAL will cause each Acquired Company to:

              (1) Not make or permit any material change in the general nature of its business;

              (2) Maintain its Ordinary Course of Business in accordance with prudent business judgment and consistent with past practice and policy, and maintain its assets in good operating repair, order and condition, reasonable wear and tear excepted, subject to retirements in the Ordinary Course of Business;

              (3) Preserve the Acquired Company as an ongoing business and use reasonable efforts to maintain the goodwill associated with the Acquired Company;

              (4) Preserve all of the Acquired Companies' franchises, tariffs, certificates of public convenience and necessity, licenses, authorizations and other governmental rights and permits;

              (5)   Not enter into any material transaction or Material
                    Contract;

              (6) Not purchase, sell, lease, dispose of or otherwise transfer or make any contract for the purchase, sale, lease, disposition or transfer of, or subject to lien, any of the assets of the Acquired Company other than in the Ordinary Course of Business;

              (7) Not hire any new employee unless such employee is a bona fide replacement for a presently-filled position with the Acquired Company as of the date hereof;

              (8) Not file any material applications, petitions, motions, orders, briefs, settlement or agreements in any material Proceeding before any Governmental Body which involves any Acquired Company, and appeals related thereto;

              (9) Not engage in or modify, except in the Ordinary Course of Business, any material intercompany transactions involving any other Acquired Company;

              (10) Not voluntarily change in any material respect or terminate any insurance policies disclosed on Section 5.16(a) of the FAL Disclosure Schedule that presently are in effect unless equivalent coverage is obtained;

              (11) Except as disclosed or specifically contemplated in this Agreement or in Section 6.1(a)(11) of the FAL Disclosure Schedule, and with respect to budgeted expenditures known and specifically disclosed in writing to SUG, subject to adjustments in the Ordinary Course of Business and other deviations (which in the aggregate shall not exceed 5% on an annualized basis during the period from the date of this Agreement until the Closing Date), not make any capital expenditure or capital expenditure commitment;

              (12) Not make any changes in financial policies or practices, or strategic or operating policies or practices, in each case which involve any Acquired Company;

              (13) Comply in all material respects with all applicable material Legal Requirements and permits, including without limitation those relating to the filing of reports and the payment of Taxes due to be paid prior to the Closing, other than those contested in good faith;

              (14) Not adopt, amend (other than amendments that reduce the amounts payable by SUG or any of its Subsidiaries or amendments required by law) or assume an obligation to contribute to any FAL Benefit Plan or collective bargaining agreement or enter into any employment, consulting, severance or similar Contract with any Person (including without limitation, contracts with management of any Acquired Company or any of its Affiliates that might require payments be made upon consummation of the transactions contemplated hereby) or amend any such existing contracts;

              (15) Except in the Ordinary Course of Business or as required by the terms of any existing Contract, FAL Benefit Plan or collective bargaining agreement, not grant any increase or change in total compensation, benefits or pay any bonus to any employee, director or consultant;

              (16) Not grant or enter into or extend the term of any Contract with respect to continued employment or service for any employee, officer, director or consultant;

              (17) Not make any loan or advance to any Person other than to any officer, director, stockholder or employee in the Ordinary Course of Business;

              (18) Not terminate any existing gas purchase, exchange or transportation contract necessary to supply firm gas at all city gate delivery points or enter into any new contract for the supply, transportation, storage or exchange of gas with respect to the Acquired Companies' regulated gas distribution operations or renew or extend or negotiate any existing contract providing for the same where such contract is not terminable within sixty (60) days without penalty;

              (19)  Not amend any of its Organizational Documents; and

              (20) Subject to Section 6.1(l), not issue or assume any note, debenture or other evidence of indebtedness which by its terms does not mature within one year from the date of execution or issuance thereof, unless otherwise redeemable or subject to prepayment at any time at the option of the Acquired Company on not more than thirty
                    (30) days notice without penalty for such redemption or prepayment.

     (b) CUSTOMER NOTIFICATIONS. At any time and from time to time reasonably requested by SUG prior to the Closing Date, each Acquired Company will permit SUG at FAL's expense to insert preprinted single-page customer education materials into billing documentation to be delivered to customers affected by this Agreement; PROVIDED, HOWEVER, that FAL has reviewed in advance and consented to the content of such materials, which consent shall not be unreasonably withheld or delayed. Other means of notifying customers may be employed by either party, at the expense of the initiating party, but in no event shall any notification be initiated without the prior consent of the other party (which consent shall not be unreasonably withheld or delayed).

     (c) ACCESS TO THE ACQUIRED COMPANIES' OFFICES, PROPERTIES AND RECORDS; UPDATING INFORMATION.

              (1) From and after the date hereof and until the Closing Date, the Acquired Companies shall permit SUG and its Representatives to have, on reasonable notice and at reasonable times, reasonable access to such of the offices, properties and employees of the Acquired Companies, and shall disclose, and make available to SUG and its Representatives all books, papers and records to the extent that they relate to the ownership, operation, obligations and liabilities of or pertaining to the Acquired Companies, their businesses, assets and liabilities. Without limiting the application of the Confidentiality Agreement dated October 4, 1999 between FAL and SUG (the "Confidentiality Agreement"), all documents or information furnished by the Acquired Companies hereunder shall be subject to the Confidentiality Agreement.

              (2) FAL will notify SUG as promptly as practicable of any significant change in the Ordinary Course of Business or operation of any of the Acquired Companies and of any material complaints, investigations or hearings (or communications indicating that the same may be contemplated) by any Governmental Body, or the institution or overt threat or settlement of any material Proceeding involving or affecting any of the Acquired Companies or the transactions contemplated by this Agreement, and shall use reasonable efforts to keep SUG fully informed of such events and permit SUG's Representatives access to all materials prepared in connection therewith, consistent with any applicable Legal Requirement or Contract.

              (3) As promptly as practicable after SUG's request, FAL will furnish such financial and operating data and other information pertaining to the Acquired Companies and their businesses and assets as SUG may reasonably request; PROVIDED, HOWEVER, that nothing herein will obligate any of the Acquired Companies to take actions that would unreasonably disrupt its Ordinary Course of Business or violate the terms of any Legal Requirement or Contract to which the Acquired Company is a party or to which any of its assets is subject in providing such information, or to incur any costs with respect to SUG's external auditors (or the Acquired Companies' external auditors in the event a report by such auditors is requested by SUG) providing accounting services with respect to issuing an auditor's report required by or for SUG.

     (d) GOVERNMENTAL APPROVALS; THIRD PARTY CONSENTS. FAL will use its reasonable best efforts to obtain all necessary consents, approvals and waivers from any Person required in connection with the transactions contemplated hereby under any license, lease, permit or Contract applicable to the Acquired Companies, including, without limitation, the approvals of those Governmental Bodies and the consents of those third parties listed in Section 5.4 and Section 5.5 of the FAL Disclosure Schedule and as required by the HSR Act.

     (e) DIVIDENDS. FAL shall not, nor shall it permit any of its Subsidiaries to: (i) declare or pay any dividends on or make other distributions in respect of any of its or their capital stock other than (A) dividends by a wholly-owned Subsidiary to FAL or another wholly-owned Subsidiary, or (B) regular quarterly dividends on FAL Common Stock with usual record and payment dates that do not exceed the current rate of $0.96 per fiscal year; (ii) split, combine or reclassify any of its capital stock or the capital stock of any Subsidiary or issue or authorize or propose the issuance of any other securities in respect of, or in substitution for, shares of its capital stock or the capital stock of any Subsidiary; or (iii) redeem, repurchase or otherwise acquire any shares of its capital stock or the capital stock of any Subsidiary other than redemptions, repurchases and other acquisitions of shares of capital stock in connection with the administration of employee benefit and dividend reinvestment and customer stock purchase plans as in effect on the date hereof in the ordinary course of the operation of such plans consistent with past practice.

     (f) ISSUANCE OF SECURITIES. FAL shall not, nor shall it permit any of its Subsidiaries to, issue, agree to issue, deliver, sell, award, pledge, dispose of or otherwise encumber or authorize or propose the issuance, delivery, sale, award, pledge, disposal or other encumbrance of, any shares of its or their capital stock of any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities, other than as provided for in the FAL Benefit Plans, and its dividend reinvestment plan in effect as of the date hereof.

     (g) ACCOUNTING. FAL shall not, nor shall it permit any of its Subsidiaries to, make any changes in their accounting methods, principles or practices except as required by law, rule, regulation or GAAP.

     (h) NO SHOPPING.

              (1) FAL shall not, and shall not authorize or permit any of its (or any of its Subsidiaries') officers, directors, agents, financial advisors, attorneys, accountants or other Representatives to, directly or indirectly, solicit, initiate or encourage submission of proposals or offers from any Person relating to, or that could reasonably be expected to lead to, a Business Combination or participate in any negotiations or discussions regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek a Business Combination; PROVIDED, HOWEVER, that, prior to the FAL Stockholders'

                    Approval, FAL may, in response to an unsolicited written proposal from a third party with respect to a Business Combination that FAL's Board of Directors determines, in its good faith judgment, after consultation with and the receipt of the advice of its financial advisor and outside counsel with customary qualifications, is a Superior Proposal, (i) furnish information to, and negotiate, explore or otherwise engage in substantive discussions with such third party, only if FAL's Board of Directors determines, in its good faith judgment after consultation with its financial advisors and outside legal counsel, that it is reasonably necessary in order to comply with its fiduciary duties under applicable law and (ii) take and disclose to FAL's stockholders a position with respect to another Business Combination proposal, or amend or withdraw such position, pursuant to Rule 14d-9 and 14e-2 under the Exchange Act, or make such disclosure to FAL's stockholders which in the good faith judgment of FAL's Board of Directors is required by applicable law, based on the advice of its outside counsel. Prior to furnishing any non-public information to, entering into negotiations with or accepting a Superior Proposal from such third party, FAL will (i) provide written notice to SUG to the effect that it is furnishing information to or entering into discussions or negotiations with such third party and (ii) receive from such third party an executed confidentiality agreement containing substantially the same terms and conditions as the Confidentiality Agreement. FAL will immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiations with any parties conducted heretofore by FAL or any of its representatives with respect to any Business Combination.

              (2) Except as expressly permitted by this Section 6.1(h), neither the FAL Board of Directors nor any committee thereof may, (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to SUG, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, a Business Combination or (iii) cause FAL to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Business Combination. Notwithstanding the foregoing, prior to the time at which the FAL Stockholders' Approval has been obtained, in response to an unsolicited Business Combination proposal from a third party, if FAL's Board of Directors determines, in its good faith judgment, after consultation with and the receipt of the advice of its financial advisor and outside counsel with customary qualifications, that such proposal is a Superior Proposal and that failure to do any of the actions set forth in clauses (i), (ii) or (iii) above would create a reasonable possibility of a breach of the fiduciary duties of FAL's Board of Directors under applicable law, FAL's Board of Directors may (i) withdraw or modify its approval or recommendation of the Merger or this Agreement, approve or recommend a Business Combination or cause FAL to enter into a Business Combination and (ii) negotiate with a third party with respect to such Business Combination proposal and, subject to FAL having paid to SUG the fees described in Section 8.3(a) hereof and having entered into a definitive agreement with respect to such Business Combination proposal, terminate this Agreement; PROVIDED, HOWEVER, that prior to entering into a definitive agreement with respect to a Business Combination proposal, FAL shall give SUG at least five (5) day's notice thereof, and shall cause its Representatives to, negotiate with SUG to make such adjustments in the terms and conditions of this Agreement as would enable FAL to proceed with the transactions contemplated herein on such adjusted terms; PROVIDED, FURTHER, that if FAL and SUG are unable to reach an agreement on such adjustments within five (5) days after such notice from FAL, FAL may enter into such definitive agreement, subject to the provisions of Article VIII.

              (3) FAL shall notify SUG orally and in writing of any such inquiries, offers or proposals (including, without limitation, the material terms and conditions of any such offer or proposal and the identity of the Person making
                    it), within one business day of the receipt thereof, shall use all reasonable efforts to keep SUG informed of the status and details of any such inquiry, offer or proposal and shall give SUG two (2) days advance notice of the first delivery of non-public information to such Person. If any such inquiry, offer or proposal is in writing, FAL shall promptly deliver to SUG a copy of such inquiry, offer or proposal.

              (4) For purposes of this Agreement, (i) "Business Combination" means (other than the transactions contemplated or permitted by this Agreement) (A) a merger, consolidation or other business combination, share exchange, sale of shares of capital stock, tender offer or exchange offer or similar transaction involving FAL or any of its Subsidiaries, (B) acquisition in any manner, directly or indirectly, of a material interest in any capital stock of, or a material equity interest in a substantial portion of the assets of, FAL or any of its Subsidiaries, including any single or multi-step transaction or series of related transactions that is structured to permit a third party to acquire beneficial ownership of a majority or greater equity interest in FAL or any of its Subsidiaries, or (C) the acquisition in any manner, directly or indirectly, of any material portion of the business or assets (other than immaterial or insubstantial assets or inventory in the Ordinary Course of Business) of FAL or any of its Subsidiaries and (ii) "Superior Proposal" means a proposed Business Combination involving at least 50% of the shares of capital stock or a material portion of the assets of FAL that FAL's Board of Directors determines, after consulting with FAL's financial advisors and outside counsel, is financially superior to the transactions contemplated hereby and it appears that the party making the proposal is reasonably likely to have the funds necessary to consummate the Business Combination.

         (i) SOLICITATION OF PROXIES; FAL PROXY STATEMENT. Subject to Section 6.1(h), FAL shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the Merger and shall take all other action necessary or, in the reasonable opinion of SUG, advisable to secure the FAL Stockholders' Approval.

         (j)  FAL STOCKHOLDERS' APPROVAL.

              (1) Subject to the provisions of Section 6.1(h) and Section 6.1(j)(2), FAL shall, as soon as reasonably practicable after the date hereof (i) take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders (including all adjournments thereof, the "FAL Meeting") for the purpose of securing the FAL Stockholders' Approval, (ii) distribute to its stockholders the FAL Proxy Statement in accordance with applicable federal and state law and with its Organizational Documents, (iii) subject to the fiduciary duties of its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement and the transactions contemplated hereby and (iv) cooperate and consult with SUG with respect to each of the foregoing matters.

              (2) The FAL Meeting for the purpose of securing the FAL Stockholders' Approval, including any adjournments thereof, will be held on such date or dates as FAL and SUG mutually determine.

         (k) RULE 145 LETTERS. FAL shall promptly identify to SUG all officers and directors of any Acquired Company and any other persons who are "affiliates" within the meaning of such term as used in Rule 145 under the Securities Act ("Rule 145 Affiliates"), and FAL shall use its reasonable efforts to provide to SUG undertakings from such persons ("Rule 145 Letters") to the effect that no disposition of shares of SUG Common Stock received in the Merger will be made by such persons except within the limits and in accordance with the applicable provisions of said Rule 145, as amended from time to time, or except in a transaction which, in the opinion of legal counsel satisfactory to SUG, is exempt from registration under the Securities Act.

         (l) FINANCING ACTIVITIES. FAL shall, and shall cause its Subsidiaries to, cooperate, to the fullest extent commercially reasonable and practicable, with SUG's requests with respect to refinancing by the Acquired Companies of the current maturities of any of their indebtedness, and any repurchase, redemption or prepayment by any of the Acquired Companies of any of its indebtedness that may be required prior to or because of the Merger or that SUG may request that the Acquired Companies effect prior to the Merger, so as to permit SUG to have the maximum opportunity to refinance, on or promptly after the Closing Date without any penalty except as may be due pursuant to the terms of the Acquired Companies' indebtedness as in effect on the date of this Agreement, any of the Acquired Companies' indebtedness outstanding on the Closing Date; PROVIDED, HOWEVER, that no Acquired Company shall be required to consummate prior to the Effective Time any such refinancing, repurchase, redemption or repayment requested by SUG.

         (m) FAL DISCLOSURE SCHEDULE. On the date hereof, FAL has delivered to SUG the FAL Disclosure Schedule, accompanied by a certificate signed by an executive officer of FAL stating the FAL Disclosure
              Schedule is being delivered pursuant to this Section 6.1(m). The FAL Disclosure Schedule constitutes an integral part of this Agreement and modifies the representations, warranties, covenants or agreements of FAL contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to the FAL Disclosure Schedule.

         (n) FAL BONDHOLDERS' CONSENT. FAL shall use its reasonable best efforts to obtain consents from all holders of each series of First Mortgage Bonds issued and outstanding under the Indenture of First Mortgage, dated as of December 1, 1952, between FAL and State Street Bank and Trust Company, successor in interest to the First National Bank of Boston, successor by merger to Old Colony Trust Company, as Trustee, as amended or supplemented from time to time, to such amendments to such Indenture as requested by SUG.

SECTION 6.2 COVENANTS OF SUG. SUG agrees to observe and perform the following covenants and agreements:

     (a) GOVERNMENTAL APPROVALS; THIRD PARTY CONSENTS. SUG will use its reasonable best efforts at SUG's sole expense to obtain all necessary consents, approvals and waivers from any Person required in connection with the transactions contemplated hereby under any license, lease, permit, Contract or agreement applicable to SUG, including, without limitation, the approvals of those Governmental Bodies and the consents of those third parties listed in Section 4.5 of the SUG Disclosure Schedule and as required by the HSR Act.

     (b) EMPLOYEES; BENEFITS. With respect to the employees (excluding unionized employees) listed in Section 5.17(a) of the FAL Disclosure Schedule (or their successors employed pursuant to Section 6.1(a)(7) above) (the "Employees"), except as otherwise specified herein, SUG agrees as follows:

              (1) During the 12 months immediately following the Closing Date, to make available to the Employees who continue their service with the Surviving Corporation or any Subsidiary of the Surviving Corporation employee benefit plans or arrangements that are no less favorable, in the aggregate, than the FAL Benefit Plans listed in Section 5.18(j) of the FAL Disclosure Schedule offered to the Employees immediately prior to the date of this Agreement.

              (2) For purposes of eligibility, vesting and benefit accrual under all benefit plans provided to the Employees after the Closing Date, SUG will recognize the tenure of employment, as recognized by the Acquired Companies as of the Closing Date.

              (3) All vacation time earned by the Employees prior to the Closing Date must be taken by the end of the calendar year in which the Closing Date occurs, except where the Employee is requested by FAL or SUG to forego their vacation for business-related reasons. For purposes of awarding vacation time at the beginning of each calendar year following the Closing Date, SUG will recognize the tenure of employment, as recognized by the Acquired Company as of the Closing Date.

     (c) BLUE SKY PERMITS. SUG shall use its reasonable best efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities laws or "blue sky" permits and approvals required to carry out the transactions contemplated by the Agreement, and will pay all expenses incident thereto.

     (d) LISTING APPLICATION. Prior to the Closing, SUG shall cause the shares of SUG Common Stock constituting the Stock Consideration to be listed on the NYSE, subject to official notice of issuance thereof.

     (e) COLLECTIVE BARGAINING AGREEMENTS. At the Effective Time, SUG agrees to assume all collective bargaining agreements covering employees of any Acquired Company, and shall discharge when due any and all liabilities of any Acquired Company under such collective bargaining agreements relating to periods after the Effective Time.

     (f) SUG DISCLOSURE SCHEDULE. On the date hereof, SUG has delivered to FAL the SUG Disclosure Schedule, accompanied by a certificate signed by an executive officer of SUG stating that the SUG Disclosure Schedule is being delivered pursuant to this Section 6.2(f). The SUG Disclosure Schedule constitutes an integral part of this Agreement and modifies the representations, warranties, covenants or agreements of SUG contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to the SUG Disclosure Schedule.

     (g) CONDUCT OF THE BUSINESS PRIOR TO THE CLOSING DATE. Except (i) as contemplated in this Agreement, (ii) in connection with the transactions contemplated by the PEI Merger Agreement, (iii) as required by law or regulation or (iv) as otherwise expressly consented to in writing by FAL which consent will not be unreasonably withheld or delayed, prior to the Closing, SUG will:

              (1) Not make or permit any material change in the general nature of its business;

              (2) Maintain its present operations in the Ordinary Course of Business in accordance with prudent business judgment and consistent with past practice and policy, and maintain its assets in good repair, order and condition, reasonable wear and tear excepted, subject to retirements in the Ordinary Course of Business;

              (3) Preserve SUG as an ongoing business and use reasonable efforts to maintain the goodwill associated with SUG; and

              (4) Preserve all of SUG's franchises, tariffs, certificates of public convenience and necessity, licenses, authorizations and other governmental rights and permits.

     (h) ACCESS TO SUG'S OFFICES, PROPERTIES AND RECORDS; UPDATING INFORMATION.

              (1) From and after the date hereof and until the Closing Date, SUG and its Subsidiaries shall permit FAL and its Representatives to have, on reasonable notice and at reasonable times, reasonable access to such of the offices, properties and employees of SUG and its Subsidiaries, and shall disclose, and make available to FAL and its Representatives all books, papers and records to the extent that they relate to the ownership, operation, obligations and liabilities of or pertaining to SUG, its Subsidiaries and their respective businesses and assets. Without limiting the application of the Confidentiality Agreement, all documents or information furnished by SUG and its Subsidiaries hereunder shall be subject to the Confidentiality Agreement.

              (2) SUG will notify FAL as promptly as practicable of any significant change in the Ordinary Course of Business or operation of SUG or any of its Subsidiaries and of any material complaints, investigations or hearings (or communications indicating that the same may be contemplated) by any Governmental Body, or the institution or overt threat or settlement of any material Proceeding involving or affecting SUG or any of its Subsidiaries or the transactions contemplated by this Agreement, and shall use reasonable efforts to keep FAL fully informed of such events and permit FAL's Representatives access to all materials prepared in connection therewith consistent with any applicable Legal Requirement or Contract.

SECTION 6.3 ADDITIONAL AGREEMENTS.

     (a) THE REGISTRATION STATEMENT AND THE FAL PROXY STATEMENT. As soon as practicable after the date hereof, FAL and SUG shall take such reasonable steps as are necessary for the prompt preparation and filing with the SEC of (i) the FAL Proxy Statement by FAL and (ii) the Registration Statement, which will include certain information contained in the FAL Proxy Statement, by SUG. The foregoing shall include without limitation: (i) obtaining and furnishing the information required to be included therein, (ii) after consultation between FAL and SUG, responding promptly to any comments made by the SEC with respect to the FAL Proxy Statement and the Registration Statement and any amendments and preliminary version thereof and
         (iii) causing the Registration Statement to become effective, and the FAL Proxy Statement to be mailed to FAL's stockholders at the earliest practicable date. FAL agrees, as to information with respect to FAL, its officers, directors, stockholders and Subsidiaries contained in the Registration Statement and the FAL Proxy Statement, and SUG agrees, as to information with respect to SUG, its officers, directors, stockholders and Subsidiaries contained in the Registration Statement and the FAL Proxy Statement, that such information, in the case of the FAL Proxy Statement at the time of the mailing of the FAL Proxy Statement and (as then amended or supplemented) at the time of the FAL Meeting, or in the case of the Registration Statement at the time of the mailing of the FAL Proxy Statement (as then amended or supplemented), at the time of the FAL Meeting and at the effective time of the Registration Statement, will not contain any untrue statement of material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation, warranty, covenant or agreement is made by or on behalf of FAL with respect to information supplied by any other Person for inclusion in the FAL Proxy Statement or the Registration Statement. No representation, warranty, covenant or agreement is made by or on behalf of SUG with respect to information supplied by any other Person for inclusion in the FAL Proxy Statement or the Registration Statement. No filing of, or amendment or supplement to, the FAL Proxy Statement or the Registration

         Statement shall be made by any party hereto without providing the other party with the opportunity to review and comment thereon (except for any ongoing SEC reporting required of SUG or FAL that will be incorporated by reference). If at any time prior to the Effective Time any information relating to any party hereto or any of their respective officers, directors, stockholders or Subsidiaries, should be discovered by any party hereto which should be set forth in an amendment or supplement to the FAL Proxy Statement or the Registration Statement so that the FAL Proxy Statement or the Registration Statement would not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and an appropriate amendment or supplement describing such information shall be promptly prepared, filed with the SEC and, to the extent required by law, disseminated to the stockholders of FAL, as may be necessary.

     (b) FURTHER ASSURANCES. Each of SUG and FAL agrees, and FAL agrees to cause its Subsidiaries, to take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purpose of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Acquired Companies, the officers and directors of the Surviving Corporation will be fully authorized to take, and will take, all such lawful and necessary action.

     (c) FINANCIAL STATEMENTS TO BE PROVIDED. Upon SUG's request, FAL shall (i) provide to SUG audited and unaudited financial statements required to be included in the proxy statements and the registration statement contemplated by the PEI Merger Agreement and (ii) cause its independent accountants to deliver to SUG and PEI the required consents in connection therewith.


                                   ARTICLE VII

                                    CONDITIONS

SECTION 7.1 CONDITIONS TO SUG'S OBLIGATION TO EFFECT THE MERGER. The obligation of SUG to effect the transactions contemplated by this Agreement shall be subject to fulfillment at or prior to the Closing of the following conditions:

     (a) REPRESENTATIONS AND WARRANTIES TRUE AS OF THE CLOSING DATE. FAL's representations and warranties in this Agreement shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date; PROVIDED, HOWEVER, that any such representation or warranty that is qualified by any standard of materiality (including, but not limited to, FAL Material Adverse Effect) shall have then been, and shall then be, accurate in all respects.

     (b) COMPLIANCE WITH AGREEMENTS. The covenants, agreements and conditions required by this Agreement to be performed and complied with by any of the Acquired Companies shall have been performed and complied with in all material respects prior to or at the Closing Date.

     (c) CERTIFICATE. FAL shall execute and deliver to SUG a certificate of an authorized officer of FAL, dated the Closing Date, stating that the conditions specified in Sections 7.1(a) and 7.1(b) of this Agreement applicable to the Acquired Companies have been satisfied.

     (d) GOVERNMENTAL APPROVALS. All approvals, consents, opinions or rulings of all Governmental Bodies required in order to consummate the transactions contemplated hereby shall have been obtained by Final Order in such form as is, and with no conditions that are, individually or in the aggregate, reasonably likely to have a FAL Material Adverse Effect or a material adverse effect on the business, operations, properties, financial condition or results of operations of the Surviving Corporation, or which would otherwise, in the reasonable determination of SUG, be unduly burdensome to the Surviving Corporation or any of its Affiliates. In addition, and without limitation of the condition set forth in the immediately preceding sentence, the Massachusetts Department of Telecommunications and Energy shall have resolved, by means of a Final Order, the manner in which the Surviving Corporation as a whole and its operating division in Massachusetts will be regulated under Chapter 164 of the Massachusetts General

         Laws, and such resolution shall be acceptable to SUG in its sole discretion. The applicable waiting period under the HSR Act with respect to the transactions contemplated hereby shall have expired or have been terminated.

     (e) THIRD PARTY CONSENTS. Each of the consents required under Section 5.4 of this Agreement shall have been obtained to the reasonable satisfaction of SUG, other than any such consents which, if not obtained, are not, individually or in the aggregate, reasonably likely to result in a FAL Material Adverse Effect after the Closing. In addition, all consents and approvals required, under the terms of any note, bond or indenture listed in Section 5.4 of the FAL Disclosure Schedule to which any of the Acquired Companies is a party, shall have been obtained.

     (f) INJUNCTIONS. On the Closing Date, there shall be no Orders which operate to restrain, enjoin or otherwise prevent the consummation of this Agreement or the Merger.

     (g) RESIGNATIONS. Each director of each Acquired Company shall resign any position as a director of an Acquired Company effective as of the Closing Date in accordance with such Acquired Company's Organizational Documents and applicable provisions of the MBCL; PROVIDED, HOWEVER, that such resignations shall not cause the termination of any such Person's employment as an employee of an Acquired Company or reduce any such employee's then current level of compensation.

     (h) OPINION OF TAX COUNSEL. On the Closing Date, SUG shall have received from Hughes Hubbard & Reed LLP, counsel to SUG, an opinion to the effect that the Merger will constitute a "reorganization" within the meaning of IRC Section 368(a)(1)(A), and that no gain or loss will be recognized by SUG or FAL with respect to the Merger.

     (i) FAL STOCKHOLDERS' APPROVAL. The FAL Stockholders' Approval shall have been obtained.

     (j) APPRAISAL RIGHTS. Demand for payment for shares and appraisal thereof by stockholders of FAL in accordance with the MBCL with respect to the Merger shall not equal or exceed 5 percent of the shares of FAL Common Stock entitled to vote on the Merger.

     (k) RULE 145 LETTERS. Each Rule 145 Affiliate shall have executed and delivered to SUG a Rule 145 Letter, in form and substance reasonably satisfactory to SUG and its counsel.

     (l) REGISTRATION STATEMENT. The Registration Statement shall have become effective, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

     (m) LISTING OF SUG COMMON STOCK. The shares of SUG Common Stock constituting the Stock Consideration shall have been authorized for listing, upon official notice of issuance, on the NYSE.

     (n) FAL BONDHOLDERS' CONSENT. All holders of each series of First Mortgage Bonds issued and outstanding under the Indenture of First Mortgage, dated as of December 1, 1952, between FAL and State Street Bank and Trust Company, successor in interest to the First National Bank of Boston, successor by merger to Old Colony Trust Company, as Trustee, as amended or supplemented from time to time, shall have consented to such amendments to such Indenture as requested by SUG.

SECTION 7.2 CONDITIONS TO FAL'S OBLIGATIONS TO EFFECT THE MERGER. The obligation of FAL to effect the transactions contemplated by this Agreement shall be subject to fulfillment at or prior to the Closing of the following conditions:

     (a) REPRESENTATIONS AND WARRANTIES TRUE AS OF THE CLOSING DATE. SUG's representations and warranties in this Agreement shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date; PROVIDED, HOWEVER, that any such representation or warranty that is qualified by any standard of materiality (including, but not limited to, SUG Material Adverse Effect) shall have then been, and shall then be, accurate in all respects.

     (b) COMPLIANCE WITH AGREEMENTS. The covenants, agreements and conditions required by this Agreement to be performed and complied with by SUG shall have been performed and complied with in all material respects prior to or at the Closing Date.

     (c) CERTIFICATE. SUG shall execute and deliver to FAL a certificate of an authorized officer of SUG, dated the Closing Date, stating that the conditions specified in Sections 7.2(a) and 7.2(b) of this Agreement applicable to SUG have been satisfied.

     (d) GOVERNMENTAL APPROVALS. All approvals, consents, opinions or rulings of all Governmental Bodies required in order to consummate the transactions contemplated hereby shall have been obtained by Final Order in such form as is, and with no conditions that are, individually or in the aggregate, reasonably likely to have a material adverse effect on the business, operations, properties, financial condition or results of operations of the Surviving Corporation. The applicable waiting period under the HSR Act with respect to the transactions contemplated hereby shall have expired or have been terminated.

     (e) INJUNCTIONS. On the Closing Date, there shall be no Orders which operate to restrain, enjoin or otherwise prevent the consummation of this Agreement or the Merger.

     (f) OPINION OF COUNSEL. On the Closing Date, FAL shall have received from Rich, May, Bilodeau & Flaherty, P.C., counsel to FAL, an opinion to the effect that the Merger will be treated for federal income tax purposes as a "reorganization" within the meaning of IRC Section 368(a), and that no gain or loss will be recognized for federal income tax purposes by the stockholders of FAL who receive SUG Common Stock in the Merger upon their receipt of the Merger Consideration, except that any realized gain will be recognized to the extent of the amount of cash received (including cash in lieu of the fractional shares).

     (g) FAL STOCKHOLDERS' APPROVAL. The FAL Stockholders' Approval shall have been obtained.

     (h) REGISTRATION STATEMENT. The Registration Statement shall have become effective, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

     (i) LISTING OF SUG COMMON STOCK. The shares of SUG Common Stock constituting the Stock Consideration shall have been authorized for listing, upon official notice of issuance, on the NYSE.


                                  ARTICLE VIII

                                   TERMINATION

SECTION 8.1 TERMINATION RIGHTS. This Agreement may be terminated in its entirety at any time prior to the Closing:

     (a) By the mutual written consent of SUG and FAL;

     (b) By FAL, on the one hand, or SUG, on the other hand, in writing if there shall be in effect a non-appealable order of a court of competent jurisdiction prohibiting the consummation of the Merger in accordance with this Agreement;

     (c) By FAL, by written notice to SUG, if there is a breach of any representation, warranty, covenant or agreement of SUG, which breach cannot be cured and would cause the conditions set forth in Section 7.2(a) or (b) to be incapable of being satisfied;

     (d) By SUG, by written notice to FAL, if there is a breach of any representation, warranty, covenant or agreement of FAL, which breach cannot be cured and would cause the conditions set forth in Section 7.1(a) or (b) to be incapable of being satisfied;

     (e) By FAL, by written notice to SUG in accordance with Section 6.1(h)(2); PROVIDED, HOWEVER, that the termination described in this clause (e) shall not be effective unless and until FAL shall have paid SUG the fee described in Section 8.3(a) and FAL has substantially contemporaneously entered into a definitive agreement with respect to the proposed Business Combination;

     (f) By FAL, by written notice to SUG, if the FAL Stockholders' Approval is not obtained at the FAL Meeting or by SUG, by written notice to FAL, if the FAL Stockholders' Approval is not obtained at the FAL Meeting; PROVIDED, HOWEVER, that there has not been a material misrepresentation or a material breach of covenant, warranty or agreement contained herein on the part of the party asserting its right to terminate pursuant to this Section 8.1(f);

     (g) By SUG, by written notice to FAL, if the Board of Directors of FAL or any committee thereof (i) withdraws or modifies, or proposes publicly to withdraw or modify, in a manner adverse to SUG, the approval or recommendation by the Board of Directors or such committee of the Merger or this Agreement, (ii) approves or recommends, or proposes publicly to approve or recommend, a Business Combination, (iii) causes FAL to enter into a definitive agreement related to any Business Combination or (iv) resolves to take any of the actions specified in clause (i), (ii) and (iii) above;

     (h) By SUG, by written notice to FAL, if a third party, including a group (as defined under the Exchange Act) acquires securities representing greater than 50% of the voting power of the outstanding voting securities of FAL; or

     (i) By FAL, by written notice to SUG, if the Average Trading Price of the SUG Common Stock as of the Closing is lower than $15.00.

     (j) By either party in writing at any time after 5:00 p.m., Eastern Time, on October 15, 2000 (the "Initial Termination Date"), if the Closing has not occurred prior thereto; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 8.1(j) will not be available to any party that is in material breach of its representations, warranties, covenants or agreements contained herein; and PROVIDED, FURTHER, that if on the Initial Termination Date (i) the conditions to closing set forth in Sections 7.1(d) and 7.2(d) shall not have been fulfilled or (ii) any approval or authorization of any Governmental Body required in connection with the consummation of the Merger shall have not been obtained and such approval or authorizations shall not have become a Final Order, but all other conditions to Closing shall be fulfilled or shall be capable of being fulfilled, then the Initial Termination Date will be extended to February 28, 2001.

SECTION 8.2 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to
Section 8.1, this Agreement shall be of no further force and effect and there shall be no further liability hereunder on the part of any party or its Affiliates, directors, officers, stockholders, agents or other Representatives; PROVIDED, HOWEVER, that (i) any fee payable under Section 8.3(a) is paid to SUG and (ii) no such termination shall relieve any party of liability for any claims, damages or losses suffered by the other party as a result of the negligent or willful failure of a party to perform any obligations required to be performed by it hereunder on or prior to the date of termination. Notwithstanding anything to the contrary contained herein, the provisions of Section 8.2, Sections 10.1 through 10.6 and Sections 10.8 through 10.11 of this Agreement shall survive any termination of this Agreement.

SECTION 8.3  TERMINATION FEE; EXPENSES.

     (a) TERMINATION FEE. If this Agreement is terminated pursuant to Section 8.1(e), 8.1(g) or 8.1(h), then FAL shall pay to SUG promptly (but not later than five business days after notice is received from FAL) an amount equal to $1.5 million in cash.

     (b) EXPENSES. The parties agree that the agreements contained in this
         Section 8.3 are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty. Notwithstanding anything to the contrary contained in this Section 8.3, if FAL fails to pay promptly to SUG the fee due under Section 8.3(a), in addition to any amounts paid or payable pursuant to
         Section 8.3(a), FAL shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee calculated using an annual percentage rate of interest equal to the prime rate published in the WALL STREET JOURNAL on the date (or preceding business day if such date is not a business day) such fee was required to be paid, compounded on a daily basis using a 360-day year.

                                   ARTICLE IX

                            INDEMNIFICATION; REMEDIES

SECTION 9.1  DIRECTORS' AND OFFICERS' INDEMNIFICATION.

     (a) INDEMNIFICATION AND INSURANCE. For a period of six years after the Effective Time, the Surviving Corporation will indemnify and hold harmless the present and former officers and directors of FAL and its Subsidiaries (the "Indemnified Parties") in respect of acts or omissions occurring prior to the Effective Time to the extent provided under FAL's articles of organization and bylaws in effect on the date hereof; PROVIDED, HOWEVER, that if any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of such claims shall continue until the final disposition of any and all such claims. For six years after the Effective Time, the Surviving Corporation will use its reasonable best efforts to provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such person currently covered by FAL's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof; PROVIDED, HOWEVER, that in satisfying its obligation under this Section, if the annual premiums of such insurance coverage exceed 200% of the previous year's premiums, the Surviving Corporation will be obligated to obtain a policy with the best coverage available, in the reasonable judgment of the Board of Directors of the Surviving Corporation for a cost not exceeding such amount.

     (b) SUCCESSORS. In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then and in either such case, proper provisions must be made so that the successors and assigns of the Surviving Corporation will assume the obligations set forth in this Section 9.1.

     (c) SURVIVAL OF INDEMNIFICATION. To the fullest extent permitted by law, from and after the Effective Time, all rights to indemnification as of the date hereof in favor of the employees, agents, directors and officers of any Acquired Company with respect to their activities as such prior to the Effective Time, as provided in their respective Organizational Documents in effect on the date hereof, or otherwise in effect on the date hereof, will survive the Merger and will continue in full force and effect except for amendments to make changes permitted by law that would enhance the rights of past or present officers and directors to indemnification or advancement of expenses in respect of acts or omissions occurring prior to the Effective Time for a period of not less than six years from the Effective Time (or, in the case of matters occurring prior to the Effective Time which have not been resolved prior to the sixth anniversary of the Effective Time, until such matters are finally resolved).

SECTION 9.2 REPRESENTATIONS AND WARRANTIES. Each and every representation and warranty of either party shall expire at, and be terminated and extinguished with, the Effective Time.

                                    ARTICLE X

                               GENERAL PROVISIONS

SECTION 10.1 EXPENSES. Each of the parties will pay all costs and expenses of its performance of and compliance with this Agreement, except (i) as provided in Section 8.3 and as expressly provided otherwise herein, (ii) FAL shall pay all fees and expenses of counsel for FAL, (iii) SUG will pay all real estate transfer taxes and real estate recording fees, if any, including expenses of counsel associated with real estate title, transfer and recording issues in connection with the Merger, and all filing and application fees paid to Governmental Bodies in connection with the Merger and (iv) SUG and FAL will each pay half of the combined costs of printing and mailing to the FAL stockholders the prospectus that is a part of the Registration Statement and the FAL Proxy Statement.

SECTION 10.2 NOTICES. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been given upon receipt if either (a) personally delivered, (b) sent by prepaid first class mail, and registered or certified and a return receipt requested or (c) by facsimile telecopier with completed transmission acknowledged:

     if to SUG, to:

     Southern Union Company
     504 Lavaca Street, Suite 800
     Austin, Texas  78701
     Attention:  Peter H. Kelley
                 President and Chief Operating Officer
     Telecopier: (512) 477-3879

     with a copy to:

     Pennsylvania Enterprises, Inc.
     One PEI Center
     Wilkes-Barre, Pennsylvania  18711-0601
     Attention:  Thomas F. Karam
                 President and Chief Executive Officer
     Telecopier: (570) 829-8900

         and:

         Hughes Hubbard & Reed LLP
         One Battery Park Plaza
         New York, New York  10004
         Attention:  Garett J. Albert
         Telecopier: (212) 422-4726

         if to FAL, to:

         Fall River Gas Company
         155 North Main Street
         Fall River, Massachusetts  02722
         Attention:  Bradford J. Faxon
                     President and Chief Executive Officer
         Telecopier: (508) 675-7811
         with a copy to:

         Rich, May, Bilodeau & Flaherty, P.C.
         176 Federal Street
         Boston, Massachusetts  02110
         Attention:  Eric J. Krathwohl
         Telecopier: (617) 556-3889

or at such other address or number as shall be given in writing by a party to the other parties.

SECTION 10.3 ASSIGNMENT.This Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto. Any assignment in violation of the terms of this Agreement shall be null and void AB INITIO.

SECTION 10.4 SUCCESSOR BOUND. Subject to the provisions of Section 10.3, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

SECTION 10.5 GOVERNING LAW; FORUM; CONSENT TO JURISDICTION. This Agreement shall be construed in accordance with and governed by the laws of the State of New York except to the extent that the terms and consummation of the Merger are subject to the DGCL or the MBCL in which case such laws shall govern. Each party to this Agreement hereby irrevocably and unconditionally (i) consents to submit to the exclusive jurisdiction of the federal courts of the Southern District of New York in the county of New York and the borough of Manhattan and the jurisdiction of the federal courts of the District of Massachusetts in the county of Suffolk and the city of Boston for any proceeding arising in connection with this Agreement (and each such party agrees not to commence any such proceeding, except in such courts), (ii) to the extent such party is not a resident of the State of New York or the Commonwealth of Massachusetts, agrees to appoint agents in the State of New York and the Commonwealth of Massachusetts as such party's agents for acceptance of legal process in any such proceeding against such party with the same legal force and validity as if served upon such party personally within the State of New York or the Commonwealth of Massachusetts, respectively, and to notify promptly each other party hereto of the name and address of each such agent, (iii) waives any objection to the laying of venue of any such proceeding in the federal courts of the Southern District of New York in the county of New York and the borough of Manhattan or the federal courts of the District of Massachusetts in the county of Suffolk and the city of Boston, and (iv) waives, and agrees not to plead or to make, any claim that any such proceeding brought in any federal court of the Southern District of New York or the District of Massachusetts has been brought in an improper or otherwise inconvenient forum.

SECTION 10.6 WAIVER OF TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH ANY SUCH PARTY MAY BE A PARTY ARISING OUT OF OR IN ANY WAY PERTAINING TO (i) THIS AGREEMENT, (ii) THE MERGER, (iii) THE CONFIDENTIALITY AGREEMENT OR (iv) ANY RELATED DOCUMENTS. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES WHO ARE PARTIES TO THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY EACH PARTY HERETO, AND EACH SUCH PARTY HEREBY REPRESENTS AND WARRANTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON TO INDUCE THIS WAIVER OR TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. EACH PARTY TO THIS AGREEMENT FURTHER REPRESENTS AND WARRANTS THAT EACH SUCH PARTY HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF EACH SUCH PARTY'S OWN FREE WILL, AND THAT EACH SUCH PARTY HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

SECTION 10.7  COOPERATION; FURTHER DOCUMENTS.

     (a) Each of the parties hereto agrees to use its reasonable best efforts to take or cause to be taken all action, and to do or cause to be done all things necessary, proper or advisable under applicable laws, regulations or otherwise, to consummate and to make effective the transactions contemplated by this Agreement, including, without limitation, the timely performance of all actions and things contemplated by this Agreement to be taken or done by each of the parties hereto.

     (b) Each party shall cooperate with the other party in such other party's discharge of the obligations hereunder, which shall include making reasonably available to the other party such of its personnel as have relevant information, with respect thereto.

SECTION 10.8 CONSTRUCTION OF AGREEMENT. The terms and provisions of this Agreement represent the results of negotiations between the parties hereto and their Representatives, each of which has been represented by counsel of its own choosing, and neither of which has acted under duress or compulsion, whether legal, economic or otherwise. Accordingly, the terms and provisions of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings, and FAL and SUG hereby waive the application in connection with the interpretation and construction of this Agreement of any rule of law to the effect that ambiguous or conflicting terms or provisions contained in this Agreement shall be interpreted or construed against the party whose attorney prepared the executed draft or any earlier draft of this Agreement.

SECTION 10.9 PUBLICITY; ORGANIZATIONAL AND OPERATIONAL ANNOUNCEMENTS. No party hereto shall issue, make or cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby, or otherwise make any disclosures relating thereto, without the consent of the other party, such consent not to be unreasonably withheld or delayed; PROVIDED, HOWEVER, that such consent shall not be required where such release or announcement is required by applicable law or the rules or regulations of a securities exchange, in which event the party so required to issue such release or announcement shall endeavor, wherever possible, to furnish an advance copy of the proposed release to the other party.

SECTION 10.10 WAIVER. Except as otherwise expressly provided in this Agreement, neither the failure nor any delay on the part of any party to exercise any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise or waiver of any such right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege available to each party at law or in equity.

SECTION 10.11 PARTIES IN INTEREST. This Agreement (including the documents and instruments referred to herein) is not intended to confer upon any Person, other than the parties hereto and their successors and permitted assigns, any rights or remedies hereunder, except that the parties hereto agree and acknowledge that the agreements and covenants contained in Section 9.1 are intended for the direct and irrevocable benefit of the Indemnified Parties described therein and their respective heirs or legal representatives (each such director or Indemnified Party, a "Third Party Beneficiary"), and that each such Third Party Beneficiary, although not a party to this Agreement, shall be and is a direct and irrevocable third party beneficiary of such agreements and covenants and shall have the right to enforce such agreements and covenants against the Surviving Corporation in all respects fully and to the same extent as if such Third Party Beneficiary were a party hereto.

SECTION 10.12 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur to a party in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that any party shall be entitled to an injunction or injunctions to prevent breaches of this agreement by any other party and to enforce specifically, to the fullest extent available, the terms and provisions hereof, including each party's obligation to close, in any court of the United States or any state having jurisdiction, this being in addition to any other right or remedy to which any party is entitled at law or in equity.

SECTION 10.13 SECTION AND PARAGRAPH HEADINGS. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 10.14 AMENDMENT. This Agreement may be amended only by an instrument in writing executed by the parties hereto.

SECTION 10.15 ENTIRE AGREEMENT. This Agreement, the exhibits, annexes and schedules hereto and the documents specifically referred to herein and the Confidentiality Agreement constitute the entire agreement, understanding, representations and warranties of the parties hereto with respect to the subject matter hereof.

SECTION 10.16 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                SOUTHERN UNION COMPANY

                                By:  /s/ RONALD J. ENDRES
                                     --------------------
                                Name:    Ronald J. Endres
                                Title:   Executive Vice President


                                FALL RIVER GAS COMPANY

                                By:  /s/ BRADFORD J. FAXON
                                     ---------------------
                                Name:    Bradford J. Faxon
                                Title:   President and Chief Executive Officer


                                By:   /s/ PETER H. THANAS
                                      -------------------
                                Name:    Peter H. Thanas
                                Title:   Senior Vice President and Treasurer

                                   APPENDIX B

                                VOTING AGREEMENT


VOTING AGREEMENT, dated this 4th day of October, 1999, by and between SOUTHERN UNION COMPANY, a Delaware corporation ("SUG"), and The Jarabek Family Limited Partnership, Ronald J. Ferris, Bradford J. Faxon, Raymond H. Faxon, Cindy L.J. Audette, Gilbert C. Oliveira, Jr. and Thomas H. Bilodeau (each a "Stockholder" and collectively the "Stockholders").

RECITALS:

WHEREAS, the Stockholders currently beneficially own (as such term is used under the Securities Exchange Act of 1934, as amended, and the rules and regulations issued thereunder) the shares of common stock, par value $.83 per share ("Shares"), of Fall River Gas Company, a Massachusetts corporation ("FAL") shown on Schedule A.

WHEREAS, as a condition of entering into the Agreement of Merger, made as of the date hereof, by and between SUG and FAL (the "Merger Agreement"), SUG has requested that the Stockholders agree, and the Stockholders have agreed (i) to enter into a voting agreement and (ii) to give SUG an irrevocable proxy, coupled with an interest, to vote the Shares held by the Stockholders, in each case as more fully set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereby agree as follows:

1. AGREEMENT TO VOTE SHARES. Each Stockholder agrees during the term of this Agreement to vote, or cause to be voted, the Shares shown opposite the Stockholder's name on Schedule A hereto and any other Shares acquired after the date hereof, in person or by proxy, in favor of the Merger, the adoption and approval of the Merger Agreement and the approval of the transactions contemplated by the Merger Agreement at every meeting of the stockholders of FAL at which such matters are considered and at every adjournment thereof.

2. GRANT OF IRREVOCABLE PROXY. Each Stockholder hereby grants to SUG an irrevocable proxy, which proxy is coupled with an interest because of the consideration recited herein, to exercise, at any time and from time to time, all rights and powers of the Stockholder with respect to the Shares shown opposite the Stockholder's name on Schedule A hereto to vote, give approvals, and receive and waive notices of meetings for the purpose of securing the approval and adoption by the stockholders of FAL of the Merger Agreement and the consummation of the transactions contemplated thereby and to prevent any action that would prevent or hinder in any material respect such approval or consummation. By giving this proxy each Stockholder hereby revokes any other proxy granted by the Stockholder to vote any of the Shares in a manner inconsistent with the foregoing grant. The power and authority hereby conferred shall not be terminated by any act of the Stockholder or by operation of law, by the dissolution of, by lack of appropriate power or authority, or by the occurrence of any other event or events and shall be binding upon all its successors and assigns. If after the execution of this Agreement the Stockholder shall dissolve, cease to have appropriate power or authority, or if any other such event or events shall occur, SUG is nevertheless authorized and directed to vote the Shares in accordance with the terms of this Agreement as if such dissolution, lack of appropriate power or authority or other event or events had not occurred and regardless of notice thereof.

3. NO OTHER GRANT OF PROXY. Each Stockholder will not, directly or indirectly, grant any proxies or powers of attorney with respect to the Shares shown opposite the Stockholder's name on Schedule A hereto or acquired after the date hereof to any person in connection with its vote, consent or other approval sought, in favor of the Merger (as defined in the Merger Agreement), the adoption and approval of the Merger Agreement and the approval of the transactions contemplated by the Merger Agreement, other than as set forth in Sections 1 and 2 hereof.

4. TRANSFERS. Each Stockholder will not, nor will such Stockholder permit any entity under such Stockholder's control to, sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or consent to any

     Transfer of, any Shares or any interest therein or enter into any contract, option or other agreement or arrangement (including any profit sharing or other derivative arrangement) with respect to the Transfer of, any Shares or any interest therein to any person, unless prior to any such Transfer the transferee of such Shares agrees to be subject to the provisions of this Agreement.

5. NO SOLICITATION. Until the Merger is consummated or the Merger Agreement is terminated in accordance with its terms, each Stockholder shall not, nor shall it permit any investment banker, attorney or other advisor or representative of such Stockholder to, directly or indirectly through another person, solicit, initiate, encourage or otherwise facilitate any takeover proposal.

6. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS. Each Stockholder as to such Stockholder hereby represents and warrants to, and covenants with, SUG as follows:

     (a) The Stockholder beneficially owns with power to vote the number of Shares shown opposite the Stockholder's name on Schedule A free and clear of any and all claims, liens, charges, encumbrances, covenants, conditions, restrictions, voting trust arrangements, options and adverse claims or rights whatsoever, except as granted hereby or as would have no adverse effect on this Agreement and/or the proxy granted hereby. The Stockholder does not own of record or beneficially any shares of capital stock of FAL or other securities representing or convertible into shares of capital stock of FAL except as set forth in the preceding sentence, Shares purchased after the date hereof which shall become subject to this Agreement and the proxy granted hereby, and Shares which any of them may have the right to purchase upon exercise of options or warrants;

     (b) The Stockholder has the full right, power and authority to enter into this Agreement and to grant an irrevocable proxy to SUG with respect to the Shares; there are no options, warrants, calls, commitments or agreements of any nature whatsoever pursuant to which any person will have the right to purchase or otherwise acquire the Shares owned by the Stockholder except as would, if exercised, require such purchaser or acquiror to abide by this Agreement and the proxy granted hereby with respect thereto; except as provided in this Agreement, the Stockholder has not granted or agreed to grant any proxy or entered into any voting trust, vote pooling or other agreement with respect to the right to vote or give consents or approval of any kind as to the Shares which proxy, trust, pooling or other agreement remains in effect as of the date hereof and is in conflict with this Agreement or the proxy granted hereby;

     (c) The Stockholder is not a party to, subject to or bound by any agreement or judgment, order, writ, prohibition, injunction or decree of any court or other governmental body that would prevent the execution, delivery or performance of this Agreement by the Stockholder or the exercise of proxy rights by SUG with respect to the Shares;

     (d) This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a legal, valid and binding obligation of the Stockholder, enforceable in accordance with its terms, subject only to (i) the effect of bankruptcy, insolvency, reorganization or moratorium laws or other laws generally affecting the enforceability of creditors' rights and (ii) general equitable principles which may limit the right to obtain specific performance or other equitable remedies; and

     (e) The Stockholder will take all commercially reasonable action necessary in order that its representations and warranties set forth in this Agreement shall remain true and correct.

7. STOCKHOLDERS' COVENANTS. Each Stockholder shall not enter into any voting trust agreement, give any proxy or other right to vote the Shares or take any action that would limit the rights of any holder of the Shares to exercise fully the right to vote such Shares that would be in conflict with this Agreement or the proxy granted hereby.

8. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

9. ASSIGNMENT. This Agreement shall not be assigned or delegated by any party hereto, except that SUG may transfer its rights hereunder to any wholly-owned subsidiary of SUG, and except that any assignment of any of the Shares by any Stockholder shall require that such Shares remain subject to this Agreement and the proxy granted hereby. This Agreement shall be binding upon and inure to the benefit of SUG and its successors and assigns and shall be binding upon and inure to the benefit of the Stockholders and their permitted successors and any permitted assigns.

10. SPECIFIC PERFORMANCE. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement and that the obligations of the parties hereto shall be specifically enforceable. In addition to any other legal or equitable remedies to which SUG would be entitled, in the event of a breach or a threatened breach of this Agreement by any Stockholder, SUG shall have the right to obtain equitable relief, including (but not limited to) an injunction or order of specific performance of the terms hereof from a court of competent jurisdiction.

11. AMENDMENTS. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto.

12. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by cable, telegram or telex, or mailed by a party hereto by registered or certified mail (return receipt requested) or by a nationally recognized overnight mail deliver service, to the other party at the following addresses (or such other address for a party as shall be specified by like notice):

         if to SUG:                Southern Union Company
                                   504 Lavaca Street, Suite 800
                                   Austin, Texas  78701
                                   Attention: Peter H. Kelley
                                   President and Chief
                                   Operating Officer
                                   Fax Number: (512) 477-3879


         with a copy to:

                                   Pennsylvania Enterprises, Inc.
                                   One PEI Center
                                   Wilkes-Barre, Pennsylvania  18711-0601
                                   Attn: Thomas F. Karam
                                   President and Chief
                                     Executive Officer
                                   Fax Number: (570) 829-8900


         and:
                                   Hughes Hubbard & Reed LLP
                                   One Battery Park Plaza
                                   New York, New York 10004
                                   Attn: Garett J. Albert, Esq.
                                   Fax Number: (212) 422-4726


         if to any Stockholder, to such Stockholder:
                                   c/o Fall River Gas Company
                                   155 North Main Street
                                   Fall River, Massachusetts 02722
                                   Fax Number: (508) 675-7811


         with a copy to:

                                   Rich, May, Bilodeau & Flaherty, P.C.
                                   176 Federal Street
                                   Boston, Massachusetts 02110
                                   Attn: Eric J. Krathwohl, Esq.
                                   Fax Number: (617) 556-3889


Any party may change its address for notice by notice so given.

13. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

14. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

15. TERM. This Agreement shall terminate, and the proxy granted herein shall cease to be irrevocable, upon the consummation of the Merger in accordance with and as defined in the Merger Agreement or such other expiration or termination of the Merger Agreement in accordance with its terms, and thereafter this Agreement shall be of no further force or effect and there shall be no liability on the part of any party with respect thereto except nothing herein will relieve any party from liability for any prior breach hereof.

IN WITNESS WHEREOF, SUG has caused this Agreement to be duly executed, and each Stockholder has duly executed this Agreement, on the day and year first above written.


                                          SOUTHERN UNION COMPANY



                                          By:  /s/ RONALD J. ENDRES
                                               --------------------
                                          Name:    Ronald J. Endres
                                          Title:   Executive Vice President


                                          THE JARABEK FAMILY LIMITED PARTNERSHIP


                                          /s/ BARBARA N. JARABEK
                                          ----------------------
                                          Barbara N. Jarabek, General Partner


                                          /s/ RONALD J. FERRIS
                                          --------------------
                                          Ronald J. Ferris


                                          /s/ BRADFORD J. FAXON
                                          ---------------------
                                          Bradford J. Faxon


                                          /s/ RAYMOND H. FAXON
                                          --------------------
                                          Raymond H. Faxon


                                          /s/ CINDY L.J. AUDETTE
                                          ----------------------
                                          Cindy L.J. Audette

                                          /s/ GILBERT C. OLIVEIRA, JR.
                                          ----------------------------
                                          Gilbert C. Oliveira, Jr.


                                          /s/ THOMAS H. BILODEAU
                                          ----------------------
                                          Thomas H. Bilodeau

                                      SCHEDULE A

     Stockholder                                       Number of Shares
     -----------                                       ----------------

     The Jarabek Family Limited Partnership                 295,710

     Ronald J. Ferris                                       145,059

     Bradford J. Faxon                                       40,306

     Raymond H. Faxon                                        57,370

     Cindy L.J. Audette                                      13,190

     Gilbert C. Oliveira, Jr.                                12,539

     Thomas H. Bilodeau                                       9,006

                                    APPENDIX C













                            AGREEMENT AND PLAN OF MERGER

                                        AMONG

                               SOUTHERN UNION COMPANY,

                             GUS ACQUISITION CORPORATION

                                         AND

                            PROVIDENCE ENERGY CORPORATION

                            DATED AS OF NOVEMBER 15, 1999

                                                 TABLE OF CONTENTS


                                                                                                                       PAGE
                                                                                                                       ----

ARTICLE I             DEFINITIONS.........................................................................................1
     Section 1.1      Certain Defined Terms...............................................................................1
     Section 1.2      Other Defined Terms.................................................................................6

ARTICLE II            THE MERGER; OTHER TRANSACTIONS......................................................................6
     Section 2.1      The Merger..........................................................................................6
     Section 2.2      Effective Time of the Merger........................................................................7
     Section 2.3      Closing.............................................................................................7
     Section 2.4      Articles of Incorporation; Bylaws...................................................................7
     Section 2.5      Directors and Officers..............................................................................7
     Section 2.6      Other Transactions..................................................................................7
     Section 2.7      Certificate of Incorporation; Bylaws................................................................7
     Section 2.8      Directors and Officers..............................................................................7

ARTICLE III           CONVERSION OF SHARES................................................................................8
     Section 3.1      Effect of the Merger................................................................................8
     Section 3.2      Exchange of PVY Common Stock Certificates...........................................................8
     Section 3.3      PVY Options; PVY Performance Shares.................................................................9

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF SUG..............................................................10
     Section 4.1      Organization, Existence and Qualification..........................................................10
     Section 4.2      Authority Relative to this Agreement and Binding Effect............................................10
     Section 4.3      Governmental Approvals.............................................................................10
     Section 4.4      Public Utility Holding Company Status; Regulation as a Public Utility..............................11
     Section 4.5      Legal Proceedings; Orders..........................................................................11
     Section 4.6      Brokers............................................................................................11
     Section 4.7      Disclaimer of Representations and Warranties.......................................................11

ARTICLE V             REPRESENTATIONS AND WARRANTIES OF PVY..............................................................11
     Section 5.1      Organization, Existence and Qualification..........................................................11
     Section 5.2      Capitalization.....................................................................................12
     Section 5.3      Subsidiaries; Investments..........................................................................12
     Section 5.4      Authority Relative to this Agreement and Binding Effect............................................12
     Section 5.5      Governmental Approvals.............................................................................12
     Section 5.6      Public Utility Holding Company Status; Regulation as a Public Utility..............................12
     Section 5.7      Compliance with Legal Requirements; Governmental Authorizations....................................13
     Section 5.8      Legal Proceedings; Orders..........................................................................13
     Section 5.9      SEC Documents......................................................................................13
     Section 5.10     Taxes..............................................................................................14
     Section 5.11     Intellectual Property..............................................................................14
     Section 5.12     Title to Assets....................................................................................14
     Section 5.13     Indebtedness.......................................................................................14
     Section 5.14     Machinery and Equipment............................................................................14
     Section 5.15     Contracts..........................................................................................14
     Section 5.16     Insurance..........................................................................................14
     Section 5.17     Employees..........................................................................................15
     Section 5.18     Employee Benefit Plans.............................................................................15
     Section 5.19     Environmental Matters..............................................................................17
     Section 5.20     No Material Adverse Change.........................................................................17


                                                          C-ii


                                                                                                                       PAGE
                                                                                                                       ----

     Section 5.21     Brokers............................................................................................17
     Section 5.22     PVY Stock Rights Agreement.........................................................................17
     Section 5.23     Regulatory Proceedings.............................................................................17
     Section 5.24     Vote Required......................................................................................18
     Section 5.25     Opinion of Financial Advisor.......................................................................18
     Section 5.26     Disclaimer of Representations and Warranties.......................................................18

ARTICLE VI            COVENANTS..........................................................................................18
     Section 6.1      Covenants of PVY...................................................................................18
              (a)     Conduct of the Business Prior to the Closing Date..................................................18
              (b)     Customer Notifications.............................................................................20
              (c)     Access to the Acquired Companies' Offices, Properties and Records; Updating Information............20
              (d)     Governmental Approvals; Third Party Consents.......................................................21
              (e)     Dividends..........................................................................................21
              (f)     Issuance of Securities.............................................................................21
              (g)     Accounting.........................................................................................21
              (h)     No Shopping........................................................................................21
              (i)     Solicitation of Proxies............................................................................23
              (j)     PVY Shareholders' Approval.........................................................................23
              (k)     Financing Activities...............................................................................23
              (l)     PVY Disclosure Schedule............................................................................23
              (m)     Redemption of ProvGas Preferred Stock..............................................................23
              (n)     Amendment of ProvGas Indenture.....................................................................23
     Section 6.2      Covenants of SUG...................................................................................24
              (a)     Governmental Approvals; Third Party Consents.......................................................24
              (b)     Employees; Benefits................................................................................24
              (c)     WARN...............................................................................................25
              d)      Directors..........................................................................................25
              (e)     Officers of PVY Division of SUG....................................................................25
              (f)     Charitable Contributions...........................................................................26
              (g)     Corporate Offices..................................................................................26
              (h)     Collective Bargaining Agreements...................................................................26
              (i)     SUG Disclosure Schedule............................................................................26
     Section 6.3      Additional Agreements..............................................................................26
              (a)     The Proxy Statement................................................................................26
              (b)     Further Assurances.................................................................................27
              (c)     Financial Statements to be Provided................................................................27

ARTICLE VII           CONDITIONS.........................................................................................27
     Section 7.1      Conditions to SUG's Obligation to Effect the Merger................................................27
              (a)     Representations and Warranties True as of the Closing Date.........................................28
              (b)     Compliance with Agreements.........................................................................28
              (c)     Certificate........................................................................................28
              (d)     Governmental Approvals.............................................................................28
              (e)     Third Party Consents...............................................................................28
              (f)     Injunctions........................................................................................28
              (g)     Resignations.......................................................................................28
              (h)     Shareholder Approvals..............................................................................28
              (i)     Tax Good Standing..................................................................................28
              (j)     Conversion of Options..............................................................................28
     Section 7.2      Conditions to PVY's Obligations to Effect the Mergers..............................................28
              (a)     Representations and Warranties True as of the Closing Date.........................................28
              (b)     Compliance with Agreements.........................................................................29
              (c)     Certificate........................................................................................29


                                                          C-iii



                                                                                                                       PAGE
                                                                                                                       ----

              (d)     Governmental Approvals.............................................................................29
              (e)     Injunctions........................................................................................29
              (f)     Shareholder Approvals..............................................................................29

ARTICLE VIII          TERMINATION........................................................................................29
     Section 8.1      Termination Rights.................................................................................29
     Section 8.2      Effect of Termination..............................................................................30
     Section 8.3      Termination Fee; Expenses..........................................................................30
              (a)     Termination Fee....................................................................................30
              (b)     Expenses...........................................................................................30

ARTICLE IX            INDEMNIFICATION; REMEDIES..........................................................................30
     Section 9.1      Directors' and Officer's Indemnification...........................................................30
              (a)     Indemnification and Insurance......................................................................30
              (b)     Successors.........................................................................................31
              (c)     Survival of Indemnification........................................................................31
     Section 9.2      Representations and Warranties.....................................................................31

ARTICLE X             GENERAL PROVISIONS.................................................................................31
     Section 10.1     Expenses...........................................................................................31
     Section 10.2     Notices............................................................................................31
     Section 10.3     Assignment.........................................................................................32
     Section 10.4     Successor Bound....................................................................................32
     Section 10.5     Governing Law; Forum; Consent to Jurisdiction......................................................32
     Section 10.6     Waiver of Trial By Jury............................................................................32
     Section 10.7     Cooperation; Further Documents.....................................................................33
     Section 10.8     Construction of Agreement..........................................................................33
     Section 10.9     Publicity; Organizational and Operational Announcements............................................33
     Section 10.10    Waiver.............................................................................................33
     Section 10.11    Parties in Interest................................................................................33
     Section 10.12    Specific Performance...............................................................................33
     Section 10.13    Section and Paragraph Headings.....................................................................33
     Section 10.14    Amendment..........................................................................................34
     Section 10.15    Entire Agreement...................................................................................34
     Section 10.16    Counterparts.......................................................................................34

SCHEDULES:
     PVY Disclosure Schedule
     SUG Disclosure Schedule
     Schedule 6.1(n)


                         AGREEMENT AND PLAN OF MERGER


This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made as of the 15th day of November, 1999, among SOUTHERN UNION COMPANY, a Delaware corporation ("SUG"), GUS ACQUISITION CORPORATION, a Rhode Island corporation and a wholly-owned subsidiary of SUG ("Newco"), and PROVIDENCE ENERGY CORPORATION, a Rhode Island corporation ("PVY").

                                 RECITALS

WHEREAS, the Board of Directors of each of SUG, Newco and PVY has approved and deems it advisable and in the best interests of their respective shareholders to consummate the merger of Newco with and into PVY upon the terms and subject to the conditions set forth herein; and

WHEREAS, in furtherance thereof, the Board of Directors of each of SUG, Newco and PVY has approved this Agreement and the merger (the "Merger") of Newco with and into PVY, with PVY being the surviving corporation in the Merger;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, SUG, Newco and PVY hereby agree as follows:


                                 ARTICLE I

                                DEFINITIONS

SECTION 1.1 CERTAIN DEFINED TERMS. For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article I (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

     "ACQUIRED COMPANIES"--PVY and its Subsidiaries, collectively, and each, an "Acquired Company."

     "AFFILIATE"--with respect to any Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such first Person. As used in this definition, "control" (including with correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

     "APPLICABLE CONTRACT"--any Contract (a) under which any Acquired Company has any rights, (b) under which any Acquired Company has any obligation or liability, or (c) by which any Acquired Company or any of the assets owned or used by it is bound.

     "CERCLA"--the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "CLOSING DATE"--the date on which the Closing actually takes place.

     "CONTRACT"--any agreement, contract, document, instrument, obligation, promise or undertaking (whether written or oral) that is legally binding.

     "DGCL"--the Delaware General Corporation Law.

     "ENCUMBRANCE"--any charge, adverse claim, lien, mortgage, pledge, security interest or other encumbrance.

     "ENVIRONMENT"--soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

     "ENVIRONMENTAL LAW"--any applicable Legal Requirement that requires or relates to:

         (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

         (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

         (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

         (d) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances; or

         (e) making responsible parties pay private parties, or groups of them, for damages done to their health by reason of Releases of Hazardous Materials or to the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets or for damages to natural resources.

     "ERISA"--the Employee Retirement Income Security Act of 1974, as amended, or any successor law, and regulations and rules issued pursuant to that act or any successor law.

     "EXCHANGE ACT"--the Securities Exchange Act of 1934, as amended, or any successor law, and regulations and rules issued by the SEC pursuant to that act or any successor law.

     "FACILITIES"--any real property, leaseholds, or other interests currently or formerly owned or operated by any Acquired Company and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by any Acquired Company.

     "FERC"--the Federal Energy Regulatory Commission or any successor agency.

     "FINAL ORDER"--an action by the relevant Governmental Body that has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied.

     "GAAP"--generally accepted United States accounting principles, applied on a consistent basis.

     "GOVERNMENTAL AUTHORIZATION"--any approval, consent, license, franchise, certificate of public convenience and necessity, permit, waiver or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

     "GOVERNMENTAL BODY"--any:

         (a) nation, state, county, city, town, village, district or other jurisdiction of any nature;

         (b) federal, state, county, local, municipal or other government;

         (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal); or

         (d) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

     "HAZARDOUS ACTIVITY"--the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, any other act, business, operation, or thing that unreasonably increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities in any material respect.

     "HAZARDOUS MATERIALS"--any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

     "HSR ACT"--the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any successor law, and regulations and rules issued by the U.S. Department of Justice or the Federal Trade Commission pursuant to that act or any successor law.

     "IRC"--the Internal Revenue Code of 1986, as amended.

     "IRS"--the Internal Revenue Service or any successor agency.

     "KNOWLEDGE"--an individual will be deemed to have "Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as a director or officer of such Person or any material Subsidiary of it or other employee listed in Section 1.1 of the PVY Disclosure Schedule has actual knowledge of such fact or other matter.

     "LEGAL REQUIREMENT"--any federal, state, county, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, rule, tariff, franchise agreement, statute or treaty.

     "MATERIAL CONTRACT"--a Contract involving a total commitment by or to any party thereto of at least $125,000 on an annual basis or at least $500,000 on its remaining term which cannot be terminated on less than sixty (60) days' notice, without penalty or additional cost to the Acquired Company as the terminating party.

     "ORDER"--any award, decision, decree, injunction, judgment, order, writ, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

     "ORDINARY COURSE OF BUSINESS"--an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

         (a) such action and authorization therefor is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; and

         (b) such action is not required by law to be authorized by the board of directors (or similar authority) of such Person or of such Person's parent company (if any).

     "ORGANIZATIONAL DOCUMENTS"--(a) the articles or certificate of incorporation or organization and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the certificate of formation and the members, operating or similar agreement of a limited liability company; (e) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person; and
     (f) any amendment to any of the foregoing.

     "PBGC"--the Pension Benefit Guaranty Corporation.

     "PERSON"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, organized group of persons, entity of any other type, or Governmental Body.

     "PROCEEDING"--any action, arbitration, hearing, litigation or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     "PROVGAS PREFERRED STOCK"--the 8.70% redeemable cumulative preferred stock, par value $100.00 per share, of ProvGas.

     "PUHCA"--the Public Utility Holding Company Act of 1935, as amended, or any successor law, and regulations and rules issued by the SEC pursuant to that act or any successor law.

     "PVY AUDITED FINANCIALS"--the PVY Balance Sheet, the audited consolidated statement of income of the Acquired Companies for the year ended September 30, 1999, the audited consolidated statement of cash flows of the Acquired Companies for the year ended September 30, 1999, the consolidated statements of capitalization of the Acquired Companies at September 30, 1999, the consolidated statements of changes in common stockholders' investment of the Acquired Companies for the year ended September 30, 1999 (in each case, including the notes thereto), collectively.

     "PVY BALANCE SHEET"--the audited consolidated balance sheet of the Acquired Companies at September 30, 1999 (including the notes thereto), provided by PVY to SUG as part of the PVY Financial Statements.

     "PVY BENEFIT PLANS"--all employee retirement, welfare, stock option, stock ownership, deferred compensation, bonus or other benefit plans, agreements, practices, policies, programs, or arrangements, that are applicable to any employee, director or consultant of the Acquired Companies or maintained by or contributed to by any of the Acquired Companies.

     "PVY COMMON STOCK"--the common stock, par value $1.00 per share, of PVY.

     "PVY DISCLOSURE SCHEDULE"--the disclosure schedule delivered by PVY to SUG concurrently with the execution and delivery of this Agreement.

     "PVY MATERIAL ADVERSE EFFECT"--a material adverse effect (i) on the business, financial condition or results of operations of PVY and its Subsidiaries, taken as a whole, or (ii) on the ability of PVY and its Subsidiaries to consummate the Mergers in accordance with this Agreement.

     "PVY PEIP"--the Providence Energy Corporation 1992 Performance and Equity Incentive Plan.

     "PVY PERFORMANCE SHARE"--a phantom share awarded under and subject to the terms of the PVY Performance Share Plan and having a value equal to the fair market value of a share of PVY Common Stock.

     "PVY PERFORMANCE SHARE PLAN"--the Providence Energy Corporation Performance Share Plan.

     "PVY PERMITTED LIENS"--Encumbrances securing Taxes, assessments, governmental charges or levies, or the claims of materialmen, mechanics, carriers and like persons, all of which are not yet due and payable or which are being contested in good faith; Encumbrances (other than any Encumbrance imposed by ERISA) incurred on deposits made in the Ordinary Course of Business in connection with worker's compensation, unemployment insurance or other types of social security; the Encumbrances created by and the Encumbrances permitted under the Indenture dated as of January 1, 1922 between ProvGas and State Street Bank and Trust Company (successor to Rhode Island Hospital Trust Company), as Trustee, as amended or supplemented from time to time (the "ProvGas Indenture"); in the case of leased real property, Encumbrances (not attributable to an Acquired Company as lessee) affecting the landlord's (and any underlying landlord's) interest in any leased real property; Encumbrances in respect of judgments or awards with respect to which PVY or one of its Subsidiaries shall in good faith currently be prosecuting an appeal or other proceeding for review and with respect to which PVY or such Subsidiary shall have secured a stay of execution pending such appeal or such proceeding for review; PROVIDED that PVY or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and such other Encumbrances which are not, individually or in the aggregate, reasonably likely to have a PVY Material Adverse Effect.

     "PVY RESTRICTED STOCK"--the shares of PVY Common Stock granted under and subject to the terms of the PVY PEIP.

     "RELATED DOCUMENTS"--any Contract provided for in this Agreement to be entered into by one or more of the parties hereto or their respective Subsidiaries in connection with the Mergers.

     "RELEASE"--any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

     "REPRESENTATIVE"--with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

     "RIBCA"--the Rhode Island Business Corporation Act.

     "SEC"--the United States Securities and Exchange Commission or any successor agency.

     "SECURITIES ACT"--the Securities Act of 1933, as amended, or any successor law, and regulations and rules issued by the SEC pursuant to that act or any successor law.

     "SUBSIDIARY"--with respect to any Person (the "Owner"), any Person of which securities or other interests having the power to elect a majority of that other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of PVY.

     "SUG DISCLOSURE SCHEDULE"--the disclosure schedule delivered by SUG to PVY concurrently with the execution and delivery of this Agreement.

     "SUG MATERIAL ADVERSE EFFECT"--a material adverse effect (i) on the business, financial condition or results of operations of SUG and its Subsidiaries, taken as a whole, or (ii) on the ability of SUG and Newco to consummate the Mergers in accordance with this Agreement.

     "RELATED DOCUMENTS"--any Contract provided for in this Agreement to be entered into by one or more of the parties hereto or their respective Subsidiaries in connection with the Mergers.

     "TAX"--any tax (including any income tax, capital gains tax, value-added tax, sales and use tax, transfer tax, franchise tax, payroll tax, withholding tax or property tax), levy, assessment, tariff, duty (including any customs duty), deficiency, franchise fee or payment, payroll tax, utility tax, gross receipts tax or other fee or payment, and any related charge or amount (including any fine, penalty, interest or addition to tax), imposed, assessed or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency or fee.

     "TAX RETURN"--any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax, including any amendment thereto.

     "THREATENED"--a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing) or if any other event has occurred or any other circumstance exists, that would lead a director or officer of a comparable gas distribution company to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken or otherwise pursued in the future.

SECTION 1.2 OTHER DEFINED TERMS. In addition to the terms defined in Section 1.1, certain other terms are defined elsewhere in this Agreement as indicated below and, whenever such terms are used in this Agreement, they shall have their respective defined meanings.



     TERM                                   SECTION
     ----                                   -------
     Acquired Company Option Plans          3.3
     Agreement                              Introductory Paragraph
     Attleboro                              2.6
     Attleboro Merger                       2.6
     Business Combination                   6.1(h)(4)
     Certificates                           3.2(b)
     Closing                                2.3
     Confidentiality Agreement              6.1(c)(1)
     Effective Time                         2.2
     Employees                              6.2(b)
     Final Surviving Corporation            2.6
     Indemnified Parties                    9.1(a)
     Initial Termination Date               8.1(i)
     MBCL                                   2.6
     Merger                                 Recitals
     Merger Consideration                   3.1(a)
     Mergers                                2.6
     Newco                                  Introductory Paragraph
     Owner                                  1.1
     Paying Agent                           3.2(a)
     ProvGas                                2.6
     ProvGas Indenture                      1.1
     ProvGas Merger                         2.6
     Proxy Statement                        6.3(a)
     PVY                                    Introductory Paragraph
     PVY Commonly Controlled Entity         5.18(a)(4)
     PVY Financial Statements               5.9
     PVY Meeting                            6.1(j)(1)
     PVY Merger                             2.6
     PVY Options                            3.3
     PVY Rights                             3.1(a)
     PVY SEC Documents                      5.9
     PVY Shareholders' Approval             5.24
     PVY Stock Rights Agreements            3.1(a)
     SUG                                    Introductory Paragraph
     Superior Proposal                      6.1(h)(4)
     Surviving Corporation                  2.1
     Third Party Beneficiary                10.11
     WARN                                   6.2(c)


                               ARTICLE II

                      THE MERGER; OTHER TRANSACTIONS

SECTION 2.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, Newco will be merged with and into PVY in accordance with the laws of the State of Rhode Island. As a result of the Merger, the separate corporate existence of Newco shall cease and PVY will be the surviving corporation in the Merger (the "Surviving Corporation") and will continue its corporate existence under the laws of the State of Rhode Island. The Merger will have the effect as provided in the applicable provisions of the RIBCA. Without limiting the generality of the foregoing, upon the Merger, all the property, rights, privileges, immunities, powers and franchises of Newco and PVY will vest in the Surviving Corporation and all obligations, duties, debts and liabilities of PVY and Newco will be the obligations, duties, debts and liabilities of the Surviving Corporation.

SECTION 2.2 EFFECTIVE TIME OF THE MERGER. On the Closing Date, with respect to the Merger, a duly executed Articles of Merger complying with the requirements of the RIBCA will be filed with the Secretary of State of the State of Rhode Island. The Merger will become effective upon the issuance of a certificate of merger by the Secretary of State of the State of Rhode Island (the "Effective Time").

SECTION 2.3 CLOSING. Unless this Agreement has been terminated and the transactions contemplated herein have been abandoned pursuant to Article VIII hereof, the closing of the transactions contemplated by this Agreement (the "Closing") will take place at 10:00 a.m., Eastern Time, on the Closing Date to be specified by the parties, which shall be no later than the tenth business day after satisfaction or, if permissible, waiver of all of the conditions set forth in Article VII hereof (other than Sections 7.1(a), 7.1(b), 7.1(c), 7.1(f), 7.1(g), 7.2(a), 7.2(b), 7.2(c) and 7.2(e), which shall be satisfied or waived on the Closing Date) at the offices of Hughes Hubbard & Reed LLP, New York, counsel to SUG, unless another date or place is agreed to in writing by the parties hereto.

SECTION 2.4 ARTICLES OF INCORPORATION; BYLAWS. Pursuant to the Merger, (i) the Articles of Incorporation of the Surviving Corporation shall be amended and restated at and as of the Effective Time to be identical to the Articles of Incorporation of Newco, as in effect immediately prior to the Effective Time, until thereafter amended as provided by law, except that Article 1 of the Articles of Incorporation shall be changed so that the name of the Surviving Corporation shall be Providence Energy Corporation and (ii) the Bylaws of the Surviving Corporation shall be amended and restated at and as of the Effective Time to be identical to the Bylaws of Newco, as in effect immediately prior to the Effective Time, until thereafter amended as provided by law, except that the Bylaws shall be changed so that the name of the Surviving Corporation shall be Providence Energy Corporation.

SECTION 2.5 DIRECTORS AND OFFICERS. The directors and officers of PVY immediately prior to the Effective Time will be the directors and officers of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.

SECTION 2.6 OTHER TRANSACTIONS. Immediately after the Effective Time, PVY shall adopt an agreement and plan of merger pursuant to which North Attleboro Gas Company ("Attleboro"), a wholly-owned subsidiary of PVY, shall merge with and into PVY on the Closing Date, with PVY being the surviving corporation, by complying with the requirements of the Massachusetts Business Corporation Law ("MBCL") and the RIBCA (the "Attleboro Merger"). Immediately following the consummation of the Attleboro Merger, PVY shall adopt an agreement and plan of merger pursuant to which Providence Gas Company ("ProvGas"), a wholly-owned Subsidiary of PVY, shall merge with and into PVY on the Closing Date, with PVY being the surviving corporation, by complying with the requirements of the RIBCA (the "ProvGas Merger"). Immediately following the consummation of the ProvGas Merger, SUG shall adopt an agreement and plan of merger pursuant to which PVY shall merge with and into SUG on the Closing Date, with SUG being the surviving corporation (the "Final Surviving Corporation"), by complying with the requirements of the RIBCA and the DGCL (the "PVY Merger"). The Merger, the ProvGas Merger, the Attleboro Merger and the PVY Merger shall hereinafter be referred to collectively as the "Mergers."

SECTION 2.7 CERTIFICATE OF INCORPORATION; BYLAWS. Pursuant to the PVY Merger, the Restated Certificate of Incorporation of SUG, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Final Surviving Corporation until thereafter amended as provided by law and
(ii) the Bylaws of SUG as in effect immediately prior to the Effective Time, shall be the Bylaws of the Final Surviving Corporation until thereafter amended as provided by law.

SECTION 2.8 DIRECTORS AND OFFICERS. The directors and officers of SUG immediately prior to the Effective Time will be the directors and officers of SUG after consummation of the PVY Merger, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Final Surviving Corporation; provided that, immediately after the consummation of the Merger, the Chief Executive Officer of PVY immediately prior to the Effective Time will be elected or appointed as a member of the Board of Directors of SUG.

                              ARTICLE III
                          CONVERSION OF SHARES

SECTION 3.1 EFFECT OF THE MERGER. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of PVY Common Stock and/or any shares of PVY Restricted Stock, all of which shall become fully vested immediately prior to the Effective Time:

    (a) Each issued and outstanding share of PVY Common Stock (which shall be deemed to include (i) each issued and outstanding share of PVY Restricted Stock and (ii) each related associated stock purchase right (collectively, the "PVY Rights") issued pursuant to the Stock Rights Agreement, dated as of July 23, 1998 between PVY and The Bank of New York, as Rights Agent (the "PVY Stock Rights Agreement"), which will be terminated at the Effective Time (any reference in this Agreement to PVY Common Stock will be deemed to include the associated PVY Rights and all PVY Restricted Stock)), will be converted into the right of each holder thereof to receive $42.50 in cash (the "Merger Consideration").

    (b) Each holder of PVY Common Stock shall surrender all such holder's certificates formerly representing ownership of PVY Common Stock in the manner provided in Section 3.2. All such shares of PVY Common Stock, when so converted, shall no longer be outstanding and shall be canceled and automatically converted into the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with Section 3.2. Any payment made pursuant to this Section
        3.1 shall be made net of applicable withholding taxes to the extent such withholding is required by law.

    (c) Notwithstanding any provision of this Agreement to the contrary, each share of PVY Common Stock held in the treasury of PVY immediately prior to the Effective Time shall be canceled and extinguished without conversion thereof.

    (d) Each share of common stock, par value $1.00 per share, of Newco issued and outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock, par value $1.00 per share, of the Surviving Corporation.

SECTION 3.2   EXCHANGE OF PVY COMMON STOCK CERTIFICATES.

    (a) SUG's registrar and transfer agent, or such other bank or trust company which has a net capital of not less than $100,000,000, as may be selected by SUG and be reasonably acceptable to PVY, will act as paying agent ("Paying Agent") for the holders of PVY Common Stock in connection with the Merger, pursuant to an agreement providing for the matters set forth in this Section 3.2 and such other matters as may be appropriate and the terms of which shall be reasonably satisfactory to SUG and PVY, to receive the consideration to which holders of PVY Common Stock become entitled pursuant to Section 3.1. Contemporaneous with the Effective Time, SUG will deposit in trust with the Paying Agent, for the benefit of holders of PVY Common Stock, the cash necessary to pay the aggregate Merger Consideration as contemplated by
        Section 3.1(a) with respect to each share of PVY Common Stock.

    (b) At the Effective Time of the Merger, SUG will irrevocably instruct the Paying Agent to promptly, and in any event not later than eight (8) business days following the Effective Time, mail (and to make available for collection by hand) to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of PVY Common Stock (the "Certificates"), whose shares of PVY Common Stock were converted pursuant to Section 3.1(a) into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as SUG may reasonably specify) and
        (ii) instructions (which shall provide that at the election of the surrendering holder Certificates may be surrendered, and payment therefor collected, by hand delivery) for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by SUG, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each share of PVY Common Stock formerly represented by such Certificate, to be mailed

        (or made available for collection by hand if so elected by the surrendering holder) within eight (8) business days of receipt thereof, and the Certificate so surrendered shall forthwith be canceled. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of SUG that such Tax either has been paid or is not applicable. Until surrendered as contemplated by this
        Section 3.2, each Certificate (other than Certificates representing PVY Common Stock held by SUG) shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by this Section 3.2.

    (c) The Paying Agent shall invest the funds representing the aggregate Merger Consideration, as directed by SUG, in (i) direct obligations of the United States of America (ii) obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest or (iii) commercial paper rated the highest quality by either Moody's Investors Service, Inc. or Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.; PROVIDED, HOWEVER, that, notwithstanding anything to the contrary in this Agreement, if the Paying Agent is not able or refuses to so invest such funds, SUG may deposit such funds in trust with another bank or trust company which has a net capital of not less than $100,000,000, as may be selected by SUG and be reasonably acceptable to PVY, so long as the Paying Agent is allowed to draw on such funds to the extent required to pay the Merger Consideration. Any net earnings with respect to such funds shall be the property of and paid over to SUG as and when requested by SUG.

    (d) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof as determined in accordance with this Article III; PROVIDED, HOWEVER, that the Person to whom the Merger Consideration is paid shall, if required by SUG, as a condition precedent to the payment thereof, give the Paying Agent a bond in such sum as it may ordinarily require and indemnify SUG in a manner satisfactory to it against any claim that may be made against SUG with respect to the Certificate claimed to have been lost, stolen or destroyed.

    (e) After the Effective Time, the stock transfer books of PVY shall be closed and there shall be no transfers on the stock transfer books of the Surviving Corporation of shares of PVY Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to SUG, they shall be canceled and exchanged for the Merger Consideration as provided in this
        Article III.

    (f) Any portion of the funds held by the Paying Agent that remain undistributed to the former shareholders of PVY for eighteen (18) months after the Effective Time shall be delivered by the Paying Agent, which shall thereafter act as the Paying Agent, and any former shareholders of PVY who have not complied with this Article III prior to eighteen (18) months after the Effective Time shall thereafter look only as a general creditor to SUG for payment of their claim for the Merger Consideration.

    (g) Neither the Surviving Corporation nor SUG shall be liable to any holder of PVY Common Stock for Merger Consideration delivered to a public official pursuant to any applicable abandonment, escheat or similar law. Any amounts remaining unclaimed by holders of any such shares of PVY Common Stock five years after the Effective Time (or such earlier date immediately prior to the time at which such amounts would otherwise escheat to or become property of any Governmental Body) shall, to the extent permitted by applicable law, become the property of SUG, free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

SECTION 3.3   PVY OPTIONS; PVY PERFORMANCE SHARES.

    (a) Each outstanding option to purchase shares of PVY Common Stock or other similar interest (collectively, the "PVY Options") granted under any stock option plans or under any other plan or arrangement of any Acquired Company (the "Acquired Company Option Plans"), together with the applicable exercise prices, are disclosed in Section 3.3(a) of the PVY Disclosure Schedule. Each PVY Option that is outstanding at the Effective Time shall be deemed fully vested and shall be converted at the Effective Time into a right to receive in respect thereof a cash payment in an amount equal to the product of (x) the amount by which (i) the Merger Consideration exceeds (ii) the exercise price of such PVY Option (if less than (i)) and (y) the number of shares of PVY Common Stock subject thereto. Such cash payment (net of applicable withholding taxes) shall be made on the Closing Date or as promptly thereafter as reasonably practicable.

    (b) Each outstanding award of PVY Performance Shares as determined pursuant to the PVY Performance Share Plan, is disclosed in Section 3.3(b) of the PVY Disclosure Schedule. Copies of the PVY Performance Share Plan and the agreements entered into pursuant to the PVY Performance Share Plan, which set forth the applicable performance measures and target opportunities, have been provided to SUG prior to the date of this Agreement. In accordance with the terms of the PVY Performance Share Plan, the target opportunities for each outstanding award of PVY Performance Shares outstanding at the Effective Time shall be deemed fully earned for the entire "Performance Periods" (as such term is defined in the PVY Performance Share Plan). Each PVY Performance Share outstanding at the Effective Time shall be canceled and automatically converted into a right to receive a cash payment in an amount equal to the Merger Consideration. Any payment made pursuant to this Section 3.3(b) shall be made net of applicable withholding taxes to the extent such withholding is required by law, and shall be made on the Closing Date or as promptly thereafter as reasonably practicable.


                              ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF SUG

SUG, as to SUG and Newco, represents and warrants to PVY that:

SECTION 4.1 ORGANIZATION, EXISTENCE AND QUALIFICATION. SUG is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware, with full corporate power and authority, and has been duly authorized by all necessary approvals and orders of the Florida, Missouri, Pennsylvania and Texas regulatory authorities and the Federal Energy Regulatory Commission (the "FERC"), to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, to perform its obligations under all Contracts to which it is a party, and to execute and deliver this Agreement. Newco is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Rhode Island, with full corporate power and authority, to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, to perform its obligations under all Contracts to which it is a party, and to execute and deliver this Agreement. Each of SUG and Newco is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the business conducted by it, requires such qualification as a foreign corporation except for such failures to be so qualified or in good standing as are not, individually or in the aggregate, reasonably likely to have a SUG Material Adverse Effect.

SECTION 4.2 AUTHORITY RELATIVE TO THIS AGREEMENT AND BINDING EFFECT. The execution, delivery and performance of this Agreement and the Related Documents by each of SUG and Newco have been duly authorized by all requisite corporate action. The execution, delivery and performance of this Agreement and the Related Documents by SUG and Newco will not result in a violation or breach of any term or provision of, or constitute a default, or require a consent, approval or notification, or accelerate the performance required under, the Organizational Documents of SUG or Newco, as the case may be, any indenture, mortgage, deed of trust, security agreement, loan agreement, or other Contract to which SUG or Newco is a party or by which its assets are bound, or violate any Order, with such exceptions as are not, individually or in the aggregate, reasonably likely to have a SUG Material Adverse Effect. This Agreement constitutes and the Related Documents to be executed by SUG and Newco when executed and delivered will constitute valid and legally binding obligations of SUG and Newco, enforceable against SUG and Newco in accordance with their terms, except as enforceability may be limited by (i) bankruptcy or similar laws from time to time in effect affecting the enforcement of creditors' rights generally or (ii) the availability of equitable remedies generally.

SECTION 4.3 GOVERNMENTAL APPROVALS. Except as set forth in Section 4.3 of the SUG Disclosure Schedule and as required by the HSR Act, as of the date of this Agreement, no approval or authorization of any Governmental Body with respect to performance under this Agreement or the Related Documents by SUG and Newco is required to be obtained by SUG and

Newco in connection with the execution and delivery by SUG and Newco of this Agreement or the Related Documents or the consummation by SUG and Newco of the transactions contemplated hereby or thereby, the failure to obtain which are, individually or in the aggregate, reasonably likely to have a SUG Material Adverse Effect.

SECTION 4.4 PUBLIC UTILITY HOLDING COMPANY STATUS; REGULATION AS A PUBLIC UTILITY. SUG is a "gas utility company" and a "public utility company" (as such terms are defined in PUHCA). SUG indirectly owns a minority interest in a "foreign utility company" (as such term is defined in PUHCA) that is exempt from, and is deemed not to be a public utility company for purposes of, PUHCA pursuant to Section 33 thereof with respect to which SUG has filed with the SEC a Form U-57 notification of foreign utility company status. Except as stated above in this Section 4.4 and with respect to their relationship with SUG, neither SUG nor any of its Subsidiaries is a "holding company," a "subsidiary company," a "public utility company" or an "affiliate" of a "public utility company," or a "holding company" within the meaning of such terms in PUHCA. As of the date of this Agreement, SUG is subject to regulation as a public utility or public service company (or similar designation) in the states of Florida, Missouri, Texas and Pennsylvania. Except as stated in the preceding sentence, as of the date of this Agreement, neither SUG nor its "affiliates" (as such term is defined in PUHCA) are subject to regulation as a public utility or public service company (or similar designation) in any other state.

SECTION 4.5 LEGAL PROCEEDINGS; ORDERS. Except as specifically described in a report, schedule, registration statement or definitive proxy statement filed by SUG with the SEC since September 1, 1999 and delivered to PVY prior to the date of this Agreement, as of the date of this Agreement, there is no pending Proceeding that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, the Mergers or any of the transactions contemplated hereby.

SECTION 4.6 BROKERS. Neither SUG nor Newco is a party to, or in any way obligated under any Contract, and there are no outstanding claims against SUG or Newco, for the payment of any broker's or finder's fees in connection with the origin, negotiation, execution or performance of this Agreement.

SECTION 4.7 DISCLAIMER OF REPRESENTATIONS AND WARRANTIES. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE IV, SUG MAKES NO OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AND SUG HEREBY DISCLAIMS ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES, WHETHER BY SUG, ANY SUBSIDIARY OF SUG, OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES, OR ANY OTHER PERSON, WITH RESPECT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO PVY OR ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES, OR ANY OTHER PERSON, OF ANY DOCUMENTATION OR OTHER INFORMATION BY SUG, ANY SUBSIDIARY OF SUG, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES, OR ANY OTHER PERSON, WITH RESPECT TO ANY OF THE FOREGOING.

                              ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF PVY

PVY, as to the Acquired Companies, represents and warrants to SUG as follows:

SECTION 5.1   ORGANIZATION, EXISTENCE AND QUALIFICATION.

    (a) Each Acquired Company is a corporation duly incorporated, validly existing, and in good standing under the laws of its state of incorporation, with full corporate power and authority and has been duly authorized by all necessary approvals and orders of the Rhode Island, Massachusetts and all other relevant state regulatory authorities and the FERC to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. Section 5.1(a) of the PVY Disclosure Schedule sets forth the name of each Acquired Company, the state or jurisdiction of its incorporation or organization, and for each state or jurisdiction where such Acquired Company is duly qualified as a foreign corporation. Each Acquired Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the business conducted by it, requires such qualification as a foreign corporation except for such failures to be so qualified or in good standing as are not, individually or in the aggregate, reasonably likely to have a PVY Material Adverse Effect.

    (b) PVY has delivered to SUG copies of the Organizational Documents, as currently in effect, of each Acquired Company.

SECTION 5.2 CAPITALIZATION. The capital stock of PVY consists of 20,000,000 shares of PVY Common Stock, of which 6,096,485 shares were issued and outstanding on October 31, 1999. Such shares include 28,620 shares of PVY Restricted Stock. ProvGas is authorized to issue 80,000 shares of ProvGas Preferred Stock, of which 32,000 shares were issued and outstanding on October 31, 1999. The issued and outstanding shares of PVY Common Stock and ProvGas Preferred Stock have been validly issued and are fully paid and nonassessable. Except as specifically described in the PVY SEC Documents delivered to SUG prior to the date of this Agreement or as set forth in Section 3.3(a) of the PVY Disclosure Schedule, no shares of PVY Common Stock or ProvGas Preferred Stock are held, in treasury or otherwise, by PVY or any of its Subsidiaries and there are no outstanding (i) securities convertible into PVY Common Stock, ProvGas Preferred Stock or other capital stock of PVY or any of its Subsidiaries, (ii) warrants or options to purchase PVY Common Stock or other securities of PVY or any of its Subsidiaries or (iii) other commitments to issue shares of PVY Common Stock, ProvGas Preferred Stock or other securities of PVY or any of its Subsidiaries. There are no voting trusts, proxies or other agreements, commitments or understandings of any character to which PVY or any of its Subsidiaries is a party or by which PVY or any of its Subsidiaries is bound with respect to the voting of any shares of capital stock of PVY or with respect to the registration of the offering, sale or delivery of any shares of capital stock of PVY under the Securities Act or otherwise.

SECTION 5.3 SUBSIDIARIES; INVESTMENTS. Except as set forth in Section 5.3 of the PVY Disclosure Schedule, PVY has no Subsidiaries or investments in any Person (except for marketable securities disclosed to SUG prior to the date of this Agreement) and, except for the issued and outstanding ProvGas Preferred Stock, PVY is the registered owner and holder of all of the issued and outstanding shares of capital stock of its Subsidiaries and has good title to such shares. The outstanding capital stock of each Subsidiary has been duly authorized, validly issued and is fully paid and nonassessable. All such capital stock owned by any Acquired Company is free and clear of any Encumbrance (except for any Encumbrance disclosed in the PVY SEC Documents delivered to SUG prior to the date of this Agreement, or created or incurred by this Agreement in favor of SUG, or imposed by federal or state securities laws).

SECTION 5.4 AUTHORITY RELATIVE TO THIS AGREEMENT AND BINDING EFFECT. The execution, delivery and performance of this Agreement and the Related Documents by PVY have been duly authorized by all requisite corporate action, except, as of the date of this Agreement, for the PVY Shareholders' Approval. Except as set forth in Section 5.4 of the PVY Disclosure Schedule, the execution, delivery and performance of this Agreement and the Related Documents by PVY will not require a consent, approval or notification, will not result in a violation or breach of any term or provision of, or constitute a default or accelerate the performance required under, the Organizational Documents of any of the Acquired Companies, any indenture, mortgage, deed of trust, security agreement, loan agreement, or other Applicable Contract to which any of the Acquired Companies is a party or by which its assets are bound, or violate any Order, with such exceptions as are not, individually or in the aggregate, reasonably likely to have a PVY Material Adverse Effect. This Agreement constitutes and the Related Documents to be executed by any of the Acquired Companies when executed and delivered will constitute valid and legally binding obligations of such Acquired Company, enforceable against such Acquired Company in accordance with their terms, except as enforceability may be limited by (i) bankruptcy or similar laws from time to time in effect affecting the enforcement of creditors' rights generally or (ii) the availability of equitable remedies generally.

SECTION 5.5 GOVERNMENTAL APPROVALS. Except as set forth in Section 5.5 of the PVY Disclosure Schedule and as required by the HSR Act, no approval or authorization of any Governmental Body with respect to performance under this Agreement or the Related Documents by any Acquired Company is required to be obtained by any Acquired Company in connection with the execution and delivery by PVY of this Agreement or the Related Documents or the consummation by the Acquired Companies of the transactions contemplated hereby or thereby, the failure to obtain which are, individually or in the aggregate, reasonably likely to have a PVY Material Adverse Effect.

SECTION 5.6 PUBLIC UTILITY HOLDING COMPANY STATUS; REGULATION AS A PUBLIC UTILITY. PVY is a "holding company" (as such term is defined in PUHCA) exempt from all provisions of PUHCA (except Section 9(a)(2) thereof) pursuant to
Section 3(a) of PUHCA, and has received no adverse notice from the SEC with respect to the validity of its exempt status.

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

ProvGas and Attleboro are both "public utility companies" (as such term is defined in PUHCA). Each of ProvGas and Attleboro is a "subsidiary company" of PVY, and an "affiliate" of the other and of PVY (as such terms are defined in PUHCA). Except as set forth above in this Section 5.6 and with respect to their relationship to PVY, ProvGas and Attleboro, none of the Acquired Companies is a "holding company," a "subsidiary company," a "public utility company," or an "affiliate" of a "public utility company" or a "holding company," as such terms are defined in PUHCA. ProvGas is subject to regulation as a public utility or public service company (or similar designation) in the state of Rhode Island and Attleboro is subject to regulation as a public utility or public service company (or similar designation) in the state of Massachusetts. Except as stated in the preceding sentence, neither PVY and nor its "affiliates" (as such term is defined in PUHCA) are subject to regulation as a public utility or public service company (or similar designation) in any other state.

SECTION 5.7   COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS.

    (a) Except as set forth in Section 5.7(a) of the PVY Disclosure Schedule or as specifically described in the PVY SEC Documents delivered to SUG prior to the date of this Agreement, and subject to Section 5.19 of this Agreement, to the Knowledge of any Acquired Company, no Acquired Company is in violation of any Legal Requirement that is applicable to it, to the conduct or operation of its business, or to the ownership or use of any of its assets, other than such violations, if any, which are not, individually or in the aggregate, reasonably likely to have a PVY Material Adverse Effect.

    (b) The PVY SEC Documents delivered to SUG prior to the date of this Agreement accurately describe all material regulation of each Acquired Company that relates to the utility business of any Acquired Company. Except as set forth on Section 5.7(a) of the PVY Disclosure Schedule, each Acquired Company has and is in material compliance with all material Governmental Authorizations necessary to conduct its business and to own, operate and use all of its assets as currently conducted.

SECTION 5.8 LEGAL PROCEEDINGS; ORDERS. Except as set forth in Section 5.8 of the PVY Disclosure Schedule or as specifically described in the PVY SEC Documents delivered to SUG prior to the date of this Agreement, there is no pending Proceeding:

    (1) that has been commenced by or against, or that otherwise relates to, any Acquired Company that is reasonably likely to have a PVY Material Adverse Effect; or

    (2) as of the date of this Agreement, that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, the Mergers or any of the transactions contemplated hereby.

To the Knowledge of PVY, except as set forth in Section 5.8 of the PVY Disclosure Schedule, as of the date of this Agreement, no such Proceedings, audits or investigations have been Threatened that are, individually or in the aggregate, reasonably likely to have a PVY Material Adverse Effect. As of the date of this Agreement, none of the Acquired Companies is subject to any Orders that are, individually or in the aggregate, reasonably likely to have a PVY Material Adverse Effect.

SECTION 5.9 SEC DOCUMENTS. PVY has made (and, with respect to such documents filed after the date hereof through the Closing Date, will make) available to SUG a true and complete copy of (i) each report, schedule, registration statement (other than on Form S-8), and definitive proxy statement filed by PVY or ProvGas with the SEC since September 30, 1998 through the Closing Date in substantially the form filed with the SEC (the "PVY SEC Documents") and
(ii) the PVY Audited Financials. As of their respective dates, the PVY SEC Documents, including without limitation any financial statements or schedules included therein, complied (or will comply), in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such PVY SEC Documents, and did not (or will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of PVY and ProvGas included in the PVY SEC Documents and the PVY Audited Financials (collectively, the "PVY Financial Statements") were (or will be) prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q) and fairly present (or will fairly present) in all material respects the financial position of PVY and its Subsidiaries, or ProvGas, as the case may be, as of the respective dates thereof or the results of operations and cash flows for the respective periods then ended, as the case may be, subject, in the case of unaudited interim financial statements, to normal adjustments which are not material in the aggregate.

SECTION 5.10 TAXES. Except as set forth in Section 5.10 of the PVY Disclosure Schedule:

    (a) The Acquired Companies have timely filed all United States federal, state and local income Tax Returns required to be filed by or with respect to them or requests for extensions to file such Tax Returns have been timely filed, granted and have not expired, and the Acquired Companies have timely paid and discharged all Taxes due in connection with or with respect to the periods or transactions covered by such Tax Returns and have paid all other Taxes as are due or made adequate provision therefor in accordance with GAAP except where failures to so file, pay or discharge are not, individually or in the aggregate, reasonably likely to have a PVY Material Adverse Effect. There are no pending audits or other examinations relating to any Tax matters. There are no Tax liens on any assets of the Acquired Companies. As of the date of this Agreement, none of the Acquired Companies has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. The accruals and reserves (including deferred taxes) reflected in the PVY Balance Sheet are in all material respects adequate to cover all material Taxes accruable through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with GAAP.

    (b) None of the Acquired Companies is obligated under any Applicable Contract with respect to industrial development bonds or other obligations with respect to which the excludability from gross income of the holder for federal or state income tax purposes could be affected by the Merger or any of the transactions contemplated by this Agreement.

SECTION 5.11 INTELLECTUAL PROPERTY. Except as set forth in Section 5.11 of the PVY Disclosure Schedule, no Acquired Company has any Knowledge of (i) any infringement or claimed infringement by any Acquired Company of any patent rights or copyrights of others or (ii) any infringement of the patent or patent license rights, trademarks or copyrights owned by or under license to any Acquired Company, except for any such infringements of the type described in clause (i) or (ii) that are not, individually or in the aggregate, reasonably likely to have a PVY Material Adverse Effect.

SECTION 5.12 TITLE TO ASSETS. Except (i) as specifically described in the PVY SEC Documents delivered to SUG prior to the date of this Agreement, (ii) as set forth in Section 5.19 of this Agreement or (iii) as set forth in Section
5.19 of the PVY Disclosure Schedule, none of the Acquired Companies' assets are subject to any Encumbrance other than PVY Permitted Liens.

SECTION 5.13 INDEBTEDNESS. All outstanding principal amounts of indebtedness for borrowed money of the Acquired Companies as of October 30, 1999 are set forth in Section 5.13 of the PVY Disclosure Schedule.

SECTION 5.14 MACHINERY AND EQUIPMENT. Except for normal wear and tear, and with such other exceptions as are not, individually or in the aggregate, reasonably likely to have a PVY Material Adverse Effect, the machinery and equipment of the Acquired Companies necessary for the conduct by the Acquired Companies of their respective businesses as presently conducted are in operating condition and in a state of reasonable maintenance and repair.

SECTION 5.15 CONTRACTS. Set forth in Section 5.15(a) of the PVY Disclosure
Schedule is a list as the date hereof of all Applicable Contracts which are Material Contracts. Except as described in Section 5.15(b) of the PVY Disclosure Schedule or as specifically described in the PVY SEC Documents delivered to SUG prior to the date of this Agreement, and with such exceptions as are not, individually or in the aggregate, reasonably likely to have a PVY Material Adverse Effect, all Applicable Contracts of the Acquired Companies are in full force and effect and no Acquired Company nor, to the Knowledge of PVY, any other party thereto is in default thereunder nor has any event occurred or is any event occurring that with notice or the passage of time or otherwise, is reasonably likely to give rise to an event of default thereunder by any party thereto.

SECTION 5.16 INSURANCE. Section 5.16(a) of the PVY Disclosure Schedule sets forth a list of all policies of insurance held by the Acquired Companies as of the date of this Agreement. Except as set forth in Section 5.16(b) of the PVY Disclosure Schedule, since September 30, 1994, the assets and the business of the Acquired Companies have been continuously insured with what PVY reasonably believes are reputable insurers against all risks and in such amounts normally insured against by companies of the same type and in the same line of business as any of the Acquired Companies. As of the date of this

Agreement, no notice of cancellation, non-renewal or material increase in premiums has been received by any of the Acquired Companies with respect to such policies, and no Acquired Company has Knowledge of any fact or circumstance that could reasonably be expected to form the basis for any cancellation, non-renewal or material increase in premiums, except for such cancellations, non-renewals and increases which are not, individually or in the aggregate, reasonably likely to have a PVY Material Adverse Effect. None of the Acquired Companies is in default with respect to any provision contained in any such policy or binder nor has there been any failure to give notice or to present any claim relating to the business or the assets of the Acquired Companies under any such policy or binder in a timely fashion or in the manner or detail required by the policy or binder, except for such defaults or failures which are not, individually or in the aggregate, reasonably likely to have a PVY Material Adverse Effect. As of the date of this Agreement, there are no outstanding unpaid premiums (except premiums not yet due and payable), and no notice of cancellation or renewal with respect to, or disallowance of any claim under, any such policy or binder has been received by the Acquired Companies as of the date hereof, except for such non-payments of premiums, cancellations, renewals or disallowances which are not, individually or in the aggregate, reasonably likely to have a PVY Material Adverse Effect.

SECTION 5.17 EMPLOYEES. PVY has made available to SUG prior to the date hereof a list as of no more than thirty (30) days prior to the date of this Agreement of all the then present officers and employees of the Acquired Companies, indicating each employee's base salary or wage rate and identifying those who are union employees and those who are part-time employees. Except as set forth in Section 5.17(a) of the PVY Disclosure Schedule, as of the date of this Agreement, no labor union or other collective bargaining unit has been certified or recognized by any of the Acquired Companies, and, to the Knowledge of the Acquired Companies, as of the date of this Agreement, there are no elections, organizing drives or material controversies pending or Threatened between any of the Acquired Companies and any labor union or other collective bargaining unit representing any of the Acquired Companies' employees. There is no pending or, to the Knowledge of PVY, Threatened labor practice complaint, arbitration, labor strike or other labor dispute (excluding grievances) involving any of the Acquired Companies which are, individually or in the aggregate, reasonably likely to have a PVY Material Adverse Effect. Except for collective bargaining agreements that have been provided to SUG prior to the date of this Agreement or as set forth in Section 5.17(b) of the PVY Disclosure Schedule, as of the date of this Agreement, none of the Acquired Companies is a party to any employment agreement with any employee pertaining to any of the Acquired Companies.

SECTION 5.18  EMPLOYEE BENEFIT PLANS.

     (a) Except as would not, individually or in the aggregate, result in a PVY Material Adverse Effect:

             (1) Each of the PVY Benefit Plans has been operated and
                 administered in all respects in accordance with its governing documents and applicable federal and state laws (including, but not limited to, ERISA and the IRC).

             (2) As to any PVY Benefit Plan subject to Title IV of ERISA, (i)
                 there is no event or condition which presents the risk of plan termination, (ii) no reportable event within the meaning of
                 Section 4043 of ERISA (for which the notice requirements of Regulation Section4043 promulgated by the PBGC have not been waived) has occurred within the last six years, (iii) no notice of intent to terminate the PVY Benefit Plan has been given under Section 4041 of ERISA, (iv) no proceeding has been instituted under Section 4042 of ERISA to terminate the PVY Benefit Plan, (v) there has been no termination or partial termination of the PVY Benefit Plan within the meaning of
                 Section 411(d)(3) of the IRC within the last six years, (vi) no event described in Sections 4062 or 4063 of ERISA has occurred, and (vii) all PBGC premiums have been timely paid and no liability to the PBGC has been incurred, except for PBGC premiums not yet due.

             (3) Each trust funding a PVY Benefit Plan, which trust is intended to be exempt from federal income taxation pursuant to Section 501(c)(9) of the IRC, satisfies the requirements of such section and has received a favorable determination letter from the IRS regarding such exempt status and has not, since receipt of the most recent favorable determination letter, been amended or operated in any way which would adversely affect such exempt status.

             (4) With respect to any PVY Benefit Plan or any other "employee benefit plan" as defined in Section 3(3) of ERISA which is established, sponsored, maintained or contributed to, or with respect to any such plan which has been established, sponsored, maintained or contributed to within six years prior to the Closing

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


                 Date, by the Acquired Companies or any corporation, trade, business or entity under common control or being a part of an affiliated service group with any of the Acquired Companies, within the meaning of Section 414(b), (c) or (m) of the IRC or Section 4001 of ERISA ("PVY Commonly Controlled Entity"),
                 (i) no withdrawal liability, within the meaning of Section 4201 of ERISA, has been incurred, which withdrawal liability has not been satisfied and no such withdrawal liability is reasonably expected to be incurred, (ii) no liability under Title IV of ERISA (including, but not limited to, liability to the PBGC) has been incurred by the Acquired Companies or any PVY Commonly Controlled Entity, which liability has not been satisfied (other than for PBGC premiums not yet due),
                 (iii) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the IRC has been incurred for which any liability is outstanding, (iv) there has been no failure to make any contribution (including installments) to such plan required by Section 302 of ERISA and Section 412 of the IRC which has resulted in a lien under Section 302 of ERISA or Section 412 of the IRC and for which any liability is currently outstanding, (v) no action, omission or transaction has occurred with respect to any such plan or any other PVY Benefit Plan which could subject any of the Acquired Companies, the plan or trust forming a part thereof, or SUG to a civil liability or penalty under ERISA or other applicable laws, or a Tax under the IRC, (vi) any such plan which is a Group Health Plan has complied in all respects with the provisions of Sections 601-608 of ERISA and Section 4980B of the IRC, (vii) there are no pending or Threatened claims by or on behalf of any such plan or any other PVY Benefit Plan, by any employees, former employees or plan beneficiaries covered by such plan or otherwise by or on behalf of any person involving any such plan (other than routine non-contested claims for benefits) which could result in a liability to the Acquired Companies taken as a whole and
                 (viii) neither the Acquired Companies nor any PVY Commonly Controlled Entity has engaged in, or is a successor or parent corporation to any entity or person that has engaged in, a transaction described in Section 4069 of ERISA.

             (5) There is no matter pending (other than qualification
                 determination applications and filings and other required periodic filings) with respect to any of the PVY Benefit Plans before the IRS, the Department of Labor, the PBGC or in or before any other Governmental Body.

    (b) Except as set forth in Section 5.18(b) of the PVY Disclosure Schedule, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (i) increase the amount of benefits otherwise payable under any PVY Benefit Plan, (ii) result in the acceleration of the time of eligibility to participate in any PVY Benefit Plan, or any payment, exercisability, funding or vesting of any benefit under any PVY Benefit Plan, (iii) result in any payment becoming due to or with respect to any current or former employee, director or consultant, or (iv) result in any payment becoming due in the event of a termination of employment or service of any employee, director or consultant.

    (c) Except as set forth in Section 5.18(c) of the PVY Disclosure Schedule, none of the Acquired Companies is a party to any Contract nor has it established any policy or practice, which would require it or SUG to make a payment or provide any other form of compensation or benefit to any Person performing (or who within the past twelve months performed) services for any of the Acquired Companies during or upon termination of such services which would not be payable or provided in the absence of the consummation of the transactions contemplated by this Agreement.

    (d) Section 5.18(d) of the PVY Disclosure Schedule contains a true and complete list of each PVY Benefit Plan, all Acquired Company Option Plans and any management, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in control), bonus, or other contract for personal services with any current or former officer, director or employee, any consulting contract with any person who prior to entering such contract was a director or officer of any Acquired Company or any plan, agreement, arrangement or understanding similar to any of the foregoing. Except as set forth in Section 5.18(d) of the PVY Disclosure Schedule, there are no outstanding options to purchase capital stock or other securities of PVY or any of its Subsidiaries. PVY has provided to SUG a complete and correct copy of each PVY Benefit Plan (or written summary of any unwritten PVY Benefit Plan), and with respect to each PVY Benefit Plan, the current summary plan description, related trust agreements, related insurance contracts, the latest IRS determination letter, the last three annual reports on Form 5500 series (including all required schedules), and the most recent actuarial report and annual financial statements.

    (e) None of the Acquired Companies has contributed or been obligated to contribute to any "multi-employer plan" within the meaning of Section 3(37) of ERISA within the last six years. None of the Acquired Companies has any outstanding liability with respect to any such plan which, individually or in the aggregate with the events or conditions described in Section 5.18(a), is reasonably likely to result in a PVY Material Adverse Effect.

SECTION 5.19 ENVIRONMENTAL MATTERS. Except as set forth in Section 5.19 of the PVY Disclosure Schedule or as specifically described in the PVY SEC Documents delivered to SUG prior to the date of this Agreement, and with such other exceptions as are not, individually or in the aggregate, reasonably likely to have a PVY Material Adverse Effect:

    (a) To the Knowledge of any Acquired Company, no Facility owned or operated by any Acquired Company is currently, or was at any time, listed on the National Priorities List promulgated under CERCLA, or on any comparable state list, and no Acquired Company has received any written notification of potential or actual liability or a written request for information from any Person under or relating to CERCLA or any comparable Legal Requirement with respect to any Acquired Company or the Facilities;

    (b) To the Knowledge of any Acquired Company, each Acquired Company and any Person for whose conduct any Acquired Company is reasonably likely to be held responsible, is currently and at all times has been, in material compliance with any Environmental Law. No Acquired Company has received any Order, written notice, or other written communication from
        (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any violation or failure to comply with any Environmental Law, or of any obligation to undertake or bear the cost of any environmental cleanup, or seeking information regarding prior disposal at or with respect to potential liability regarding any property or Facility at which Hazardous Materials generated by any Acquired Company were transported for disposal;

    (c) There are no pending or, to the Knowledge of any of the Acquired Companies, Threatened claims arising under or pursuant to any Environmental Law with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which any Acquired Company has or had a direct or indirect interest (including by ownership or use); and

    (d) PVY has delivered or made available to SUG true and complete copies and results of any environmental site assessments, studies, analyses, tests or monitoring possessed by any Acquired Company of which any Acquired Company has Knowledge pertaining to Hazardous Materials or Hazardous Activities in, on or under the Facilities, or concerning compliance by any Acquired Company or any other Person for whose conduct any Acquired Company is reasonably likely to be held responsible, with Environmental Laws.

SECTION 5.20 NO MATERIAL ADVERSE CHANGE. Since the date of the PVY Balance Sheet, except as specifically described in the PVY SEC Documents delivered to SUG prior to the date of this Agreement, there has not been any PVY Material Adverse Effect, and no events have occurred or circumstances exist that are, individually or in the aggregate, reasonably likely to have a PVY Material Adverse Effect, except that any PVY Material Adverse Effect that results from or relates to (a) general business or economic conditions, (b) conditions generally affecting the industries in which the Acquired Companies compete or
(c) the announcement and consummation of the transactions contemplated by this Agreement shall be disregarded.

SECTION 5.21 BROKERS. Except as set forth in Section 5.21 of the PVY Disclosure Schedule, no Acquired Company is a party to, or in any way obligated under any Applicable Contract, and there are no outstanding claims against any Acquired Company, for the payment of any broker's or finder's fees in connection with the origin, negotiation, execution or performance of this Agreement.

SECTION 5.22 PVY STOCK RIGHTS AGREEMENT. Prior to the date of this Agreement, PVY has delivered to SUG a true and complete copy of the PVY Stock Rights Agreement. The consummation of the transactions contemplated by this Agreement will not result in the triggering of any right or entitlement of the holders of the PVY Common Stock or other PVY securities under the PVY Stock Rights Agreement. Neither PVY nor any of its Subsidiaries is a party to any agreement similar to the PVY Stock Rights Agreement.

SECTION 5.23 REGULATORY PROCEEDINGS. Except as set forth in Section 5.23 of the PVY Disclosure Schedule or in the PVY SEC Documents delivered to SUG prior to the date of this Agreement, other than purchase gas adjustment provisions, none of PVY or its Subsidiaries all or part of whose rates or services are regulated by a Governmental Body (a) has rates that have been or are being collected subject to refund, pending final resolution of any rate proceeding pending before a Governmental Body or on appeal to the courts, or (b) is a party to any rate proceeding before a Governmental Body that are, individually or in the aggregate, reasonably likely to result in any Orders having a PVY Material Adverse Effect.

SECTION 5.24 VOTE REQUIRED. Other than the approval of the Merger by the holders of a majority of the outstanding shares of PVY Common Stock (the "PVY Shareholders' Approval"), no vote of the holders of any class or series of the capital stock of any Acquired Company is required to approve this Agreement and the Mergers. The consent of the holders of 80% in aggregate principal amount of all First Mortgage Bonds outstanding under the ProvGas Indenture to each of the amendments to the ProvGas Indenture described on Schedule 6.1(n) hereto is the only consent required to adopt such amendments.

SECTION 5.25 OPINION OF FINANCIAL ADVISOR. The Board of Directors of PVY has received the opinion of Salomon Smith Barney Inc., dated as of the date hereof, to the effect that, as of such date, the Merger Consideration is fair from a financial point of view, to the holders of PVY Common Stock. PVY will provide a copy of such opinion to SUG.

SECTION 5.26 DISCLAIMER OF REPRESENTATIONS AND WARRANTIES. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE V, PVY MAKES NO OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AND PVY HEREBY DISCLAIMS ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES, WHETHER BY PVY, ANY SUBSIDIARY OF PVY, OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES, OR ANY OTHER PERSON, WITH RESPECT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO SUG OR ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES, OR ANY OTHER PERSON, OF ANY DOCUMENTATION OR OTHER INFORMATION BY PVY, ANY SUBSIDIARY OF PVY, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES, OR ANY OTHER PERSON, WITH RESPECT TO ANY OF THE FOREGOING.

                              ARTICLE VI

                              COVENANTS

SECTION 6.1 COVENANTS OF PVY. PVY agrees to observe and perform the following covenants and agreements:

    (a) CONDUCT OF THE BUSINESS PRIOR TO THE CLOSING DATE. With respect to the Acquired Companies, except (i) as contemplated in this Agreement, (ii) as required by law or regulation, (iii) as set forth in the PVY capital budget, a written copy of which has been provided to SUG by letter dated November 15, 1999, which letter refers to this Agreement, (iv) for any redemption of First Mortgage Bonds outstanding under the ProvGas Indenture that is required to be made by the terms thereof on the date of any such redemption (such redemption to be made in accordance with the applicable mandatory redemption provisions of such Indenture), (v) for any commercially reasonable action that PVY determines in good faith, after consulting with SUG, should be taken by ProvGas in order to satisfy the condition set forth in the second sentence of Section 7.1(e), or (vi) as otherwise expressly consented to in writing by SUG, which consent will not be unreasonably withheld or delayed, prior to the Closing, PVY will cause each Acquired Company to:

             (1) Not make or permit any material change in the general nature of its business;

             (2) Maintain its Ordinary Course of Business in accordance with prudent business judgment and consistent with past practice and policy, and maintain consistent with its Ordinary Course of Business its assets in good repair, order and condition, reasonable wear and tear excepted, subject to retirements in the Ordinary Course of Business;

             (3) Use reasonable efforts to preserve the Acquired Company as an ongoing business and maintain the goodwill associated with the Acquired Company;

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             (4)  Preserve all of the Acquired Companies' franchises, tariffs, certificates of public convenience and necessity, licenses, authorizations and other governmental rights and permits;

             (5) Not enter into any material transaction or Material Contract other than in the Ordinary Course of Business;

             (6) Not purchase, sell, lease, dispose of or otherwise transfer or make any contract for the purchase, sale, lease, disposition or transfer of, or subject to lien, any of the assets of the Acquired Company other than in the Ordinary Course of Business;

             (7) Not hire any new employees except in the Ordinary Course of Business (and in no event hire, for any calendar month, a number of new employees greater than the average monthly number of new employees hired by the Acquired Company over the prior 12 calendar months);

             (8) Not file any material applications, petitions, motions, orders, briefs, settlement or agreements in any material Proceeding before any Governmental Body which involves any Acquired Company, and appeals related thereto without, to the extent reasonably practicable, consulting SUG; PROVIDED, HOWEVER, that if such Proceeding is reasonably likely to have a PVY Material Adverse Effect, PVY shall not make any such filing without the consent of SUG, which consent shall not be unreasonably withheld or delayed.

             (9) Not engage in or modify, except in the Ordinary Course of Business, any material intercompany transactions involving any other Acquired Company;

             (10) Not voluntarily change in any material respect or terminate any insurance policies disclosed on Section 5.16(a) of the PVY Disclosure Schedule that presently are in effect unless equivalent coverage is obtained;

             (11) Except as disclosed or specifically contemplated in this
                  Agreement and except with respect to budgeted expenditures known and specifically disclosed in writing to SUG, subject to adjustments in the Ordinary Course of Business and other deviations (which in the aggregate shall not exceed 5% on an annualized basis during the period from the date of this Agreement until the Closing Date), not make any capital expenditure or capital expenditure commitment;

             (12) Not make any changes in financial policies or practices, or strategic or operating policies or practices, in each case which involve any Acquired Company;

             (13) Comply in all material respects with all applicable material
                  Legal Requirements and permits, including without limitation those relating to the filing of reports and the payment of Taxes due to be paid prior to the Closing, other than those contested in good faith;

             (14) Not adopt, amend (other than amendments that reduce the amounts payable by SUG or any of its Subsidiaries or amendments required by law) or assume an obligation to contribute to any PVY Benefit Plan or collective bargaining agreement or enter into any employment, consulting, severance or similar Contract with any Person (including without limitation, contracts with management of any Acquired Company or any of its Affiliates that might require payments be made upon consummation of the transactions contemplated hereby) or amend any such existing contracts to increase any amounts payable thereunder or benefits provided thereunder;

             (15) Except in the Ordinary Course of Business or as required by the terms of any existing Contract, PVY Benefit Plan or collective bargaining agreement, not grant any increase or change in total compensation, benefits or pay any bonus to any employee, director or consultant;

             (16) Not grant or enter into or extend the term of any Contract with respect to continued employment or service for any employee, officer, director or consultant;

             (17) Not make any loan or advance to any officer, director, stockholder, employee or any other Person other than in the Ordinary Course of Business;

             (18) Not terminate any existing gas purchase, exchange or
                  transportation contract necessary to supply firm gas at all city gate delivery points or enter into any new contract for the supply, transportation, storage or exchange of gas with respect to the Acquired Companies' regulated gas distribution operations or renew or extend or negotiate any existing contract providing for the same where such contract is not terminable within sixty (60) days without penalty other than in the Ordinary Course of Business;

             (19) Not amend any of its Organizational Documents; and

             (20) Subject to Section 6.1(k), not issue or assume any note, debenture or other evidence of indebtedness which by its terms does not mature within two years from the date of execution or issuance thereof, unless otherwise redeemable or subject to prepayment at any time at the option of the Acquired Company on not more than thirty (30) days' notice without penalty for such redemption or prepayment.

    (b) CUSTOMER NOTIFICATIONS. At any time and from time to time reasonably requested by SUG prior to the Closing Date, each Acquired Company will permit SUG at SUG's expense to insert preprinted single-page customer education materials into billing documentation to be delivered to customers affected by this Agreement; PROVIDED, HOWEVER, that PVY has reviewed in advance and consented to the content of such materials, which consent shall not be unreasonably withheld or delayed. Other means of notifying customers may be employed by either party, at the expense of the initiating party, but in no event shall any notification be initiated without the prior consent of the other party (which consent shall not be unreasonably withheld or delayed).

    (c) ACCESS TO THE ACQUIRED COMPANIES' OFFICES, PROPERTIES AND RECORDS; UPDATING INFORMATION.

             (1) From and after the date hereof and until the Closing Date, the Acquired Companies shall permit SUG and its Representatives to have, on reasonable notice and at reasonable times, reasonable access to such of the offices, properties and employees of the Acquired Companies in a manner that will not unreasonably disrupt the operations of the Acquired Companies or their relationship with their customers, suppliers or employees, and shall disclose, and make available to SUG and its Representatives in a manner that will not unreasonably disrupt the operations of the Acquired Companies or their relationship with their customers, suppliers or employees, all books, papers and records (other than confidentiality agreements related to a possible sale of PVY entered into prior to the date of this Agreement) to the extent that they relate to the ownership, operation, obligations and liabilities of or pertaining to the Acquired Companies, their businesses, assets and liabilities. Without limiting the application of the Confidentiality Agreement dated October 6, 1999 between PVY and SUG (the "Confidentiality Agreement"), all documents or information furnished by the Acquired Companies hereunder shall be subject to the Confidentiality Agreement.

             (2) PVY will notify SUG as promptly as practicable of any significant change in the Ordinary Course of Business or operation of any of the Acquired Companies and of any material complaints, investigations or hearings (or communications indicating that the same may be contemplated) by any Governmental Body, or the institution or overt threat or settlement of any material Proceeding involving or affecting any of the Acquired Companies or the transactions contemplated by this Agreement, and shall use reasonable efforts to keep SUG fully informed of such events and permit SUG's Representatives access to all materials prepared in connection therewith, consistent with any applicable Legal Requirement or Contract.

             (3) As promptly as practicable after SUG's request, PVY will furnish such financial and operating data and other information pertaining to the Acquired Companies and their businesses and assets as SUG may reasonably request; PROVIDED, HOWEVER, that nothing herein will obligate any of the Acquired Companies to take actions that would unreasonably disrupt its Ordinary Course of Business or violate the terms of any Legal Requirement or Contract to which the Acquired Company is a party or to which any of its assets is subject in providing such information, or to incur any costs with respect to SUG's external auditors (or the Acquired Companies' external auditors in the event a report by such auditors is requested by SUG) providing accounting services with respect to issuing an auditor's report required by or for SUG.

    (d) GOVERNMENTAL APPROVALS; THIRD PARTY CONSENTS. PVY will use its commercially reasonable best efforts at PVY's sole expense (except as provided otherwise in the last sentence of Section 6.1(n)) to obtain all necessary consents, approvals and waivers from any Person required in connection with the transactions contemplated hereby under any license, lease, permit or Contract applicable to the Acquired Companies, including, without limitation, the Letters of Tax Good Standing referred to in Section 7.1(i), the approvals of those Governmental Bodies and the consents of those third parties listed in
        Section 5.4 and Section 5.5 of the PVY Disclosure Schedule and as required by the HSR Act.

    (e) DIVIDENDS. PVY shall not, nor shall it permit any of its Subsidiaries to: (i) declare or pay any dividends on or make other distributions in respect of any of its or their capital stock other than (A) dividends by a wholly-owned Subsidiary to PVY or another wholly-owned Subsidiary,
        (B) dividends by a less than wholly-owned Subsidiary consistent with past practice, (C) regular quarterly dividends on PVY Common Stock with usual record and payment dates that do not exceed the current rate of $1.08 per fiscal year, or (D) regular cumulative cash distributions on the ProvGas Preferred Stock not to exceed an annual rate of $8.70 per share; (ii) split, combine or reclassify any capital stock or the capital stock of any Subsidiary or issue or authorize or propose the issuance of any other securities in respect of, or in substitution for, shares of capital stock or the capital stock of any Subsidiary; or
        (iii) redeem, repurchase or otherwise acquire any shares of its capital stock or the capital stock of any Subsidiary other than (A) redemptions, repurchases and other acquisitions of shares of capital stock in connection with the administration of employee benefit and dividend reinvestment and customer stock purchase plans as in effect on the date hereof in the ordinary course of the operation of such plans consistent with past practice, (B) intercompany acquisitions of capital stock, (C) the redemption of the ProvGas Preferred Stock as contemplated herein or (D) as set forth in Section 6.1(k) of this Agreement.

    (f) ISSUANCE OF SECURITIES. PVY shall not, nor shall it permit any of its Subsidiaries to, issue, agree to issue, deliver, sell, award, pledge, dispose of or otherwise encumber or authorize or propose the issuance, delivery, sale, award, pledge, disposal or other encumbrance of, any shares of its or their capital stock of any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities, other than the issuance of shares of PVY Common Stock pursuant to (i) outstanding grants or awards made prior to the date of this Agreement under the PVY Benefit Plans and Acquired Company Option Plans and (ii) any dividend reinvestment plan of PVY in effect as of the date hereof.

    (g) ACCOUNTING. PVY shall not, nor shall it permit any of its Subsidiaries to, make any changes in their accounting methods, principles or practices except as required by law, rule, regulation or GAAP. Prior to the Closing, PVY shall comply with the then current accounting rules for costs deferred for Y2K.

    (h) NO SHOPPING.

            (1)  PVY shall not, and shall not authorize or permit any of its
                  (or any of its Subsidiaries') officers, directors, agents, financial advisors, attorneys, accountants or other Representatives to, directly or indirectly, solicit, initiate or encourage submission of proposals or offers from any Person relating to, or that could reasonably be expected to lead to, a Business Combination or participate in any negotiations or substantive discussions regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek a Business Combination; PROVIDED, HOWEVER, that, prior to the PVY Shareholders' Approval, PVY may, in response to an unsolicited written proposal from a third party with respect to a Business Combination that PVY's Board of Directors determines, in its good faith judgment, after consultation with and the receipt of the advice of its financial advisor and outside counsel with customary qualifications, is a Superior Proposal, (i) furnish information to, and negotiate, explore or otherwise engage in substantive discussions with such third party, only if PVY's Board of Directors determines, in its good faith judgment after consultation with its financial advisors and outside legal counsel, that it is reasonably necessary in order to comply with its fiduciary duties under applicable law and
                  (ii) take and disclose to PVY's shareholders a position with respect to another Business Combination proposal, or amend or withdraw such position, pursuant to Rule 14d-9 and 14e-2 under the Exchange Act, or make such disclosure to PVY's shareholders which in the good faith judgment of PVY's Board of Directors, based on the advice of its outside counsel, is required by applicable law. Prior to furnishing any non-public information to, entering into negotiations with or accepting a Superior Proposal from such third party, PVY will (i) provide written notice to SUG to the effect that it is furnishing information to or entering into discussions or negotiations with such third party and
                  (ii) receive from such third party an executed confidentiality agreement containing substantially the same terms and conditions as the Confidentiality Agreement. PVY will immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiations with any parties conducted heretofore by PVY or any of its representatives with respect to any Business Combination.

             (2) Except as expressly permitted by this Section 6.1(h), neither the PVY Board of Directors nor any committee thereof may, (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to SUG, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, a Business Combination or (iii) cause PVY to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Business Combination. Notwithstanding the foregoing, prior to the time at which the PVY Shareholders' Approval has been obtained, in response to an unsolicited Business Combination proposal from a third party, if PVY's Board of Directors determines, in its good faith judgment, after consultation with and the receipt of the advice of its financial advisor and outside counsel with customary qualifications, that such proposal is a Superior Proposal and that failure to do any of the actions set forth in clauses (i), (ii) or (iii) above would create a reasonable possibility of a breach of the fiduciary duties of PVY's Board of Directors under applicable law, PVY's Board of Directors may withdraw or modify its approval or recommendation of the Merger or this Agreement, approve or recommend a Business Combination or cause PVY to enter into a Business Combination or an agreement related to a Business Combination and, subject to PVY having paid to SUG the fees described in Section 8.3(a) hereof and having entered into a definitive agreement with respect to such Business Combination proposal, terminate this Agreement; PROVIDED, HOWEVER, that prior to entering into a definitive agreement with respect to a Business Combination proposal, PVY shall give SUG at least two (2) business days' notice thereof, and shall cause its Representatives to, negotiate with SUG to make such adjustments in the terms and conditions of this Agreement as would enable PVY to proceed with the transactions contemplated herein on such adjusted terms; PROVIDED, FURTHER, that if PVY and SUG are unable to reach an agreement on such adjustments within two (2) business days after such notice from PVY, PVY may enter into such definitive agreement, subject to the provisions of Article VIII.

             (3) PVY shall notify SUG orally and in writing of any such inquiries, offers or proposals (including the material terms and conditions of any such offer or proposal and the identity of the Person making it), within two business days of the receipt thereof, shall use all reasonable efforts to keep SUG informed of the status and revised material terms and conditions of any such inquiry, offer or proposal and shall give SUG one (1) day's advance notice of the first delivery of non-public information to such Person. If any such inquiry, offer or proposal is in writing, PVY shall promptly deliver to SUG a copy of such inquiry, offer or proposal.

            (4)  For purposes of this Agreement, (i) "Business Combination"
                  means (other than the transactions contemplated or permitted by this Agreement) (A) a merger, consolidation or other business combination, share exchange, sale of a minimum of 2% of the outstanding shares of capital stock, tender offer or exchange offer or similar transaction involving PVY or any of its Subsidiaries, (B) acquisition in any manner, directly or indirectly, of a material interest in any capital stock of, or a material equity interest in a substantial portion of the assets of, PVY or any of its Subsidiaries, including any single or multi-step transaction or series of related transactions that is structured to permit a third party to acquire beneficial ownership of a majority or greater equity interest in PVY or any of its Subsidiaries, or (C) the acquisition in any manner, directly or indirectly, of any material portion of the business or assets (other than inventory in the Ordinary Course of Business) of PVY or any of its Subsidiaries and (ii) "Superior Proposal" means a proposed Business Combination involving at least 50% of the shares of capital stock or a material portion of the assets of PVY that PVY's Board of Directors determines, after consulting with PVY's

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

                  financial advisors and outside counsel, is financially superior to the transactions contemplated hereby and it appears that the party making the proposal is reasonably likely to have the funds necessary to consummate the Business Combination.

    (i) SOLICITATION OF PROXIES. Subject to Section 6.1(h), PVY shall use its reasonable best efforts to solicit from its shareholders proxies in favor of the Merger and shall take all other action necessary to secure the PVY Shareholders' Approval. PVY shall cause ProvGas and Attleboro to approve the ProvGas Merger and the Attleboro Merger.

    (j) PVY SHAREHOLDERS' APPROVAL.

             (1) Subject to the provisions of Section 6.1(h) and Section 6.1(j)(2), PVY shall, as soon as reasonably practicable after the date hereof (i) take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders (including all adjournments thereof, the "PVY Meeting") for the purpose of securing the PVY Shareholders' Approval, (ii) distribute to its shareholders the Proxy Statement in accordance with applicable federal and state law and with its Organizational Documents, (iii) subject to the fiduciary duties of its Board of Directors, recommend to its shareholders the approval of this Agreement and the transactions contemplated hereby and (iv) cooperate and consult with SUG with respect to each of the foregoing matters.

             (2) The PVY Meeting for the purpose of securing the PVY Shareholders' Approval, including any adjournments thereof, will be held on such date or dates as PVY and SUG mutually determine.

    (k) FINANCING ACTIVITIES. PVY shall, and shall cause its Subsidiaries to, cooperate, to the fullest extent commercially reasonable and practicable, with SUG's requests with respect to refinancing by the Acquired Companies of the current maturities of any of their indebtedness, and any repurchase, redemption or prepayment by any of the Acquired Companies of any of its indebtedness or preferred stock that may be required because of the Mergers or that SUG may request that the Acquired Companies effect, so as to permit SUG to have the maximum opportunity to refinance, on or promptly after the Closing Date without any penalty except as may be due pursuant to the terms of the Acquired Companies' indebtedness and preferred stock as in effect on the date of this Agreement, any of the Acquired Companies' indebtedness or preferred stock outstanding on the Closing Date; PROVIDED, HOWEVER, that, except as provided in Section 6.1(m), no Acquired Company shall be required to consummate prior to the Effective Time any such refinancing, repurchase, redemption or repayment requested by SUG.

    (l) PVY DISCLOSURE SCHEDULE. On the date hereof, PVY has delivered to SUG the PVY Disclosure Schedule, accompanied by a certificate signed by an executive officer of PVY stating the PVY Disclosure Schedule is being delivered pursuant to this Section 6.1(l). The PVY Disclosure Schedule constitutes an integral part of this Agreement and modifies the representations, warranties, covenants or agreements of PVY contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to the PVY Disclosure Schedule; provided that (i) terms used in the PVY Disclosure Schedule, unless otherwise defined, shall have the meanings, if any, ascribed to them in this Agreement, (ii) information provided in one section of the PVY Disclosure Schedule shall suffice, without repetition or cross-reference, as a disclosure of such information in any other relevant section of the PVY Disclosure Schedule if the disclosure in the first section is sufficient on its face without further inquiry to reasonably inform SUG of the information required to be disclosed in such other sections of the PVY Disclosure Schedule in order to avoid a breach under the counterpart sections of this Agreement and (iii) the inclusion of any item in the PVY Disclosure Schedule shall not establish any threshold of materiality.

    (m) REDEMPTION OF PROVGAS PREFERRED STOCK. PVY shall cause ProvGas (i) to redeem 16,000 shares of ProvGas Preferred Stock on February 15, 2000 pursuant to Section 4 of the Certificate of Authorization for the ProvGas Preferred Stock, and (ii) to redeem the remaining 16,000 shares of ProvGas Preferred Stock on March 1, 2000 pursuant to Section 4 of such Certificate of Authorization.

    (n) AMENDMENT OF PROVGAS INDENTURE. PVY shall cause ProvGas to use its good faith commercially reasonable efforts to obtain prior to the Effective Time the consent of holders of at least 80% in aggregate principal amount of all First Mortgage Bonds outstanding under the ProvGas Indenture to each of the amendments to the ProvGas Indenture described on Schedule 6.1(n) hereto; PROVIDED, HOWEVER, that PVY and its Subsidiaries shall not be required to make any payment to any holder of First Mortgage Bonds prior to the Effective Time, other than such payments that are required to be made under the ProvGas Indenture, which payments ProvGas shall make as required under the ProvGas Indenture. If this Agreement is terminated and the Mergers do not occur, (i) within 30 days after the termination of this Agreement, PVY shall provide SUG with a schedule showing the reasonable out-of-pocket fees and reasonable out-of-pocket expenses, including fees and expenses of a solicitation agent, an information agent, and legal fees and expenses, incurred by or on behalf of PVY and ProvGas in connection with complying with the covenant set forth in the preceding sentence (excluding payments made to holders of the First Mortgage Bonds), (ii) within 30 days after the termination of this Agreement, SUG shall provide PVY with a schedule showing the reasonable out-of-pocket fees and reasonable out-of-pocket expenses, including legal fees and expenses, incurred by or on behalf of SUG in connection with the solicitation of consents described in the preceding sentence (excluding payments made to holders of the First Mortgage Bonds), (iii) if PVY's fees and expenses, as set forth on the schedule provided by PVY pursuant hereto, exceed SUG's fees and expenses, as set forth on the schedule provided by SUG pursuant hereto, SUG shall pay PVY 50% of such excess within 60 days after the termination of this Agreement, and (iv) if SUG's fees and expenses, as set forth on the schedule provided by SUG pursuant hereto, exceed
        PVY's fees and expenses, as set forth on the schedule provided by PVY pursuant hereto, PVY shall pay SUG 50% of such excess within 60 days after the termination of this Agreement; PROVIDED, HOWEVER, that if this Agreement is terminated based on the breach by any party of its obligations under this Agreement, such breaching party shall bear its own such fees and expenses and shall pay the non-breaching party the fees and expenses, as set forth on the applicable schedule provided in accordance with this section by the non-breaching party, within 60 days after the termination of this Agreement.

SECTION 6.2 COVENANTS OF SUG. SUG agrees to observe and perform the following covenants and agreements:

    (a) GOVERNMENTAL APPROVALS; THIRD PARTY CONSENTS. SUG will use its commercially reasonable best efforts at SUG's sole expense to obtain all necessary consents, approvals and waivers from any Person required in connection with the transactions contemplated hereby under any license, lease, permit, Contract or agreement applicable to SUG, including, without limitation, the approvals of those Governmental Bodies listed in Section 4.3 of the SUG Disclosure Schedule and as required by the HSR Act.

    (b) EMPLOYEES; BENEFITS. With respect to the employees of the Acquired Companies (excluding unionized employees) (the "Employees"), except as otherwise specified herein, SUG agrees as follows:

             (1) To assume and maintain for their term all employment and change in control agreements of PVY in effect as of the Effective Time;

             (2) During the 24 months immediately following the Closing Date, to maintain for the Employees who continue their service with SUG or any Subsidiary of SUG base salary levels, bonus opportunity levels and overall employee benefits (other than the 1989 Stock Option Plan, the 1989 Non-Employee Director Stock Option Plan, the Non-Employee Director Stock Plan, the 1998 Performance Share Plan, the Restricted Stock Incentive Plan and the Employee Stock Purchase Plan, all of which shall be terminated as of the Closing Date) that are no less favorable in the aggregate than those currently provided to Employees generally, except for any changes made to comply with applicable law or tax qualification nondiscrimination rules; provided, however, that (i) during such 24-month period, all PVY qualified and non-qualified defined benefit pension plans shall be maintained without adverse amendment or modification, except for any changes made to comply with applicable law or, in the case of the PVY tax-qualified defined benefit plan, tax qualification nondiscrimination rules; and (ii), with respect to any severance from employment occurring during such 24-month period, to provide severance benefits to such Employees on a basis no less favorable than would otherwise be provided to such Employees under the applicable severance pay plans of PVY as in effect on the date of this Agreement. After the 24 months immediately following the Closing Date, SUG agrees to maintain during the next 24-month period, for Employees who continue their service with SUG or any Subsidiary of SUG, base salary levels, bonus opportunity and overall employee benefits that are appropriate for the market given SUG's financial circumstances, the industry in which it operates, and regulatory considerations. Nothing in this Agreement shall restrict, limit or interfere with the ability (after the Closing Date) of SUG to terminate, amend or replace any particular agreement, plan or program, or terminate the employment of any person, provided that the requirements of this Section 6.2(b)(2) are otherwise satisfied.

             (3) For purposes of eligibility, vesting and benefit accrual under all benefit plans provided to the Employees after the Closing Date, SUG will recognize the tenure of employment, as recognized by the Acquired Companies as of the Closing Date.

             (4) All vacation time earned by the Employees prior to the Closing Date must be taken by the end of the calendar year in which the Closing Date occurs, except where the Employee is requested by PVY or SUG to forego their vacation for business-related reasons. For purposes of awarding vacation time at the beginning of each calendar year following the Closing Date, SUG will recognize the tenure of employment, as recognized by the Acquired Company as of the Closing Date.

             (5) SUG will permit each of the Employees to carry forward all days of sick leave accrued prior to the Closing Date.

             (6) Effective immediately following the Closing Date, each Employee who satisfies the eligibility criteria used by SUG for similarly situated employees of SUG shall be eligible for awards under SUG's Long-Term Incentive Stock Option Plan. SUG represents that, as of the date of this Agreement, such plan is the only plan in which SUG employees actively participate which provides benefits in the form of SUG capital stock, other than the SUG Employee Stock Purchase Plan or SUG tax-qualified or supplemental retirement plans.

             (7) For a five (5) year period from the Closing Date, SUG agrees to provide retiree medical plan coverage which is substantially comparable to the coverage under the PVY retiree medical plan as of the date hereof, subject to SUG's right to adjust copayment and cost sharing provisions (which may be continued in the same proportions to the PVY-provided portions of cost) to any former Employee (and his or her eligible dependents) who is currently receiving such benefits thereunder, or any active Employee (and his or her eligible dependents) who would be eligible for such benefits if he or she retired on the Closing Date (or who, within five (5) years of the Closing Date, retires and is eligible to receive benefits thereunder).

    (c) WARN. Neither SUG nor any Acquired Company shall, at any time prior to 90 days after the Effective Time, effectuate a "plant closing" or "mass layoff," as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988, as amended ("WARN"), affecting in whole or in part any site of employment, facility, operating unit or employee without complying with the notice requirements and other provisions of WARN.

    (d) DIRECTORS. Immediately after the Effective Time on the Closing Date, the Chief Executive Officer of PVY immediately prior to the Effective Time shall be elected to the Board of Directors of SUG, and thereafter nominated and recommended for reelection if necessary such that such individual shall have a term of at least three years from the Closing Date, and such individual shall hold office in accordance with the Certificate of Incorporation and Bylaws of SUG; PROVIDED, HOWEVER, that if such individual is also an officer or employee of SUG, such individual shall be required to resign as a director of SUG if he resigns or is terminated as an officer or employee of SUG.

    (e) OFFICERS OF PVY DIVISION OF SUG.

             (1) From the Effective Time until the earlier of their resignation or removal by the President of SUG, (i) Mr. James Dodge shall serve as Chief Executive Officer and President and (ii) James DeMetro shall serve as Executive Vice President, Energy Services, in each case, of the PVY Division of SUG and all other energy-related businesses of SUG conducted in New England.

             (2) From the Effective Time until the earlier of their resignation or removal by SUG, the following individuals shall serve the PVY Division of SUG in the following capacities:

                    Kenneth Hogan as Vice President, Chief Financial Officer and Treasurer
                    Susann G. Mark as Vice President and General Counsel

                    James A. Grasso as Vice President, Public Government
                      Affairs
                    Gerald A. Yurkevicz as Vice President, Business Development
                      and Marketing
                    Royalynne Hourihan as Vice President, Human Resources Timothy S. Lyons as Vice President, Marketing and
                      Regulatory Affairs
                    Robert W. Owens as Senior Vice President, Gas Distribution Peter J. Gill as Vice President, Information Technology James M. Stephens as President of Providence Energy
                      Services
                    Paul E. O'Keefe as General Manager of Providence Energy Oil George Mason as Vice President of Providence Energy Oil

                 The provisions of this Section 6.2(e) are subject to the specific terms of the employment contracts referred to in
                 Section 6.2(b)(1), and the duties and responsibilities attributable to the positions referred to in Section 6.2(e) shall be as set forth in such contracts.

    (f) CHARITABLE CONTRIBUTIONS. SUG will maintain PVY's charitable contributions for at least the calendar year in which the Effective Time occurs and the next two calendar years thereafter at no less than $175,000, which PVY represents is the current year budget for the fiscal year ending September 30, 2000.

    (g) CORPORATE OFFICES. For at least three years after the Effective Time, SUG will operate the Acquired Companies' operations in Rhode Island and Massachusetts as a separate division of SUG. For at least three years after the Effective Time, SUG will maintain the principal executive offices of the Acquired Companies in Rhode Island and, for at least three years after the Effective Time, SUG will maintain such Rhode Island offices as the principal executive offices for all of SUG's energy-related businesses conducted in New England; PROVIDED, HOWEVER, that SUG will not be required to maintain such Rhode Island offices as the principal executive offices for all of SUG's energy-related businesses conducted in New England if Mr. James Dodge ceases to be the Chief Executive Officer of the PVY Division of SUG.

    (h) COLLECTIVE BARGAINING AGREEMENTS. At the Effective Time, SUG agrees to assume all collective bargaining agreements covering employees of any Acquired Company, and shall discharge when due any and all liabilities of any Acquired Company under such collective bargaining agreements relating to periods after the Effective Time.

    (i) SUG DISCLOSURE SCHEDULE. On the date hereof, SUG has delivered to PVY the SUG Disclosure Schedule, accompanied by a certificate signed by an executive officer of SUG stating that the SUG Disclosure Schedule is being delivered pursuant to this Section 6.2(i). The SUG Disclosure Schedule constitutes an integral part of this Agreement and modifies the representations, warranties, covenants or agreements of SUG contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to the SUG Disclosure Schedule; provided that (i) terms used in the SUG Disclosure Schedule, unless otherwise defined, shall have the meanings, if any, ascribed to them in this Agreement, (ii) information provided in one section of the SUG Disclosure Schedule shall suffice, without repetition or cross-reference, as a disclosure of such information in any other relevant section of the SUG Disclosure Schedule if the disclosure in the first section is sufficient on its face without further inquiry to reasonably inform PVY of the information required to be disclosed in such other sections of the SUG Disclosure Schedule in order to avoid a breach under the counterpart sections of this Agreement and (iii) the inclusion of any item in the SUG Disclosure Schedule shall not establish any threshold of materiality.

SECTION 6.3   ADDITIONAL AGREEMENTS.

    (a) THE PROXY STATEMENT. As soon as practicable after the date hereof, PVY shall take such reasonable steps as are necessary for the prompt preparation and filing with the SEC of a proxy statement relating to the PVY Meeting (together with any amendments thereto or supplements thereto, the "Proxy Statement"). Each of SUG and PVY shall furnish all information concerning it, its officers and directors, and the holders of its capital stock as the other may reasonably request in connection with the preparation and filing of the Proxy Statement. PVY will use all commercially reasonable efforts to cause the Proxy Statement to be cleared by the SEC as promptly as practicable after filing and as promptly as practicable after such clearance, PVY shall mail the Proxy Statement to its stockholders entitled to notice of and to vote at the PVY Meeting. As promptly as practical after consultation between SUG and PVY, PVY shall respond to any comments made by the SEC with respect to the Proxy Statement.

              (ii) The information supplied by PVY for inclusion or
                   incorporation by reference in the Proxy Statement shall not, at the date of the mailing of the Proxy Statement (or any supplement thereto) and at the time of the PVY Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time prior to PVY Meeting any event or circumstance relating to PVY or any of its Subsidiaries, or its or their respective officers or directors, should be discovered by PVY that should be set forth in a supplement to the Proxy Statement, PVY shall promptly inform SUG. All documents that PVY is responsible for filing with the SEC in connection with the transactions contemplated herein shall comply as to form in all material respects with the applicable requirements of the Securities Act and the regulations thereunder and the Exchange Act and the regulations thereunder.

              (iii)The information supplied by SUG for inclusion or
                   incorporation by reference in the Proxy Statement shall not, at the date of the mailing of the Proxy Statement (or any supplement thereto), at the time of the PVY Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the PVY Meeting any event or circumstance relating to SUG or any of its Subsidiaries, or to their respective officers or directors, should be discovered by SUG that should be set forth in a supplement to the Proxy Statement, SUG shall promptly inform PVY.

              (iv) No representation, warranty, covenant or agreement is made by or on behalf of PVY with respect to information supplied by any other Person for inclusion in the Proxy Statement. No representation, warranty, covenant or agreement is made by or on behalf of SUG with respect to information supplied by any other Person for inclusion in the Proxy Statement. No filing of, or amendment or supplement to, the Proxy Statement shall be made by PVY without providing SUG with the opportunity to review and comment thereon (except for any ongoing SEC reporting required of PVY or ProvGas that will be incorporated by reference). If at any time prior to the PVY Meeting any information relating to any party hereto or any of their respective officers, directors, shareholders or Subsidiaries, should be discovered by any party hereto which should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and an appropriate amendment or supplement describing such information shall be promptly prepared, filed with the SEC and, to the extent required by law, disseminated to the shareholders of PVY.

     (b) FURTHER ASSURANCES. Each of SUG and PVY agrees, and PVY agrees to cause its Subsidiaries, to take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Mergers in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purpose of this Agreement and to vest SUG with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Acquired Companies, the officers and directors of SUG will be fully authorized to take, and will take, all such lawful and necessary action.

     (c) FINANCIAL STATEMENTS TO BE PROVIDED. Upon SUG's request, PVY shall (i) provide to SUG audited and unaudited financial statements required to be included in the proxy statements and the registration statement contemplated by the Agreement of Merger, dated as of October 4, 1999, by and between SUG and Fall River Gas Company and (ii) cause its independent accountants to deliver to SUG and Fall River Gas Company the required consents in connection therewith.


                               ARTICLE VII

                               CONDITIONS

SECTION 7.1 CONDITIONS TO SUG'S OBLIGATION TO EFFECT THE MERGER. The obligations of SUG and Newco to effect the transactions contemplated by this Agreement shall be subject to fulfillment at or prior to the Closing of the following conditions:

     (a) REPRESENTATIONS AND WARRANTIES TRUE AS OF THE CLOSING DATE. PVY's representations and warranties in this Agreement shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on the Closing Date, except for such inaccuracies (without regard to any materiality qualifications contained therein) which, individually and in the aggregate, would not be reasonably likely to result in a PVY Material Adverse Effect.

     (b) COMPLIANCE WITH AGREEMENTS. The covenants, agreements and conditions required by this Agreement to be performed and complied with by any of the Acquired Companies shall have been performed and complied with in all material respects prior to or at the Closing Date.

     (c) CERTIFICATE. PVY shall execute and deliver to SUG a certificate of an authorized officer of PVY, dated the Closing Date, stating that the conditions specified in Sections 7.1(a) and 7.1(b) of this Agreement have been satisfied.

     (d) GOVERNMENTAL APPROVALS. All approvals, consents, opinions or rulings of all Governmental Bodies required in order to consummate the transactions contemplated hereby shall have been obtained by Final Order in such form as are not, and with no conditions that are, individually or in the aggregate, reasonably likely to have a PVY Material Adverse Effect or a material adverse effect on the business, financial condition or results of operations of SUG, or which would otherwise, in the reasonable determination of SUG, be unduly burdensome to SUG in a manner that would be, individually or in the aggregate, reasonably likely to have a PVY Material Adverse Effect or a material adverse effect on the business, financial condition or results of operations of SUG. The applicable waiting period under the HSR Act with respect to the transactions contemplated hereby shall have expired or have been terminated.

     (e) THIRD PARTY CONSENTS. Each of the consents required under Section 5.4 of this Agreement shall have been obtained to the reasonable satisfaction of SUG, other than any such consents which, if not obtained, are not, individually or in the aggregate, reasonably likely to result in a PVY Material Adverse Effect after the Closing. In addition, the consent of the holders of at least 80% in aggregate principal amount of all First Mortgage Bonds outstanding under the ProvGas Indenture to each of the amendments to the ProvGas Indenture described on Schedule 6.1(n) hereto shall have been obtained.

     (f) INJUNCTIONS. On the Closing Date, there shall be no Orders which operate to restrain, enjoin or otherwise prevent the consummation of this Agreement or the Mergers.

     (g) RESIGNATIONS. Each director of each Acquired Company shall, if requested by SUG, resign any position as a director of an Acquired Company effective as of the Closing Date in accordance with such Acquired Company's Organizational Documents and applicable provisions of the RIBCA or MBCL, as the case may be; PROVIDED, HOWEVER, that such resignations shall not cause the termination of any such Person's employment as an employee of an Acquired Company or reduce any such employee's then current level of compensation.

     (h) SHAREHOLDER APPROVALS. The PVY Shareholders' Approval shall have been obtained, and all of the outstanding shares of the ProvGas Preferred Stock shall have been redeemed in accordance with the Organizational Documents of ProvGas.

     (i) TAX GOOD STANDING. Letters of Tax Good Standing shall have been obtained for PVY and ProvGas from the Rhode Island Department of Taxation.

     (j) CONVERSION OF OPTIONS. All directors who have options outstanding under the 1989 Non-Employee Director Stock Option Plan shall have consented to the conversion of such options into a right to receive in respect thereof a cash payment on the basis set forth in Section 3.3.

SECTION 7.2 CONDITIONS TO PVY'S OBLIGATIONS TO EFFECT THE MERGERS. The obligation of PVY to effect the transactions contemplated by this Agreement shall be subject to fulfillment at or prior to the Closing of the following conditions:

     (a) REPRESENTATIONS AND WARRANTIES TRUE AS OF THE CLOSING DATE. SUG's representations and warranties in this Agreement shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on the Closing Date, except for such inaccuracies (without regard to any materiality qualifications contained herein) which, individually and in the aggregate, would not be reasonably likely to result in a SUG Material Adverse Effect.

     (b) COMPLIANCE WITH AGREEMENTS. The covenants, agreements and conditions required by this Agreement to be performed and complied with by SUG shall have been performed and complied with in all material respects prior to or at the Closing Date.

     (c) CERTIFICATE. SUG shall execute and deliver to PVY a certificate of an authorized officer of SUG, dated the Closing Date, stating that the conditions specified in Sections 7.2(a) and 7.2(b) of this Agreement have been satisfied.

     (d) GOVERNMENTAL APPROVALS. All approvals, consents, opinions or rulings of all Governmental Bodies required in order to consummate the transactions contemplated hereby shall have been obtained by Final Order. The applicable waiting period under the HSR Act with respect to the transactions contemplated hereby shall have expired or have been terminated.

     (e) INJUNCTIONS. On the Closing Date, there shall be no Orders which operate to restrain, enjoin or otherwise prevent the consummation of this Agreement or the Mergers.

     (f) SHAREHOLDER APPROVALS. The PVY Shareholders' Approval shall have been obtained.


                              ARTICLE VIII

                              TERMINATION

SECTION 8.1 TERMINATION RIGHTS. This Agreement may be terminated in its entirety at any time prior to the Closing:

     (a) By the mutual written consent of SUG and PVY;

     (b) By PVY, on the one hand, or SUG, on the other hand, in writing if there shall be in effect a non-appealable order of a court of competent jurisdiction prohibiting the consummation of the Mergers in accordance with this Agreement;

     (c) By PVY, by written notice to SUG, if there is a breach of any representation or warranty of SUG, which breach cannot be cured and would cause the conditions set forth in Section 7.2(a) to be incapable of being satisfied;

     (d) By SUG, by written notice to PVY, if there is a breach of any representation or warranty of PVY, which breach cannot be cured and would cause the conditions set forth in Section 7.1(a) to be incapable of being satisfied;

     (e) By PVY, by written notice to SUG in accordance with Section 6.1(h)(2); PROVIDED, HOWEVER, that the termination described in this clause (e) shall not be effective unless and until PVY shall have paid SUG the fee described in Section 8.3(a) and PVY has substantially contemporaneously entered into a definitive agreement with respect to the proposed Business Combination;

     (f) By PVY, by written notice to SUG, if the PVY Shareholders' Approval is not obtained at the PVY Meeting upon the taking of such vote including all adjournments, or by SUG, by written notice to PVY, if the PVY Shareholders' Approval is not obtained at the PVY Meeting upon the taking of such vote including all adjournments;

     (g) By SUG, by written notice to PVY, if the Board of Directors of PVY or any committee thereof (i) withdraws or modifies, or proposes publicly to withdraw or modify, in a manner adverse to SUG, the approval or recommendation by the Board of Directors or such committee of the Merger or this Agreement, (ii) approves or recommends, or proposes publicly to approve or recommend, a Business Combination, (iii) causes PVY to enter into a definitive agreement related to any Business Combination, (iv) resolves to take any of the actions specified in clause (i), (ii) and (iii) above or (v) fails to cause ProvGas to redeem all of the outstanding shares of ProvGas Preferred Stock as provided in Section 6.1(m);

     (h) By SUG, by written notice to PVY, if a third party, including a group (as defined under the Exchange Act), acquires securities representing greater than 50% of the voting power of the outstanding voting securities of PVY; or

     (i) By either party in writing at any time after 5:00 p.m., Eastern Time on November 15, 2000 (the "Initial Termination Date"), if the Closing has not occurred prior thereto; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 8.1(i) will not be available to any party that is in material breach of its representations, warranties, covenants or agreements contained herein; and PROVIDED, FURTHER, that if on the Initial Termination Date (i) the conditions to closing set forth in Sections 7.1(d) and 7.2(d) shall not have been fulfilled or (ii) any approval or authorization of any Governmental Body required in connection with the consummation of the Mergers shall have not been obtained and such approval or authorizations shall not have become a Final Order, but all other conditions to Closing shall be fulfilled or shall be capable of being fulfilled, then the Initial Termination Date will be extended to April 1, 2001.

SECTION 8.2 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to
Section 8.1, this Agreement shall be of no further force and effect and there shall be no further liability hereunder on the part of any party or its Affiliates, directors, officers, shareholders, agents or other Representatives; PROVIDED, HOWEVER, that (i) any fee payable under Section 8.3(a) is paid to SUG and (ii) no such termination shall relieve any party of liability for any claims, damages or losses suffered by the other party as a result of the negligent or willful failure of a party to perform any obligations required to be performed by it hereunder on or prior to the date of termination. Notwithstanding anything to the contrary contained herein, the provisions of
Section 8.2, Sections 10.1 through 10.6 and Sections 10.8 through 10.11 of this Agreement shall survive any termination of this Agreement.

SECTION 8.3   TERMINATION FEE; EXPENSES.

     (a) TERMINATION FEE. If this Agreement is terminated pursuant to Section 8.1(e), 8.1(g) or 8.1(h), then PVY shall pay to SUG promptly (but not later than five business days after notice is received from PVY) an amount equal to $7.5 million in cash.

     (b) EXPENSES. The parties agree that the agreements contained in this
         Section 8.3 are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty. Notwithstanding anything to the contrary contained in this Section 8.3, if PVY fails to pay promptly to SUG the fee due under Section 8.3(a), in addition to any amounts paid or payable pursuant to Section 8.3(a), PVY shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee calculated using an annual percentage rate of interest equal to the prime rate published in THE WALL STREET JOURNAL on the date (or preceding business day if such date is not a business day) such fee was required to be paid, compounded on a daily basis using a 360-day year.


                                  ARTICLE IX

                           INDEMNIFICATION; REMEDIES

SECTION 9.1   DIRECTORS' AND OFFICER'S INDEMNIFICATION.

     (a) INDEMNIFICATION AND INSURANCE. For a period of six years after the Effective Time, SUG will indemnify and hold harmless the present and former officers and directors of PVY and its Subsidiaries (the "Indemnified Parties") in respect of acts or omissions occurring prior to the Effective Time to the extent provided under PVY's articles of incorporation and bylaws in effect on the date hereof; PROVIDED, HOWEVER, that if any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of such claims shall continue until the final disposition of any and all such claims. For six years after the Effective Time, SUG will use its reasonable best efforts to provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the

         Effective Time covering each such person currently covered by PVY's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof; PROVIDED, HOWEVER, that in satisfying its obligation under this Section, if the annual premiums of such insurance coverage exceed 200% of the previous year's premiums, SUG will be obligated to obtain a policy with the best coverage available, in the reasonable judgment of the Board of Directors of SUG, for a cost not exceeding such amount.

     (b) SUCCESSORS. In the event SUG or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then and in either such case, proper provisions must be made so that the successors and assigns of SUG will assume the obligations set forth in this Section 9.1.

     (c) SURVIVAL OF INDEMNIFICATION. To the fullest extent permitted by law, from and after the Effective Time, all rights to indemnification as of the date hereof in favor of the employees, agents, directors and officers of any Acquired Company with respect to their activities as such prior to the Effective Time, as provided in their respective Organizational Documents in effect on the date hereof, or otherwise in effect on the date hereof, will survive the Mergers and will continue in full force and effect except for amendments to make changes permitted by law that would enhance the rights of past or present officers and directors to indemnification or advancement of expenses in respect of acts or omissions occurring prior to the Effective Time. for a period of not less than six years from the Effective Time (or, in the case of matters occurring prior to the Effective Time which have not been resolved prior to the sixth anniversary of the Effective Time, until such matters are finally resolved).

SECTION 9.2 REPRESENTATIONS AND WARRANTIES. Each and every representation and warranty of either party shall expire at, and be terminated and extinguished with, the Effective Time.


                                ARTICLE X

                            GENERAL PROVISIONS

SECTION 10.1 EXPENSES. Each of the parties will pay all costs and expenses of its performance of and compliance with this Agreement, except (i) as provided in the last sentence of Section 6.1(n) or Section 8.3 and as expressly provided otherwise herein, (ii) PVY shall pay all fees and expenses of counsel for PVY,
(iii) SUG shall pay all fees and expenses of counsel for SUG and Newco, (iv) SUG will pay all real estate transfer taxes and real estate recording fees, if any, including expenses of counsel associated with real estate title, transfer and recording issues in connection with the Mergers, and all filing and application fees paid to Governmental Bodies in connection with the Mergers and (v) PVY will pay all of the costs of printing and mailing the Proxy Statement to the PVY stockholders.

SECTION 10.2 NOTICES. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been given upon receipt if either (a) personally delivered, (b) sent by prepaid first class mail, and registered or certified and a return receipt requested or (c) by facsimile telecopier with completed transmission acknowledged:

         if to SUG or to Newco, to:

              Southern Union Company
              504 Lavaca Street, Suite 800
              Austin, Texas  78701
              Attention:   Peter H. Kelley
                           President and Chief Operating Officer
              Telecopier:  (512) 477-3879

         with a copy to:

              Hughes Hubbard & Reed LLP
              One Battery Park Plaza

              New York, New York  10004
              Attention:   Garett J. Albert
              Telecopier:  (212) 422-4726


         if to PVY, to:

              Providence Energy Corporation
              100 Weybosset Street
              Providence, Rhode Island  02903
              Attention:   James H. Dodge
              Chairman, President and CEO
              Telecopier:  (401) 421-4887

         with a copy to:

              Simpson Thacher & Bartlett
              425 Lexington Avenue
              New York, New York  10017
              Attention:   Peter J. Gordon
              Telecopier:  (212) 455-2502

or at such other address or number as shall be given in writing by a party to the other parties.

SECTION 10.3 ASSIGNMENT. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto. Any assignment in violation of the terms of this Agreement shall be null and void AB INITIO.

SECTION 10.4 SUCCESSOR BOUND. Subject to the provisions of Section 10.3, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

SECTION 10.5 GOVERNING LAW; FORUM; CONSENT TO JURISDICTION. This Agreement shall be construed in accordance with and governed by the laws of the State of New York except to the extent that the terms and consummation of the Mergers are subject to the DGCL, the RIBCA or the MBCL, in which case such laws shall govern. Each party to this Agreement hereby irrevocably and unconditionally (i) consents to submit to the exclusive jurisdiction of the federal courts of the Southern District of New York in the county of New York and the borough of Manhattan for any proceeding arising in connection with this Agreement (and each such party agrees not to commence any such proceeding, except in such courts),
(ii) to the extent such party is not a resident of the State of New York, agrees to appoint an agent in the State of New York as such party's agent for acceptance of legal process in any such proceeding against such party with the same legal force and validity as if served upon such party personally within the State of New York, and to notify promptly each other party hereto of the name and address of such agent, (iii) waives any objection to the laying of venue of any such proceeding in the federal courts of the Southern District of New York in the county of New York and the borough of Manhattan, and (iv) waives, and agrees not to plead or to make, any claim that any such proceeding brought in any federal court of the Southern District of New York has been brought in an improper or otherwise inconvenient forum.

SECTION 10.6 WAIVER OF TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH ANY SUCH PARTY MAY BE A PARTY ARISING OUT OF OR IN ANY WAY PERTAINING TO (i) THIS AGREEMENT, (ii) THE MERGERS,
(iii) THE CONFIDENTIALITY AGREEMENT OR (iv) ANY RELATED DOCUMENTS. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES WHO ARE PARTIES TO THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY EACH PARTY HERETO, AND EACH SUCH PARTY HEREBY REPRESENTS AND WARRANTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON TO INDUCE THIS WAIVER OR TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. EACH PARTY TO THIS AGREEMENT FURTHER REPRESENTS AND WARRANTS THAT EACH SUCH PARTY HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF EACH SUCH PARTY'S OWN FREE

WILL, AND THAT EACH SUCH PARTY HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

SECTION 10.7  COOPERATION; FURTHER DOCUMENTS.

     (a) Each of the parties hereto agrees to use its reasonable best efforts to take or cause to be taken all action, and to do or cause to be done all things necessary, proper or advisable under applicable laws, regulations or otherwise, to consummate and to make effective the transactions contemplated by this Agreement, including, without limitation, the timely performance of all actions and things contemplated by this Agreement to be taken or done by each of the parties hereto.

     (b) Each party shall cooperate with the other party in such other party's discharge of the obligations hereunder, which shall include making reasonably available to the other party such of its books and records as contain, and such of its personnel as have, relevant information, with respect thereto.

SECTION 10.8 CONSTRUCTION OF AGREEMENT. The terms and provisions of this Agreement represent the results of negotiations between the parties and their Representatives, each of which has been represented by counsel of its own choosing, and neither of which has acted under duress or compulsion, whether legal, economic or otherwise. Accordingly, the terms and provisions of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings, and each of the parties hereto hereby waives the application in connection with the interpretation and construction of this Agreement of any rule of law to the effect that ambiguous or conflicting terms or provisions contained in this Agreement shall be interpreted or construed against the party whose attorney prepared the executed draft or any earlier draft of this Agreement.

SECTION 10.9 PUBLICITY; ORGANIZATIONAL AND OPERATIONAL ANNOUNCEMENTS. No party hereto shall issue, make or cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby, or otherwise make any disclosures relating thereto, without the consent of the other parties, such consent not to be unreasonably withheld or delayed; PROVIDED, HOWEVER, that such consent shall not be required where such release or announcement is required by applicable law or the rules or regulations of a securities exchange, in which event the party so required to issue such release or announcement shall endeavor, wherever possible, to furnish an advance copy of the proposed release to the other parties.

SECTION 10.10 WAIVER. Except as otherwise expressly provided in this Agreement, neither the failure nor any delay on the part of any party to exercise any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise or waiver of any such right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege available to each party at law or in equity.

SECTION 10.11 PARTIES IN INTEREST. This Agreement (including the documents and instruments referred to herein) is not intended to confer upon any Person, other than the parties hereto and their successors and permitted assigns, any rights or remedies hereunder, except that the parties hereto agree and acknowledge that the agreements and covenants contained in Section 6.2(d) are intended for the direct and irrevocable benefit of the director of PVY specified therein, and that the agreements and covenants contained in Section 9.1 are intended for the direct and irrevocable benefit of the Indemnified Parties described therein and their respective heirs or legal representatives (such director or Indemnified Party, a "Third Party Beneficiary"), and that each such Third Party Beneficiary, although not a party to this Agreement, shall be and is a direct and irrevocable third party beneficiary of such agreements and covenants and shall have the right to enforce such agreements and covenants against SUG in all respects fully and to the same extent as if such Third Party Beneficiary were a party hereto.

SECTION 10.12 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur to a party in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that any party shall be entitled to an injunction or injunctions to prevent breaches of this agreement by any other party and to enforce specifically, to the fullest extent available, the terms and provisions hereof, including each party's obligation to close, in any court of the United States or any state having jurisdiction, this being in addition to any other right or remedy to which any party is entitled at law or in equity.

SECTION 10.13 SECTION AND PARAGRAPH HEADINGS. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 10.14 AMENDMENT. This Agreement may be amended only by an instrument in writing executed by the parties hereto.

SECTION 10.15 ENTIRE AGREEMENT. This Agreement, the exhibits, annexes and schedules hereto and the documents specifically referred to herein and the Confidentiality Agreement constitute the entire agreement, understanding, representations and warranties of the parties hereto with respect to the subject matter hereof and supersede all prior agreements with respect thereto.

SECTION 10.16 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                     [SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.




                             SOUTHERN UNION COMPANY



                                 By:      /S/  PETER H. KELLEY
                                 Name:    Peter H. Kelley
                                 Title:   President and Chief Operating Officer



                                 GUS ACQUISITION CORPORATION



                                 By:      /S/  PETER H. KELLEY
                                 Name:    Peter H. Kelley
                                 Title:   President




                                 PROVIDENCE ENERGY CORPORATION



                                 By:      /S/  JAMES H. DODGE



                                 Name:    James H. Dodge
                                 Title:   Chief Executive Officer

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                              SOUTHERN UNION COMPANY


                             FOR THE AUGUST 29, 2000
                         SPECIAL MEETING OF STOCKHOLDERS



The undersigned hereby appoints George L. Lindemann and Peter H. Kelley, or either of them, with power of substitution in each, proxies for the undersigned, to represent the undersigned and to vote all the Common Stock of the Company which the undesigned would be entitled to vote, as fully as the undersigned could vote and act if personally present, at the Special Meeting of Stockholders to be held on August 29, 2000 at 2:00 p.m., Central Time, in Southern Union's offices at Lavaca Plaza, 504 Lavaca Street, Austin, Texas or at any adjournment or postponement thereof.

The Proxies are authorized to vote in their discretion upon all matters properly brought before the meeting, including any matter of which Management was not aware a reasonable time before the solicitation of this proxy. The Board of directors recommends a vote "FOR" each proposal.

                    CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[SEE REVERSE SIDE]                                           [SEE REVERSE SIDE]

--------------------------------------------------------------------------------
                                  DETACH HERE


[X]  Please mark votes as in this example.

--------------------------------------------------------------------------------

1. To approve and adopt, separately and jointly: the Agreement of Merger between Southern Union Company and Fall River Gas ("Fall River Gas"), whereby Fall River Gas will merge with and into Southern Union; and the Agreement and Plan of Merger between Southern Union, GUS Acquisition Corporation, a wholly owned subsidiary of Southern Union ("GUS") and Providence Energy Corporation ("ProvEnergy"), whereby GUS will be merged with and into ProvEnergy with ProvEnergy becoming the surviving corporation and a wholly owned subsidiary of Southern Union, whereupon ProvEnergy will adopt and effect plans of merger whereby each of North Attleboro Gas Company, a Massachusetts corporation and Providence Gas Company, a Rhode Island corporation, each of which is a subsidiary of ProvEnergy, will be merged with and into ProvEnergy, and Southern Union will adopt and effect an agreement and plan of merger whereby ProvEnergy will be merged into Southern Union.

FOR       AGAINST      ABSTAIN           MARK HERE FOR ADDRESS CHANGE    / /
/ /        / /          / /              AND NOTE AT LEFT


-------------------------------------------          -------------------------
                SIGNATURE                                      DATE

Please return your signed proxy at once in the enclosed envelope which requires no postage if mailed in the United States, even though you expect to attend the meeting in person.

Please date and sign below. If joint account, each owner should sign. When signing in a representative capacity, please give title. Please sign here exactly as name appears to the left.